  As filed with the Securities and Exchange Commission on March 8, 1999

                                                Registration No. 333-43033

                   SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, DC  20549

                   POST EFFECTIVE AMENDMENT NO. 1 TO
                               FORM S-1
                       REGISTRATION STATEMENT
                                UNDER
                      THE SECURITIES ACT OF 1933

                    WORLD MONITOR TRUST-SERIES A

          (Exact Name of Registrant as Specified in its Charter)

   Delaware                    6799                       13-3985040
(State of           (Primary Standard Industrial        (I.R.S. Employer
 Organization)        Classification Code Number)     Identification Number)

                   One New York Plaza, 13th Floor
                   New York, New York  10292-2013
                          (212) 214-1000

                   (Address and telephone number of
                registrant's principal executive offices)
                         ___________________
                      Thomas M. Lane, President
              Prudential Securities Futures Management, Inc.
                       One New York Plaza, 13th Floor
                       New York, New York  10292-2013
                            (212) 214-1000
         (Name, address and telephone number of agent for service)
                          __________________
                              Copies to:
                         Fred M. Santo, Esq.
                        Rosenman & Colin LLP
                         575 Madison Avenue
                       New York, New York 10022
                          (212) 940-8800
__________________
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act
of 1933, check the following box.    /x/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                  WORLD MONITOR TRUST-SERIES A
      Cross Reference Sheet Pursuant to Item 501(b) of Regulation S-K
         Showing Location in Prospectus of Items Required in Form S-1

        Form S-1 Item                     Location in Prospectus
1.  Forepart of the Registration
    Statement and Outside Front
    Cover Page of Prospectus              Outside Front Cover Page

2.  Inside Front and Outside              Inside Front and Outside
    Back Cover Pages of Prospectus        Back Cover Pages; Additional
                                          Information

3.  Summary Information, Risk Factors
    and Ratio of Earnings to Fixed        Summary of the Prospectus; Risk
    Charges                               Factors

4.  Use of Proceeds                       The Offering

5.  Determination of Offering Price       The Offering

6.  Dilution                              N/A

7.  Selling Security Holders              N/A

8.  Plan of Distribution                  How to Subscribe, Exchange,
                                          and Redeem Interests; The Offering

9.  Description of Securities to
    Be Registered                         Summary of Agreements--Trust Agreement

10. Interests of Named Experts and
    Counsel                               Experts

11. Information with Respect to the       Structure of the Trust;
    Registrant                            Financial Statements

12. Disclosure of Commission Position
    on Indemnification for Securities     Summary of Agreements--Trust
    Act Liabilities                       Agreement--Indemnification

                     WORLD MONITOR TRUST

Series A ($34,000,000), Series B ($33,000,000), and Series C ($33,000,000)

   Minimum Initial Purchase       $5,000 or $2,000 (for IRAs only)
                                  in one or more series
   Minimum Per Series             $1,000
   Minimum Additional Purchases   $100 per series

              --------------------------------

Each series trades speculatively in a diversified portfolio of futures, forward (including interbank foreign currencies), and/or options
contracts.   Interests in each series are being separately offered. The assets of each series are segregated from the other series. Each series is separately valued and independently managed. Each week you may purchase additional interests, exchange your interests in one series for
interests in another series, or redeem your interests.   Interests are
priced at their net asset value as of the end of each week, but may fluctuate between the submission date and the actual purchase date.

Series    Trading Advisor                      Trading Program(s)
  A       Eagle Trading Systems, Inc.          Eagle-FX and Global Systems
  B       Eclipse Capital Management, Inc.     Global Monetary Program
  C       Hyman Beck & Company, Inc.           Asset Allocation Portfolio

--These are speculative securities. Before you decide whether to invest, read this entire prospectus carefully and consider the "Risk Factors" section that begins on page 15. In particular, you should be aware that:

  - Futures, forward, and options trading is speculative, volatile, and highly leveraged
  - You could lose a substantial portion, or even all, of your investment
  -  Past performance is not necessarily indicative of future results
  -  Each series relies on its trading advisor for success
  - Your annual tax liability for taxable Trust income will exceed distributions to you
  - If you redeem an interest in any series during the first 12 full months following the effective date of the purchase of that interest, you will be charged a redemption fee except in defined circumstances
  - The fixed expenses of each series requires gains of 5% per annum to break even. This break even amount increases if you have to pay redemption fees
  - Transfers are restricted, the interests are not exchange listed, and no other secondary market exists for the interests

--You are required to make representations and warranties in connection with this investment. You are encouraged to discuss this investment with your individual financial, legal, and tax advisors.

--Your liability will not exceed your investment in a series

            ------------------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE
MERITS OF PARTICIPATING IN THE TRUST NOR HAS SUCH COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.

            ------------------------------------

PRUDENTIAL SECURITIES                PRUDENTIAL SECURITIES
   INCORPORATED                        FUTURES MANAGEMENT, INC.
Selling Agent and                    Managing Owner and Sponsor
  Clearing Broker

       The date of this prospectus is April __, 1999

COMMODITY FUTURES TRADING COMMISSION ("CFTC")
        RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR
FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A
COMMODITY POOL.  IN SO DOING, YOU SHOULD BE AWARE
THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD
TO LARGE LOSSES AS WELL AS GAINS.  SUCH TRADING
LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF
THE POOL AND CONSEQUENTLY THE VALUE OF YOUR
INTEREST IN THE POOL.  IN ADDITION, RESTRICTIONS ON
REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW
YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO
SUBSTANTIAL CHARGES FOR MANAGEMENT AND ADVISORY
AND BROKERAGE FEES.  IT MAY BE NECESSARY FOR THOSE
POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE
SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR
EXHAUSTION OF THEIR ASSETS.  THIS DISCLOSURE
DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH
EXPENSE TO BE CHARGED THIS POOL AT PAGES 96 TO 99 AND
A STATEMENT OF THE PERCENTAGE RETURN NECESSARY
TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF
YOUR INITIAL INVESTMENT AT PAGE 14.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS
AND OTHER FACTORS NECESSARY TO EVALUATE YOUR
PARTICIPATION IN THIS COMMODITY POOL.  THEREFORE,
BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY
POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE
DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL
RISK FACTORS OF THIS INVESTMENT AT PAGES 15 TO 21.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY
POOL MAY TRADE FOREIGN FUTURES OR OPTIONS
CONTRACTS.  TRANSACTIONS ON MARKETS LOCATED
OUTSIDE THE UNITED STATES, INCLUDING MARKETS
FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE
SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR
DIMINISHED PROTECTION TO THE POOL AND ITS
PARTICIPANTS.  FURTHER, UNITED STATES REGULATORY
AUTHORITIES MAY BE UNABLE TO COMPEL THE
ENFORCEMENT OF THE RULES OF REGULATORY
AUTHORITIES OR MARKETS IN NON-UNITED STATES
JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY
BE EFFECTED.

--You should rely only on the information contained in this prospectus or incorporated by reference (all of which legally form a part of the prospectus). We have not authorized anyone to provide you with information that is different.

--There is no guarantee that information in this prospectus is correct as of any time after the date appearing on the cover.

--This prospectus must be accompanied by a recent monthly report of the Trust.

--Prudential Securities Incorporated (referred to as Prudential Securities) and any additional sellers must deliver any supplemented or amended prospectus issued by the Trust.

--This prospectus is not an offer to sell, nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

--World Monitor Trust is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, and is not subject to the regulations under that Act.

--You should not invest more than 10% of your "liquid" net worth
(exclusive of home, furnishings, and automobiles in the case of individuals; or readily marketable securities in the case of entities) in any series of the Trust or in the Trust as a whole.

--IRA, 401(k), or ERISA plans should not invest more that 10% of their assets in the Trust.

                     TABLE OF CONTENTS

CFTC RISK DISCLOSURE STATEMENT                                    2
SUMMARY OF THE PROSPECTUS                                         5
     Selected Financial Information                              12
     Summary Of Fees And Expenses                                13
     Projected Twelve-Month Break-Even Analysis                  14
RISK FACTORS                                                     15
     Performance Risks                                           15
     Trading Risks                                               16
     Trading Advisor Risks                                       18
     Trust And Offering Risks                                    19
     Tax Risks                                                   20
     Regulatory Risks                                            21
ACTUAL AND POTENTIAL CONFLICTS OF INTEREST                       22
STRUCTURE OF THE TRUST                                           24
PERFORMANCE OF EACH SERIES                                       25
SERIES A                                                         38
     Eagle Trading And Its Principals                            38
     Eagle Trading's Trading Systems                             39
     Eagle Trading's Past Performance For All Of Its Clients     42
SERIES B                                                         47
     Eclipse Capital And Its Principals                          47
     Eclipse Capital's Trading System                            48
     Eclipse Capital's Past Performance For All Of Its Clients   51
SERIES C                                                         57
     Hyman Beck And Its Principals                               57
     Hyman Beck's Trading System                                 58
     Hyman Beck's Past Performance For All Of Its Clients        64
TRADING LIMITATIONS AND POLICIES                                 71
DESCRIPTION OF THE TRUST, TRUSTEE, MANAGING OWNER,
     AND AFFILIATES                                              73
DUTIES AND COMMITMENTS OF THE MANAGING OWNER                     83
FIDUCIARY RESPONSIBILITIES                                       85
THE OFFERING                                                     86
WHO MAY SUBSCRIBE                                                90
HOW TO SUBSCRIBE FOR, REDEEM, AND EXCHANGE INTERESTS             94

FEES AND EXPENSES                                                96
     Charges Paid By The Trust                                   96
     Charges Paid By Prudential Securities Or Its Affiliates     99
     Charges Paid By Limited Owners                              99
     Projected Twelve-Month Break-Even Analysis                  99
SUMMARY OF AGREEMENTS                                           100
     Advisory Agreements                                        100
     Brokerage Agreement                                        101
     Trust Agreement                                            102
THE FUTURES MARKETS                                             111
HOW MANAGED FUTURES FIT INTO A PORTFOLIO                        115
FEDERAL INCOME TAX CONSEQUENCES                                 118
LEGAL MATTERS                                                   121
ADDITIONAL INFORMATION                                          121
EXPERTS                                                         121
GLOSSARY OF TERMS                                               122
INDEX TO CERTAIN FINANCIAL INFORMATION                          127
FINANCIAL STATEMENTS                                            128
     Trust - Series A                                           128
     Trust - Series B                                           136
     Trust - Series C                                           144
     Managing Owner                                             152
     Diversified Futures Trust I                                157
EXHIBIT A - FORM OF SECOND AMENDED AND RESTATED
     TRUST AGREEMENT                                            A-1
EXHIBIT B - FORM OF REDEMPTION REQUEST                          B-1
EXHIBIT C - FORM OF EXCHANGE REQUEST                            C-1
EXHIBIT D - FORM OF SUBSCRIPTION AGREEMENT                      D-1
     State Suitability Requirements                             D-11

                     SUMMARY OF THE PROSPECTUS

This summary outlines certain important aspects of an investment in Series A, Series B, and/or Series C. You are referred to the Glossary beginning on page 122 for the definition of any term you may not understand.

The Trust

The Trust was formed as a Delaware Business Trust on December 17, 1997, with separate series of interests.
Its term expires on December 31, 2047. Early termination is possible. The principal offices of the Trust and Prudential Securities Futures
Management, Inc. (referred to as the managing owner) are located at One New York Plaza, 13th floor, New York, New York 10292-2013 and their telephone number is (212) 778-7866.

The Series

The Trust's interests are offered in three separate and distinct series: Series A, Series B, and Series C.
Each series:

-- Engages in the speculative trading of a diversified portfolio of futures, forward (including interbank foreign currencies), and/or options contracts and may, from time to time, engage in cash and spot transactions.

--Has a one-year renewable contract with its own independent professional trading advisor that manages 100% of that series' assets and makes the trading decisions for that series.

--Trades and accounts for its assets separately from the other series and the other Trust assets.

--Segregates its assets from the other
series and maintains separate, distinct records.

--Calculates the net asset value (referred to as NAV) of its interests separately from the other series.

--Has an investment objective of increasing the value of your interests over the long term (capital appreciation), while controlling risk and volatility.

Performance Of Each Series

Each series began trading on June 10, 1998.

                       Series A          Series B         Series C

NAV on 6/10/98         $6,039,177        $5,709,093       $5,706,177

NAV on 12/31/98        $10,810,746       $11,400,257      $11,293,205

NAV per interest
 on 6/10/98            $100              $100             $100

NAV per interest
 on 12/31/98           $98.31            $111.98          $104.22

Series A

Trading for Series A is directed by Eagle Trading System, Inc.
(referred to as Eagle Trading). Eagle Trading has been operating its trading systems since 1993. As of December 31, 1998, Eagle Trading had approximately $665 million in investor funds under management.
Eagle Trading directs trading for 100% of Series A's assets, which, in turn, are allocated 50% to its Eagle-Global System and 50% to its Eagle-FX System. Series A trades a diversified portfolio with a foreign exchange focus, assuming sufficient market opportunities in the FX markets exist. See "SERIES A."

Series B

Trading for Series B is directed by Eclipse Capital
Management, Inc. (referred to as Eclipse
Capital). Eclipse Capital has been operating its trading systems since August 1, 1986. As of December 31, 1998, Eclipse Capital had approximately $357 million in investor funds under management.
Eclipse Capital directs trading for 100% of Series B's assets according to its Global Monetary Program. Series B trades a diversified portfolio with a financial instrument focus, assuming sufficient market opportunities in the financial instrument markets exist. See "SERIES B."

Series C

Trading for Series C is directed by Hyman Beck &
Company, Inc. (referred to as Hyman Beck). Hyman Beck has been operating its trading systems since March 1991. As of December 31, 1998, Hyman Beck had approximately $319 million in investor funds under management. Hyman Beck directs trading for 100% of Series C's assets according to a modified and up-leveraged version of its Asset Allocation Program. Series C trades a portfolio diversified among several markets. See "SERIES C."

Risk Factors To Consider

Interests in each series are speculative securities, and an investment in any series of the Trust involves a high degree of risk. You should be aware that the following risks, listed in descending order of significance, apply to each series.

-Futures, forward, and options trading is speculative, volatile, and highly leveraged - you could lose a substantial portion or even all of your investment.

-The trading advisors' programs may not perform for each series as they have performed in the past - you should not rely on past performance to predict the results of an investment in a series.

-Each series is traded by a single advisor rather than dispersing the risk among several advisors - if that advisor does not trade well, that series will not be profitable. There is no guarantee that any series will meet its intended objective.

-Your annual tax liability for taxable Trust income will exceed cash distributions to you from the Trust.

-If you redeem an interest in any series during the first 12 full months following the effective date of your purchase, you will be charged a redemption fee (4% in the first 6-month period, 3% in the second 6-month period) unless you exchange that interest for an interest in another series or you invest your redemption proceeds in another fund sponsored by the managing owner. If at the time of your redemption you have subscribed for at least $5,000,000 of interests, the redemption fee, if applicable, may be waived.

-Each series has large fixed expenses. We estimate that each series' gains from trading and interest income must be 5% per annum in order to break even. This break even amount increases if you have to pay redemption fees.

-Although the Trust offers weekly purchase, exchange, and redemption rights, liquidity is limited because of transfer restrictions and the absence of any exchange listing or secondary trading market for the interests of any series.

-Actual and potential conflicts of interest exist among Prudential Securities, the managing owner, and the trading advisors. For example, conflicts related to the brokerage fee and effecting transactions or trading for their own accounts and other accounts may create an incentive for Prudential
Securities, the managing owner, and the trading advisors to benefit themselves rather than you, the investor.

-You will have limited voting rights and no control over the Trust's business.

-Although an investment in the series is designed to diversify your portfolio, we cannot assure you that diversification will create profits for you.

The Trustee

Wilmington Trust Company, a Delaware banking corporation, is the Trust's sole trustee (referred to as the trustee). The trustee delegated to the managing owner all of the power and authority to manage the business and affairs of the Trust and has only nominal duties and liabilities to the Trust.

The Managing Owner

The managing owner is a wholly-owned subsidiary of Prudential
Securities and it:

-Administers the business and affairs of each series (excluding commodity trading decisions, except in certain limited, and essentially emergency, situations).

-Makes a contribution to each series necessary to maintain at least a 1% interest in the profits and losses of each series at all times.

-Has accepted responsibility for the obligations of any series whose liabilities exceed its assets.

Prudential Securities

Prudential Securities, the parent company of the managing owner, is the Trust's selling agent and clearing broker.

Its affiliates also indirectly engage in foreign currency forward transactions with the various series for a profit. Because of Prudential Securities' affiliation with the managing owner, these arrangements were not negotiated at arm's length.

All compensation to Prudential Securities and its affiliates will be within the limits of the guidelines for the registration of commodity pool programs imposed by the various state regulators referred to as NASAA guidelines.

Limitation Of Liabilities

The debts, liabilities, obligations, claims, and expenses of a particular series are charged against the assets of that series only and not against the assets of the Trust generally or against the assets of any other series.

Liabilities You Assume

You cannot lose more than your investment in any series, and you are not subject to the losses or liabilities of any series in which you have not invested. We have received opinions of Rosenman & Colin LLP, counsel to the Trust, and Richards, Layton & Finger, P.A., special Delaware counsel to the Trust and the trustee, that creditors of and equity holders in any particular series have recourse only to the assets of that series and to the assets of the managing owner and not to the assets of any other series, provided that certain requirements are met, including, without limitation, treating each series as separate from the other series. See the "Liabilities" section in the Trust Agreement for a more complete explanation.

Who May Subscribe

To subscribe in the interests of any series:

-You must generally have a net worth (exclusive of home, home furnishings, and automobiles) of at least $150,000 or a net worth, similarly calculated, of at least $45,000 and an annual gross income of at least $45,000, although several states impose higher requirements - see the "State Suitability Requirements" section in the Subscription Agreement, Exhibit D to this prospectus.

-You may not invest more than 10% of your liquid net worth in any series or combination of series.

-IRA and 401(k) accounts and other employee benefit plans are subject to special suitability requirements.

-If you invest $5,000,000 or more, you may receive either a discount on the purchase price and/or have the redemption fees waived if you redeem your interests prior to the expiration of 12 full months from the effective date of your purchase of the interests being redeemed.

What You Must Understand
Before You Subscribe

You should not subscribe for interests unless you understand:

-The fundamental risks and possible financial hazards of this investment.

-The trading strategies to be followed in the series you invest in.

-The tax consequences of your investment in the series.

-That if you decide to sell securities in your Prudential Securities account to subscribe for interests, you may have income tax consequences from that sale.

-The fees and expenses to which you will be subject.

-Your rights and obligations as a limited owner.

Your Minimum Subscription And Interest Pricing

Minimum required subscriptions and interest prices are as follows:

-Your minimum initial purchase is $5,000, unless you are an IRA account in which case it is $2,000.

-You may purchase interests in all or any combination of series so long as your total minimum subscription amount is satisfied, but your minimum initial purchase in any one series must be at least $1,000.

-Each series' interests are offered and sold at their weekly net asset value, and if you are an existing limited owner you may purchase additional interests in increments of $100.

-No front-end sales charges or selling commissions are charged. No series' net asset value is diluted by the Trust's organization and offering expenses because Prudential Securities or an affiliate is responsible for their payment.

How To Subscribe

To subscribe for and be permitted to purchase any series' interests:

-You must complete and sign a Subscription Agreement (Exhibit D).

-You are required to have a securities account with Prudential Securities (or with another brokerage firm, which is referred to as an Additional Seller) and to have funds in that account equal to the amount of your purchase at the time you subscribe.

-You must subscribe in cash.

-You must meet the established application time deadlines.

You may revoke your subscription only within five business days after you submit a Subscription Agreement to Prudential Securities (or an additional seller), and you may not revoke it after that time. The managing owner may reject any subscription in whole or in part for any reason.

How The Offering Works

Interests in each series will be sold once each week until each series' subscription maximum - the total amount of interests registered for sale with the SEC - has been issued, either through sale or exchange. For purposes of describing the purchase, exchange, and redemption of interests, the following terms are used:

-Dealing day means the first business day of each week.

-Valuation point means the close of business on Friday of each week.

The sale price, or net asset value per interest, is set at a valuation point, and subscriptions for new interests become effective on a dealing day. Generally, therefore, interests are priced at the close of business on a Friday, and new purchases become effective on the following Monday at that price. To purchase interests, you must submit your Subscription Agreement (Exhibit D) at least five business days (or two business days if you are an existing investor purchasing additional interests of a series you currently own) before any given dealing day, and additional time may be required before your subscription is approved by the managing owner. Due to this waiting period, the purchase price of your interests is not fixed on the date you submit your subscription but is finalized on the valuation point immediately preceding the dealing day on which your purchase is eligible to become effective. There may be a considerable difference between the net asset value of an interest on the date you submit your subscription and the dealing day on which your purchase becomes effective.

Exchange Of Interests

Interests you own in one series may be exchanged for interests of one or more other series for as long as the interests in the series for which exchange is being made are offered for sale. To make an exchange, you must complete an Exchange Request (Exhibit C). You must submit your Exchange
Request at least five business days before any given dealing day, and the exchange must be approved by the managing owner. Exchanges are made at the applicable series' then-current net asset values per interest (which include, among other things, accrued but unpaid incentive fees due to those series' trading advisors) at the valuation point immediately preceding the dealing day on which your exchange is eligible to become effective. Exchanges, like subscriptions, are subject to changes in net asset value per interest between the date you submit an Exchange
Request and the dealing day on which your exchange becomes effective.
The exchange of interests is treated as a redemption of interests in one series (with the related tax consequences) and the simultaneous purchase of interests in the series you exchange into. See "FEDERAL INCOME
TAX CONSEQUENCES."  No "exchange" charge is imposed.

Segregated Accounts/Interest Income

Except for that portion of each series' assets used as margin to maintain that series' forward currency contract positions, the proceeds of the offering for each series are deposited in cash in separate segregated trading accounts maintained for each series at Prudential Securities in accordance with CFTC regulatory requirements.
Prudential Securities credits each series with 100% of the interest earned on its average net assets (other than those assets held in the form of U.S. Government securities) on deposit with Prudential Securities each week. Currently, this amount is estimated to be the federal funds rate.

Use Of Proceeds

100% of each series' offering proceeds will be used for that series' trading activities.

Transfer Of Interests

The Trust Agreement restricts the transferability and assignability of the interests of each series. There is not now, nor is there expected to be, a primary or secondary trading market for the interests of any series.

Redemption Of Interests

Interests you own in a series may be redeemed (sold back to the Trust) in whole or in part. Redemptions are made each week at the beginning of the dealing day.
To redeem your interests, you must deliver your Redemption Request at least two business days prior to a given dealing day. Redemptions are made at the net asset value per interest (which includes, among other things, accrued but unpaid incentive fees due to that series' trading advisor) on the valuation point immediately preceding the dealing day on which your redemption is eligible to become effective (sometimes referred to as the redemption price). Redemptions are subject to changes in net asset value between the date you deliver your Redemption Request and the dealing day on which your redemption becomes effective.

Redemption Fees

If you redeem interests in any series on or before the end of 12 full months following the effective date of purchase of the interests being redeemed, you will be charged redemption fees, as follows:

Redemption Date                           Redemption Fee
Prior to six full months                  4% of redemption price
from effective date of purchase

At least six but less than 12 full        3% of redemption price
months from the effective date
of purchase

Redemption fees are paid to the managing owner.
Redemption fees are not charged and may be waived if your aggregate subscriptions to all series total at least $5 million.

Distributions

Because the managing owner does not intend to make ongoing distributions, your income tax liability for the profits of any series in any year in which you have invested will exceed any distributions you receive from that series.

Income Tax Consequences

Based on the facts set forth in this prospectus, the managing owner's representations, and under current federal income tax law, we have obtained an opinion of Rosenman & Colin LLP to the effect that each series in the Trust is treated as a partnership.

As long as each series is treated as a partnership for federal income tax purposes, the Trust and each series in the Trust is not subject to any federal income tax as an entity. Instead, as a limited owner, only you will recognize taxable income in an amount equal to your allocable share of trading profits and other income generated from the series in which you have purchased interests (whether or not any cash is distributed to you by the Trust). Your ability to deduct any losses which may be incurred and the expenses relating to the Trust's trading activities may be subject to significant limitations. The excess of a series' capital losses over capital gains is deductible by you if you are a non-corporate limited owner only against your capital gain income each year (and up to $3,000 per year against your ordinary income). Furthermore, special tax risks apply if you are a tax-exempt limited owner or a non-U.S. investor.

Reports

During the year, you will receive unaudited monthly reports and an annual financial statement audited and certified by the Trust's independent public accountants. You also will be provided with appropriate information to permit you to file your federal and state income tax returns.

Fiscal Year

January 1 through December 31.

Financial Information

Financial information concerning the Trust and the managing owner is set forth under "FINANCIAL STATEMENTS."

                   Selected Financial Information
                            (unaudited)

                                Period from June 10, 1998
                              (Commencement of Operations)
                                 to December 31, 1998

                               Series A     Series B      Series C

Total Assets                  10,904,807    11,558,059    11,384,130
Total Liabilities                 94,061       157,802        90,925
Total Trusts' Capital         10,810,746    11,400,257    11,293,205
Total Income                     343,726     1,732,093     1,011,204
Net Income (Loss)               (171,858)    1,059,653       465,857
Net Asset Value Per Interest       98.31        111.98        104.22
Net Income (Loss) Per
 Weighted Average Interests        (1.96)        13.06          5.80

                    Summary Of Fees And Expenses
                      Fees Paid By The Trust

-Brokerage Fee - an annual percentage of each series' net asset value:
      Series A:  7.75%
      Series B:  7.75%
      Series C:  7.75%

Prudential Securities receives this amount for brokerage services it renders for out-of-pocket trading costs it incurs and for assisting the managing owner. The brokerage fee is determined at the close of business each Friday, and the sum of the amounts determined each week is paid monthly.

Which equated to a per round-turn transaction for the period ended 12/31/98 of:
    Series A: $121
    Series B:  $48
    Series C:  $46

Differences in amounts per round-turn reflect estimated differences in frequency of trading, not higher per-trade costs. The managing owner does not believe that the round-turn rate for Series A will be the rate experienced in the future. Eagle, the trading advisor for Series A, slowly adds positions when if first begins trading an account. Eagle's trading volume is expected to increase and to produce a round-turn rate of approximately $54 in the future.

-Management Fee - an annual percentage of each series' net asset value:
    Series A:  2%
    Series B:  2%
    Series C:  2%

Each trading advisor receives a management fee for its trading advisory services. The management fee is determined at the close of business each Friday, and the sum of the amounts determined each week is paid monthly.

-Incentive Fee - a percentage of each series' new high net trading profits:
    Series A:  23%
    Series B:  20%
    Series C:  23%

Each trading advisor can receive an incentive fee for the profit (realized and unrealized) it achieves for a series. The incentive fee is determined as of the close of business on the last Friday of each calendar quarter but accrues weekly for purposes of determining a series' net asset value for each week.


                   Fees Paid By The Investors

-Redemption Fee - 4% or 3% of the net asset value of an interest:

The managing owner receives 4% and 3%, respectively, of the redemption price during the first and second successive six-month periods following the effective date of purchase. This fee is not charged if you effect an exchange or invest your redemption proceeds in another fund sponsored by the managing owner or if at the time of your redemption you have subscribed for at least $5,000,000 of interests.

    The above fees constitute all fees to be paid, either directly or indirectly, to Prudential Securities and/or its affiliates or to the trading advisors.


       Fees Paid By Prudential Securities Or Its Affiliates:

-Initial Organization And Offering Expenses
Approximately $250,000 per series and $60,000 per series each year during the continuing offering

Includes legal, accounting, filing, and printing expenses for the initial and continuing offering of interests


-Routine Operational/Administrative Expenses
Approximately $80,000 per series per year

Includes filing, accounting, photocopying, postage, and computer services expenses

-Routine Legal, Auditing, And Other Expenses
Approximately $60,000 per series per year

Includes expenses of third party service providers, such as the trustee

               Projected Twelve-Month Break-Even Analysis

The following is the projected twelve-month break-even analysis for each series after taking into account all fees and expenses (other than advisory incentive fees and extraordinary expenses which are impossible to predict). This analysis is expressed both as a dollar amount and as a percentage of a $5,000 initial investment:

                                SERIES A                   SERIES B                        SERIES C
Description of          Dollar        Percentage     Dollar        Percentage       Dollar       Percentage
Charges                 Break-Even    Break-Even     Break-Even    Break-Even       Break-Even   Break-Even
-----------------------------------------------------------------------------------------------------------
Brokerage
Fees                    $ 387.50         7.75%       $ 387.50         7.75%         $ 387.50       7.75%

Advisory Management
Fees                    $ 100.00         2.00%       $ 100.00         2.00%         $ 100.00       2.00%

Advisory Incentive
Fees (1)                    -              -              -             -               -            -
        Total           $ 487.50         9.75%       $ 487.50         9.75%         $ 487.50       9.75%

Less Estimated
Interest Income(2)      ($ 237.50)      (4.75%)      ($ 237.50)      (4.75%)        ($ 237.50)    (4.75%)

Estimated 12-Month
Break-Even Level
Without Redemption
Charges (3)(5)          $ 250.00         5.00%       $ 250.00         5.00%         $ 250.00       5.00%

Redemption Charges
(4)                     $ 150.00         3.00%       $ 150.00         3.00%         $ 150.00       3.00%

Estimated 12-Month
Break-Even Level
After Redemption
Charges (5)             $ 400.00     8.00%           $ 400.00         8.00%         $ 400.00       8.00%

-------------------
1 Advisory incentive fees are only paid on new high net trading profits. New high net trading profits are determined after deducting brokerage and advisory management fees and do not include interest income. Each series could pay advisory incentive fees in years in which the series breaks even, or even loses money, due to the quarterly, rather than annual, nature of such fees.

2 Each series is credited with 100% of the interest income earned on that series' assets, currently estimated to be the federal funds rate of approximately 4.75% per annum.

3 A redemption fee of 4% is assessed on an interest redeemed on or before the end of the sixth full month after the effective date of its purchase. A redemption fee of 3% is assessed on an interest redeemed after the end of the sixth, but on or before the end of the 12th, full month after its purchase. Redemption fees are not charged if you effect an exchange or if you invest your redemption proceeds concurrently in another fund sponsored by the managing owner.

4 Because this break-even analysis is a twelve-month computation, only the 3% redemption fee, which is imposed at the end of the twelve-month period, is used.

5 If this break-even analysis was separately computed for a $2,000 initial IRA account investment, the break-even percentages of 5% (without redemption charges) and 8% (after redemption charges) would be equally applicable to that investment.

                            RISK FACTORS

The Trust is a new venture in a high-risk business. An investment in the interests of each series is very speculative. You should not make an investment in any series before consulting with independent, qualified sources of investment advice. You should only make an investment if your financial condition permits you to bear the risk of a total loss of your investment. Moreover, to evaluate the risks of this investment properly, you must familiarize yourself with the relevant terms and concepts relating to commodities trading and the regulation of commodities trading which are discussed in this prospectus in the section captioned "THE FUTURES MARKETS."

                        Performance Risks

Past Performance Is Not Necessarily Indicative Of Future Performance

You must consider the uncertain significance of past performance, and you should not rely to a substantial degree on the trading advisors' or the managing owner's records to date for predictive purposes. You should not assume that any trading advisor's future trading decisions will create profit, avoid substantial losses or result in performance for the series comparable to that trading advisor's past performance. In fact, as a significant amount of academic study has shown, futures funds more frequently than not underperform the past performance records included in their prospectuses.

Because you and other investors will acquire, exchange, and redeem interests at different times, you may experience a loss on your interests even though the series in which you have invested in is profitable as a whole and even though other investors who invest in that series experience a profit. The past performance of any series may not be representative of each investor's investment experience in it.

Likewise, you and other investors will invest in different series managed by different trading advisors. Each series' assets are:

-Segregated from every other series' assets.
-Traded separately from every other series.
-Valued and accounted for separately from every other series.

Consequently, the past performance of one series has no bearing on the past performance of another series. You should not consider the past performance record of one series when deciding whether to invest in another series.

There Is No Protection Against The Loss Of Your Principal

You are not assured of any minimum return. This means you could lose your entire investment (including any undistributed profits), in addition to losing the use of your subscription funds for the period you maintain an investment in any series.

Performance Is Not Correlated To The Debt Or Equity Markets

We anticipate that over time each series' performance will not be similar to the performance of the general financial markets for equity and debt and will move up and down independently. For example, the net asset value of a series may rise or fall while general stock indices rise or while stock indices fall. Non-correlation is not, however, negative correlation. Negative correlation would mean that there is an inverse or opposite relationship between a series' performance and the performance of the general financial markets. Because of non-correlation, during certain periods a given series may perform in a manner very similar to, or different from, a more traditional portfolio, providing few, if any, diversification benefits.

The Series Have Limited Operating Histories

The series only commenced trading during June 1998.

                        Trading Risks

Futures, Forward, And Options Trading Is Volatile And Highly Leveraged

A principal risk in futures, forward, and options trading is volatile performance; i.e., potentially wide variations in daily, weekly, and monthly contract values. This volatility can lead to wide swings in the value of your investment. This risk is increased by the low margin normally required in futures, forward, and options trading, which provides a large amount of leverage; i.e., contracts can have a value substantially greater than their margin and may be traded for a comparatively small amount of money. Thus, a relatively small change in the market price of an open position can produce a disproportionately large profit or loss.

Options Trading Can Be More Volatile Than Futures Trading

Successful options trading requires a trader to assess accurately near-term market volatility, because that volatility is directly reflected in the price of outstanding options. Correct assessment of market volatility can therefore be of much greater significance in trading options than it is in many long-term futures strategies where volatility does not have so great an effect on the price of a futures contract.

Single-Advisor Funds Are More Volatile Than Multi-Advisor Funds

Each series functions like a single-advisor fund. In single-advisor funds, volatility may increase as compared to a fund where more than one advisor diversifies risk to a greater extent. To the extent a single advisor concentrates trading in one or only a few markets, volatility and risk increases further.

Futures, Forward, And Options Trading May Be Illiquid

Although each series generally purchases and sells actively traded contracts, we cannot assure you that orders will be executed at or near the desired price, particularly in thinly traded markets, in markets that lack trading liquidity, or because of applicable "daily price fluctuation limits," "speculative position limits," or market disruptions. Market illiquidity or disruptions could cause major losses.

Technical Trading Systems Require Trending Markets And Sustained
Price Moves To Be Profitable

Eagle Trading, Eclipse Capital, and Hyman Beck use primarily technical trading systems for many of their trading decisions. For any technical trading system to be profitable, there must be price moves or "trends" - either upward, downward, or level - in some commodities that the system can track and those trends must be significant enough to dictate entry or exit decisions. Trendless markets have occurred in the past, however, and are likely to recur. In addition, technical systems may be profitable for a period of time, after which the system fails to detect correctly any future price movements. Accordingly, technical traders may modify and alter their systems on a periodic basis. Any factor (such as increased governmental control of, or participation in, the markets traded) that lessens the prospect of sustained price moves in the future may reduce the likelihood that any commodity trading advisor's technical systems will be profitable.

The Large Number Of Existing Technical Traders Could Adversely
Affect Each Series

In recent years, there has been a substantial increase in the use of technical trading systems. Different technical systems will tend to generate different trading signals. However, the significant increase in the use of technical systems as a proportion of the trading volume in the particular markets included in each series' portfolio could result in traders attempting to initiate or liquidate substantial positions at or about the same time as a series' trading advisor, or otherwise altering historical trading patterns or affecting the execution of trades, all to the significant detriment of a series.

Discretionary Decision-Making May Result In Missed Opportunities Or
Losses

Each of the trading advisors' strategies involve some discretionary aspects in addition to their technical factors. For example, the trading advisors often use discretion in selecting contracts and markets to be followed. Discretionary decision making may result in a trading advisor's failing to capitalize on certain price trends or making unprofitable trades in a situation where another trader relying solely on a systematic approach might not have done so.

Trading On Exchanges Outside The U.S. May Be Riskier Than Trading
On U.S. Exchanges

All three series trade on non-U.S. exchanges as a component of their trading programs. Foreign exchanges, whether or not linked to a U.S. exchange, are not regulated by the CFTC or by any other U.S.
governmental agency or instrumentality and may be subject to regulations (i) that are different from those to which U.S. exchanges are subject and (ii) that provide less protection to investors than the U.S. regulations provide. Therefore, trading on non-U.S. exchanges may involve more risks than similar trading on U.S. exchanges.

The Unregulated Nature Of The Forward Markets Creates Counter-
Party Risks That Do Not Exist In Futures Trading

Unlike futures, forward contracts are entered into between private parties off an exchange, and are thus not subject to exchange regulations as to quantity, method of settlement, time for delivery, etc. In contrast to futures, forward contracts are not regulated by the CFTC or by any other U.S. government agency, and forward contracts are not guaranteed by an exchange or its clearinghouse. If a series were to take a position as a principal with a counterparty that fails, a default would most likely result, depriving that series of any profit potential or forcing the series to cover its commitments for resale, if any, at the then current market price.

Because each series executes its forward trading exclusively with Prudential Securities (and its affiliate, Prudential-Bache Global Markets Inc.) as principal, liquidity problems might be greater in a series' forward trading than they would be if trades were placed with and through a larger number of forward market participants. If governmental authorities impose exchange and credit controls or fix currency exchange rates, trading in certain currencies might be eliminated or substantially reduced, and the series' forward trading might be limited to less than desired levels.

Effect Of The European Monetary Union

The January 1, 1999 conversion of most European currencies to a single euro-currency, or market reaction to that conversion or to any nation's withdrawal from the European Monetary Union, may adversely affect the trading advisors' trading and investing opportunities. The conversion to a single euro-currency is a very significant and novel political and economic event, and there can be no certainty about the direct or indirect future effects on the European currency markets and, in turn, the Trust.

Potential Risk To Trading Or Reporting Of Results Because Of Year
2000 Problems

Many computer systems in use today cannot recognize the computer code for the year 2000, and therefore may revert to the year 1900 or some other date. This is commonly known as the "Year 2000 Problem" or the "Y2K Problem." The Trust has engaged third parties to perform primarily all of the services it needs. Accordingly, the Trust's Year 2000 problems, if any, are not its own but are those that center around the ability of the trustee, managing owner, Prudential Securities, trading advisors, and any other third party with whom the Trust has a material relationship (any such third party is referred to individually as a service provider, and collectively such third parties are referred to as the service providers) to address and correct problems that may cause their systems not to function as intended as a result of the Year 2000 Problem.

The Trust has received assurances from its managing owner, Prudential Securities, and each of its trading advisors that they anticipate being able to continue their operations without any material adverse impact from the Year 2000 Problem. Although other service providers have not made similar representations to the Trust, the Trust has no reason to believe that these service providers will not take steps necessary to avoid any material adverse impact on the Trust, though there can be no assurance that this will be the case. The costs or consequences of incomplete or untimely resolution of the Year 2000 Problem by the service providers, or by governments, exchanges, clearing houses, regulators, banks, and other third parties, are unknown to the Trust at this time, but could have a material adverse impact on the operations of the Trust. The managing owner will promptly notify the Trust's limited owners if it determines that the Year 2000 Problem will have a material adverse impact on the Trust's operations.

If the Year 2000 Problems are systemic, for example, if the federal government, the banking system, the exchanges, or the utilities are materially adversely affected, there may be no adequate contingency plan for the Trust to follow other than to suspend operations. If the Year 2000 Problems are related to one or more of the other service providers selected by the Trust, the Trust believes that each such service provider is prepared to address any Year 2000 Problems which arises that could have a material adverse impact on the Trust's operations.

                  Trading Advisor Risks

Each Series Relies On Its Trading Advisor For Success

The trading advisor for each series makes the commodity trading decisions for that series. Therefore, the success of each series largely depends on the judgment and ability of its trading advisor. We cannot assure you that a trading advisor's trading for any series will prove successful under all or any market conditions.

We Cannot Assure You That The Trading Advisors Or Their Trading
Strategies Will Continually Serve The Series

We cannot assure you that: (i) a trading advisor or the Trust will not exercise its rights to terminate an Advisory Agreement for a series under certain conditions, (ii) the Advisory Agreement with a trading advisor will be renewed on the same terms as the current Advisory Agreement for that trading advisor once it expires, or (iii) if any series retains a new trading advisor, that the new advisor will be retained on terms as favorable to the series as those negotiated with that series' current trading advisor or that the new advisor will be required to recoup any losses sustained by the prior advisor before the new advisor is entitled to receive incentive fees.

Each Trading Advisor's Past Performance Record Is Inconsistent

The performance records of each trading advisor reflect significant variations in profitability from period to period. See "SERIES A," "SERIES B," and "SERIES C."

Other Clients Of Each Trading Advisor May Compete With Each Series

Each trading advisor manages large amounts of other funds and advises other clients at the same time as it manages series assets; consequently, each series may experience increased competition for the same positions.

Possible Adverse Effects Of Increasing The Assets Under Each Trading Advisor's Discretion

No trading advisor has agreed to limit the amount of additional equity that it may manage. If a trading advisor accepts more equity than it has capacity for, the trading advisor's strategies may not function to create profit. "Capacity" is the amount that a trading advisor can trade effectively without exceeding its trading and risk management capabilities.

The Trading Approach For Series C Has A Limited Track Record

Hyman Beck utilizes a trading approach which has a limited past performance record on which you may rely. This trading approach has been tailored to Series C by being traded at 1.5 times normal leverage for a Hyman Beck account. To the extent that losses occur, you can expect losses to increase proportionately to the amount of leverage used. The same is true, however, with respect to profits.

The Use Of Multiple Strategies For Series C Interests May Affect Series C Profits Or Losses

Hyman Beck's Asset Allocation Portfolio, which is utilized for Series C interests, combines Hyman Beck's long-term technical, trend-following strategies with its technical, non-linear strategy. While the use of multiple strategies within the Asset Allocation Portfolio is expected to add diversification to Hyman Beck's overall trading approach on behalf of the Series C interests, the use of multiple strategies may also result in the taking of opposite positions from time to time in respect of certain futures interest contracts, which may reduce or eliminate profitable positions.

                     Trust And Offering Risks

You Will Have A Limited Ability To Transfer Your Interests, And Your Ability To Liquidate Your Interests May Be Impeded

There is not now, nor is there expected to be, any primary or secondary market for the interests. In addition, the Trust Agreement, included as Exhibit A, restricts your ability to transfer, assign, and redeem interests. You will be charged a redemption fee, unless certain conditions are met. These redemption fees, if applicable, will be paid to the managing owner.
If a substantial number of limited owners redeem their interests in a series, that series could be required to liquidate positions at unfavorable prices. However, redemptions in one series will not affect trading in any other series. Under extraordinary circumstances, such as an inability to liquidate positions, the Trust may delay redemption payments to you beyond the period specified in the Trust Agreement.

Each Series Will Have To Overcome Substantial Fixed Expenses In
Order To Break Even Each Year

Each series has substantial fixed overhead expenses. We estimate that each series' gains from trading must be 5% per annum in order to break even. This break even amount increases if redemption fees are imposed.

The Payment Of Quarterly Incentive Fees Does Not Assure Profits

Each series also pays its trading advisor a quarterly incentive fee based upon the new high net trading profits earned by that trading advisor on the net asset value of the series for which the trading advisor has trading responsibility. These profits include unrealized appreciation on open positions. Accordingly, it is possible that a series will pay an incentive fee on trading profits that do not become realized (in whole or in part). Each series' trading advisor will retain all incentive fees paid, even if that series incurs a subsequent loss after payment of any quarter's fees. Because incentive fees are paid quarterly, it is possible that an incentive fee may be paid during a year in which the net asset value per interest of a series ultimately declines from the outset because of losses occurring after the date of an incentive fee payment or because of the non-realization of profits on which an incentive fee was paid.

The Trust Is Subject To Conflicts Of Interest

A number of actual and potential conflicts of interest exist among the managing owner, Prudential Securities, Prudential Securities Group
Inc., and the trading advisors.  Conflicts involving (i) the brokerage fee,
(ii) effecting transactions or trading for their own accounts and other accounts, (iii) Prudential Securities' advising on redemptions, (iv) other commodity funds sponsored by Prudential Securities, (v) management of other accounts by the trading advisors, and (vi) engaging in forward transactions, may each create an incentive for Prudential Securities and its affiliates, the managing owner, and the trading advisors to benefit themselves rather than the limited owners. However, no specific policies regarding conflicts of interest have been adopted by the Trust or series.

You Have Limited Rights

You will exercise no control over the Trust's business. However, certain actions, such as termination or dissolution of a series, may be taken or approved upon the affirmative vote of limited owners holding interests representing at least a majority (over 50%) of the net asset value of the series (excluding interests owned by the managing owner and its affiliates).

Failure Of The Trust's Clearing Broker Or Other Counterparties

The Trust may be unable to recover its assets in the event of the bankruptcy of Prudential Securities, its clearing broker, or of any other counterparty with whom it trades.

                           Tax Risks

Your Tax Liability Is Anticipated To Exceed Distributions To You

For federal income tax purposes, the amount of your taxable income or loss for each taxable year of the Trust will be determined on the basis of your allocable share of ordinary income and loss generated from the series in which you have purchased interests, as well as capital gains and losses recognized by the series during each year. If the series in which you own interests has taxable income for a year, that income will be taxable to you in accordance with your allocable share of Trust income from that series, whether or not any amounts have been or will be distributed to you. If you are an employee benefit plan or an individual retirement fund or other tax-exempt limited owners, under certain circumstances all or part of such income will be taxable to you. Also, the series in which you have an interest might sustain losses offsetting its profits after the end of a year, so that if you did not redeem your interests as of such year-end, you might never receive the profits on which you have been taxed. The managing owner, in its discretion, will determine whether, and in what amount, the Trust will make distributions. There is no present intention to make distributions. Accordingly, it is anticipated that you will incur tax liabilities as a result of being allocated taxable income from any series in any year, even though you will not receive distributions of cash with which to pay such taxes.

Deductions Are Uncertain

Your ability to claim current deductions for certain expenses or losses, including capital losses of the series in which you have interests, is subject to various limitations.

Taxes And Economics May Not Match During A Calendar Year

The income tax effects of a series' transactions to you may differ from the economic consequences of those transactions to you during each calendar year.

Partnership Treatment Is Not Assured

The Trust has received an opinion of counsel from Rosenman & Colin
LLP to the effect that, under current federal income tax law, each series in the Trust will be treated as a partnership for federal income tax purposes, provided that (i) at least 90% of each series' annual gross income consists of "qualifying income" as defined in the Internal
Revenue Code and (ii) each series is organized and operated in accordance with its governing agreements and applicable law. The managing owner believes it is likely, but not certain, that each series will meet the income test. An opinion of counsel is subject to any changes in applicable tax laws and is not binding on the Internal Revenue Service or the courts.

If a series of the Trust were to be treated as a corporation instead of as a partnership for federal income tax purposes, (i) the net income of that series would be taxed at corporate income tax rates, thereby substantially reducing that series' profitability; (ii) you would not be allowed to deduct your share of losses of that series, and (iii) distributions to you, other than liquidating distributions, would constitute dividends to the extent of the current or accumulated earnings and profits of that series and would be taxable as such.

There Is The Possibility Of A Tax Audit

We cannot assure you that a series' tax returns will not be audited by a taxing authority or that an audit will not result in adjustments to the series' returns. If an audit results in an adjustment, you may be required to file amended returns and to pay additional taxes plus interest.

You are strongly urged to consult your own tax adviser and counsel about the possible tax consequences to you of an investment in the Trust. Tax consequences may differ for different investors, and you could be affected by future changes in the tax laws.

                          Regulatory Risks

Government Regulations May Change

Commodity pool regulations are constantly changing and there is no way to predict the impact of future changes on the Trust. In addition, future tax law revisions could have a materially adverse effect on the Trust. Concern has also been expressed about speculative pools of capital trading in the currency markets, because these pools have the potential to disrupt central banks' attempts to influence exchange rates. In the current environment, you must recognize the possibility that future regulatory changes may alter, perhaps to a material extent, the nature of an investment in any series of the Trust.

CFTC Registrations Could Be Terminated

If the Commodity Exchange Act registrations or National Futures
Association memberships of the managing owner, any of the trading advisors, or Prudential Securities are no longer effective, these entities would not be able to act for the Trust.

The foregoing risk factors are not a complete explanation of all the risks involved in purchasing interests in a fund that invests in the highly speculative, highly leveraged trading of futures, forwards, and options. You should read this entire prospectus before determining to subscribe for interests.

                ACTUAL AND POTENTIAL CONFLICTS OF INTEREST

While the managing owner, Prudential Securities and its affiliates, and the trading advisors seek to avoid conflicts of interest to any extent feasible and to resolve all conflicts that may arise equitably and in a manner consistent with their responsibilities to the Trust and the various series, no specific policies regarding conflicts of interest have been adopted by the Trust or any series. The following actual and potential conflicts of interest do exist.

Conflicts Related To The Payment of the Brokerage Fee To Prudential
Securities

The Fee May Not Be The Lowest Available Fee   Because the managing
owner is an affiliate of Prudential Securities, the fixed fee Prudential Securities receives is not the result of arm's-length negotiations, and the fixed fee may not be comparable to the fee each series would receive if the fee were negotiated with an unrelated party. Furthermore, other customers of Prudential Securities may pay commissions that are effec-tively lower than the fixed fee payable by a series (e.g., if Prudential Securities determines that the size of any such other account, the anticipated volume and frequency of its trading, and the costs associated with the servicing of that account, or any other reasons, justify a lower rate). To the extent that other brokers would charge lower commission rates than those charged by Prudential Securities, each series will pay effectively higher commissions for similar trades. However, the managing owner, in accordance with its obligation under the NASAA guidelines to seek the best price and services available for commodity brokerage transactions, believes that limited owners receive additional administrative benefits through the series' brokerage arrangements with Prudential Securities, as well as several benefits from investing in the Trust that might not otherwise be available to them for an investment as reasonable as the minimum investment in the Trust (e.g., limited liability, investment diversification, and administrative convenience).

Selection Of Trading Advisors May Benefit Prudential Securities The managing owner was responsible for selecting the trading advisors and will be responsible for selecting any new commodity trading advisors for any series. Because Prudential Securities receives the same fee regardless of how many transactions are effected for a series, the managing owner may have an incentive to select trading advisors that do not trade frequently, rather than trading advisors with better track records who do trade frequently. The Trust Agreement requires the managing owner to determine whether each series is receiving the best price and services available under the circumstances and whether the rates are competitive, and, if necessary, to renegotiate the fee structure to obtain such rates and services for the each series. In making the foregoing determinations, the managing owner may not rely solely on a comparison of the fees paid by other major commodity pools.

Prudential Securities Financial Advisors Have An Incentive To
Discourage Investor Redemptions Since Prudential Securities financial advisors get continuing compensation that is paid from the fixed fee paid to Prudential Securities, and such compensation is paid by Prudential Securities in proportion to the number of then outstanding interests for which each Financial Advisor provides ongoing services, Prudential Securities Financial Advisors have a financial incentive to advise you not to redeem interests in any series. However, Prudential Securities' Financial Advisors are expected to act in your best interests, notwithstanding any personal interests to the contrary.

The Trust's Foreign Exchange Dealer Is Not Independent

The Trust, acting through its trading advisors, may execute over-the-counter, spot, forward, and option foreign exchange transactions with Prudential Securities. Prudential Securities will then engage in back-to-back trading with an affiliate, Prudential-Bache Global Markets Inc. Because Prudential-Bache Global Markets Inc., Prudential Securities, and the managing owner are wholly owned subsidiaries of Prudential Securities Group Inc., the managing owner has an incentive to utilize Prudential Securities and Prudential-Bache Global Markets Inc. as the Trust's foreign exchange dealer and counterparty, even though other entities may offer better terms. However, as the managing owner has a fiduciary obligation to the Trust, the managing owner will not utilize affiliated entities for foreign exchange trading if the managing owner determines that it would not be in the best interest of the Trust to do so.

Other Activities Of Prudential Securities And The Managing Owner

The officers, directors, and employees of the managing owner and of Prudential Securities, and agents and correspondents of Prudential Securities, may from time to time trade in commodities for their own accounts and for the account of Prudential Securities itself. In addition, Prudential Securities is a futures commission merchant, handling customer business in commodities. Thus, Prudential Securities may effect transactions for itself, its officers, directors, employees or customers, agents or correspondents (or employees of such agents or correspondents), or the managing owner. These transactions might be effected when similar series trades are not executed or are executed at less favorable prices, or these persons or entities might compete with a series in bidding or offering on purchases or sales of contracts without knowing that series also is so bidding or offering. In very illiquid markets, such activities could adversely affect series transactions. Although you will not be permitted to inspect such persons' trading records in light of their confidential nature, the managing owner will have access to these records.

Management Of Other Accounts By The Trading Advisors

The trading advisors are permitted to manage and trade accounts for other investors (including other commodity pools) and to trade commodities for their own accounts and the accounts of their principals.
They will continue to be free to do so, so long as each trading advisor's ability to carry out its obligations and duties to the series for which it has trading responsibility under the Advisory Agreements is not materially impaired thereby. However, various conflicts may arise as a result.

Other Accounts Managed By The Trading Advisors Will Compete With
The Series The trading advisors might compete with the series in bidding or offering on purchases or sales of contracts through the same or a different trading program than that to be used by a series, and there can be no assurance that any such trades will be consistent with those of the series, or that the trading advisors or their principals will not be the other party to a trade entered into by any series. The trading advisor's management of other clients' accounts may increase the level of competition among other clients and a series for the execution of the same or similar transactions and affect the priority of order entry.

Trading Advisor May Receive Higher Compensation From Other
Clients Because the financial incentives of a trading advisor in other accounts managed by it may exceed any incentives payable by a series, the trading advisor might have an incentive to favor those accounts over a series in trading.

Positions Taken For Other Accounts Managed By The Trading Advisors
Can Affect The Series All open positions held in the accounts owned or controlled by a trading advisor and its principals and affiliates will be aggregated for purposes of applying speculative position limits in the U.S. Thus, a series might be unable to enter into or hold certain positions if such positions, when added to contracts held for other accounts of that series' trading advisor or for the trading advisor itself, would exceed the applicable speculative position limits.

                      STRUCTURE OF THE TRUST

The Trust was formed on December 17, 1997 as a Delaware Business
Trust with separate series, pursuant to the requirements of the Delaware Business Trust Act. The Trust's registered office is c/o Wilmington
Trust Company, Rodney Square North, 1110 North Market Street,
Wilmington, Delaware 19890. The Delaware Business Trust Act provides that, except as otherwise provided in the Trust Agreement, interest-holders in a Delaware Business Trust have the same limitation of liability as do shareholders of private, for-profit, Delaware cor-porations. The Trust Agreement confers substantially the same limited liability, and contains the same limited exceptions thereto, as would a limited partnership agreement for a Delaware limited partnership engaged in like transactions as the Trust. In addition, pursuant to the Trust Agreement, the managing owner of the Trust is liable for obligations of a series in excess of that series' assets. Limited owners do not have any such liability.

Overview Of The Series

The Trust's interests are offered in three separate series: Series A, B, and C. Each series engages in the speculative trading of a diversified portfolio of futures, forward (including interbank foreign currencies), and options contracts and may, from time to time, engage in cash and spot transactions. Each series has its own professional commodity trading advisor (sometimes referred to simply as a trading advisor, or collectively, the trading advisors) that manages 100% of that series' assets and makes that series' trading decisions. It is expected that between 15% and 40% of each series' assets normally will be committed as margin for commodities trading, but from time to time these percentages may be substantially more or less. See "TRADING
LIMITATIONS AND POLICIES."

The trading advisors for the series were selected based upon the managing owner's evaluation of each trading advisor's past performance, trading portfolios, and strategies, as well as how each trading advisor's performance, portfolio, and strategies complement and differ from the others'. The managing owner is authorized under the Advisory Agreements, however, to utilize the services of additional trading advisors for any series. For each of Series A, B, and C, the managing owner allocated 100% of the proceeds from the initial offering of each series' interests to the trading advisor for that series for commodities trading purposes. It is currently contemplated that each series' trading advisor will continue to be allocated 100% of additional capital raised from that series during the continuous offering of interests. The trading advisors are not affiliated with the Trust, the trustee, the managing owner, or Prudential Securities, but each of Eagle Trading, Eclipse Capital, and Hyman Beck does currently act as a commodity trading advisor to other public or private funds sponsored by Prudential Securities. If a trading advisor's trading reaches a level where certain position limits restrict its trading, that trading advisor will modify its trading instructions for the series and its other accounts in a good faith effort to achieve an equitable treatment of all accounts. None of the trading advisors or any of their principals currently have any beneficial interest in the Trust, but some or all of such persons may acquire such an interest in the future. For a summary of the Advisory Agreements between each trading advisor, the Trust, and the managing owner, see "SUMMARY OF AGREEMENTS-Advisory Agreements."

Description Of Sections To Follow

The pages that follow contain capsule summaries of each series' performance from inception to date in accordance with CFTC rules, a description of each series' trading advisor and its principals, and a general description of the trading strategies and trading portfolios each trading advisor employs in its trading on behalf of the Trust, along with past performance capsule summaries of all other accounts managed by the trading advisors for the five year period ending on December 31, 1998 in accordance with CFTC rules. The trading advisor descriptions were derived by the managing owner in part from information contained in each trading advisor's CFTC Disclosure Document, which each trading advisor itself prepared. Because the trading advisors' trading strategies are proprietary and confidential, the descriptions that follow are of necessity general in nature.

                   PERFORMANCE OF EACH SERIES

Set forth hereafter in summary form is the actual performance of each series from the start of trading on June 10, 1998 through December 31, 1998, along with a discussion and analysis by the managing owners of each series' performance.

The information in the capsules has not been audited. However, the managing owner represents and warrants that the capsules are accurate in all material respects. It should not be assumed that each series will experience results in the future that are comparable to the results experienced to date.


PAST PERFORMANCE FOR EACH SERIES IS FOUND ON PAGES 26 TO 37

               Past Performance Of Series A

     Capsule Performance of World Monitor Trust - Series A
           Commodity Trading Advisor: Eagle Trading

                      Rates of Return
               (Computed on a Daily Basis)

                   Month          1998
                 January
                 February
                 March
                 April
                 May
                 June             (1.12)%
                 July             (3.19)%
                 August            5.64%
                 September         1.58%
                 October          (2.65)%
                 November         (0.89)%
                 December         (0.82)%
                 Year to Date     (1.69)%

Name of Pool:          World Monitor Trust - Series A
Type of Pool:          Publicly-Offered
Start Date:            June 1998

Aggregate subscriptions:  $10,972,171*
Current net asset value
 per interest:            $98.31*

                         "Draw-down" means losses experienced by
                         the World Monitor Trust -Series A over a
                         specified period.
Largest monthly
  draw-down:             (3.19)% July 1998

                         "Largest monthly draw-down" means the
                         greatest percentage decline in net
                         asset value due to losses sustained by
                         the World Monitor Trust - Series A
                         from the beginning to the end of a
                         calendar month.

Largest peak-to-valley
 draw-down:              (4.30)%  October 1998 to December 1998

                         "Largest peak-to-valley draw-down" means the greatest cumulative percentage decline in month-end net asset value of World Monitor Trust - Series A due to losses sustained during a period in which the initial month-end net asset value of World Monitor Trust -
                         Series A is not equaled or
                         exceeded by a subsequent month-end net
                         asset value of World Monitor Trust - Series A.

                         "Rate of Return" is calculated daily by
                         dividing net performance by beginning equity.
                         The daily returns are then compounded to arrive at the rate of return for the month, which is in turn compounded to arrive at the rate of return for the year to date.

                         *As of December 31, 1998.

           Past Performance Is Not Necessarily Indicative Of Future Results

Management's Discussion And Analysis Of Financial Condition And
Results Of Operations - Series A

Liquidity And Capital Resources

Series A commenced operations on June 10, 1998 with gross proceeds of $6,039,177 allocated to commodities trading. Additional contributions raised through the continuous offering for the period June 10, 1998 (commencement of operations) through December 31, 1998 resulted in additional gross proceeds to Series A of $5,071,579. Additional interests of Series A will continue to be offered on a weekly basis at the net asset value per interest until the subscription maximum of $34,000,000 is sold.

At December 31, 1998, 100% of Series A's net assets was allocated to commodities trading. A significant portion of the net assets was held in cash which is used as margin for Series A's trading in commodities. Inasmuch as the sole business of Series A is to trade in commodities, Series A continues to own such liquid assets to be used as margin. Prudential Securities credits Series A monthly with 100% of the interest it earns on the average net assets in Series A's accounts.

The commodities contracts are subject to periods of illiquidity because of market conditions, regulatory considerations, and other reasons. For example, commodity exchanges limit fluctuations in certain commodity futures contract prices during a single day by regulations referred to as daily limits. During a single day, no trades may be executed at prices beyond the daily limit. Once the price of a futures contract for a particular commodity has increased or decreased by an amount equal to the daily limit, positions in the commodity can neither be taken nor liquidated unless traders are willing to effect trades at or within the limit. Commodity futures prices have occasionally moved the daily limit for several consecutive days with little or no trading. Such market conditions could prevent Series A from promptly liquidating its commodity futures positions.

Since Series A's business is to trade futures and forward contracts, its capital is at risk due to changes in the value of these contracts (referred to as market risk) or the inability of counterparties to perform under the terms of the contract (referred to as credit risk). Series A's exposure to market risk is influenced by a number of factors including the volatility of interest rates and foreign currency exchange rates, the liquidity of the markets in which the contracts are traded, and the relationship among the contracts held. The inherent uncertainty of Series A's speculative trading as well as the development of drastic market occurrences could result in monthly losses considerably beyond Series A's experience to date and could ultimately lead to a loss of all or substantially all of investors' capital. The managing owner attempts to minimize these risks by requiring Series A's trading advisor to abide by various trading limitations and policies. See Note F to the financial statements on page 133 for a further discussion on the credit and market risks associated with Series A's futures, forward, and options contracts.

Series A does not have, nor does it expect to have, any capital assets.

Redemptions of limited interests for the period from June 10, 1998 through December 31, 1998 were $128,152. Future redemptions and contributions will impact the amount of funds available for investment in commodity contracts in subsequent periods.

Results Of Operations

Series A commenced trading operations on June 10, 1998, and as such, no comparative information to prior periods is available.

The net asset value per interest as of December 31, 1998 was $98.31, a decrease of 1.69% from the June 10, 1998 initial net asset value per interest of $100.00. The MAR (Managed Accounts Reports) Fund/Pool Index return for the June through December 1998 period was 4.69%.
MAR tracked the performance of 281 futures funds in 1998.

Series A reported flat performance for the nearly seven months of trading in 1998. Gains in the financial and energy sectors failed to outpace losses in the currency, metal, grain, and index sectors.

The financial sector proved most profitable for Series A with the majority of gains earned during the third quarter. The default of Russia on its sovereign debt and fear of similar risks in Latin America raised anxiety across global financial markets in the third quarter. The subsequent flight to higher quality fixed income instruments and the abrupt widening of credit spreads exacerbated the situation. As a result, Series A's long positions in European, U.S., and Japanese fixed income futures provided profits which continued into the fourth quarter. Short positions in the energy sector also achieved gains when energy prices trended lower due to high inventories.

Volatility characterized market activity across the currency, metal, grain, and index sectors. Following the considerable choppiness across the markets in the third quarter, Series A closed many of its positions and limited exposure. Fourth quarter attempts to establish currency positions, particularly the deutschemark and British pound, were liquidated with losses sustained as trends failed to materialize. As the year ended, Series A had relatively limited exposure to the markets.

Interest income is earned on the average net assets held at Prudential Securities and, therefore, varies monthly according to interest rates, trading performance, contributions and redemptions. Interest income was $272,000 for the period from June 10, 1998 to December 31, 1998.

Commissions are calculated on Series A's net asset value at the end of each week and therefore, vary according to weekly trading performance, contributions and redemptions. Commissions were $381,000 for the period from June 10, 1998 to December 31, 1998.

All trading decisions for Series A are made by Eagle Trading.
Management fees are calculated on Series A's net asset value at the end of each week and therefore, are affected by weekly trading performance, contributions and redemptions. Management fees were $98,000 for the period from June 10, 1998 to December 31, 1998.

Incentive fees are based on the new high net trading profits generated by Eagle Trading, as defined in the Advisory Agreement among the Trust, the managing owner and the trading advisor. Incentive fees were $36,000 for the period from June 10, 1998 to December 31, 1998.

New Accounting Guidance

In June 1998, the Financial Accounting Standards Board issued
Statement No. 133, Accounting for Derivative Instruments and Hedging Activities (referred to as SFAS 133) which Series A is required to adopt effective January 1, 2000. SFAS 133 establishes accounting and reporting standards for derivative instruments and for hedging activities and requires that an entity recognize all derivatives as assets or liabilities measured at fair value. Series A does not believe the effect of the adoption will be material.

Year 2000 Risk

Investment funds, like financial and business organizations and individuals around the world, depend on the smooth functioning of computer systems. The year 2000, however, holds the potential for a significant disruption in the operation of these systems. Many computer systems in use today cannot distinguish the year 2000 from the year 1900 because of the way in which dates are encoded. This is commonly known as the 'Year 2000 Problem.' Series A could be adversely affected if computer systems used by it or any third party with whom it has a material relationship do not properly perform date comparisons and calculations concerning dates on or after January 1, 2000, which in turn could have a negative impact on the handling or determination of trades and prices and the services provided to Series A.

Series A has engaged third parties to perform primarily all of the services it needs. Accordingly, Series A's Year 2000 Problems, if any, are not its own but those that center around the ability of the trustee, the managing owner, Prudential Securities, its trading advisor and any other third party with whom Series A has a material relationship (individually referred to as a service provider and collectively referred to as the service providers) to address and correct problems that may cause their systems not to function as intended as a result of the Year 2000 Problem.

Series A has received assurances from its managing owner, Prudential Securities and its trading advisor that they anticipate being able to continue their operations without any material adverse impact from the Year 2000 Problem. Although other service providers, such as Series
A's trustee, have not made similar representations to Series A, Series A has no reason to believe that these service providers will not take steps necessary to avoid any material adverse impact on Series A, though there can be no assurance that this will be the case. The costs or consequences of incomplete or untimely resolution of the Year 2000 Problem by the service providers, or by governments, exchanges, clearing houses, regulators, banks, and other third parties, are unknown to Series A at this time, but could have a material adverse impact on the operations of Series A. The managing owner will promptly notify Series A's limited owners in the event it determines that the Year 2000 Problem will have a material adverse impact on Series A's operations.

Series A has considered various alternatives as a contingency plan. If the Year 2000 Problems are systemic, for example, the federal government, the banking system, exchanges, or utilities are affected materially, there may be no adequate contingency plan for Series A to follow other than to suspend operations. If the Year 2000 Problems are related to one or more of the other service providers selected by Series A, Series A believes that each such service provider is prepared to address any Year 2000 Problems which arise that could have a material adverse impact on Series A's operations.

Inflation

Inflation has had no material impact on operations or on the financial condition of the Trust from inception through December 31, 1998.

          PLEASE TURN TO PAGES 38 TO 41 FOR A DESCRIPTION OF
         EAGLE TRADING AND ITS PRINCIPALS AND TRADING PROGRAMS
           AND TO PAGE 42 FOR ITS PERFORMANCE RECORD FOR ALL
         ACCOUNTS UNDER ITS MANAGEMENT FOR THE PAST FIVE YEARS

                  Past Performance Of Series B
       Capsule Performance of World Monitor Trust - Series B
            Commodity Trading Advisor: Eclipse Capital

                        Rates of Return
                  (Computed on a Daily Basis)

                      Month        1998
                 January
                 February
                 March
                 April
                 May
                 June              (2.22)%
                 July              (3.63)%
                 August            10.81%
                 September          4.94%
                 October            1.18%
                 November          (2.31)%
                 December           3.39%

                 Year to Date      11.98%

Name of Pool:          World Monitor Trust - Series B
Type of Pool:          Publicly-Offered
Start Date:            June 1998

Aggregate subscriptions:  $10,450,494*
Current net asset value
 per interest:            $111.98*

                          "Draw-down" means losses experienced by
                          the World Monitor Trust - Series B over a specified period.

Largest monthly draw-down: (3.63)% July 1998
                          "Largest monthly draw-down" means the
                          greatest percentage decline in net
                          asset value due to losses sustained by
                          the World Monitor Trust - Series B from
                          the beginning to the end of a
                          calendar month.

Largest peak-to-valley
 draw-down:               (5.77)%  June 1998 to July 1998
                          "Largest peak-to-valley
                          draw-down" means the greatest cumulative percentage decline in month-end net asset value of World
                          Monitor Trust - Series B due to losses
                          sustained during a period in which the
                          initial month-end net asset value
                          of World Monitor Trust - Series B
                          is not equaled or exceeded by a
                          subsequent month-end net asset
                          value of World Monitor Trust - Series B.

                          "Rate of Return" is calculated daily by
                          dividing net performance by beginning
                          equity.  The daily returns are then
                          compounded to arrive at the rate of
                          return for the month, which is in
                          turn compounded to arrive at the
                          rate of return for the year to date.

                          *As of December 31, 1998.

     Past Performance Is Not Necessarily Indicative Of Future Results

Management's Discussion And Analysis Of Financial Condition And Results Of Operations - Series B

Liquidity And Capital Resources

Series B commenced operations on June 10, 1998 with gross proceeds of $5,709,093 allocated to commodities trading. Additional contributions raised through the continuous offering for the period June 10, 1998 (commencement of operations) through December 31, 1998 resulted in additional gross proceeds to Series B of $4,877,833. Additional interests of Series B will continue to be offered on a weekly basis at the net asset value per interest until the subscription maximum of $33,000,000 is sold.

At December 31, 1998, 100% of Series B's net assets was allocated to commodities trading. A significant portion of the net assets was held in cash which is used as margin for Series B's trading in commodities. Inasmuch as the sole business of Series B is to trade in commodities, Series B continues to own such liquid assets to be used as margin. Prudential Securities credits Series B monthly with 100% of the interest it earns on the average net assets in Series B's accounts.

The commodities contracts are subject to periods of illiquidity because of market conditions, regulatory considerations, and other reasons. For example, commodity exchanges limit fluctuations in certain commodity futures contract prices during a single day by regulations referred to as daily limits. During a single day, no trades may be executed at prices beyond the daily limit. Once the price of a futures contract for a particular commodity has increased or decreased by an amount equal to the daily limit, positions in the commodity can neither be taken nor liquidated unless traders are willing to effect trades at or within the limit. Commodity futures prices have occasionally moved the daily limit for several consecutive days with little or no trading. Such market conditions could prevent Series B from promptly liquidating its commodity futures positions.

Since Series B's business is to trade futures, forward, and options contracts, its capital is at risk due to changes in the value of these contracts (referred to as market risk) or the inability of counterparties to perform under the terms of the contract (referred to as credit risk).
Series B's exposure to market risk is influenced by a number of factors including the volatility of interest rates and foreign currency exchange rates, the liquidity of the markets in which the contracts are traded, and the relationship among the contracts held. The inherent uncertainty of Series B's speculative trading as well as the development of drastic market occurrences could result in monthly losses considerably beyond
Series B's experience to date and could ultimately lead to a loss of all or substantially all of investors' capital. The managing owner attempts to minimize these risks by requiring Series B's trading advisor to abide by various trading limitations and policies. See Note F to the financial statements on page 141 for a further discussion on the credit and market risks associated with Series B's futures, forward, and options contracts.

Series B does not have, nor does it expect to have, any capital assets.

Redemptions of limited interests for the period from June 10, 1998 through December 31, 1998 were $246,322. Future redemptions and contributions will impact the amount of funds available for investment in commodity contracts in subsequent periods.

Results Of Operations

Series B commenced trading operations on June 10, 1998, and as such, no comparative information to prior periods is available.

As of December 31, 1998, Series B reported a net asset value of $111.98, an increase of 11.98% from the initial net asset value of $100.00. The MAR (Managed Account Reports) Fund/Pool Index return for the June through December 1998 period was 4.69%. MAR tracked the performance of 281 futures funds in 1998.

Series B ended 1998 profitably with gains reported in the financial, currency, and index sectors. Losses were experienced in the metal and energy sectors.

Series B began trading in June on a difficult note as extreme reactions to the June 17th U.S. intervention in the foreign exchange markets reverberated across global financial and commodity markets. The markets provided little opportunity until August with the escalation of Russia's financial woes. The resulting flight to higher quality fixed income instruments provided gains in long financial sector and short Nikkei index positions. The financial sector continued to add profits into the fourth quarter. Short Japanese government bond positions proved extremely profitable amid indications of a substantial reduction in local demand and potentially significant increases in supplies. Also adding to fourth quarter profits were long German interest rate contracts resulting from year end Euro optimism.

Lack of significant market direction in the metal and energy sectors left little room for opportunity, particularly in the energy sector as the announcement of OPEC-led oil production cuts in June precipitated a rally in prices, leading Series B to exit its short positions. Further energy losses were suffered in the fourth quarter as air strikes in Iraq caused another short lived crude oil rally creating losses in short positions.

Interest income is earned on the average net assets held at Prudential Securities and, therefore, varies monthly according to interest rates, trading performance, contributions, and redemptions. Interest income was approximately $257,000 for the period from June 10, 1998 to December 31, 1998.

Commissions are calculated on Series B's net asset value at the end of each week and therefore, vary according to weekly trading performance, contributions, and redemptions. Commissions were approximately
$375,000 for the period from June 10, 1998 to December 31, 1998.

All trading decisions for Series B are made by Eclipse Capital.
Management fees are calculated on Series B's net asset value at the end of each week and therefore, are affected by weekly trading performance, contributions and redemptions. Management fees were approximately $97,000 for the period from June 10, 1998 to December 31, 1998.

Incentive fees are based on the new high net trading profits generated by the Eclipse Capital, as defined in the Advisory Agreement among the Trust, the managing owner and the trading advisor. Incentive fees were approximately $201,000 for the period from June 10, 1998 to December
31, 1998.

New Accounting Guidance

In June 1998, the Financial Accounting Standards Board issued SFAS
133, which Series B is required to adopt effective January 1, 2000. SFAS 133 establishes accounting and reporting standards for derivative instruments and for hedging activities and requires that an entity recognize all derivatives as assets or liabilities measured at fair value. Series B does not believe the effect of the adoption will be material.

Year 2000 Risk

Investment funds, like financial and business organizations and individuals around the world, depend on the smooth functioning of computer systems. The year 2000, however, holds the potential for a significant disruption in the operation of these systems. Many computer systems in use today cannot distinguish the year 2000 from the year 1900 because of the way in which dates are encoded. This is commonly known as the 'Year 2000 Problem.' Series B could be adversely affected if computer systems used by it or any third party with whom it has a material relationship do not properly perform date comparisons and calculations concerning dates on or after January 1, 2000, which in turn could have a negative impact on the handling or determination of trades and prices and the services provided to Series B.

Series B has engaged third parties to perform primarily all of the services it needs. Accordingly, Series B's Year 2000 Problems, if any, are not its own but those that center around the ability of the Trustee, the managing owner, Prudential Securities, its trading advisor and any other third party with whom Series B has a material relationship (individually referred to as a service provider and collectively referred to as the service providers) to address and correct problems that may cause their systems not to function as intended as a result of the Year 2000 Problem.

Series B has received assurances from its managing owner, Prudential Securities and its trading advisor that they anticipate being able to continue their operations without any material adverse impact from the Year 2000 Problem. Although other service providers, such as Series
B's trustee, have not made similar representations to Series B, Series B has no reason to believe that these service providers will not take steps necessary to avoid any material adverse impact on Series B, though there can be no assurance that this will be the case. The costs or consequences of incomplete or untimely resolution of the Year 2000 Problem by the service providers, or by governments, exchanges, clearinghouses, regulators, banks, and other third parties, are unknown to Series B at this time, but could have a material adverse impact on the operations of Series B. The managing owner will promptly notify Series B's limited owners in the event it determines that the Year 2000 Problem will have a material adverse impact on Series B's operations.

Series B has considered various alternatives as a contingency plan. If the Year 2000 Problems are systemic, for example, the federal government, the banking system, exchanges, or utilities are affected materially, there may be no adequate contingency plan for Series B to follow other than to suspend operations. If the Year 2000 Problems are related to one or more of the other service providers selected by Series B, Series B believes that each such service provider is prepared to address any Year 2000 Problems which arise that could have a material adverse impact on Series B's operations.

Inflation

Inflation has had no material impact on operations or on the financial condition of Series B from inception through December 31, 1998.


        PLEASE TURN TO PAGES 47 TO 50 FOR A DESCRIPTION OF
      ECLIPSE CAPITAL AND ITS PRINCIPALS AND TRADING PROGRAMS
        AND TO PAGE 51 FOR ITS PERFORMANCE RECORD FOR ALL
      ACCOUNTS UNDER ITS MANAGEMENT FOR THE PAST FIVE YEARS

                Past Performance Of Series C
      Capsule Performance of World Monitor Trust - Series C
            Commodity Trading Advisor: Hyman Beck

                      Rates of Return
                (Computed on a Daily Basis)

                     Month          1998

                 January
                 February
                 March
                 April
                 May
                 June               (3.42)%
                 July               (2.43)%
                 August              9.29%
                 September           2.84%
                 October            (0.80)%
                 November           (6.70)%
                 December            6.34%
                 Year to Date        4.22%


Name of Pool:   World Monitor Trust - Series C
Type of Pool:   Publicly-Offered
Start Date:     June 1998

Aggregate subscriptions:      $10,828,547*
Current net asset value per
 interest:                    $104.22*

                             "Draw-down" means losses experienced by
                             the World Monitor Trust - Series C over
                             a specified period.

Largest monthly draw-down:   (6.70)%  November 1998.
                             "Largest monthly draw-down" means the greatest percentage decline in net asset value due to losses sustained by World
                             Monitor Trust - Series C from the
                             beginning to the end of a calendar
                             month.

Largest peak-to-valley
   draw-down:                (7.45)%  October 1998 to November 1998
                             "Largest peak-to-valley draw-down" means the greatest cumulative percentage decline in month-end net asset value of World
                             Monitor Trust - Series C due to losses
                             sustained during a period in which the
                             initial month-end net asset value
                             of World Monitor Trust - Series C is
                             not equaled or exceeded by a subsequent
                             month-end net asset value of World
                             Monitor Trust - Series C.

                             "Rate of Return" is calculated daily by
                             dividing net performance by beginning
                             equity. The daily returns are then
                             compounded to arrive at the rate of
                             return for the month, which is in
                             turn compounded to arrive at the rate
                             of return for the year to date.

                             *As of December 31, 1998.

      Past Performance Is Not Necessarily Indicative Of Future Results

Management's Discussion And Analysis Of Financial Condition And Results Of Operations - Series C

Liquidity And Capital Resources

Series C commenced operations on June 10, 1998 with gross proceeds of $5,706,177 allocated to commodities trading. Additional contributions raised through the continuous offering for the period June 10, 1998 (commencement of operations) through December 31, 1998 resulted in additional gross proceeds to Series C of $5,256,705. Additional interests of Series C will continue to be offered on a weekly basis at the net asset value per interest until the subscription maximum of $33,000,000 is sold.

At December 31, 1998, 100% of Series C's net assets was allocated to commodities trading. A significant portion of the net assets was held in cash which is used as margin for Series C's trading in commodities. Inasmuch as the sole business of Series C is to trade in commodities, Series C continues to own such liquid assets to be used as margin. Prudential Securities credits Series C monthly with 100% of the interest it earns on the average net assets in Series C's accounts.

The commodities contracts are subject to periods of illiquidity because of market conditions, regulatory considerations, and other reasons. For example, commodity exchanges limit fluctuations in certain commodity futures contract prices during a single day by regulations referred to as daily limits. During a single day, no trades may be executed at prices beyond the daily limit. Once the price of a futures contract for a particular commodity has increased or decreased by an amount equal to the daily limit, positions in the commodity can neither be taken nor liquidated unless traders are willing to effect trades at or within the limit. Commodity futures prices have occasionally moved the daily limit for several consecutive days with little or no trading. Such market conditions could prevent Series C from promptly liquidating its commodity futures positions.

Since Series C's business is to trade futures, forward, and options contracts, its capital is at risk due to changes in the value of these contracts (referred to as market risk) or the inability of counterparties to perform under the terms of the contract (referred to as credit risk).
Series C's exposure to market risk is influenced by a number of factors including the volatility of interest rates and foreign currency exchange rates, the liquidity of the markets in which the contracts are traded, and the relationship among the contracts held. The inherent uncertainty of Series C's speculative trading as well as the development of drastic market occurrences could result in monthly losses considerably beyond
Series C's experience to date and could ultimately lead to a loss of all or substantially all of investors' capital. The managing owner attempts to minimize these risks by requiring Series C's trading advisor to abide by various trading limitations and policies. See Note F to the financial statements on page 149 for a further discussion on the credit and market risks associated with Series C's futures, forward, and options contracts.

Series C does not have, nor does it expect to have, any capital assets.

Redemptions of limited interests for the period from June 10, 1998 through December 31, 1998 were $135,534. Future redemptions and contributions will impact the amount of funds available for investment in commodity contracts in subsequent periods.

Results Of Operations

Series C commenced trading operations on June 10, 1998, and as such, no comparative information to prior periods is available.
The net asset value per interest as of December 31, 1998 was $104.22, an increase of 4.22% from the June 10, 1998 initial net asset value per interest of $100.00. The MAR (Managed Account Reports) Fund/Pool
Index return was 4.69% during June through December 1998. MAR tracked the performance of 281 futures funds in 1998.

Series C recorded profits in 1998 as gains in the financial, energy, grain, and meat sectors outpaced losses in the currency, index, and metal sectors.

Economic turmoil in Russia and Japan drove Series C's performance in 1998. After the U.S. intervention to support the Japanese yen in June caused disturbances across financial and commodity markets, the third quarter began with optimistic reports regarding signs of recovery in Japan. Consequently, Japanese interest rates began to stabilize with signs of strength emerging in the Japanese stock market. Encouraging words quickly turned into concern as Japan's commitment to a unified recovery plan was lacking. Instability in Russia compounded Asian turmoil. In August, Russia devalued the ruble and suspended debt payments in an effort to avoid default. European and U.S. stock markets fell sharply as political and economic instability threatened global financial markets. The resulting chaos drove many investors to seek the safe haven of fixed income instruments. As a result, gains from long financial and short index sector positions made for a profitable third quarter.

Fourth quarter losses detracted from third quarter gains. After the U.S. dollar's decline in October, the currency markets traded with little direction throughout the remainder of the quarter with considerable losses sustained. Increased stock market activity added to Series C's losses. However, short Japanese government bond positions late in the quarter contributed gains. In November, Japanese government bond prices fell sharply on worries of oversupplies as Japan prepared to finance its stimulus package by issuing additional debt, thus profiting short positions. Declining commodity prices in cocoa and light crude oil in the soft and energy sectors, respectively, also provided profits.

Interest income is earned on the average net assets held at Prudential Securities and, therefore, varies monthly according to interest rates, trading performance, contributions, and redemptions. Interest income was approximately $254,000 for the period from June 10, 1998 to December 31, 1998.

Commissions are calculated on Series C's net asset value at the end of each week and therefore, vary according to weekly trading performance, contributions, and redemptions. Commissions were approximately
$365,000 for the period from June 10, 1998 to December 31, 1998.

All trading decisions for Series C are made by Hyman Beck.
Management fees are calculated on Series C's net asset value at the end of each week and therefore, are affected by weekly trading performance, contributions, and redemptions. Management fees were approximately $94,000 for the period from June 10, 1998 to December 31, 1998.

Incentive fees are based on the new high net trading profits generated by Hyman Beck, as defined in the Advisory Agreement among the Trust, the managing owner and the trading advisor. Incentive fees were approximately $85,000 for the period from June 10, 1998 to December
31, 1998.

New Accounting Guidance

In June 1998, the Financial Accounting Standards Board issued SFAS
133, which Series C is required to adopt effective January 1, 2000.
SFAS 133 establishes accounting and reporting standards for derivative instruments and for hedging activities and requires that an entity recognize all derivatives as assets or liabilities measured at fair value. Series C does not believe the effect of the adoption will be material.

Year 2000 Risk

Investment funds, like financial and business organizations and individuals around the world, depend on the smooth functioning of computer systems. The year 2000, however, holds the potential for a significant disruption in the operation of these systems. Many computer systems in use today cannot distinguish the year 2000 from the year 1900 because of the way in which dates are encoded. This is commonly known as the 'Year 2000 Problem.' Series C could be adversely affected if computer systems used by it or any third party with whom it has a material relationship do not properly perform date comparisons and calculations concerning dates on or after January 1, 2000, which in turn could have a negative impact on the handling or determination of trades and prices and the services provided to Series C.

Series C has engaged third parties to perform primarily all of the services it needs. Accordingly, Series C's Year 2000 Problems, if any, are not its own but those that center around the ability of the trustee, the managing owner, Prudential Securities, its trading advisor and any other third party with whom Series C has a material relationship (individually referred to as a service provider and collectively referred to as the service providers) to address and correct problems that may cause their systems not to function as intended as a result of the Year 2000 Problem.

Series C has received assurances from its managing owner, Prudential Securities and its trading advisor that they anticipate being able to continue their operations without any material adverse impact from the Year 2000

Problem.  Although other service providers, such as Series
C's trustee, have not made similar representations to Series C, Series C has no reason to believe that these service providers will not take steps necessary to avoid any material adverse impact on Series C, though there can be no assurance that this will be the case. The costs or consequences of incomplete or untimely resolution of the Year 2000 Problem by the service providers, or by governments, exchanges, clearinghouses, regulators, banks, and other third parties, are unknown to Series C at this time, but could have a material adverse impact on the operations of Series C. The managing owner will promptly notify Series C's limited owners in the event it determines that the Year 2000 Problem will have a material adverse impact on Series C's operations.

Series C has considered various alternatives as a contingency plan. If The Year 2000 Problems are systemic, for example, the federal government, the banking system, exchanges, or utilities are affected materially, there may be no adequate contingency plan for Series C to follow other than to suspend operations. If the Year 2000 Problems are related to one or more of the other service providers selected by Series C, Series C believes that each such service provider is prepared to address any Year 2000 Problems which arise that could have a material adverse impact on Series C's operations.

Inflation

Inflation has had no material impact on operations or on the financial condition of Series C from inception through December 31, 1998.


        PLEASE TURN TO PAGES 57 TO 63 FOR A DESCRIPTION OF
        HYMAN BECK AND ITS PRINCIPALS AND TRADING PROGRAMS
        AND TO PAGE 64 FOR ITS PERFORMANCE RECORD FOR ALL
     ACCOUNTS UNDER ITS MANAGEMENT FOR THE PAST FIVE YEARS

                              SERIES A

Eagle Trading is allocated 100% of Series A assets. In its trading, Eagle Trading utilizes two trading strategies: the Eagle-Global System and the Eagle-FX System.

Eagle Trading And Its Principals

Eagle Trading is a Delaware corporation, organized in May 1993, with its main business offices at 47 Hulfish Street, Suite 410, Princeton, New Jersey 08542. Eagle Trading became a registered commodity trading advisor and commodity pool operator under the Commodity Exchange
Act, as amended, and a member of the National Futures Association on June 22, 1993.

Menachem Sternberg is the Chairman of the Board and Chief Executive Officer of Eagle Trading and is a member of the National Futures Association. Mr. Sternberg also is a shareholder and a director of Eagle System Development, Ltd., a Bermuda corporation engaged in the research and development of trading programs, systems, and products, as well as a director of Eagle World Assets Ltd., a Bermuda mutual fund company. Prior to joining Eagle Trading in January 1997, Mr.
Sternberg was a Senior Vice President and senior trader at Caxton Corporation ("Caxton"), and since July 1995, he was also a principal of Caxton Associates L.L.C. Caxton is a New York-based money management firm investing in the foreign exchange, global financial, and commodities markets. Prior to joining Caxton in 1992, Mr. Sternberg was the President and a Director of Tiverton Trading, Inc. ("Tiverton"), a registered commodity trading advisor. From August 1989 to December 1991, Mr. Sternberg was also a Managing Director of Global Research and Trading Ltd., a corporation engaged in the research and development of trading and investment strategies in the futures, forward, and option markets. Prior to that time, Mr. Sternberg was employed by Commodities Corporation (U.S.A.) from 1979 until December 31, 1989, first as a research consultant and subsequently as a First Vice President. In 1986 he became an employee of Tiverton in addition to his employment at Commodities Corporation (U.S.A.). Prior to joining Commodities Corporation (U.S.A.), Mr. Sternberg was a systems analyst.

Mr. Sternberg received a B.A. cum laude from Tel Aviv University and a Ph.D. in Economics from Princeton University. His doctoral dissertation, entitled "Uncertainty and the Use of Forward Contracts," dealt with theoretical issues concerning hedging and market behavior.
In addition to his involvement in global financial markets, Mr. Sternberg has advised governmental and corporate clients as an economic consultant and has authored numerous research and academic papers.
He also served on the faculty of Ben Gurion University and as a visiting scholar at Princeton University.

Liora Sternberg is the President and a Director of Eagle Trading and is a member of the National Futures Association. Mrs. Sternberg is also a shareholder and a director of Eagle System Development, Ltd., as well as a director of Eagle-Global Ltd. and Eagle-FX Ltd., two British Virgin Islands limited liability companies. Mrs. Sternberg has been involved in the computer industry since 1977. Beginning in October 1982, she was employed by Menorah Insurance Company Ltd. as a system analyst, in charge of designing financial applications. From January 1984 until January 1992, she was managing the General Insurance computer applications department. Mrs. Sternberg initiated and supervised the development and implementation of a wide range of computer support systems, both at the management and operational levels. Her position required involvement in key management and business decisions of the company. Starting in January 1992, Mrs. Sternberg devoted her time to the study of financial markets and the design of computerized trading systems. In May 1993, Mrs. Sternberg formed and became the President of Eagle Trading. Mrs. Sternberg received a B.A. in
Computer Science and Philosophy from Bar Ilan University in 1982.

Nancy Goldak is a Vice President of Eagle Trading in charge of trade executions and operations. Prior to joining Eagle Trading in May 1994 in her current position, Mrs. Goldak was a Vice President of Reynwood Trading Corporation and managed its trading desk beginning in November 1987. Mrs. Goldak performed duties involving treasury cash management, compliance, and brokerage operations for Commodities Corporation (U.S.A.) N.V. from November 1979 to October 1987.

Eagle Trading's Trading Systems

Eagle Trading makes its trading decisions for Series A using two trading systems, both of which are based on technical trading analysis. The systems were developed using artificial intelligence techniques that simulate the operation of diverse combinations of trading rules on up to fifteen years of historical market data (to the extent available). The systems' trading rules incorporate trend following elements, momentum indicators, money management principles, predetermined risk parameters and volatility adjustment features. Each system uses a computerized, trend-following approach that is based on the systematization of these factors. This systematic approach is designed to enable Eagle Trading to trade in markets exhibiting orderly intermediate and long-term trends, while avoiding those markets experiencing excessive volatility or sharp price corrections.

Eagle Trading's trading systems result in computer-generated signals based on mathematical analyses of closing market prices that incorporate the elements described above. The signals determine the types of instruments to trade, whether to take a long or short position, the maturity and size of each position, and the timing of the execution of trades.

No assurance can be given that all of the factors discussed above or all the pertinent information will be available to Eagle Trading in implementing any particular trading decision. Eagle Trading's failure to include any of these factors or information in making trading decisions may cause Series A to miss significant profit opportunities or to incur substantial losses.

The Eagle-Global System

     The Eagle-Global System presently tracks and may trade up to 30 different futures and forward markets trading on exchanges in the U.S. and abroad. The system covers a wide variety of commodities, currencies, and U.S. and global financial markets. Eagle Trading, in its sole discretion, reserves the right to change the markets and exchanges in which it trades.

Eagle-Global Futures and Forward Contracts and Markets

Softs
World Sugar #1    CSC

Energy
Crude Oil         NYM
Heating Oil       NYM
Natural Gas       NYM

Metals
Gold              CMX
Silver            CMX
Copper            LME
Aluminum          LME

Grains
Corn              CBT
Wheat             CBT
Soybeans          CBT

U.S. Financial Instruments
Treasury Bonds    CBT
Treasury Notes    CBT
Eurodollars       CBT

Currencies
British Pound     IMM
Canadian Dollar   IMM
German Mark       IMM
Japanese Yen      IMM
Swiss Franc       IMM

Foreign Financial Instruments
German Bund       EUREX
Short Sterling    LIFFE
Long Gilt         LIFFE
Notional          MATIF
Pibor             MATIF
JGB               TSE & SIMEX
Euroyen           TIFFE

Stock and Stock Indexes
S&P 500           IMM
FTSE              LIFFE
NIKKEI            SIMEX
DAX               EUREX

The Eagle-FX System

     The Eagle-FX system presently tracks and may trade up to ten different foreign currencies. The system's trading is executed by using forward contracts in the interbank foreign exchange markets. The system's trading rules are similar to the ones used by the Eagle-Global System, with some modification in view of the special nature of the foreign exchange markets. Eagle Trading, in its sole discretion, reserves the right to change the list of currencies in which it trades.

Eagle-FX Currencies

Deutsche Mark
Japanese Yen
Swiss Franc
British Pound
Canadian Dollar
*French Franc
*Italian Lira
*Dutch Guilder
*Belgian Franc
*Danish Krone
Norwegian Krone
Swedish Krone
*Austrian Schilling
Australian Dollar
Singapore Dollar
*Finnish Marrka
New Zealand Dollar

     On or about January 1, 1999, with the implementation of the European Monetary Union, the list of currencies traded by the Eagle-FX System was modified. Eagle-FX stopped initiating trades in the currencies marked by the (*) asterisk because they were folded into the Euro currency. The tracking, trading and risk exposure in European currencies is initiated through the following currencies: Euro or Deutsche Mark (depending on liquidity and interbank quotation), Swiss Franc, British Pound, Norwegian Krone, and Swedish
Krone.

Exchange Legends for Eagle-FX and Eagle-Global

CBT     -     Chicago Board of Trade
CME     -     Chicago Mercantile Exchange
CMX     -     COMEX
CSC     -     Cocoa, Sugar, Coffee Exchange
EUREX   -     European Exchange
IMM     -     International Monetary Market
LIFFE   -     London Financial Exchange
LME     -     London Metals Exchange
MATIF   -     France Exchange
NYC     -     NY Cotton Exchange
NYM     -     NY Mercantile Exchange
SIMEX   -     Singapore Int'l Monetary Exchange
TIFFE   -     Tokyo Int'l Futures Exchange
TSE     -     Tokyo Stock Exchange

Allocations Between Programs

The percentage of Series A assets allocated at any point in time to the Eagle-Global and Eagle-FX trading systems is determined by the managing owner, subject to Eagle Trading's consent, based on its assessment of market conditions, trading advisor capacity (i.e., the amount that Eagle Trading trades effectively without violating its trading and risk management capabilities), risk/reward considerations, performance, and other factors deemed relevant at the time. Since the inception of trading and currently, the Series A assets are allocated 50% to the Eagle-Global and 50% to Eagle-FX trading systems. The allocations change automatically because of trading gains and losses, but may alter if the managing owner determines, using the factors enumerated above, that it is in the series' best interest to do so. If Eagle Trading wishes to add or delete a trading program, it obtains the consent of the managing owner. Eagle Trading utilizes different trading strategies for some of its other clients, but does not use any of these other trading strategies for Series A trading. Limited owners are given prompt written notice of any material change in the trading strategies used.

The entire portion, of Series A assets traded according to the Eagle-Global System are invested in futures markets; hence, margin-to-equity ratio tend to fluctuate from 10% to 55%, most commonly being in the range of 25% - 30%.

The entire portion of the Eagle-FX System is invested in interbank currencies, which use credit lines in the interbank market. The use of such lines can fluctuate between a leverage of 0 to 9 times the account's equity. Most commonly used is in the average of 3 times account equity.

In both cases however, the major determinant of risk in the accounts is a pre-determined allowable loss for any new trade. See "RISK FACTORS
- Futures, Forward, And Options Trading Is Volatile And Highly
Leveraged."

Volume of Trading for Eagle Trading. Contracts and Markets

Set forth below is a bar graph showing the sectors that are traded by Eagle Trading as of December 31, 1998. Investor funds are exposed to these sectors in approximately the percentage allocations stated. Actual allocations change as market conditions and trading opportunities change, and it is likely that the targeted risk allocations may vary for Series A during future periods, although the focus will remain on the financial instruments markets.

Global Monetary Program Allocation:

Foreign Exchange    37.0%  (Represents FX System)
IMM Currencies      13.3%
Financials          36.3%
Stock Indices        1.1%
Grains and Softs     3.7%
Energies             4.5%
Metals               4.1%
                     100%

(GRAPH)

The domestic and non-U.S. exchanges
on which the above commodities currently are traded are:
Domestic Exchanges CBOT, CME, CSC, NYC, COMEX, NYM, and IMM.
Non-U.S. Exchanges EUREX, LIFFE, LME, MATIF, SIMEX, TSE, and TIFFE.

Eagle Trading's Past Performance For All Of Its Clients

Capsule summaries A(1A) through A(3) contain actual performance information for the periods indicated.

Eagle-Global System

The following is a capsule summary of the past performance for the Eagle-Global System as of December 31, 1998.

As of December 31, 1998
Name of commodity trading
 advisor:                      Eagle Trading
Program:                       Eagle-Global System
Start Date:                    August 1993 (All Trading for Eagle Trading)
                               August 1995 (Eagle-Global System)
No. Accounts:                  19 (Eagle-Global System)
Aggregate $$:
All Programs:                  $ 567,214,536 (All Programs excluding Notional)
                               $ 617,889,207 (All Programs including
                                  Notional)
$$ in This Program:            $ 270,914,635 (Eagle-Global System
                                Total Assets excluding Notional)
                               $ 306,025,131 (Eagle-Global System
                                Total Assets including Notional)

Largest monthly draw-down:     (14.29)%  August 1995
                               "Largest monthly draw-down" means
                               the greatest percentage decline in
                               net asset value due to losses sustained
                               in the Eagle-Global System from
                               the beginning to the end of a calendar month.
Largest peak-to-valley
  draw-down:                   (27.59)%  February 1996 to July 1996
                               "Largest peak-to-valley draw-down" means the greatest cumulative percentage decline in month-end net asset value due to losses sustained in the Eagle-Global System during a period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Closed accounts                Profitable  =  3
                               Unprofitable  = 1

          RATES OF RETURN INFORMATION IS ON THE FOLLOWING PAGES

     CAPSULE A(1A) - EAGLE-GLOBAL SYSTEM MONTHLY/ANNUAL RATES OF RETURN
                    (Based on 30 - 60% Funding Level)*

                        MONTH       1995
                        Aug         (14.29)%
                        Sep          17.74
                        Oct          21.71
                        Nov          23.39
                        Dec           8.73
                        ANNUAL       64.78%

* "30-60% Funding Level" means that each account was funded at a level less than the standard account size - in the case of Capsule A(1A), at an average range of between 30% - 60% of the standard account size. This method of funding is commonly referred to as "nominal funding." For example, if the funding level was 30% and the standard account size was $1 million, the account had $300,000 in actual funds. When an account is funded at less than the standard account size, the rate of return, whether positive or negative, will be greater than the rate of return of a fully funded account.

The performance in Capsule A(1A) is provided to show the entire performance in the Eagle-Global System from its inception. Because no account in the Eagle-Global System from August 1995 to September
1995 was fully funded, return is shown on a nominal funding basis.

As of December 31, 1997 the composite funding level (i.e. the average range of funding levels) for the accounts in Capsule A(1A) was approximately 54%. See the conversion chart for capsule A(1A), below to determine what the rate of return for the accounts in Capsule A(1A) would have been on a "fully funded" basis - i.e., at 100% funding.

       Past Performance Is Not Necessarily Indicative Of Future Results

      CAPSULE A(1B) - EAGLE-GLOBAL SYSTEM MONTHLY/ANNUAL RATES OF RETURN
                    (Based on Fully Funded Subset)**

         MONTH     1998     1997      1996     1995
         Jan       8.29%    5.05%     8.90%
         Feb      (0.10)    5.40    (13.14)
         Mar       3.89   (11.80)    (0.94)
         Apr      (1.33)    1.94      5.78
         May      11.12    (4.23)   (10.04)
         Jun      (1.79)    0.88      1.34
         Jul      (6.17)   16.95    (12.73)
         Aug      20.17    (5.57)     5.14
         Sep       6.04    10.72     18.64
         Oct      (2.40)   (7.33)    27.67     0.55%
         Nov       1.70     1.05      8.14     2.36
         Dec       1.37     9.17     (7.71)   (2.44)

        ANNUAL    45.60%   20.23%    25.34%    0.41%

     Past Performance Is Not Necessarily Indicative Of Future Results

** The Fully-Funded Subset refers to the subset of accounts included in the applicable composite which is funded entirely by actual funds. A CFTC Advisory on use of the Fully Funded Subset method for calculating rate of return requires that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which performance is so reported meet two tests designed to provide assurance that the Fully-Funded Subset and the resultant rates of return are representative of the trading program. Eagle Trading has performed these computations.

                 CONVERSION CHART FOR CAPSULE A(1A)

The following chart shows the correlation between the Rates of Return for the partially funded accounts in Capsule A(1A) and the Rates of Return that these accounts would have achieved if they were fully funded. To use the chart, follow these steps: (1) in the far left column headed "ACTUAL ROR PARTIAL FUNDING," find the Rate of
Return for a month that is closest to the Rate of Return in the Capsule and (2) find the Rate of Return that corresponds to the Rate of Return in step (1) under the column heading that reflects the approximate level of funding in an account (in the case of Capsule A(1A), 54%). The Rate of Return in step (2) reflects the approximate Rate of Return that an account would have experienced if it had been fully funded instead of being funded at the level in step (2). For example, the Rate of Return in Capsule A(1A) for October 1995 is 21.71% (e.g., 20% is the closest Rate of Return in the column "ACTUAL FOR PARTIAL FUNDING"). If an account was 54% funded, the Rate of Return under the "54%" column in the chart shows that a fully funded account would have achieved a Rate of Return of approximately 10.80% in that month.

ACTUAL ROR    ROR ON A FULLY
PARTIAL      FUNDED BASIS FOR
FUNDING      A/C's FUNDED AT:    60%       54%       50%       40%       30%       20%
40%                             24.00%    21.60%    20.00%    16.00%    12.00%    8.00%
35%                             21.00%    18.90%    17.50%    14.00%    10.50%    7.00%
30%                             18.00%    16.20%    15.00%    12.00%     9.00%    6.00%
25%                             15.00%    13.50%    12.50%    10.00%     7.50%    5.00%
20%                             12.00%    10.80%    10.00%     8.00%     6.00%    4.00%
15%                             9.00%      8.10%     7.50%     6.00%     4.50%    3.00%
10%                             6.00%      5.40%     5.00%     4.00%     3.00%    2.00%
5%                              3.00%      2.70%     2.50%     2.00%     1.50%    1.00%
(0%)                           (0.00%)    (0.00%)   (0.00%)   (0.00%)   (0.00%)  (0.00%)
(5%)                           (3.00%)    (2.70%)   (2.50%)   (2.00%)   (1.50%)  (1.00%)
(10%)                          (6.00%)    (5.40%)   (5.00%)   (4.00%)   (3.00%)  (2.00%)
(15%)                          (9.00%)    (8.10%)   (7.50%)   (6.00%)   (4.50%)  (3.00%)
(20%)                         (12.00%)   (10.80%)  (10.00%)   (8.00%)   (6.00%)  (4.00%)
(25%)                         (15.00%)   (13.50%)  (12.50%)  (10.00%)   (7.50%)  (5.00%)

Eagle-FX System

The following is a capsule summary of the past performance for the Eagle-FX System as of December 31, 1998.

As of December 31, 1998

Name of commodity trading
 advisor:                    Eagle Trading
Program:                     Eagle-FX System
Start Date:                  August 1993 (All Trading for Eagle Trading)
                             August 1993 (Eagle-FX System traded
                             exclusively by Eagle Trading)
                             September 1991 (Trading of Eagle-FX
                             System under management of Tiverton)
No. Accounts:                13 (Eagle-FX System)
Aggregate $$:
 All Programs:               $ 567,214,536 (All Programs excluding Notional)
                             $ 617,889,207 (All Programs including
                              Notional)
$$ in This Program:          $ 69,250,561 (Eagle-FX System Total Assets
                              excluding Notional)
                             $ 84,814,736 (Eagle-FX System Total Assets
                              including Notional)

Largest monthly draw-down:   (16.13)%   August 1994
                             "Largest monthly draw-down" means the
                             greatest percentage decline in
                             net asset value due to losses sustained
                             in the Eagle-FX system from the
                             beginning to the end of a calendar month.
Largest peak-to-valley
 draw-down:                  (24.68)%   May 1995 to December 1995
                             "Largest peak-to-valley draw-down" means the greatest cumulative percentage decline in month-end net asset value due to losses sustained in the Eagle-FX System during a period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Closed accounts:             Profitable   =   1
                             Unprofitable   =    0

        CAPSULE A(2) - EAGLE-FX MONTHLY/ANNUAL RATES OF RETURN

MONTH      1998     1997     1996     1995      1994
Jan       (2.34)%   8.69%   10.94%   (0.58)%   (8.62)%
Feb        0.15    10.93   (5.10)    15.48     (6.15)
Mar       (1.08)   (0.67)  13.26     17.30     (0.37)
Apr      (11.97)    4.49    4.75      2.08      1.08
May        3.20     0.32   (3.57)   (10.96)    (3.65)
Jun       (4.32)   (0.93)  (1.22)    (1.93)    11.48
Jul       (0.15)   15.45   (3.63)    (2.16)     4.02
Aug        1.92    (2.53)  (0.92)     1.40    (16.13)
Sep        0.81    (1.72)  11.75     (0.96)     1.57
Oct       (2.91)   (2.38)   5.99     (0.30)    10.33
Nov       (1.88)   (0.61)   2.78     (2.54)   (12.92)
Dec       (1.81)    1.41    2.24     (9.66)     1.09
ANNUAL   (19.30)%  35.34%  41.40%     3.54%   (20.16)%

Past Performance Is Not Necessarily Indicative Of Future Results

Eagle Trading's Supplemental Performance Information

Eagle System

The following is a capsule summary of the past performance for the Eagle System traded by Eagle Trading as of December 31, 1998, a trading strategy not used on behalf of Series A.

As of December 31, 1998

Name of commodity trading
 advisor:                   Eagle Trading
Program:                    Eagle System
Start Date:                 August 1993 (All Trading for Eagle Trading)
                            August 1993 (Eagle System traded exclusively
                            by Eagle Trading)
                            September 1989 (Trading of Eagle System
                            under management of Tiverton)
No. Accounts:               15 (Eagle System)
Aggregate $$:
All Programs:               $ 567,214,536 (All Programs excluding Notional)
                            $ 617,889,207 (All Programs including Notional)
  $$ in this Program:       $ 227,600,746 (Eagle System Total Assets excluding
                             Notional)
                            $ 227,600,746 (Eagle System Total Assets including
                             Notional)
Largest monthly draw-down:  (19.42)%   February 1996
                            "Largest monthly draw-down" means the
                            greatest percentage decline in
                            net asset value due to losses
                            sustained in the Eagle System from the
                            beginning to the end of a calendar month.

Largest peak-to-
 valley draw-down:          (28.09)%  February 1996 to July 1996
                            "Largest peak-to-valley draw-down" means
                            the greatest cumulative percentage decline
                            in month-end net asset value due to losses
                            sustained in the Eagle System during a
                            period in which the initial month-end net asset
                            value is not equaled or exceeded by a subsequent
                            month-end net asset value.
Closed accounts:            Profitable      =     8
                            Unprofitable    =     1

           CAPSULE A(3) - EAGLE SYSTEM ANNUAL RATES OF RETURN
                   (Based on Fully Funded Subset)

                         1998      1997      1996      1995      1994
          ANNUAL/YTD    57.54%    26.59%    17.88%    72.74%    29.13%

         Past Performance Is Not Necessarily Indicative Of Future Results

                               SERIES B

Eclipse Capital is allocated 100% of Series B assets. In its trading for Series B, Eclipse Capital utilizes its trading strategy, the Global Monetary Program.

Eclipse Capital And Its Principals

Eclipse Capital is a Delaware corporation initially incorporated in July 1983, with its main offices at 7700 Bonhomme, Suite 500, St. Louis, Missouri 63105. Eclipse Capital was registered with the CFTC on August 14, 1986 as a commodity trading advisor and is a member of the National Futures Association.

Thomas W. Moller, the sole shareholder of Eclipse Capital, has served as its President, Treasurer, and sole Director since founding the firm. Mr. Moller received an undergraduate degree in Business and Economics from Vanderbilt University and a graduate degree in Accounting from the University of Kentucky. He is a Certified Public Accountant and has a background in financial planning and investment management. In 1980, as Chief Financial Officer of a privately held company, he designed and implemented one of the first variable rate loan hedge programs using interest rate futures contracts. In 1982, he formed Interest Rate Management, Inc., another commodity trading advisor that provided interest rate hedging advisory and management services. Mr. Moller has devoted 100% of his time to Eclipse Capital since September 1986, and is primarily involved in the areas of trading, research, and product development.

James R. Klingler serves as Senior Vice President and Corporate Secretary of Eclipse Capital, with responsibility for the areas of administration and corporate management. Mr. Klingler has a B.A. in Economics from Vanderbilt University and a JD from Vanderbilt
University School of Law. He previously worked as an associate with the St. Louis law firm of Thompson Coburn (formerly Coburn & Croft) and as a staff attorney with Mercantile Bancorporation, also in St. Louis. From January 1991 until December 1997, he was Compliance Counsel and subsequently Associate Vice President with A.G. Edwards & Sons,
Inc.  Mr. Klingler joined Eclipse Capital in January 1998.

Thomas D. Kratky is Senior Vice President - Investor Relations and is responsible for Eclipse Capital's investor services and business development functions. Mr. Kratky has a B.A. in mathematics from the University of California, Berkeley and an MBA from Columbia Business School. He previously worked as a management consultant with both the Wyatt Company and the Gartner Company and as a portfolio manager in the non-traditional funds group at Evaluation Associates, Inc. From October 1992 to October 1998, he was employed by Lehman Brothers in various capacities and, upon leaving Lehman, was Senior Vice President of the firm and President of Lehman Brothers Futures Asset
Management.  Mr. Kratky joined Eclipse Capital in November 1998.

Ronald R. Breitigam is Vice President-Trading with responsibility for the implementation of Eclipse Capital's trading strategies. After graduating from Pacific Union College in 1982, Mr. Breitigam became an independent floor trader at the Mid-America Commodity Exchange.
He served as an institutional broker with Thompson McKinnon (1984-
1985) and Paine Webber (1986), and in 1986 formed his own trading company to work full time implementing various strategies. Mr. Breitigam joined Eclipse Capital in May 1989.

James W. Dille is Vice President-Information Systems with responsibility for computer-based research, development, and operations. Dr. Dille has undergraduate and graduate engineering degrees from the University of Virginia. He received his masters and Ph.D. in Applied Sciences from Harvard University specializing in the areas of Decision and Control Theory and Computer Science. From
1987 through 1993 he worked for The Boeing Company (formerly
McDonnell Douglas Corporation) in the Flight Simulation Training Systems Division where he was responsible for research in the areas of computer architectures and networking. He is an affiliate professor at Washington University in St. Louis, teaching courses on numerical analysis and the simulation and analysis of complex systems. Dr. Dille joined Eclipse Capital in January 1994.

Eric S. Goodbar is Director-Research with responsibility for the research, development, and maintenance of Eclipse Capital's informational databases and programs. Mr. Goodbar has a BS degree with a dual major in Financial Administration and Management of Information Systems from the University of Nevada at Las Vegas and an Executive MBA degree from the University of Chicago Graduate School of Business. From August 1984 to April 1995, he was employed by NationsBank CRT in several different capacities, the last of which was as Vice President, Financial Engineering. From April 1995 to December 1997, he served as Executive Vice President of New Century Investment Research and Management, Inc. From 1993-1997, Mr. Goodbar also served as an adjunct faculty member for the Illinois Institute of Technology. Mr. Goodbar joined Eclipse Capital in January 1998.

Eclipse Capital's Trading System

Eclipse Capital makes its trading decisions for Series B according to its Global Monetary Program. The Global Monetary Program incorporates quantitative trend analysis and technical trading principles.

The Global Monetary Program is systematic and trend-following in nature, with the objective of capitalizing primarily on intermediate and long-term price trends. Eclipse Capital makes all trading decisions pursuant to its proprietary trend identification, capital allocation, and risk management models, using multiple models to accentuate overall diversification. Trend identification models use various technical and statistical analysis techniques to identify and evaluate price trends. Capital allocation models determine the percentage of trading capital allocated to various markets and trading models.

Eclipse Capital's risk management models were developed with the objective of limiting losses, capturing profits, and conserving capital in choppy, "sideways markets." A market can be characterized as being "sideways" when, over a certain period of time, it is trending neither upward or downward. When viewed in a price/time chart, this type of market will appear to be moving sideways along the time horizon with relatively small upside and downside moves. Such markets typically occur when investor sentiment towards the market is mixed, meaning neither bullish nor bearish. The risk management principles that Eclipse Capital employ include: (1) using stop orders to exit trades when markets are moving against an established position; (2) diversifying positions among several different futures and/or futures groups to limit exposure in any one area; (3) using multiple entry and exit points; (4) limiting the assets committed as margin, generally within a range of 5% to 25% of assets managed, at minimum exchange margin requirements, but possibly above or below that range at certain times; and
(5) prohibiting the use of unrealized profits in a particular futures contract as margin for additional contracts in the same or a related futures contract.

Decisions whether to trade a particular futures contract are based upon various factors, including liquidity, significance in terms of desired degrees of concentration, diversification, and profit potential, both historical and at a given time. These decisions are based upon output generated by a proprietary risk management program but require the exercise of judgment by principals of Eclipse Capital. The specific contracts traded have been selected based on liquidity, historical volatility, and the degree of past directional movement. The actual number of contracts held at any particular point depends on a number of factors, including evaluation of market volatility and potential risk versus return. There are occasions when a trading model may indicate that no position is appropriate in a particular contract or contract group.

In addition to technical trading in futures contracts, Eclipse Capital also may employ trading techniques such as "spreads" and "straddles," and buying or selling futures options. A "spread" typically refers to the actual position taken by a trader who is simultaneously long one futures position and short another in the same or a related futures product. In the futures markets, the terms "spread" and "straddle" are interchangeable. When trading options on futures, a straddle generally occurs when a trader employs a combination of either (i) buying a call
(the right to purchase a specific futures contract at a specified price and date) and a put (the right to sell a specific futures contract at a specified price and date) or (ii) selling both a call and a put of the same strike price and month. Eclipse Capital makes non-material alterations to its trading programs without approval from the managing owner if Eclipse
Capital determines that such changes are in the best interest of the series limited owners.

Series B assets, traded pursuant to the Global Monetary Program, are invested in futures markets utilizing leverage, or margin. The margin-to-equity ratio tends to fluctuate between 5-25%, typically being in the range of 10-15%. See "RISK FACTORS - Futures, Forward, And
Options Trading Is Volatile And Highly Leveraged."

The Global Monetary Program

The Global Monetary Program is a financial, metals, and energy program that trades a global portfolio of futures, options on futures, and exchanges-of-futures-for-physical ("EFP") contracts on interest rate instruments, currencies, stock indices, precious and base metals, and energy products. The foreign currency portion of the portfolio may be traded in the interbank foreign exchange market. A key component of this program is the extensive diversification achieved by applying multiple trading models to a wide variety of financial markets located throughout the world.

Global Monetary Program Contracts And Markets
DTB German Bond
DTB German 5-Year Bond

EUREX DAX
EUREX Euribor
EUREX German Bund
EUREX Euro Bund
EUREX German Bobl
EUREX Euro Bobl

LIFFE Short Sterling
LIFFE Long Gilt
LIFFE Euroswiss
LIFFE FTSE 100
LIFFE EuroLibor
LIFFE EuroEuribor
LIFFE Japanese Government Bond
LIFFE Euro 10-year Bond

LME 3-months Copper
LME 3-months Aluminum
LME 3-months Zinc

MATIF CAC 40
MATIF Euro Notional
MATIF 30-year Euro

MONT Canadian Bond
MONT Canadian Bank Bills
MONT Canadian Bankers Acceptance

SFE Australian Bank Bills
SFE Australian 3-Year Bond
SFE Australian Ten Year Bond
SFE All-Ordinaries

SIMEX Euroyen
SIMEX Nikkei
SIMEX Japanese Bond

TIFFE Euroyen

TSE Japanese Bond

CBOT US Bond
CBOT US 10-Year
CBOT US 5-Year
CBOT US 2-Year

CME Eurodollar
CME S&P 500
CME E-Mini S&P 500

COMEX Gold
COMEX Silver

NYMEX Crude Oil
NYMEX Natural Gas
NYMEX Heating Oil
NYMEX Unleaded Gas

Australian Dollar*
British Pound*
Canadian Dollar*
Euro*
New Zealand Dollar*
Japanese Yen*
Swiss Franc*


British Pound/Japanese Yen*
British Pound/Swiss Franc*
Euro Swiss Franc*
Euro Yen*
Swiss Franc/Japanese Yen*
USD Index*

IPE Brent Crude Oil

* All currencies are executed in the interbank cash market and then exchanged for physical (EFP) to the CME or FINEX for actual futures contracts.

Volume of Trading for Eclipse Capital. Contracts and Markets

Following is a bar graph showing the sectors that are traded by Eclipse Capital as of December 31, 1998. Investor funds are exposed to these sectors in approximately the percentage allocations stated. Actual allocations change as market conditions and trading opportunities change, and it is likely that the targeted risk allocations may vary for Series B during future periods, although the focus will remain on the financial instruments markets.

Global Monetary Program Allocation:

Interest rate instruments:    40%
Currencies:                   25%
Stock Indices:                15%
Precious & Base Metals:       10%
Energy Products               10%

                             100%

           (GRAPH)

PLEASE TURN TO THE FOLLOWING PAGE

Eclipse Capital's Past Performance For All Of Its Clients

Capsule summaries B(1) through B(4) contain actual performance for the periods indicated.

Global Monetary Program

The following is a capsule summary of the past performance for Eclipse Capital's Global Monetary Program as of December 31, 1998.

As of December 31, 1998

Name of commodity trading
 advisor:                   Eclipse Capital
Program:                    Global Monetary Program
Start Date:                 April 1986 (All trading by Eclipse Capital)
                            August 1990 (Eclipse Capital Global
                            Monetary Program)
No. Accounts:               21
Aggregate $$:               $ 337,258,576 (All Programs excluding Notional)
  All Programs              $ 358,018,694 (All Programs including Notional)

  $$ in this Program        $ 335,171,151 (Global Monetary Program excluding
                              Notional)
                            $ 355,931,669 (Global Monetary Program
                              including Notional)
Largest monthly draw-down:  (14.62)%   July 1994
                            "Largest monthly draw-down" means the
                            greatest decline in month-end
                            net asset value due to losses
                            sustained by a global monetary program on a composite basis or an individual account for any particular month.

Largest peak-to-valley
   draw-down:              (26.97)%   March 1994 to September 1994

                           "Largest peak-to-valley draw-down" means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a global monetary program on a composite basis or an individual account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Closed Accounts:           Profitable    =   15
                           Unprofitable  =   9

           RATES OF RETURN INFORMATION IS ON THE FOLLOWING PAGE

          CAPSULE B(1) - ECLIPSE CAPITAL GLOBAL MONETARY PROGRAM
                 MONTHLY/ANNUAL RATES OF RETURN

MONTH      1998     1997     1996     1995      1994

Jan        1.66%    2.07%    5.45%   (2.28)%    1.34%
Feb        (3.12)  (0.41)   (0.07)    1.19      3.00
Mar        (0.63)   1.67    (0.30)    4.52      6.09
Apr       (10.67)  (4.93)    5.58     0.84     (3.43)
May         2.81    4.01     1.96     8.09     (2.91)
Jun        (2.19)   0.34     0.11    (2.34)     0.28
Jul        (3.46)   8.80     0.58     1.04    (11.70)
Aug        13.32   (2.21)    3.04     6.80     (5.12)
Sep         6.02    5.00     2.77    (0.57)    (1.42)
Oct         1.78   (0.77)    3.51     0.34      0.90
Nov        (2.33)  (1.63)    7.03     2.16      4.50
Dec         3.79    3.66    (2.19)   (0.64)    (2.24)
ANNUAL      5.03%  15.93%   30.68%   20.21%   (11.37)%


    Past Performance Is Not Necessarily Indicative Of Future Results

Eclipse Capital's Supplemental Performance Information

Capsules B(2) through B(4) represent the customer accounts traded by Eclipse Capital pursuant to different trading strategies from those to be utilized by Series B.

Global Yield Program

This "sector" program trades a specialized portfolio comprised entirely of domestic and foreign interest rate instruments. Global money markets and bond futures contracts are traded on major exchanges located throughout the world, including Chicago, Montreal, London, Paris, Madrid, Tokyo, Singapore, and Sydney. The following is a capsule summary of the past performance for the Global Yield Program traded by Eclipse Capital as of December 31, 1998, a trading strategy not used on behalf of Series B.

As of December 31, 1998

Name of commodity trading
  advisor:                  Eclipse Capital
Program:                    Global Yield Program
Start Date:                 April 1986    (All trading by Eclipse Capital)
                            August 1992 (Eclipse Capital Global Yield Program)
No. Accounts:               1
Aggregate $$:               $ 337,258,676 (All Programs excluding Notional)
  All Programs:             $ 358,018,694 (All Programs including Notional)

  $$ in this Program:       $ 2,087,025 (Global Yield Program excluding
                              Notional)
Largest monthly draw-down:  (14.41)%   July 1994
                            "Largest monthly draw-down" means the
                            greatest decline in month-end
                            net asset value due to losses sustained
                            by a global yield program on a
                            composite basis or an individual account
                            for any particular month.
Largest peak-to-valley
    draw-down:              (26.10)%   March 1994 to January 1995
                            "Largest peak-to-valley draw-down" means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a global yield program on a composite basis or an individual account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Closed Accounts:            Profitable   =   6
                            Unprofitable   =  7

     CAPSULE B(2) - ECLIPSE GLOBAL YIELD PROGRAM ANNUAL RATES OF RETURN

                1998      1997    1996      1995     1994
     ANNUAL    (1.86)%    7.26%   15.21%    14.02%   0.02%

      Past Performance Is Not Necessarily Indicative Of Future Results

Foreign Exchange Program
(Not open to new investment)

Name of commodity trading
advisor:                     Eclipse Capital
Program:                     Foreign Exchange Program
Start Date:                  April 1986 (Inception of trading by
                              commodity trading advisor)
                             March 1992 (Inception of trading in program)
No. Accounts:                0

Aggregate $$ In All
 Programs:                    $337,258,676 (All Programs excluding
                                Notional)
                              $358,018,694 (All Programs including
                                Notional)

$$ in this Program:           $0 (Foreign Exchange Program)

Largest monthly draw-down:    (20.86)%   September 1992
                              "Largest monthly draw-down" means the
                              greatest decline in month-end
                              net asset value due to losses
                              sustained by a trading portfolio on a
                              composite basis or an individual account for any particular month.

Largest peak-to-valley
  draw-down:                  (20.86)%   August 1992 to September 1992
                              "Largest peak-to-valley draw-down" means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a trading portfolio on a composite basis or an individual account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end asset value.

Closed Accounts:              Profitable     =     3
                              Unprofitable   =     2

      CAPSULE B(3) - FOREIGN EXCHANGE PROGRAM ANNUAL RATES OF RETURN

             1995        1994        1993      1992
ANNUAL       10.20%     (4.93)%      6.35%    13.18%
           (3 Months)                       (10 Months)

     Past Performance Is Not Necessarily Indicative Of Future Results

Financial Futures Account
(Not open to new investment)

Name of commodity trading
advisor:                   Eclipse Capital
Program:                   Financial Futures Account
Start Date:                April 1986 (Inception of trading by
                           commodity trading advisor)
                           April 1986 (Inception of trading in program)
No. Accounts:              0

Aggregate $$ In All
 Programs:                 $337,258,676 (All Programs excluding Notional)
                           $358,018,694 (All Programs including Notional)

$$ in this Program:        $0 (Financial Futures Account)

Largest monthly draw-down: (20.91)%   October 1994
                           "Largest monthly draw-down" means the
                           greatest decline in month-end
                           net asset value due to losses sustained
                           by a trading portfolio on a
                           composite basis or an individual account for any particular month.

Largest peak-to-valley
 draw-down:                (69.20)%   February 1989 to April 1992
                           "Largest peak-to-valley draw-down" means
                           the greatest cumulative percentage decline
                           in month-end net asset value due to losses
                           sustained by a trading portfolio on a
                           composite basis or an individual account
                           during any period in which the initial
                           month-end net asset value is not
                           equaled or exceeded by a subsequent month-end
                           asset value.
Closed Accounts:           Profitable     =     99
                           Unprofitable   =     314


      CAPSULE B(4) - FINANCIAL FUTURES ACCOUNT ANNUAL RATES OF RETURN

           1996      1995      1994      1993     1992      1991
ANNUAL     4.41%    (7.33)%  (18.16)%   60.35%   (5.43)%   (13.42)%
        (6 Months)

       Past Performance Is Not Necessarily Indicative Of Future Results

Notes to Eclipse Capital Performance Summaries

The following notes refer to Capsules B(1) through B(4).

In the preceding performance summaries, Assets Under Management
(excluding Notional) represent the total actual equity (including cash and cash equivalents) deposited in the accounts at the carrying FCM plus committed funds.

Assets Under Management (including Notional) represent the total actual equity (including cash and cash equivalents) deposited in the accounts at the carrying FCM plus committed funds plus Notional funds.

Largest Monthly Draw-Down is the largest monthly loss experienced by any single account in the relevant program in any calendar month expressed as a percentage of the total equity in such account in the program and includes the month and year of such draw-down. Largest
Peak to Valley Draw-down is the largest calendar month-end to calendar month-end loss experienced by any single account in the program expressed as a percentage of total equity (including Notional equity) in such account in the program.

Prior to August 1, 1996, Monthly Rate of Return is calculated by dividing net performance by the sum total of the starting equity plus the time-weighted additions minus the time-weighted withdrawals for the period. Beginning in 1994, additions and withdrawals made other than at the beginning of the month are time-weighted. Time weight is calculated by multiplying an addition by the number of days in the period it was available for trading and/or a withdrawal by the number of days in the period it was not available for trading, and dividing by the total number of days in the period. Prior to August 1, 1996, the time weighting of additions and withdrawals method yields the same Rates of Return as the Fully-Funded Subset Method (described below), because Eclipse Capital did not manage Notional funds prior to August 1, 1996.

For the periods beginning after August 1, 1996, Eclipse Capital has adopted a new method of computing rate-of-return and performance disclosure, referred to as the Fully-Funded Subset method, pursuant to an Advisory published by the CFTC. The Fully-Funded Subset refers to that subset of accounts included in the applicable composite which is funded entirely by Actual Funds (as defined in the Advisory). To qualify for use of the Fully-Funded Subset method, the Advisory requires that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which performance is so reported meet two tests which are designed to provide assurance that the Fully-Funded Subset and the resultant Rates of Return are representative of the trading program. Eclipse Capital has performed these computations for periods subsequent to August 1, 1996.

Annual Rate of Return is calculated by dividing the change in the net asset value of a hypothetical $1,000 investment (VAMI) during the period by the VAMI at the beginning of the period or at the commencement of trading. VAMI is calculated by multiplying (1 plus the period rate of return %) times the prior period value of a hypothetical $1,000 investment (VAMI).

                            SERIES C

Hyman Beck is allocated 100% of Series C assets. In its trading for Series C, Hyman Beck utilizes its Asset Allocation Program. Hyman Beck, at the request of the managing owner, trades Series C's Asset Allocation Portfolio account at one and one-half times leverage. The Asset Allocation Portfolio utilized on behalf of Series C's account is comprised of Hyman Beck's Global, FX, Diversified, and Short-Term Select Portfolios.

Hyman Beck And Its Principals

Hyman Beck is a Delaware corporation incorporated in February 1991, with its principal offices at 100 Campus Drive, Florham Park, New Jersey 07932. Effective March 1991, Hyman Beck became registered with the CFTC as a commodity trading advisor and commodity pool operator and became a member of the National Futures Association.

Alexander Hyman is the President and a principal of Hyman Beck and a fifty percent shareholder of Hyman Beck. Mr. Hyman, along with Mr. Beck, is directly responsible for all trading and money management decisions made by Hyman Beck. From 1983 through February 1991,
Mr. Hyman was employed by Dean Witter Reynolds, Inc., a registered futures commission merchant ("Dean Witter"), where, at the time of his departure, he was First Vice President and Associate Director of the Managed Futures Division and a Director and principal of Dean Witter Futures & Currency Management Inc., a registered commodity trading advisor ("Dean Witter Futures"). Mr. Hyman was also a Director of Demeter Management Corporation, the sponsor of all of Dean Witter's public futures funds. While at Dean Witter, Mr. Hyman also was responsible for the development of managed futures products. Mr. Hyman graduated from Hofstra University in May 1983 with a B.B.A. degree in International Business and Economics.

Carl J. Beck is Vice President, Secretary, Treasurer, and a principal of Hyman Beck and is also a fifty percent shareholder of Hyman Beck Mr. Beck, along with Mr. Hyman, is directly responsible for all trading and money management decisions made by Hyman Beck. From 1985 through February 1991, Mr. Beck was employed by Dean Witter, where, at the time of his departure, he held the position of Vice President and Senior Portfolio Manager. Mr. Beck was also a Vice President and principal of Dean Witter Futures where he was responsible for day-to-day management and trading activities. Prior to joining Dean Witter, Mr. Beck was employed by J. Aron & Co., a commodity trading firm.
As of April 1994, Mr. Beck was appointed to and serves on the Board of Managers of the New York Board of Trade. Mr. Beck graduated magna cum laude from Fordham University in May 1983 with a B.A. degree in Economics and received an MBA degree in Finance from New York
University in May 1989.

Troy W. Buckner is a principal of Hyman Beck. He is responsible for product development and research activities at Hyman Beck. Prior to joining Hyman Beck in June 1995, Mr. Buckner was a principal at Classic Capital, Inc., an international investment management firm, where he designed systematic trading programs from January 1994 to June 1995. From December 1989 to January 1994, Mr. Buckner was self employed as an independent trader while developing an advanced architecture useful in the modeling of financial and commodity market prices. From March 1989 to December 1989, Mr. Buckner traded energy futures contracts for George E. Warren Corp., an energy trading firm. From June 1986 to March 1989, Mr. Buckner was employed by Salomon Brothers Inc., a securities brokerage and investment firm, where he specialized in the sale of stock market portfolios as well as futures and option strategies. Mr. Buckner graduated from the University of Delaware with a BS in Finance in 1984 and received an MBA from the University of Chicago in 1986.

David B. Fuller is a principal of Hyman Beck and is responsible for accounting and administration for the firm. Prior to joining Hyman Beck in March 1994, Mr. Fuller was employed by Link Strategic Investors, Inc., an international investment management firm, where, at the time of his departure, he held the position of Senior Financial Officer. Prior to joining Link in January 1993, Mr. Fuller was the Senior Financial Officer for Bearbull Investment Products (U.S.A.), an international investment management firm. From January 1989 to July 1991, Mr. Fuller was Controller of Rayner & Stonington, L.P., a registered commodity trading advisor, where he was responsible for accounting and financial reporting. From October 1984 to December
1988 Mr. Fuller was Controller and Assistant Treasurer of Gill and Duffus Inc., members of the Coffee, Sugar & Cocoa Exchange, Inc. Mr. Fuller began his career in 1978 in public accounting and is a member of the American Institute of Certified Public

Accountants, and the New York Society of Certified Public
Accountants.  Mr. Fuller graduated from Lehigh University in
May 1978 with a BS degree in Accounting.

Richard A. DeFalco is a principal of Hyman Beck and is responsible for marketing, client services, and support for the firm. Prior to joining Hyman Beck in April 1997, Mr. DeFalco was employed by
PaineWebber, Inc. from May 1989 through March 1997 where, at the time of his departure, he held the position of National Marketing Manager. Mr. DeFalco's responsibilities included the marketing of managed futures and hedge fund products in addition to being a member of PaineWebber's Managed Futures Product selection committee. Mr. DeFalco was also an advisory officer to PaineWebber Futures
Management Corporation, a registered commodity pool operator. Mr. DeFalco began his career at PaineWebber in the Futures Credit Department.

John J. McCormick is a principal of Hyman Beck and is directly responsible for the implementation of trading decisions for all of Hyman Beck's futures interest portfolios. Prior to joining Hyman Beck, Mr. McCormick was employed by Dean Witter from December 1986 through February 1991 where, at the time of his departure, he held the position of Assistant Vice President and Internal Accounts Manager.
Mr. McCormick is also responsible for generating most of the research reports used by Messrs. Hyman and Beck in determining their trading decisions. Mr. McCormick graduated from Fordham University in 1986 with a BS degree in Accounting and received an MBA degree in Finance from Fordham University in May 1993.

John S. Ryan is a principal of Hyman Beck and is responsible for systems management and program design at Hyman Beck. Prior to joining Hyman Beck in March 1993, Mr. Ryan was employed by International Business Machines Corporation from February 1988 to March 1993, where he held various positions and, most recently, was responsible for Corporate Networks Design and Implementation in the New York metropolitan area. Mr. Ryan graduated from Baruch College in May 1991 with a B.B.A. degree in Computer Information Systems.

Hyman Beck's Trading System

Introduction

Hyman Beck uses proprietary computerized trading models which analyze market price changes. These models are the basis for its two trading systems, a trend-following approach and a non-linear approach. These two trading systems are applied to different portfolios of futures and forward contracts, each of which represents a different mix of markets. Hyman Beck trades its Asset Allocation Portfolio on behalf of the Series C interests.

Trend-Following Approach

To be profitable, Hyman Beck's trend-following approach depends on the occurrence in the future, as in the past, of sustained movements, or price trends, in some markets. Hyman Beck's trend-following trading approach seldom directs market entry or exit at the most favorable price in the particular market trend. Rather, this trading style seeks to close out losing positions quickly and to hold profitable positions, or portions of profitable positions, for as long as the trading systems determine that the particular market trend continues to exist. There can be no assurance, however, that profitable positions can be liquidated at the most favorable price in a particular trend. As a result, the number of losing transactions can be expected to exceed the number of profitable transactions. However, if the trading systems are successful, these losses should be more than offset by a few large gains.

Hyman Beck's trend-following approach employs mathematical models and price-charting. Risk management techniques which have been developed by Mr. Beck and Mr. Hyman are used in connection with these quantitative tools in an effort to limit losses, control market exposure and capture profits. For example, Hyman Beck's trend-following trading approach may indicate, at times, that no position is appropriate in a particular contract or contract group. This neutral mode helps to preserve capital in trendless markets. In addition, as more fully described below, Hyman Beck may vary the size of positions significantly from one trade to the next trade within each market. This variation in position size represents an assessment of potential risk and reward, based on Hyman Beck's evaluation of the volatility and strength of the price trend in each market at the time particular trades are made.

Non-Linear Approach

Hyman Beck's second trading system is utilized in connection with its Short-Term Portfolios. This trading system combines money management principles with non-linear modeling techniques. These models recognize current patterns and detect conditional relationships between and among different market data based on historical information. Unlike the trend-following approach, this system does not depend on the occurrence of major price trends in order to be profitable. Rather, trades are made under various market conditions and are typically of short duration, averaging six days in length and enabling Hyman Beck to trade correlated markets differently. The process of generating trades begins with the selection of a price target for a particular market, with respect to given conditions, that reflects the likelihood that short-term reward will be substantially in excess of risk. An assortment of time series variables are calculated as input to be used in the modeling process. With each variable an attempt is made to depict a different facet of a given market's historical price movement. Positions may be initiated in markets which display major price trends as well as trendless markets when the models indicate a high probability of substantial reward relative to anticipated risk. Although positions are established at frequent intervals, there is no position approximately 60% of the time in any given market. This trading philosophy assumes that there are many significant short-term moves, but that relatively few of them offer the desired risk/reward ratio.

Other Aspects Of The Trading Approaches

Hyman Beck from time to time changes or refines the two trading systems it currently uses to manage its accounts as a result of ongoing research and development. Limited owners generally are not informed of these changes as they occur. The principals of Hyman Beck review and maintain discretion over their trading systems, and the models on which they are based.

While Hyman Beck normally follows a disciplined systematic approach to trading, consisting of fixed rules which can be applied manually or by computer, on occasion it may override the signals generated by its models. The decision to override the signals may be the result of Hyman Beck's determination that the potential profit to be gained by acting on the signals may not justify the risk involved.

Furthermore, these systems require certain subjective judgments and decisions. For example, Mr. Beck and Mr. Hyman select the markets, and individual contracts within a market, which are traded, and the contract months in which positions are maintained. Mr. Beck and Mr.
Hyman also determine when to roll over a position, i.e., when to liquidate a position which is about to expire and initiate a new position in a more distant contract month. These types of decisions require consideration of, among other things, the volatility of a particular market, the pattern of price movements (both during a particular day and day-to-day), open interest, trading volume, changes in spread relationships between various contract months and between various contracts, and overall portfolio balance and risk exposure. With respect to the timing and execution of trades, Mr. Beck and Mr. Hyman may also rely to some extent on the judgment of others, such as floor brokers. No assurance can be made that consideration is given to any or all of the foregoing factors by Mr. Beck and Mr. Hyman with respect to every trade for Series C or that consideration of any of such factors in a particular situation will lessen Series C's risk of loss.

Along with the subjective decision making authority reserved for Mr.
Beck and Mr. Hyman, Hyman Beck also maintains certain risk management procedures for determining the appropriate quantity of contracts to be traded for Series C. Hyman Beck may continually adjust the position size of an order immediately prior to placement, and/or after the initial position is established, based on such factors as past market volatility, prices of commodities, amount of risk, potential return, and margin requirements. The decision not to trade a certain futures interest at certain times or to reduce the number of contracts traded in a particular futures interest may result in missing significant profit opportunities that otherwise might have been captured if Hyman Beck depended solely on the computer-based aspects of its trading strategy or on different trading strategies altogether.

Hyman Beck may, at its discretion, adjust leverage, or the margin-to-equity ratio, in certain markets or the entire portfolio. Adjustments to certain positions or the entire portfolio may positively or negatively affect performance. Consistent with Hyman Beck's risk management procedures, Asset Allocation Portfolio accounts, due to the greater number of markets traded and strategy diversification, are more aggressively leveraged (committing a larger percentage of account assets to margin) from time to time than are accounts participating in the individual Hyman Beck portfolios. The margin-to-equity ratio for the Asset Allocation Program utilized on behalf of Series C tends to fluctuate from 15% to 25%. For that portion of the Asset Allocation Program invested in interbank currencies, lines of credit in the interbank market can fluctuate between 0 to 5 times equity, with the average being 3 times equity. See "Futures, Forward, And Options Trading Is Volatile And Highly Leveraged" under "RISK FACTORS." Any decision to adjust leverage is based on several factors, including research data, portfolio diversification, current market volatility, risk exposure, subjective judgment, and evaluation of other general market conditions. No assurance is given to Limited owners that such leverage adjustments are to their financial benefit, and such leverage adjustments may actually result in lost opportunities or substantial losses.

The Asset Allocation Portfolio

Hyman Beck commenced trading the Asset Allocation Portfolio in April
1992. This portfolio was created to optimize participation in the different Hyman Beck portfolios. Each of these individual portfolios is described below. The strategy employed by Mr. Beck and Mr. Hyman is to allocate assets actively among the individual portfolios in order to exploit opportunities in different risk/reward characteristics and performance cycles of the individual portfolios. Hyman Beck believes, based on its research to date, that the performance of the Short-Term Select Portfolio exhibits a substantial degree of non-correlation with the long-term, trend-following strategies also utilized in the Asset Allocation Portfolio. Such non-correlation results in additional opportunities for profit from shorter-term market movements, additional diversification in Hyman Beck's trading strategies, and reduced volatility in the Asset Allocation Portfolio's performance over time. The use of multiple strategies also results in the taking of opposite positions from time to time in respect of certain futures interest contracts, reducing or eliminating profitable positions. Allocation and leverage decisions are made by Mr. Beck and Mr. Hyman, with the aid of certain research studies, and combined experience, in an effort to minimize risk and maximize profit opportunities.

The Asset Allocation Portfolio represents accounts trading a combination of each of the Global, FX, Diversified, Short-Term Original and/or Short-Term Select Portfolios; therefore, the assets and rates of return set forth in the summary performance information and chart are also reflected in the assets and rates of return set forth in the individual Global, FX, Diversified, and Short-Term Portfolio summaries. The first account traded pursuant to the Asset Allocation Portfolio was established in April 1992 with all of its assets allocated to Hyman Beck's Diversified Portfolio. In August 1992 the assets of this account were reallocated to the Global and Diversified Portfolios, and in January 1993 the assets of such account were allocated among the Global, FX, and Diversified Portfolios. From January 1993 through November 1996, all asset allocation portfolio accounts have at all times included allocations among the Global, FX, and Diversified Portfolios. The Short-Term
Original Portfolio was added to the Asset Allocation Portfolio in November 1996; and, commencing in February 1998, all Asset
Allocation Portfolio accounts began trading the Short-Term Select
Portfolio in lieu of the Short-Term Original Portfolio.

The Trust's account in respect of the Series C interests is an Asset Allocation Portfolio account traded at one and one-half times leverage. Prospective investors should understand that the trading approach used in respect of the Series C interests constitutes a relatively new Hyman Beck trading approach, with a limited past performance record. Furthermore, the proceeds from additional subscriptions for Series C will be allocated among the portfolios comprising the Trust's Asset Allocation Portfolio account in the discretion of Hyman Beck and other than on a pro rata basis.

The Global Portfolio

The Global Portfolio employs a technical trend following approach using computerized trading models, emphasizing mathematical and charting techniques to identify intermediate and long-term price trends. The
Global Portfolio trades over 30 futures and forward markets worldwide with a concentration in world interest rate and other financial instruments. The Global Portfolio participates in many of the internationally traded futures and forward markets not necessarily represented in the Diversified and FX Portfolios. These markets may include, but are not limited to, Australian, British, Canadian, Euro, French, German, Italian, Japanese, and U.S. fixed income instruments, precious and base metals, foreign currencies, foreign and domestic stock indices, and other internationally traded commodity markets.

The FX Portfolio

The FX Portfolio employs a technical trend following approach using computerized trading models, emphasizing mathematical and charting techniques to identify intermediate and long-term price trends in a broad range of currencies. The FX Portfolio trades in both first tier and second tier currencies in the interbank currency forward market. The interbank dealer forward market offers the opportunity to trade currencies for which there are no futures markets. The FX Portfolio may participate in up to 40 foreign currency crossrates (trading foreign currencies versus other foreign currencies) and outrights (trading foreign currencies versus the U.S. dollar). The currencies traded may include, but are not limited to, markets such as the Australian dollar, British pound, Canadian dollar, ECU/Euro, Danish krone, German mark, French franc, Italian lira, Japanese yen, Mexican peso, New
Zealand dollar, Norwegian krone, Singapore dollar, South African rand, Spanish peseta, Swedish krona, Swiss franc, and the U.S. dollar.

The Diversified Portfolio

The Diversified Portfolio employs a technical trend following approach using computerized trading models, emphasizing mathematical and charting techniques to identify intermediate and long-term price trends in a wide variety of futures, forward, and cash markets. The Diversified Portfolio offers access to markets not typically represented in a traditional investment portfolio. The Diversified Portfolio trades a portfolio of over 40 diverse futures, forward, and cash markets and offers diversification into select financial instruments, currencies, and tangible commodities such as agricultural items, energy products, precious and base metals, and other internationally traded commodities.

The Short-Term Original Portfolio

The Short-Term Original Portfolio is a systematic program that combines money management principles with non-linear modeling techniques. Unlike other Hyman Beck strategies, this portfolio may buy or sell volatility depending on near-term market conditions. It is common, for example, for this portfolio to be long soybeans and short soybean meal or to be long heating oil and short crude oil. The Short-Term Original Portfolio currently trades 44 markets, including but not limited to foreign and domestic stock indices, foreign currencies, energy products, precious and base metals, agricultural items, and foreign and domestic fixed income instruments, with positions in an average of 20 futures and forward markets at any point in time.

The Short-Term Select Portfolio

The Short-Tern Select Portfolio utilizes the same technical, non-linear approach currently employed in trading the Short-Term Original Portfolio, but concentrates its trading in fewer markets. More specifically, the Short-Tern Select Portfolio trades futures and forward contracts in approximately 30 of the most liquid markets, including but not limited to foreign and domestic stock indices, foreign currencies, foreign and domestic fixed income instruments, precious and base metals, and energy products. Hyman Beck expects, based on its research, that the risk/reward characteristics of the Short-Term Select Portfolio are not materially different than those of its Short-Term Original Portfolio.

Contracts And Markets Expected To Be Traded Under Hyman Beck

Fixed Income                            CBT
Muni bonds (G,SO, SS,D)                 CBT, CE
Treasury bonds (G,SO,SS,D)              CBT, CE
10-Year Treasury notes (G,D)            CBT, CE
5-Year Treasury notes (G,D)             CBT, CE
2-Year Treasury Note (G,D)              CME, EUREX, SMEX
Eurodollars (G,SO,SS,D)                 ME
Canadian bankers acceptances (G)        ME
Canadian bonds (G)                      LIFFE
Long gilts (G,SO.SS)                    LIFFE
Short sterling (G,SO,SS)                EUREX
German bunds (D-marks) (G,SO,SS)        EUREX
German bunds (Euro) (G,SO,SS)           EUREX
Euro bunds ((G,SO,SS)                   LIFFE, EUREX, MATIF
Euribor (G,SO,SS)                       EUREX
Euro-BOBL (G)                           EUREX
Euroshatz (G                            LIFFE, EUREX
Eurolibor (G)                           LIFFE
Euroswiss (G)                           HKFE
3-month HIBOR (G)                       EUREX
COMI (G)                                EUREX
COMF (G)                                MATIF
Euro notional (G,SO,SS)                 MATIF
30-Year E-Bond (G)                      MATIF
5-Year E-Bond (G)                       MATIF
2 -Year E-Bond (G)                      MATIF
Euro All Sovereigns (G)                 MATIF
Italian bonds (lira) (G,SO,SS)          LIFFE
Italian bonds (Euro) (G,SO,SS)          LIFFE
Japanese bonds (G,SO,SS)                TSE, SIMEX, LIFFE
Euroyen (G,SO)                          SIMEX, TIFFE
30-Year Australian bonds (G,SO,SS)      SFE
10-Year Australian bonds (G,SO,SS)      SFE
Australian 90-day Bank Bill (G)         SFE

Metals (continued)
London Copper (G,SO,SS)                 LME
London Lead (G)                         LME
London Nickel (G)                       LME
London Tin (G)                          LME
London Zinc (G,SO)                      LME

Livestock
Feeder Cattle (D)                       CME
Live Cattle (SO,D)                      CME
Lean Hogs (D)]                          CME
Pork Bellies (D)                        CME

Agricultural
Corn (SO,D)                             CBT
Oats (SO,D)                             CBT
Soybeans (SO,D)                         CBT
Soybean Meal (SO,D)                     CBT
Soybean Oil (SO,D)                      CBT
Wheat (SO,D)                            CBT
Kansas City Wheat (SO,D)                KCBT
Rough Rice (SO,D)                       CBT

FX (INTERBANK/IMM/FINEX)
U.S. dollar (F,G,SO,SS,D)
Euro (F,G,SO,SS,D)
Canadian dollar (F,G,SO,SS,D)
British pound (F,G,SO,SS,D)
German mark (F,G,SO,SS,D)
Swiss franc (F,G,SO,D)
Swedish krona (F,G)
Japanese yen (F,G,SO,SS,D)
Singapore dollar (F)
Australian dollar (F,G,D)
New Zealand dollar (F,G,D)

Select crosses involving the above (F,G,SO,SS)

Indonesian rupia (F)
Saudi Arabian riyal (F)
Austrian schilling (F)
Belgian franc (F)
Danish krone (F)
Hong Kong dollar (F)
Malaysian ringgitt (F)
Norwegian krone (F)
Mexican peso (F)
Brazilian real (F)
South African rand (F)
Thailand Baht (F)


--------------------------------------------------------
Stock Indices
Dow Jones Industrial (G,D)        CBOT
NYSE Composite (G,D)              NYFE
S&P 500 (G,SO,SS,D)               CME
E-MINI S&P 500 (G,SO,SS,D)        CME
FTSE (G,SO,SS)                    LIFFE
CAC-40 (G,SO,SS)                  MATIF
DAX (G,SO,SS)                     EUREX
Nikkei (G,SO,SS)                  SIMEX
Australia All Ordinaries (SO)     SFE
Hang Seng Index (SO, SS)          HKFE
Russell 1000 (G)                  FINEX
Russell 2000 (G)                  CME, KCBT

Energy
Crude oil (SO,SS,D)
Heating oil (SO,SS,D)
Unleaded gasoline (SO,SS,D)
Natural gas (So,SS)
London Gasoil (D)
Brent Crude oil (D)

Goldman Sachs Value Line Index (G)

Metals
Gold (G,SO,SS,D)                  COMEX
Silver (G,SO,SS,D)                COMEX
Copper (SO,D)                     COMEX
Palladium (G,D)                   NYMEX
Platinum (G,D)                    NYMEX
London Aluminum (G,SO,SS)         LME


International Commodities
Coffee (G,SO,D)                   CSCE
Sugar (G,SO,D)                    CSCE
Cocoa (G,SO,D)                    CSCE
Cotton (G,SO,D)                   NYCE
Orange Juice (G,D)                CEC
Lumber (G,D)                      CME
London coffee (G,D)               LIFFE
London cocoa (G,D)                LCE, LIFFE
London Sugar (G,D)                LIFFE
Japanese Rubber (G,D)             TOCOM


F=FX Portfolio; G=Global Portfolio; SO=Short Term
Portfolio; SS=Short Term Select; D=Diversified

Volume Of Trading For Hyman Beck Contracts And Markets

Set forth below is a bar graph showing the sectors that are traded by Hyman Beck as of December 31, 1998. Investor funds are exposed to these sectors in approximately the percentage allocations stated. Actual allocations change as market conditions and trading opportunities change, and it is likely that the targeted risk allocations may vary for Series C during future periods, although the focus will remain on the financial instruments markets.

The Asset Allocation Portfolio:

Financials          23%
Stock Indices       12%
Metals               9%
Meats                1%
Grains and Softs     5%
Currencies          44%
Energy Products      6%
                   100%

  (GRAPH)

Hyman Beck's Past Performance For All Of Its Clients

Capsule summaries C(1) through C(6) contain actual performance for the periods indicated.

The Asset Allocation Portfolio

The following summary performance information and Capsule C(1) reflect the composite performance results of the Asset Allocation
Portfolio directed by Hyman Beck from January 1993 through
December 1998 for ten accounts ranging in size from $630,000 to $30 million. Three open accounts were profitable and no open accounts were unprofitable as of December 31, 1998.

As of December 31, 1998

Name of commodity trading
  advisor:                   Hyman Beck
Program:                     Asset Allocation Portfolio
Start Date:                  March 1991 (All trading by Hyman Beck)
                             April 1992 (Asset Allocation Program)
No. Accounts:                3

Aggregate $$ In All Programs:$ 266,590,473 (All Programs excluding Notional)
                             $ 319,127,925 (All Programs including Notional)

$$ in this Program           $   16,684,870 (Asset Allocation Portfolio
                              excluding Notional)
                             $   42,897,124 (Asset Allocation Portfolio
                              including Notional)

Largest monthly draw-down:   (9.38)%   February 1996
                             "Largest monthly draw-down" means the
                             greatest decline in month-end
                             net asset value due to losses
                             sustained by a trading portfolio on a
                             composite basis or an individual account for any particular month.

Largest peak-to-valley
   draw-down:                (18.30)%   August 1993 to January 1995
                             "Largest peak-to-valley draw-down" means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a trading portfolio on a composite basis or an individual account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Closed Accounts:             Profitable   =   4
                             Unprofitable  =  3

---------------
1 The Asset Allocation Portfolio represents accounts trading a combination of each of the Global, FX, Diversified and/or Short-Term Portfolios. Although Series C Assets are traded pursuant to the foregoing program, the Asset Allocation Portfolio employed on behalf of the Series C Assets is traded at a higher level of leverage (1.5 times). Hyman Beck manages only one Asset Allocation Portfolio account, the Series C account, at one and one-half times leverage.

CAPSULE C(1) - ASSET ALLOCATION PORTFOLIO MONTHLY/ANNUAL RATES OF RETURN

MONTH      1998     1997     1996     1995      1994
Jan       (0.87)%   7.39%    2.09%   (9.02)%   (0.59)%
Feb       (4.19)    5.11    (9.22)   12.51     (5.96)
Mar       (0.22)    1.48     0.74    26.39      8.30
Apr       (5.27)   (0.60)    6.04     3.79     (5.05)
May        1.66     0.81    (2.62)    1.19      2.69
Jun       (0.93)    1.52     0.97     0.40      3.38
Jul       (0.56)    4.70    (0.51)   (2.60)    (4.03)
Aug        8.25    (1.64)   (4.53)    0.42     (2.97)
Sep        2.50     2.11     0.35    (2.07)    (0.02)
Oct       (0.46)   (2.64)   11.94    (0.63)     5.52
Nov       (5.02)   (0.87)    4.65    (0.62)    (1.42)
Dec        4.76     2.24    (6.45)    3.34     (0.13)
ANNUAL    (1.20)%  20.91%    1.67%   33.35%    (1.29)%

Series C assets are not traded pursuant to the foregoing program. The Asset Allocation Portfolio employed on behalf of the Series C assets are traded at a higher level of leverage (1.5 times).

   Past Performance Is Not Necessarily Indicative Of Future Results

Global Portfolio

As of December 31, 1998
Name of commodity trading
advisor:                        Hyman Beck
Program:                        Global Portfolio
Start Date:                     March 1991 (All trading by Hyman Beck)
                                April 1991 (Global Portfolio)
No. Accounts:                   17
Aggregate $$ In All Programs:   $ 266,590,473 (All Programs excluding Notional)
                                $ 319,127,925 (All Programs including Notional)
$$ in this Program:             $ 234,024,842 (Global Program excluding
                                  Notional)
                                $ 254,005,720 (Global Program including
                                  Notional)
Largest monthly draw-down:       (12.77)%   December 1996

                                 "Largest monthly draw-down" means the
                                 greatest decline in month-end
                                 net asset value due to losses sustained
                                 by a global portfolio on a
                                 composite basis or an individual account for any particular month.

Largest peak-to-valley
  draw-down:                     (19.38)%   July 1994 to February 1995
                                 "Largest peak-to-valley draw-down" means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a global portfolio on a composite basis or an individual account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Closed Accounts:                 Profitable   =  34
                                 Unprofitable   =   16


            1998        1997      1996     1995      1994
ANNUAL      16.84%     24.38%    10.82%    29.12%    3.81%

Series C assets are not traded pursuant to the foregoing program independently, but only as a component of the Asset Allocation Portfolio.

      Past Performance Is Not Necessarily Indicative Of Future Results

FX Portfolio

As of December 31, 1998

Name of commodity trading
advisor:                      Hyman Beck
Program:                      FX Portfolio
Start Date:                   March 1991 (All trading by Hyman Beck)
                              March 1991 (FX Portfolio)
No. of Accounts:              3
Aggregate $$ In All Programs: $ 266,590,473 (All Programs excluding Notional)
                              $ 319,127,925 (All Programs including Notional)
$$ in this Program:           $    5,144,286 (FX Portfolio excluding Notional)
                              $   12,868,829 (FX Portfolio including Notional)

Largest monthly draw-down:    (18.72)%   November 1994
                              "Largest monthly draw-down" means the greatest decline in month-end net asset value due to losses sustained by a foreign exchange portfolio on a composite basis or an individual account for any particular month.

Largest peak-to-valley
draw-down:                    (52.49)%   August 1993 to January 1995
                              "Largest peak-to-valley draw-down" means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a foreign exchange portfolio on a composite basis or an individual account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Closed Accounts:              Profitable    =   12
                              Unprofitable  =   33

            CAPSULE C(3) FX PORTFOLIO ANNUAL RATES OF RETURN

             1998       1997     1996     1995       1994
ANNUAL      (7.68)%    29.30%    6.65%    40.58%    (20.63)%

Series C assets are not traded pursuant to the foregoing program independently, but only as a component of the Asset Allocation Portfolio.

      Past Performance Is Not Necessarily Indicative Of Future Results

Diversified Portfolio

As of December 31, 1998

Name of commodity trading
advisor:                    Hyman Beck
Program:                    Diversified Portfolio
Start Date:                 March 1991 (All trading by Hyman Beck)
                            March 1991 (Diversified Portfolio)

No. of Accounts:            3

Aggregate $$ In All
 Programs:                  $ 266,590,473 (All Programs excluding Notional)
                            $ 319,127,925 (All Programs including Notional)

$$ in this Program:         $        673,502 (Diversified Portfolio excluding
                              Notional)
                            $     2,147,987 (Diversified Portfolio including
                              Notional)

Largest monthly draw-down:  (15.90)%   February 1994
                            "Largest monthly draw-down" means the greatest decline in month-end net asset value due to losses sustained by a diversified portfolio on a composite basis or an individual account for any particular month.

Largest peak-to-valley
 draw-down:                 (30.42)%   August 1993 to December 1995
                            "Largest peak-to-valley draw-down" means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a diversified portfolio on a composite basis or an individual account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Closed Accounts:            Profitable  =   19
                            Unprofitable   =   27

        CAPSULE C(4) - DIVERSIFIED PORTFOLIO ANNUAL RATES OF RETURN

           1998        1997        1996       1995       1994
ANNUAL     1.06%      11.88%      (8.33)%    (4.14)%    (7.07)%

Series C assets are not traded pursuant to the foregoing Program independently, but only as a Component of the Asset Allocation Portfolio.

    Past Performance Is Not Necessarily Indicative Of Future Results

Short-Term Select Portfolio

As of December 31, 1998

Name of commodity trading
advisor:                   Hyman Beck
Program:                   Short-Term Select Portfolio
Start Date:                March 1991 (All trading by Hyman Beck)
                           September 1997 (Short-Term Select Portfolio)
No. Accounts:              4

Aggregate $$ In All
 Programs:                 $ 266,590,473 (All Programs excluding Notional)
                           $ 319,127,925 (All Programs including Notional)

$$ in this Program:        $    7,997,171 (Short-Term Select excluding Notional)
                           $   20,951,071 (Short-Term Select including Notional)

Largest monthly draw-down: (10.15)%   February 1998
                           "Largest monthly draw-down" means the
                           greatest decline in month-end
                           net asset value due to losses sustained
                           by a short-term select portfolio on
                           a composite basis or an individual account for any particular month.

Largest peak-to-valley
 draw-down:                (20.20)%   February 1998 to May 1998
                          "Largest peak-to-valley draw-down" means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a short-term select portfolio on a composite basis or an individual account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end asset net asset value.

Closed Accounts:          Profitable    =    0
                          Unprofitable  =    5

     CAPSULE C(5) - SHORT-TERM SELECT PORTFOLIO ANNUAL RATES OF RETURN

                1998          1997
ANNUAL/YTD     (9.42)%        0.73%
                            (4 months)

Series C assets are not traded pursuant to the foregoing program independently, but only as a component of the Asset Allocation Portfolio.

       Past Performance Is Not Necessarily Indicative Of Future Results

Hyman Beck's Supplemental Performance Information

Short-Term Original Portfolio

Capsule C(6) represents the customer accounts traded by Hyman Beck pursuant to a trading strategy that will not be utilized by Series C.

As of December 31, 1998

Name of commodity trading
advisor:                   Hyman Beck
Program:                   Short-Term Original Portfolio
Start Date:                March 1991 (All trading by Hyman Beck)
                           April 1996 (Short-Term Original Portfolio)
No. Accounts:              5

Aggregate $$ In All
  Programs:                $ 266,590,473 (All Programs excluding Notional)
                           $ 319,127,925 (All Programs including Notional)

$$ in this Program:        $  18,750,672 (Short-Term Original excluding
                            Notional)
                           $  29,154,318 (Short-Term Original including
                            Notional)

Largest monthly draw-down: (9.34)%   April 1998
                           "Largest monthly draw-down" means the greatest decline in month-end net asset value due to losses sustained by a short-term original portfolio on a composite basis or an individual account for any particular month.

Largest peak-to-valley
draw-down:                 (20.78)%   October 1997 to June 1998
                           "Largest peak-to-valley draw-down" means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a short-term original portfolio on a composite basis or an individual account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Closed Accounts:           Profitable     =    11
                           Unprofitable   =     5

     CAPSULE C(6) - SHORT-TERM ORIGINAL PORTFOLIO ANNUAL RATES OF RETURN

                1998        1997      1996
ANNUAL/YTD     (11.12)%     33.30%    0.58%
                                    (9 months)

   Series C assets are not traded pursuant to the foregoing program.

   Past Performance Is Not Necessarily Indicative Of Future Results

               TRADING LIMITATIONS AND POLICIES

The following limitations and policies are applicable to each Series. A trading advisor sometimes may be prohibited from taking positions for a Series that it would otherwise prefer to acquire because of the need to comply with these limitations and policies. The managing owner monitors compliance with the trading limitations and policies set forth below, and it may impose additional restrictions upon the activities of any trading advisor (through modification of the limitations and policies) as it deems appropriate and in the best interests of each Series.

The managing owner:

--Will not approve a material change in the following trading limitations and policies for any series without obtaining the prior written approval of limited owners holding interests representing at least a majority (over 50%) of the net asset value of that series (excluding interests owned by the managing owner and its affiliates).

--May, without obtaining approval from the limited owners, impose additional limitations on the activities of each series or on the types of instruments in which a trading advisor can invest if the managing owner determines that additional limitations (i) are necessary to assure that 90% of the series' income is qualifying income or (ii) are in the best interests of a series.

Trading Limitations

A series will not:

--Engage in pyramiding its commodities positions (i.e., use unrealized profits on existing positions to provide margin for the acquisition of additional positions in the same or a related commodity) but may take into account open trading equity on existing positions in determining whether to acquire additional commodities positions.

--Borrow or loan money (except with respect to the initiation or maintenance of the series' commodities positions or obtaining lines of credit for the trading of forward currency contracts; provided, however, that each series is prohibited from incurring any indebtedness on a non-recourse basis).

--Permit rebates to be received by the managing owner or its affiliates or permit the managing owner or any affiliate to engage in any reciprocal business arrangements that would circumvent the foregoing prohibition.

--Permit any trading advisor to share in any portion of the commodity brokerage fees paid by a series;

--Commingle its assets, except as permitted by law.

--Permit the churning of its commodity accounts.

Trading Policies

Subject to the foregoing limitations, each trading advisor has agreed to abide by the trading policies of the Trust, which currently are as follows:

--Series funds generally will be invested in contracts that are traded in sufficient volume which, at the time such trades are initiated, are reasonably expected to permit entering and liquidating positions.

--Stop or limit orders may, in a trading advisor's discretion, be given with respect to initiating or liquidating positions in order to attempt to limit losses or secure profits. If stop or limit orders are used, however, there can be no assurance that Prudential Securities will be able to liquidate a position at a specified stop or limit order price, due to either the volatility of the market or the inability to trade because of market limitations.

--A series generally will not initiate an open position in a futures contract (other than a cash settlement contract) during any delivery month in that contract, except when required by exchange rules, law, or exigent market circumstances. This policy does not apply to forward and cash market transactions.

--A series may occasionally make or accept delivery of a commodity including, without limitation, currencies. A Series also may engage in an exchange of futures for physicals transaction, as permitted on the relevant exchange, involving currencies and metals and other commodities.

--A series may employ trading techniques such as spreads. An example of a spread position is when a series owns a futures contract which expires in one month and sell a futures contract for the same commodity in a later month.

--A series will not initiate open positions that would result in net long or short positions requiring as margin or premium for outstanding positions in excess of 15% of a series' net asset value for any one commodity, or in excess of 662/3% of a series' net asset value for all commodities combined. Under certain market conditions, such as where there is an inability to liquidate open commodities positions because of daily price fluctuations, the managing owner may be required to commit as margin in excess of the foregoing limits; in such a case the managing owner will cause the trading advisor to reduce its open futures and option positions to comply with these limits before initiating new commodities positions.

--If a series engages in transactions in forward currency contracts other than with or through Prudential Securities and/or Prudential-Bache
Global Markets, Inc., it will engage in such transactions only with or through a bank that has, as of the end of its last fiscal year, an aggregate balance in its capital, surplus, and related accounts of at least $100,000,000 and through other broker-dealer firms whose aggregate balance in their capital, surplus, and related accounts is at least $50,000,000. If transactions are effected for a series in the forward markets, the only forward markets that will be permitted to be utilized are the interbank foreign currency markets and the London Metal
Exchange. The utilization of other forward markets requires the consent of the managing owner.

DESCRIPTION OF THE TRUST, TRUSTEE, MANAGING OWNER, AND AFFILIATES

                               (CHART)

The Trust was formed on December 17, 1997 under the Delaware
Business Trust Act. The sole trustee of the Trust is Wilmington Trust Company, which delegated its duty and authority for the management of the Trust to the managing owner. The managing owner is a wholly-owned subsidiary of Prudential Securities, the Trust's commodity broker and selling agent, which in turn is wholly-owned by Prudential Securities Group Inc., an indirect wholly-owned subsidiary of The Prudential Insurance Company of America.

Prudential Securities Group Inc., Prudential Securities, and the managing owner may each be deemed to be, and the trustee is not deemed to be, a "promoter" of the Trust within the meaning of the Securities Act of 1933. None of the foregoing persons is an "affiliate" (as that term is used for purposes of the Securities Act of 1933) of any of the trading advisors. Prudential Securities Group Inc. and the managing owner may each be deemed to be a "parent" of the Trust within the meaning of the federal securities laws.

A brief description of the trustee, Prudential Securities Group Inc., Prudential Securities, the managing owner, and the officers and directors of the managing owner, follows.

The Trustee

Wilmington Trust Company, a Delaware banking corporation, is the sole trustee of the Trust. Its principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. Wilmington Trust Company is not affiliated with Prudential Securities Group Inc., Prudential Securities, the managing owner, or the trading advisors. It has delegated its duty and authority for the management of the business and affairs of the Trust to the managing owner.
Wilmington Trust Company will accept service of legal process upon the Trust in the State of Delaware. Limited owners will be notified by the managing owner of any change of the trustee.

Prudential Securities Group Inc.

Prudential Securities Group Inc. acts solely as a holding company. Its principal subsidiary is Prudential Securities, the Trust's selling agent and commodity broker. Prudential Securities Group Inc. is an indirect wholly owned subsidiary of The Prudential Insurance Company of America, a major mutual insurance company.

Prudential-Bache Global Markets Inc.

Prudential-Bache Global Markets Inc. is a foreign exchange dealer which engages in over-the-counter, spot, forward, and foreign exchange transactions with, among others, Prudential Securities. It is an affiliate of Prudential Securities, and it is wholly owned by Prudential Securities Group Inc.

The Managing Owner

Prudential Securities Futures Management Inc., a Delaware corporation formed in May 1973, is the managing owner of the Trust. The managing owner has been registered under the Commodity Exchange Act as a commodity pool operator since June 1989 and as a commodity trading advisor since November 1990 and is a member of the National Futures Association. The managing owner's main business office is located at One New York Plaza, 13th floor, New York, New York 10292, telephone
(212) 778-7866. For a description of the managing owner's responsibilities, see "DUTIES OF THE MANAGING OWNER."
The most recent statement of financial condition of the managing owner and report of the independent accountants thereon is set forth under "FINANCIAL STATEMENTS - The Managing Owner."

Directors And Officers Of The Managing Owner

The current officers and directors of the managing owner, described in alphabetical order, are as follows:

Thomas T. Bales, born 1959, is a Vice President of the managing owner. He is also a First Vice President of Futures Administration in the Futures Division for Prudential Securities and serves in various capacities for other affiliated companies. Prior to joining the Futures Division, Mr. Bales served as in-house counsel in the Law Department for Prudential Securities from October 1987 through May 1996.
Mr. Bales joined Prudential Securities in November 1981 as an Analyst in the Credit Analysis Department and later served as a Section
Manager.

Barbara J. Brooks, born 1948, became the Treasurer and Chief
Financial Officer of the managing owner in May 1990, at which time she also became the Treasurer and Chief Financial Officer of Seaport
Futures Management, Inc. (referred to as Seaport Futures). In 1998, she relinquished her position as Treasurer of the managing owner and Seaport Futures. She is a Senior Vice President of Prudential Securities and is Vice President-Finance, Chief Financial Officer, and Director of various entities affiliated with Prudential Securities. She has been employed by Prudential Securities since 1983. Ms. Brooks is a certified public accountant.

David Buchalter, born 1958, has been Secretary of both the managing owner and Seaport Futures since October 1996. Mr. Buchalter is a
Senior Vice President and Senior Counsel in the Law Department of Prudential Securities. Prior to joining Prudential Securities in January 1992, Mr. Buchalter was associated with the law firm of Rosenman &
Colin LLP from April 1988 to January 1992.  Prior to that, from May
1983 though March 1988, Mr. Buchalter served as in-house counsel for Shearson Lehman Hutton, Inc. and its predecessor firm, E.F. Hutton, Inc.

Steven Carlino, born 1964, has been a Vice President and the Chief Accounting Officer of the managing owner since June 1995 and also has held such position with Seaport Futures since such date. In 1998, Mr. Carlino also assumed the office of Treasurer of the managing owner and Seaport Futures. Mr. Carlino is a First Vice President of Prudential Securities and also serves in various capacities for other affiliated companies. Prior to joining Prudential Securities in October 1992, he was employed by Ernst & Young LLP for six years. Mr. Carlino is a certified public accountant.

Joseph A. Filicetti, born 1962, has been a Vice President of the managing owner since October 1998 and also has held such position with Seaport Futures since such date. Mr. Filicetti is Vice President of Prudential Securities and Director of Sales and Marketing in the Managed Futures Department. Prior to joining Prudential Securities in September 1998, he was with Rotella Capital Management as the Director of Sales and Marketing from September 1996 through September 1998 and was employed by Merrill Lynch from July 1992 through August 1996 trading
U.S. government bonds as a market maker.

Thomas M. Lane, Jr., born 1948, has been the President and a Director of the managing owner and Seaport Futures since December 1997. Mr. Lane has also been a Senior Vice President of Futures Sales and Execution Services in the Futures Division, since joining Prudential Securities in September 1995. Mr. Lane is responsible for the Futures Floors in London, New York, Chicago, Kansas City, and Singapore. Mr. Lane is also responsible for the inventory finance area and the Futures Sales offices in London, Chicago, New York, and Kansas City. He is a Director of the National Futures Association and is a member of Prudential Securities' Operating Council. Prior to joining Prudential Securities, Mr. Lane was employed by Merrill Lynch as the Vice President of Group Future Sales and Marketing from November 1983 until September 1995, and prior to that Mr. Lane was employed by Imperial Chemical as a Marketing Manager.

Pamela Morgan, born 1959, has been a Vice President of the managing owner since October 1994. Ms. Morgan is a Managing Director for Prudential-Bache International Bank and Senior Vice President of Prudential Securities. She has managed a variety of departments with increasing levels of responsibility within Prudential Securities, most recently as First Vice President of Finance and Administration in the Futures Division of Prudential Securities, with responsibility for Risk Management, Credit, Finance, Compliance, and Audit. Ms. Morgan has also been a Vice President of Seaport Futures since October 1994. Prior to joining Prudential Securities in 1986, Ms. Morgan, a certified public accountant, was employed by Arthur Andersen & Company for five years.

A. Laurence Norton, Jr., born 1939, has been a Director of the managing owner since October 1994. Mr. Norton has also been a Director of Seaport Futures since March 1994. Mr. Norton has been an Executive
Vice President of Prudential Securities since October 1991 and currently is the Director of its Futures and International Divisions, responsible for managed futures, global strategy, international expansion, sales, trading desk operations, and administration, and he also is a member of Prudential Securities' Operating Committee. Prior to joining Prudential Securities in October 1991, Mr. Norton was the branch manager of Shearson Lehman Brothers' Greenwich, Connecticut branch. Mr.
Norton joined Shearson Lehman Brothers as a branch manager in 1972.

Guy S. Scarpaci, born 1947, has been a Director of the managing owner since July 1987 and was Assistant Treasurer from May 1988 until December 1989. In addition, Mr. Scarpaci has been a Director of Seaport Futures since May 1989. Mr. Scarpaci was first affiliated with the managing owner in July 1987. Mr. Scarpaci has been employed by Prudential Securities in positions of increasing responsibility since August 1974 and is currently a First Vice President of the Futures Division.

Eleanor L. Thomas, born 1954, has been a Vice President of the managing owner since April 1993 and a First Vice President since
October 1998, and she also has held such positions with Seaport Futures since such dates. She is primarily responsible for origination, asset allocation, and due diligence for Managed Futures. Ms. Thomas is a First Vice President of Prudential Securities. Prior to joining Prudential Securities in March 1993, she was with MC Balwin Financial Company from June 1990 through February 1993 and Arthur Anderson & Co.
from 1986 through May 1990.  She graduated Summa Cum Laude from
Long Island University with a B.A. in English Literature, and graduated Baruch College in 1986 with an MBA in Accounting. Ms Thomas is a certified public accountant.

Tamara B. Wright, born 1959, has been Vice President of the managing owner and Seaport Futures since October 1998 and a Director of the managing owner since December 1998. She is also a Senior Vice
President and Chief Administrative Officer for the International and Futures Group. In this capacity, her responsibilities include financial management, risk management, systems implementation, employment matters, and internal control policies and procedures. Previously, Mrs. Wright served as Director of Consumer Markets Risk Management, where she led the Domestic and International Branch efforts in ensuring the timely resolution of audit, compliance, and legal concerns. Prior to joining the firm, Mrs. Wright was a manager with PricewaterhouseCoopers LLP in its Management Consulting division in New York City.

Description And Past Performance Of Other Pools Sponsored By The
Managing Owner And Its Affiliate

Following is a description of the various funds sponsored by the managing owner and its affiliate, Seaport Futures. The January 1994 through December 1998 trading record for the various funds is provided on the following pages in Capsule D, along with the accompanying explanatory notes.

Type of Fund
Public commodity funds for which the managing owner is the general partner (or managing owner) and the commodity pool operator:

Name of Fund
Prudential-Bache Capital Return Futures Fund 2, L.P. (PBCRFF2)
Prudential Securities Optimax Fund 2 L.P. (PBOFF2) (g)
Prudential Securities Aggressive Growth Fund, L.P. (PSAGF)
Diversified Futures Trust I (DFT)
Prudential Securities Strategic Trust (PRUST) (h)

Type of Fund
Non-public commodity funds for which the managing owner is the general partner (or the managing owner) and the commodity pool operator:

Name of Fund
Prudential Securities Financial Futures Fund L.P. (PSFNF)(e)
Signet Partners II, L.P. (SPLP2) (f)
Diversified Futures Trust II (DFTII)
Prudential Securities Foreign Financials Fund, L.P. (PSFFF) (i)

Type of Fund
Offshore investment funds for which the managing owner is investment manager (j)

Name of Fund
Devonshire Multi-Strategy Fund (k)
Prudential-Bache International Futures Fund A, PLC (PBIFFA)
Prudential-Bache International Futures Fund B, PLC (PBIFFB)
Prudential-Bache International Futures Fund C, PLC (PBIFFC)
Prudential-Bache International Futures Fund D, PLC (PBIFFD)
Prudential-Bache International Futures Fund E, PLC (PBIFFE)
Prudential-Bache International Futures Fund F, PLC (PBIFFF)

Type of Fund
Public commodity funds for which Seaport Futures is general partner and commodity pool operator:

Name of Fund
Prudential-Bache Futures Growth Fund, L.P. (PBFG) (d)
Prudential-Bache Diversified Futures Fund L.P. (PBDFF)
Prudential-Bache Capital Return Futures Fund L.P. (PBCRFF)
Prudential-Bache Capital Return Futures Fund 3 L.P. (PBCRFF3)
Prudential-Bache Optimax Fund L.P. (PBOFF)

See Notes to Capsule D on pages 79 to 80.

The past performance information in Capsule D has not been audited. However, the managing owner represents and warrants that the capsule is complete and accurate in all material respects.

                                CAPSULE D
CAPSULE PERFORMANCE OF OTHER POOLS OPERATED BY PRUDENTIAL SECURITIES
          FUTURES MANAGEMENT INC. AND  AFFILIATE [a]

                                                                                              ANNUAL RATE OF RETURN
                                                                                        (COMPUTED ON A COMPOUNDED DAILY
                                                                                                      BASIS)
                                                                 WORST     WORST
                                                                MONTHLY   PEAK TO
                                                                PERCENT   VALLEY
                    TYPE  INCEPTION   AGGREGATE     CURRENT      DRAW-     DRAW-
                     OF      OF     SUBSCRIPTIONS   TOTAL NAV    DOWN      DOWN
NAME OF POOL        POOL   TRADING    ($ X 1,000)   ($ X 1,000)   [b]      [c]        1994     1995    1996   1997    1998
PRUDENTIAL-BACHE
FUTURES GROWTH
FUND, L.P. [d]
(PBFG)           3,5,6,8,10  3/88       24,961          ---     -14.38%   -24.48%    1.57%    -9.54%    ---    ---     ---
                                                                 10/89   12/88-1/93

PRUDENTIAL-BACHE
DIVERSIFIED
FUTURES FUND
L.P. (PBDFF)    3,5,6,8,10   10/88      29,747         17,656   -18.37%   -36.63%   -10.05%   33.95%   24.81%  9.03%  1.96%
                                                                 1/92    1/92-5/92
PRUDENTIAL-BACHE
CAPITAL RETURN
FUTURES FUND L.P.
 (PBCRFF)      1a,3,5,7,8,10  5/89     137,705         14,737   -10.30%   -24.43%   -21.43%   23.97%   8.58%   7.93% -1.09%
                                                                 11/98   9/93-1/95
PRUDENTIAL-BACHE
CAPITAL RETURN
FUTURES FUND 2
L.P. (PBCRFF2) 1a,3,5,7,8,9   10/89    100,000          24,032  -11.36%   -24.24%    -8.08%   27.26% 19.10%   11.40% -7.44%
                                                                  1/92   1/92-5/92

PRUDENTIAL-BACHE
CAPITAL RETURN
FUTURES FUND 3
L.P. (PBCRFF3) 1a,3,5,7,8,10   5/90     64,863          12,692  -11.77%   -17.84%   10.41%   16.64% 16.79%    -7.97% -10.29%
                                                                  4/98    9/90-6/91

PRUDENTIAL-BACHE
OPTIMAX FUND L.P.
- OPTIMAX
(PBOFF)        3,5,7,8,10,11   4/96      69,603         16,283   -6.39%   -11.32%    ---      ---   11.68%    17.49%  17.54%
                                                                  8/97    5/96-8/96

PRUDENTIAL-BACHE
OPTIMAX FUND
L.P. - A
(PBOFF)        1,3,5,7,10,11   2/91      63,356           ---    -6.00%   -10.72%   -6.42%    7.18% -0.41%      ---    ---
                                                                  1/92    5/93-2/95

PRUDENTIAL-BACHE
OPTIMAX FUND L.P.
 - B (PBOFF)   3,5,7,8,10,11   2/91       6,247           ---    -9.90%   -20.26%  -10.66%    7.59% -1.59%      ---    ---
                                                                  1/92    8/93-2/95

PRUDENTIAL
SECURITIES
OPTIMAX FUND
2 L.P. -
OPTIMAX 2 [g]
(PBOFF2)       3,5,7,8,9,12    4/97      17,416           ---    -9.08%   -16.58%     ---      ---   ---      -3.67%  -9.97%
                                                                  4/98    8/97-5/98

PRUDENTIAL
SECURITIES
OPTIMAX FUND
2 L.P. - A
(PBOFF2)       1,3,5,7,9,12     1/92     15,197           ---    -5.82%   -13.53%     -5.51%  13.93% 3.88%     0.86%    ---
                                                                  9/93    9/93-1/95

PRUDENTIAL
SECURITIES
OPTIMAX FUND
2 L.P. - B
(PBOFF2)       3,5,7,8,9,12     1/92      2,219           ---    -9.49%   -20.94%     -6.57% 18.44%  5.24%     0.68%    ---
                                                                  9/93    6/95-7/96

PRUDENTIAL
SECURITIES
FINANCIAL
FUTURES FUND
L.P. [e]
(PSFNF)         2,4,6,8,9       1/93     3,557           ---     -8.39%   -40.23%  -24.46%   -2.05%  ---         ---    ---
                                                                 11/94    8/93-1/95

PRUDENTIAL
SECURITIES
FOREIGN
FINANCIALS
FUND L.P.
(PSFFF)        2,4,6,8,9        1/93     4,198           1,861  -17.68%   -25.96%   16.01%   20.38% 6.65%     -1.35%  36.68%
                                                                 9/93    9/93-1/94

PRUDENTIAL
SECURITIES
AGGRESSIVE
GROWTH FUND
L.P. (PSAGF)   3,5a,7,8,9      8/93     20,335           5,595   -9.71%   -32.68%  -13.51%   29.51%  7.89%    -2.31%  13.11%
                                                                  9/93   8/93-1/95

DIVERSIFIED
FUTURES
TRUST I
(DFT)          3,5a,6,8,9      1/95     65,908          58,938   -9.38%   -12.88%    ---     42.65% 23.49%     8.82%   4.80%
                                                                 11/98   1/98-9/98

SIGNET
PARTNERS II,
LP [f] (SPLP2) 2,4,7,8,9       2/96      1,531            ---    -6.37%    -8.41%    ---      ---    9.70%     6.10%  -0.70%
                                                                  8/97    8/97-1/98

PRUDENTIAL
SECURITIES
STRATEGIC
TRUST [h]
(PRUST)        3,5a,6,8,9      5/96     63,403          45,014  -15.84%   -33.98%    ---       ---   3.47%    -0.49%  20.25%
                                                                  4/98    8/97-7/98

DIVERSIFIED
FUTURES
TRUST II
(DFTII)        2,5,6,8,9       3/97     44,223          39,166   -9.66%   -11.77%    ---       ---   ---       6.26%   6.82%
                                                                 11/98    1/98-7/98

PRUDENTIAL-
BACHE
INTERNATIONAL
FUTURES
FUND A PLC
(PBIFA) [j]    2,4,6,8,9,13    6/96     30,762          12,133  -15.39%   -31.52%    ---       ---  12.30%    -0.36%   34.14%
                                                                  4/98    8/97-7/98

PRUDENTIAL-
BACHE
INTERNATIONAL
FUTURES
FUND C PLC
(PBIFC) [j]    2,4,6,8,9,13    6/96     24,379           8,039  -6.82%    -20.08%    ---       ---  22.70%    -3.59%   35.42%
                                                                 8/97    12/96-4/97

PRUDENTIAL-
BACHE
INTERNATIONAL
FUTURES
FUND B PLC
(PBIFB) [j]    2,4,6,8,9,13    7/96     87,444          68,912  -8.84%    -19.97%    ---       ---  28.50%    13.77%    3.49%
                                                                 5/97     1/98-7/98

PRUDENTIAL-
BACHE
INTERNATIONAL
FUTURES
FUND D PLC
(PBIFD) [j]    2,4,6,8,9,13   10/96     19,617          13,221   -7.80%   -10.31%    ---       ---  -1.10%   14.36%    23.87%
                                                                  4/98    2/98-4/98

PRUDENTIAL-
BACHE
INTERNATIONAL
FUTURES
FUND E PLC
(PBIFE) [j]    2,4,6,8,9,13    1/97     15,792           9,392   -9.41%    -9.41%    ---       ---    ---     2.20%   12.23%
                                                                  8/97    8/97

PRUDENTIAL-
BACHE
INTERNATIONAL
FUTURES
FUND F PLC
(PBIFF) [j]    2,4,6,8,9,13    9/97     10,999           9,664   -9.50%   -11.09%    ---       ---   ---      -4.60%   47.90%
                                                                 10/97   10/97-11/97

DEVONSHIRE
MULTI-
STRATEGY
FUND
(DEVON)[j],[k] 2,4,8,9,14      2/98     13,552          12,011   -3.88%    -8.55%    ---       ---   ---       ---     -7.70%
                                                                  4/98   4/98-8/98

     PLEASE SEE FOLLOWING PAGE FOR ACCOMPANYING KEY AND NOTES
  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Key And Notes To Capsule D
Key to type of pool
1  - Principal-protected pool currently
1a - Principal-protected pool initially, but not currently
2  - Privately offered pool
3  - Publicly offered pool
4  - Open ended pool
5  - Closed ended pool
5a - Initially open ended, currently closed ended
6  - Single advisor pool
7  - More than one advisor
8  - Non-principal protected pool
9  - CPO is Prudential Securities Futures Management Inc.
10 - CPO is Seaport Futures Management, Inc.
11 - Following the expiration of the principal-protected feature of the A
     Units on March 31, 1996, the A & B Units merged into OptiMax Units on April 1, 1996.
12 - Following the expiration of the principal-protected feature of the A
     Units on March 31, 1997, the A & B Units merged into OptiMax 2
     Units on April 1, 1997.
13 - Offshore pool offered to non-U.S. persons, authorized and supervised by the Central Bank of Ireland.
14 - Offshore fund-of-funds offered to non-U.S. persons

Notes:
[a]  All performance is presented as of December 1998.
[b] "Worst monthly percent draw-down" means greatest percentage decline in net asset value due to losses sustained by a pool, account, or other trading program from the beginning to the end of a calendar month.
[c] "Worst peak to valley draw-down" means greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account, or other trading program during a period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value. "Draw-down" means losses experienced by the pool over a specified period.
[d]  Liquidated February 1995.
[e]  Liquidated December 1995.
[f]  Liquidated April 1998.
[g]  Liquidated May 1998.
[h]  Name change from Willowbridge Strategic Trust to Prudential
     Securities Strategic Trust during August 1998.
[i]  To be liquidated on March 19, 1999.
[j] These are non-U.S. investment funds which are available only to non-U.S. residents. They are organized as investment companies incorporated in non-U.S. jurisdictions. Eligibility notices under CFTC Rule 4.7 have been filed in connection with these funds.
[k]  Expected to be liquidated in 1999.

Notes To Capsule D Continued on Next Page

Notes To Capsule D Continued:

(1)  Management Fees, Incentive Fees, And Brokerage Commissions
     Name of Fund    Management Fee     Incentive Fee    Brokerage Commission
     PBFG            2%                 18%              9%
     PBDFF           4%                 15%              8% (1)
     PBCRFF          4%                 15%              8%
     PBCRFF2         2-4%               15-20%           8% (2)
     PBCRFF3         2%                 17%              7.5% (plus transaction costs)
     PBOFF           2-3%               17-23%           8% (plus transaction costs)
     PBOFF2          2-3%               15-20%           8% (plus transaction costs)
     PSFNF           1.9-3%             20%              (3)
     PSFFF           1.9%               20%              (4)
     PSAGF           2%                 15-23%           8% (plus transaction costs)
     DFT             4%                 15%              7.75%
     DFTII           4%                 15%              6.75%
     SPLP2           2.5%               20%              $10 per round-turn
     PBIFA           3%                 20%              5.75% (plus transaction costs)
     PBIFB           4%                 15%              5.75% (plus transaction costs)
     PBIFC           2%                 20%              5.75% (plus transaction costs)
     PBIFD           2-3%               20%              5.75% (plus transaction costs)
     PBIFE           2%                 20%              5.75% (plus transaction costs)
     PSIFF           2%                 25%              5.75% (plus transaction costs)
     PRUST           .9756%-3%          20%              7.5% (5)
     DEVON           1% (6)             3.75% (6)        (6)

     (1)  Decreased from 9% to 8% during August 1998.
     (2)  Decreased from 8.5% to 8% during August 1998.
     (3) Prior to April 1, 1994, PSFNF was charged on a per transaction basis at the rate of $35 per round-turn. From April 1, 1994 until its liquidation in December 1995, PSFNF was charged a flat annual 8% brokerage fee.
     (4) Prior to April 1, 1994, PSFFF was charged on a per transaction basis at the rate of $35 per round-turn. From April 1, 1994 through July 25, 1997, PSFFF was charged a flat annual 8% fee, plus general and administrative costs. Currently, PSFFF is charged a flat annual 8.8% fee.
     (5)  Decreased from 7.75% to 7.5% during September 1998.
     (6) DEVON only invests in other funds. Accordingly, it does not have a direct brokerage commission expense. However, as an investor in other funds, DEVON pays its pro rata share of management and incentive fees and brokerage commissions paid by those funds. The management and incentive fees shown in this chart only represent the fees paid directly to the managing owner and do not reflect DEVON's pro rata portion of the management and incentive fees in the funds in which it invests.

(2) Rate of return is calculated each week by dividing net performance by beginning equity. The weekly returns are then compounded to arrive at the rate of return for the month, which is in turn compounded to arrive at the annual rate of return.

Prudential Securities

Prudential Securities, a Delaware corporation formed in March 1981, is the selling agent and the commodity broker for the Trust. Prudential Securities, in its capacity as selling agent for the Trust, is registered as a broker-dealer with the SEC and is a member of the NASD. It is also registered as a futures commission merchant under the Commodity
Exchange Act and is a member of the NFA. Prudential Securities is a clearing member of the Chicago Board of Trade, Chicago Mercantile
Exchange, Commodity Exchange, Inc., and all other major U.S.
commodity exchanges. Prudential Securities main business office is located at One Seaport Plaza, New York, New York 10292, telephone
(212) 214-1000.

Prudential Securities Litigation And Settlements

From time to time, Prudential Securities and its principals are involved in legal actions, some of which individually and all of which in the aggregate, seek significant or indeterminate damages. However, except for the actions described below, during the five years preceding the date of this prospectus, there has been no administrative, civil, or criminal action against Prudential Securities or any of its principals which is material, in light of all the circumstances, to an investor's decision to invest in the Partnership.

On March 10, 1994, Prudential Securities agreed to the entry of a Consent Order issued by the State of Missouri, Commissioner of Securities. The allegations against Prudential Securities were that the firm failed to supervise a former registered representative, in violation of Missouri securities laws. Without admitting or denying the allegations, Prudential Securities agreed to the following: (a) to maintain and make available to the Missouri Division of Securities all customer and regulatory complaints concerning any Prudential Securities employee working in a branch located in Missouri or any security sold by such employees; (b) beginning 30 days from the date of the Consent Order and continuing for a period of three years, to include at least one public service information piece selected by the Commissioner of Securities in all of Prudential Securities' new account packages mailed to Missouri residents; (c) for a period of three years from the date of the Consent Order, to annually provide a notice to Prudential Securities' Missouri customers which details the procedures for filing a complaint with Prudential Securities and the applicable regulatory authorities. In addition, Prudential Securities agreed to pay a fine in the amount of $175,000.

On June 8, 1994, the Business Conduct Committee of NYMEX accepted an Offer of Settlement submitted by Prudential Securities concerning allegations that Prudential Securities violated NYMEX rules regarding pre-arranged trades and wash trades. Without admitting or denying the allegations, Prudential Securities consented to a finding by NYMEX that it had violated NYMEX Rule 8.55(A)(18) relating to conduct substantially detrimental to the interest of the welfare of NYMEX, agreed to cease and desist from future violations of Rule 8.55, and agreed to pay a fine in the amount of $20,000.

On September 19, 1994, Prudential Securities consented to the entry of an Agreement and Order issued by the State of Idaho, Department of Finance, Securities Bureau. The allegations against Prudential
Securities were that the firm failed to supervise certain employees in connection with securities and options trading activities entered into on behalf of Idaho clients, in violation of the Idaho Securities Act. It was further alleged that Prudential Securities failed to amend the Forms U-4 for certain employees. Prudential Securities agreed to a number of sanctions and remedial measures including, but not limited to, the following: (a) to install a new branch manager in the Prudential
Securities Boise branch office, who is to function in a supervisory capacity only; (b) to designate a regional quality review officer to review all securities options accounts and options trading activities of Idaho customers in three Prudential Securities offices; (c) to implement procedures reasonably designed to ensure compliance with regulations concerning the timely delivery of prospectuses; and (d) to cooperate in Idaho's ongoing investigation and to comply with all provisions of the Act. In addition, Prudential Securities has agreed to pay a fine to the State of Idaho in the amount of $300,000. In addition, Prudential Securities has voluntarily reimbursed certain customers for losses suffered in their accounts in the amount of $797,518.49.

On October 27, 1994, Prudential Securities and Prudential Securities Group Inc. entered into an agreement with the Office of the U.S.
Attorney for the Southern District of New York deferring prosecution of charges contained in a criminal complaint. The complaint alleged that Prudential Securities committed fraud in connection with the sale of certain oil and gas limited partnership interests between 1983 and 1990 in violation of federal securities laws. The terms of the agreement were complied with in full and accordingly, the complaint was dismissed without prejudice in October 1997.

On June 19, 1995, Prudential Securities entered into a settlement with the CFTC in which, without admitting or denying the allegations of the complaint, Prudential Securities consented to findings by the CFTC of certain recordkeeping violations and failure to supervise in connection with the commodity trading activities, in 1990 and early 1991, of a former broker of Prudential Securities. Pursuant to the settlement, Prudential Securities agreed to (i) pay a civil penalty of $725,000, (ii) the entry of a cease and desist order with respect to the violations charged, and (iii) an undertaking directing the Prudential Securities' Compliance Committee directing that a review of certain of the firm's commodity compliance and supervisory policies and procedures be conducted and a report be submitted to the CFTC, as well as a report to the CFTC on the actions taken as a result of the review.

On February 29, 1996, the State of New Mexico Securities Division issued a final order, subject to a settlement whereby Prudential Securities neither admitted nor denied any allegations that Prudential Securities failed to supervise two former employees and a Branch Office Manager of its Phoenix branch. The allegations included misrepresentation, fraud, unsuitability, failure to properly register, and failure to report a suspected forgery. Prudential Securities consented to the imposition of a censure and paid a fine in the amount of $15,000 as well as investigative fees in the amount of $2,000.

Stemming from final settlement agreements and consent orders in a U.S. District Court for the Southern District of Florida, on December 10,
1996, the Department of Labor issued a final order imposing a statutory civil penalty against Prudential Securities in the amount of $61,250. The Department of Labor assessed the above referenced automatic penalty under ERISA section 502(l) based upon allegations that Prudential Securities acted as a fiduciary under ERISA with respect to the Metacor, Inc. Profit Sharing and Retirement Savings Plan and knowingly facilitated certain transfers of funds out of the Plan's account to a corporate account that Metacor maintained in one or more banks. Prudential Securities neither admitted nor denied the Department of Labor's allegations.

On May 20, 1997, the CFTC filed a complaint against Prudential
Securities, Kevin Marshburn (a former Prudential Securities Financial Advisor), and two of Marshburn's sales assistants. The complaint alleges, in essence, that during the period from May 1993 through March 1994: (i) Marshburn fraudulently allocated trades among his personal account and certain customer accounts; (ii) Prudential
Securities did not properly supervise Marshburn by failing to have policies and procedures in place to detect and deter the alleged allocation scheme; and (iii) Prudential Securities failed to maintain and produce records with respect to transactions during the period in issue. The complaint seeks several forms of relief against Prudential Securities, including a cease and desist order, suspension or revocation of registration, restitution, and civil penalties of up to $100,000 for each alleged violation. Prudential Securities has denied the operative allegations against it and is vigorously defending the action.

On December 23, 1998, Prudential Securities was one of twenty-eight market making firms that reached a settlement with the SEC in the matter titled In the Matter of Certain Market Making Activities on Nasdaq. As part of the global settlement of that matter, Prudential Securities, without admitting or denying the factual allegations, agreed to an order which requires that it cease and desist from committing or causing any violations of Sections 15(c)(1) and (2) of the Securities Exchange Act of 1934 and Rules 15C1-2 and 15C2-7 thereunder, pay a civil penalty of $1,000,000 and disgorgement of $1,361 and submit certain policies and procedures for review by an independent consultant.

            DUTIES AND COMMITMENTS OF THE MANAGING OWNER

Management Of The Trust

The managing owner is responsible for the management of each series' business and affairs but does not (except in certain limited, and essentially emergency, situations) direct the trading activities for any series. This responsibility includes:

--Renewing the Advisory Agreements with the trading advisors, as well as selecting additional and/or substitute trading advisors; provided, however, that in no event will the managing owner retain a commodity trading advisor affiliated with Prudential Securities.

--Determining whether to retain or replace the trustee.

--Preparing monthly and annual reports to the limited owners, filing reports required by the CFTC, the SEC, and any other federal or state agencies or self-regulatory organizations.

--Calculating the net asset value of each series and all fees and expenses, if any, to be paid by each series.

--Providing suitable facilities and procedures for handling and executing redemptions, exchanges, transfers, and distributions (if any), and the orderly liquidation of each series.

--Selecting and monitoring the Trust's commodity clearing broker.

Retention Of Affiliates

The managing owner may retain affiliates to provide certain administrative services necessary to the prudent operation of the Trust and each series so long as the managing owner has made a good faith determination that:

--The affiliate that it proposes to engage is qualified to perform such services.

--The terms and conditions of the agreement with an affiliate are no less favorable than could be obtained from equally qualified unaffiliated third parties.

--The maximum period covered by any such agreement shall not exceed one year, and shall be terminable without penalty upon 60 days' prior written notice by the Trust.

The fees of any such affiliates are the responsibility of Prudential Securities or one of its other affiliates.

Notification Of Decline In Net Asset Value

If the estimated net asset value per interest of your declines as of the end of any business day to less than 50% of the net asset value per interest of that series as of the end of the immediately preceding valuation point, the managing owner will notify you within seven business days of such decline. The notice will include a description of your voting and redemption rights.

Maximum Contract Term

The Trust or any series of the Trust is prohibited from entering into any contract with the managing owner or its affiliates which has a term of more than one year and which is not terminable by the Trust without penalty upon 60 days' prior written notice.

The managing owner participates in the income and losses of each series in the proportion which its ownership of general interests bears to the total number of Interests of a series on the same basis as the limited owners, but the managing owner receives no fees or other remuneration from a series.

Managing Owner's Financial Commitments

Minimum Purchase Commitment   The managing owner contributed
funds to each series in order to have a 1% interest in the capital, profits, and losses of each series and in return received general interests in each series. The managing owner is required to keep its investment in each series at an amount that gives the managing owner at least a 1% interest in the capital, profits, and losses of each series so long as it is acting as the managing owner of the Trust. The managing owner may purchase limited interests in any series as a limited owner. All interests purchased by the managing owner are held for investment purposes only and not for resale. No principal of the managing owner owns any beneficial interest in the Trust.

Net Worth Commitment   The managing owner's net worth is set forth in
its statement of financial conditionon page 153 and is significantly in excess of the minimum net worth requirements under the NASAA guidelines. The managing owner and Prudential Securities Group, Inc., the company which owns Prudential Securities, have each agreed that so long as the managing owner remains the managing owner of the Trust, they will not take or voluntarily permit to be taken any affirmative action to reduce the managing owner's net worth below any regulatory-required amounts.

                       FIDUCIARY RESPONSIBILITIES

Accountability

Pursuant to the Delaware Business Trust Act, the trustee delegated to the managing owner responsibility for the management of the business and affairs of the Trust and each series, and it has neither a duty to supervise or monitor the managing owner's performance nor any liability for the acts or omissions of the managing owner. The trustee retains a statutory fiduciary duty to the Trust only for the performance of the express obligations it retains under the Trust Agreement, which are limited to the making of certain filings under the Delaware Business Trust Act and to accepting service of process on behalf of the Trust in the State of Delaware. It owes no other duties to the Trust, or any series, or to you.

The managing owner is accountable to you as a fiduciary and must exercise good faith and fairness in all dealings affecting the Trust.
Under the Delaware Business Trust Act, if you, the trustee, or the managing owner has duties to the Trust or to you and liabilities relating to those duties, (i) the trustee and the managing owner shall not be liable for their good faith reliance on the provisions of the Trust Agreement, and (ii) the trustee's and the managing owner's duties and liabilities may be expanded or restricted by the express provisions of the Trust
Agreement. The managing owner may not contract away its fiduciary obligations.

Legal Proceedings

If you believe that the managing owner has violated its obligations to you, you may bring a law suit against the managing owner. If a law suit is brought, you may look to (i) recover damages from the managing owner, (ii) require "accounting" - the right to specific and/or complete financial information concerning the series; and (iii) seek any other action from or by the managing owner as a court permits. A law suit can be based on various claims, including that the managing owner breached its fiduciary duties, it violated the federal securities or commodity laws, or it committed fraud.

Reparations And Arbitration Proceedings

You also have the right to institute a reparations proceeding before a CFTC administrative law judge against the managing owner (a registered commodity pool operator), Prudential Securities (a registered futures commission merchant) or the trading advisor of that series (a registered commodity trading advisor) under the Commodity Exchange
Act, and the rules promulgated thereunder, as well as the right to initiate arbitration proceedings in lieu thereof.

Basis For Liability

You should be aware, however, that certain provisions in the Advisory Agreements, the Brokerage Agreement, and the Trust Agreement generally make it more difficult to establish a basis for liability against any trading advisor, Prudential Securities, and the managing owner than it would be absent such provisions, including (i) each Advisory
Agreement gives broad discretion to each trading advisor; and (ii) each Advisory Agreement and the Trust Agreement contains provisions which will result in a trading advisor not being liable for certain conduct and/or another party indemnifying a trading advisor, that means that the other party is required to reimburse a trading advisor for money it has lost as the result of a law suit if the trading advisor is not responsible for the damaged caused. Payment of any indemnity to any such person by the Trust or any series of the Trust pursuant to such provisions would reduce the assets of the series affected. The managing owner does not carry insurance covering such potential losses, and the Trust carries no liability insurance covering its potential indemnification exposure.

                            THE OFFERING

The Initial Offering

On June 10, 1998, a sufficient number of subscriptions for each series had been received and accepted by the managing owner to permit the Trust to commence trading. The total amount of initial subscriptions received on June 10, 1998 were as follows:

           From Initial Investors        From The Managing Owner
Series A         $5,964,177                    $75,000
Series B         $5,634,093                    $75,000
Series C         $5,631,177                    $75,000

The Current Offering Period

Currently, interests in each series are sold once each week until each series' subscription maximum has been issued, either through sale or exchange. For the purposes of describing the offering of interests during this continuous offering period, the dealing day means the first business day of each week. The valuation point means the close of business on Friday of each week. Each series' interests are sold at a price that equals its net asset value per interest as of the valuation point immediately preceding the dealing day on which a subscription is eligible to become effective.

In order to subscribe for interests in any series, you must submit your Subscription Agreement (Exhibit D) to the managing owner at its principal office at least five business days before the dealing day on which you want to be admitted to the Trust as a limited owner.
Sufficient funds must be in your Prudential Securities account on a timely basis. After the five business day waiting period (two business days if you are purchasing additional interests in a series you currently own), and the managing owner's approval of your subscription, the net asset value per interest will be determined at the next valuation point, and the subscription price per interest will be finalized. A subscription will become effective on the immediately following dealing day. Because of this waiting period, the purchase price of an interest is not fixed on the date your subscription is submitted, and the net asset value of an interest may fluctuate between the date you submit a subscription application and the valuation date on which the subscription price for your investment is finalized.

You will be admitted as a limited owner as of the same dealing day on which your subscription becomes effective, and confirmation of each accepted subscription will be sent to you. In the event that funds in your account are insufficient to cover the requested subscription amount, or for any other reason in the managing owner's sole discretion, the managing owner may reject the subscription in whole or in part. Funds from accepted subscriptions are transferred from your Prudential
Securities account (or from your account at an additional seller) and deposited in the applicable series' trading account.

Purchases Of Additional Interests In A Series

If you are an existing limited owner in a particular series and wish to purchase additional interests in the same series, you must submit a Subscription Agreement (Exhibit D) at least two business days before any given dealing day, and the subscription for additional interests must be approved by the managing owner. After the two business day waiting period and the managing owner's approval of the subscription for additional interests, the net asset value per interest is determined at the next occurring valuation point, and the subscription price per interest is finalized. Your subscription becomes effective on the immediately following dealing day. Because of this waiting period, the purchase price of additional interests is not fixed on the date you submit your subscription, and the net asset value of the interests may fluctuate between the date of your submission and the valuation date on which the subscription price is finalized.

Exchange Of Interests

You may exchange interests in one series, without charge, for interests of equivalent value of any other series for as long as the interests of the series for which the exchange is being made are offered for sale. You must submit an Exchange Request (Exhibit C) at least five business days before any given dealing day, and the exchange must be approved by the managing owner. After the five business day waiting period and the managing owner's approval of the exchange, the net asset value per interest for each applicable series (i.e., the series being exchanged from and the series being exchanged into) is determined at the next occurring valuation point, and the prices per interest are finalized. Your exchange becomes effective on the immediately following dealing day. Because of the five business day waiting period, the net asset value of the interests being exchanged is not fixed on the date you submit your exchange request, and the net asset value of the interests - of both the series you are exchanging from and the series you are exchanging into - may fluctuate between the date of your submission and the valuation date on which the net asset value per interest is finalized.

An exchange is treated as a redemption of interests in one series (the series you are exchanging from) and a simultaneous purchase of interests in another series (the series you are exchanging into). Your exchange is subject to satisfying the conditions governing redemption on the applicable dealing day (see "Redemption of Interests" in this section), as well as the requirement that interests of the series being exchanged into are then being offered for sale. Although an exchange is treated, in part, as a redemption, you are not subject to any "exchange" or redemption charges. An exchanging limited owner may, however, realize a taxable gain or loss in connection with the exchange. See "FEDERAL INCOME
TAX CONSEQUENCES."

Effective Dates Of Subscriptions And Exchanges

Your subscription and exchange is effective on the first dealing day to occur at least five business days after a subscription or exchange request is submitted and approved by the managing owner. If you are an existing limited owner who purchases additional interests in the same series you currently own, the effective date of your subscription is the first dealing day to occur at least two business days after a subscription for additional interests is submitted and approved by the managing owner. The effective date of your redemption of interests is the first dealing day to occur at least two business days after your redemption request is received and approved by the managing owner.

Redemption Of Interests

You may redeem all or any portion of your interests (including interests held by assignees) on the first dealing day to occur at least two business days after the date the managing owner receives your Redemption
Request in proper order (as noted above, each such dealing day is referred to as a redemption date). Redemptions generally are made at the net asset value per interest determined as of the valuation point immediately preceding the redemption date. Your redemption is subject to changes in net asset value between the date you submit your Redemption Request and the valuation point on which the redemption price is finalized. If you redeem an interest on or before the end of the first and second successive six-month periods after the effective dates of your purchase, you are subject to a redemption fee of 4% and 3%, respectively, of the net asset value at which the interest is redeemed unless the redemption is part of an exchange for interests in another series offered hereby or invested in another commodity pool sponsored by the managing owner. These redemption fees are paid to the managing owner. If, at the time of redemption you have purchased at least $5,000,000 in interests, the redemption fee, if applicable, may be waived.

If your request for redemption is timely and in proper form, it will be honored and the applicable series' commodity positions will be liquidated to the extent necessary to effect such redemptions. The managing owner may suspend temporarily any redemption if the effect of the redemption, either alone or in conjunction with other redemptions, would be to impair any series' ability to operate in pursuit of its objectives. Your right to obtain redemption also is contingent upon the series' having property sufficient to discharge its liabilities on the date of redemption. Redemption Requests may be mailed or otherwise delivered to the managing owner.

In the event that the estimated net asset value per interest of your series, after adjustment for distributions, as of the close of business of any business day is less than 50% of the net asset value per interest of that series as of the last valuation point (i.e., Friday of the immediately preceding week), you will be given notice of such event within seven business days of such occurrence, and the notice includes instructions on the redemption of interests.

The net asset value per interest upon redemption of your interest on any date also reflects all accrued expenses for which the applicable series is responsible, including incentive fees, if any (including incentive fees which may be due and owing other than at the end of a quarter), and is reduced by your interest's pro rata portion of any expenses or losses incurred by the series resulting from your actions, if unrelated to the series' business, as well as your liabilities for certain series taxes, if any, or for liabilities resulting from your violations of the transfer provisions in the trust agreement. You will be notified in writing within ten business days following the redemption date whether or not your interests shall be redeemed, unless payment for the redeemed interests is made within that ten-day period, in which case notice shall not be required. Except as otherwise provided in the Trust Agreement, in the case of extraordinary circumstances, payment generally shall be made within ten business days following the redemption date. You may revoke your intention to redeem before the redemption date by written instruction to the managing owner.

The Trust Agreement provides that the managing owner also has the right mandatorily to redeem, upon ten days' prior notice, interests you hold if (i) the managing owner determines that your continued participation in the Trust might cause the Trust or you to be deemed to be managing "Plan Assets" under ERISA; (ii) there is an unauthorized assignment or transfer pursuant to the Agreement; or (iii) in the event that any transaction would or might violate any law or constitute a prohibited transaction under ERISA or the Internal Revenue Code and a statutory, class, or individual exemption from the prohibited transaction provisions of ERISA for such transaction or transactions does not apply or cannot be obtained from the Department of Labor (or the managing owner determines not to seek such an exemption).

Sale Of Interests

The Trust does not, directly or indirectly, pay or award any finder's fees, commissions or other compensation as an inducement to any investment adviser to advise a potential limited owner to purchase interests in a series. Prudential Securities receives no selling commissions or concessions on the sale of interests. Prudential Securities has no present intention, but does reserve the right, to retain certain selected brokers or dealers that are members of the NASD (these brokers or dealers are sometimes referred to as additional U.S. sellers) and/or certain foreign securities firms, (collectively the domestic additional sellers and the foreign additional sellers are sometimes referred to simply as additional sellers).

At no additional cost to the Trust, Prudential Securities grants, at the time of a sale, a per-interest sales credit to the Prudential Securities branch office that sells an interest to a limited owner (other than an Individual Retirement Account of an employee of Prudential Securities).
From this sales credit, normally not more than 2.5% of the net asset value per interest is paid to the employees of Prudential Securities who have sold interests and who hold all the appropriate federal and state securities registrations. Any additional sellers retained by the Trust will be paid by Prudential Securities, at no cost to the Trust, at rates that will not generally exceed 2.5% of the net asset value per interest. Aggregate expenses incurred in connection with retail salaries, expenses, reimbursement, sales seminars, bonus, and sales incentives do not exceed the limitation imposed on such expenses by the NASD.

Beginning 12 months after the month in which the sale of each interest is effective, Prudential Securities, again at no additional cost to the Trust, compensates its employees who render certain on-going, additional services to limited owners (other than an Individual Retirement Account of an employee of Prudential Securities). Employees eligible for this compensation are those who have sold interests and who are registered under the Commodity Exchange Act and who satisfy all applicable proficiency requirements (i.e., have passed the Series 3 or Series 31 examinations or are exempt therefrom) in addition to having all applicable federal and state securities registrations. This compensation is paid periodically, on an interest-by-interest basis, and will not generally exceed 2% of the net asset value of the applicable series per annum.

Prudential Securities will not compensate any individual with whom it no longer associated but may compensate employees who, although not responsible for the initial sale of an interest, continue to provide on-going services in place of an individual who was responsible for the initial sale. Any employee compensated in this manner must have the appropriate registrations and proficiency requirements. Any additional sellers retained by the Trust also receive continuing compensation. Employees of additional U.S. sellers receiving continuing compensation are required to be registered and qualified in the same manner as Prudential
Securities employees.

Prudential Securities, as the selling agent for this offering of interests, is an "underwriter" within the meaning of the Securities Act of 1933.
Trading advisors are not underwriters, promoters, or organizers of the Trust.

All of the proceeds of this offering are received in the name of each series and are deposited and maintained in cash in separate trading accounts called, segregated trading accounts, for each series at Prudential Securities. Except for that portion of any series' assets that is deposited as margin to maintain forward currency contract positions, each series' assets is maintained in accordance with requirements of the Commodity Exchange Act and the regulations thereunder, which means that assets are maintained either on deposit with Prudential Securities or, for margin purposes, with the various exchanges on which the series are permitted to trade. Assets also may be maintained on deposit in U.S. banks, although there is no present intention to do so. Assets are not maintained in foreign banks. Prudential Securities credits each series with 100% of the interest earned on the average net assets of each series on deposit at Prudential Securities. Assets are expected to earn interest at the federal funds rate, currently approximately 5%, but that rate may change from time to time. The managing owner does not combine the property of any series with the property of another person, nor does the Trust combine the assets of one series with the assets of any other series. The Trust does not invest in or loan funds to any other person or entity, nor are assets from one series loaned to or given to another series.

WHO MAY SUBSCRIBE

Prudential Securities and each employee of Prudential Securities selling interests in the Trust is obligated to make every reasonable effort to determine that the purchase of interests is a suitable and appropriate investment for you based on information provided by you regarding your financial situation and investment objective.

A purchase of the interests should be made only if your financial condition permits you to bear the risk of a total loss of your investment in the Trust. An investment in the interests should be considered only as a long-term investment.

You should not purchase interests with the expectation of tax benefits in the form of losses or deductions. If losses accrue to a series, your distributive share of such losses will, in all probability, be treated as a capital loss and generally will be available only for offsetting capital gains from other sources. To the extent that you have no capital gains, capital losses can be used only to a very limited extent as a deduction from ordinary income.

If you are an IRA or other benefit plan investors no one associated with the Trust is representing to you that this investment meets any or all of the relevant legal requirements for investments by you or that this investment is appropriate for you. You should consult with your attorney and financial advisers as to the propriety of this investment in light of your circumstances and current tax law.

Subscriptions for the purchase of the interests by you are subject to the following conditions:

Fundamental Knowledge

You should make sure that you understand, among other things, (i) the fundamental risks and possible financial hazards of the investment,
(ii) the trading strategies to be followed in the series in which you will invest, (iii) that transferability of the interests is restricted, (iv) that the managing owner manages and controls each series' and the Trust's business operations, (v) the tax consequences of the investment, (vi) the liabilities you will assume, (vii) the redemption and exchange rights that apply to your purchase, and (viii) the Trust's structure, including each series' fees. In addition, the managing owner must consent to your subscription, which consent may be withheld in whole or in part for any reason.

Ineligible Investors

If you are a benefit plan investor, you may not purchase interests in any series if the trustee, the managing owner, Prudential Securities, the trading advisors, or any of their respective affiliates (i) is an employer maintaining or contributing to your plan or (ii) has investment discretion over the investment of the assets of your plan. An investment in any series of the Trust is not suitable for charitable remainder annuity trusts or charitable remainder unit trusts.

Minimum Purchases
     --Minimum Initial Purchase       $5,000 or $2,000 (for IRA accounts
                                      only) in one or more series
     --Minimum Per Series             $1,000 for any series

     --Minimum Additional Purchases   $100 per series

Net Worth, Income, And Liquidity Requirements

The following requirements may be higher under the securities laws of the state of your residency. The requirements of each state are set forth in the Subscription Agreement annexed as Exhibit D hereto under the caption "State Suitability Requirements." The managing owner also may impose greater requirements on you if you propose to purchase more than the minimum number of interests in a series.

Subscriber Category

Individual, joint tenant, or entities (such as corporations or trusts) must:

Requirements
Have a net worth (exclusive of home, home furnishings, and automobiles) of at least $150,000
     OR
Have a net worth (similarly calculated) of $45,000 and an annual gross income of $45,000
     AND
Invest no more than 10% of Subscriber's liquid net worth in all series combined

Subscriber Category

Beneficiaries of individual retirement accounts or Keogh plans covering no common law employees must:

Requirements
Have a net worth (exclusive of home, home furnishings, and automobiles) of at least $150,000
    OR
Have a net worth (similarly calculated) of at least $45,000 and an annual gross income of at least $45,000
    AND
Have an aggregate investment in any series or in all series combined that does not exceed 10% of its assets

Subscriber Category
Group retirement plans (for example, qualified pension, profit sharing plans, stock bonus plans, welfare benefit plans, such as group insurance plans, or other fringe benefit plans, and government plans) must:

Requirements
Have net assets of at least $150,000
     AND
Have an aggregate investment in any series or in all series combined that does not exceed 10% of its assets

The fiduciary of a retirement plan should consider, among other things, whether the investment is prudent, considering the nature of the Trust and the Trust's series.

Employee Benefit Plan Considerations

If you are a fiduciary of an "employee benefit plan" as defined in and subject to ERISA or of a "plan" as defined in of the Internal Revenue Code who has investment discretion, you should consider the following consequences under ERISA and the Internal Revenue Code before deciding to invest the plan's assets in any series of the Trust.

You must give appropriate consideration to the facts and circumstances that are relevant to an investment in a series of the Trust, including the role that an investment in a series of the Trust plays or would play in the plan's overall investment portfolio. You must also give appropriate consideration to the potential return on the proposed investment and the effect on that return if any portion of a series' income constitutes "unrelated business taxable income". In addition, before deciding to invest in the Trust, you must be satisfied that such investment is prudent for the plan, that the investments of the plan, including in a series of the Trust, are diversified so as to minimize the risk of large losses and that an investment in a series of the Trust complies with the terms of the plan and related trust.

You should understand that the acceptance of a subscription by the managing owner from your plan does not constitute a representation or judgment by the managing owner that an investment in any series of the Trust is an appropriate investment for that entity or that such an investment meets the legal requirements applicable to that entity.

The Trust Should Not Be Deemed To Hold "Plan Assets"

A regulation issued under ERISA (referred to as the "ERISA regulation") contains rules for determining when an investment by a plan in a series of the Trust will result in the underlying assets of such series being assets of the plan for purposes of ERISA and the Internal Revenue Code (i.e., "plan assets"). Those rules provide in pertinent part that underlying assets of the series will not be plan assets of a plan which purchases an interest in the series if the interest purchased is a "publicly-offered security" (referred to as the "publicly-offered security exception"). If the underlying assets of a series of the Trust are considered to be assets of any plan for purposes of ERISA or the Internal Revenue Code, the operations of such series would be subject to and, in some cases, limited by, the provisions of ERISA and the Internal Revenue Code.

The publicly-offered security exception applies if the interest to be purchased by a plan is an equity security that is:

--"Freely transferable" (determined based on the applicable facts and circumstances).

--Part of a class of securities that is owned by 100 or more investors independent of the issuer and of each other.

--Either (i) part of a class of securities registered under the Securities Exchange Act of 1934, or (ii) sold to the plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Securities Exchange Act of 1934.

It appears that all of the conditions described above are satisfied with respect to the interests and, therefore, the interests should constitute publicly-offered securities and the underlying assets of the series in the Trusts should not be considered to constitute assets of any plan which purchases interests in the series.

In general, interests may not be purchased with the assets of your plan if Prudential Securities, any of its respective affiliates or any of their respective employees either:

--Has investment discretion with respect to the investment of your plan's assets.

--Has authority or responsibility to give or regularly gives investment advice with respect to your plan's assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to your plan's assets and that such advice will be based on the particular investment needs of your plan.

--Is an employer maintaining or contributing to your plan.

Neither Prudential Securities nor the trading advisor makes any representation that this investment meets the relevant legal requirements with respect to investments by your plan or that this investment is appropriate for your plan. The person with investment discretion for your plan should obtain appropriate legal and financial advice as to the propriety of an investment in the Trust in light of the circumstances of your plan.

Special Purchases

If you purchase at least $5 million of interests in one or more series in total, you may receive a discount on the purchase price. In addition, or instead of the discount, if you redeem during the first twelve months following the effective date of your purchase, all or a portion of the redemption fees may be waived if, at the time of a redemption, your aggregate subscriptions to all series were at least $5 million. For this purpose, effective date of purchase is the applicable dealing day for the interests being redeemed.

If you receive a discount on the purchase price of your interests, a dollar amount equal to the discount you receive will be paid to the Trust at the time of the sale by Prudential Securities and deducted from the compensation payable to the Prudential Securities employee responsible for the sale. You should consult with your tax advisors concerning the tax consequences to you of receiving a discount.

           HOW TO SUBSCRIBE FOR, REDEEM, AND EXCHANGE INTERESTS

To Subscribe For Interests, You Must:

--Have an account at Prudential Securities (or an additional selling agent). --Complete a Subscription Agreement (Exhibit D) if you are a new or existing Subscriber to the series being purchased.
--Have cash in your Prudential Securities account (or account with an additional selling agent) to cover the entire subscription amount.
--Send the Subscription Agreement to a Prudential Securities Financial Advisor (or additional selling agent) in a timely manner.
--Meet established suitability standards.

Subscription Categories

-- Individual or joint tenant
Individual accounts are owned by one person. Joint accounts can have two or more owners.

-- Gifts or transfers to a minor
An individual can gift up to $10,000
per year per person without paying federal gift tax.
Depending on state law, you can establish a custodial account under the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act.

-- Trust
The subscribing trust must be established before an account can be opened.

-- Business or other organization
Corporations, partnerships, limited liability companies or partnerships, associations, or other groups.

-- Benefit Plans
Individual Retirement Funds, Non-ERISA Plans, or ERISA Plans.

When A Subscription Becomes Final
-- New subscribers
Your commitment to subscribe for interests is not final or binding until at least five business days after the date you submit your Subscription Agreement. You may revoke a subscription only within five business days after you submit a Subscription Agreement to Prudential Securities (or an Additional Seller). Thereafter, all subscriptions are irrevocable by the subscriber.

-- Existing limited owners in a series purchasing additional interests in that same series

Your subscription is not final or binding until at least two business days after the date you submit your Subscription
Agreement.

The managing owner may, at its discretion, reject any subscription in whole or in part. If a subscription is rejected by the managing owner, in whole or in part, for any reason, or if the subscriber determines to revoke his or its subscription within five business days, the subscription funds, or applicable portion thereof, are returned promptly to the subscriber, as is any interest earned thereon. All accepted subscribers will receive written confirmation of acceptance into the applicable series of the Trust.

To Exchange Interests You Must:

--Complete an Exchange Request (Exhibit C) if you are exchanging interests in one series for interests of one or more other series; and

--Send the Exchange Request to a Prudential Securities Financial Advisor (or additional selling agent).

When An Exchange Becomes Final

--Existing limited owners of a series exchanging interests in another series for interests in the series currently owned.

Your exchange is effective on the dealing date that occurs at least two business days after the date you submit your Exchange Request.

--Existing limited owners in a series purchasing interests in a series not currently owned.

Your exchange is effective on the dealing date that occurs five days after the date you submit your Exchange Request.

To Redeem Interests You Must:

--Complete a Redemption Request (Exhibit B).
--Submit the Redemption Request to a Prudential Securities Financial Advisor in a timely manner.

                         FEES AND EXPENSES

Charges Paid By The Trust

Brokerage Fee To Prudential Securities

For commodity brokerage and other administrative services, each series pays Prudential Securities a fixed brokerage fee. The brokerage fee is determined at the close of business each Friday, and the sum of the amounts determined weekly is paid monthly. The brokerage fee equals, on an annual basis, 7.75% of each series' net asset value. No material change related to the brokerage fee will be made except upon 20 business days' prior notice to limited owners, and no increase in the brokerage fees will take effect except at the beginning of a month. In no event will the brokerage fee paid by a series exceed any limitations imposed by the NASAA guidelines, or be increased without the approval of at least a majority in interest of the limited owners of the affected series. During 1998, the fixed brokerage fee paid to Prudential Securities, equated to an amount per round-turn transaction of $121 for Series A, $48 for Series
B, and $46 for Series C. The Managing Owner does not believe that the round-turn rate for Series A will be the rate experienced in the future. Eagle, the trading advisor for Series A, slowly adds positions when if first begins trading an account. Eagle's trading volume is expected to increase and to produce a round-turn rate of approximately $54 during 1999.

From its fixed brokerage fee, Prudential Securities is responsible for the payment of the following:

Compensation To Prudential Securities Employees

Prudential Securities employees who hold all appropriate federal and state securities registrations are eligible for compensation of up to 2.5% of the net asset value per interest upon the sale of an interest. Beginning 12 months after the month in which the sale of an interest is effective, Prudential Securities employees who hold appropriate federal and state registrations and who provide on-going services to limited owners are eligible for compensation of up to 2% of the net asset value of an interest. This compensation is paid by Prudential Securities and is at no additional cost to the Trust.

Out-Of-Pocket Execution Costs

Prudential Securities pays all of the floor brokerage expenses and give-up charges, as well as the NFA, exchange, and clearing fees incurred in connection with each series' futures trading activities. These costs are approximately 1% per annum of each series' net asset value.

Forward Transactions Through Prudential-Bache Global Markets Inc.

Any series, acting through its trading advisor, may execute over-the-counter, spot, forward, and option foreign exchange transactions with Prudential Securities. Prudential Securities engages in back-to-back trading with an affiliate, Prudential Bache Global Markets. Prudential Bache Global Markets attempts to earn a profit on such transactions. Prudential Bache Global Markets keeps its prices on foreign currency competitive with other interbank currency trading desks. All over-the-counter currency transactions are conducted between Prudential Securities and each series pursuant to a line of credit. Prudential Securities may require that collateral be posted against the current market value of any position of any series.

Management And Incentive Fees To The Trading Advisors

Under the terms of the Advisory Agreements among the Trust, the managing owner, and each trading advisor, each trading advisor receives an incentive fee (if it achieves new high net trading profits) and a management fee, in each instance based on the applicable series' net asset value. In no event do the management and incentive fees paid to the trading advisors exceed any limitations imposed by the NASAA guidelines.

Management Fee

Each series pays its trading advisor a management fee at an annual rate of 2% of the series' net asset value. The management fee is determined at the close of business each Friday, and the sum of the amounts determined weekly are paid monthly. The amounts determined weekly reflect profits and losses from trading activities. The management fee is not reduced on account of any (i) distributions, redemptions, or reallocations made as of the last Friday of a week, (ii) accrued management fees being calculated, (iii) accrued but unpaid incentive fees for the current quarter, or (iv) accrued but unpaid extraordinary expenses made as of the end of any week for which the calculation is being made.

Incentive Fee

Each series pays its trading advisor an incentive fee on any new high net trading profits generated by it on that series' net asset value, including realized and unrealized gains and losses thereon as of the last Friday of each calendar quarter (these Fridays are referred to as the incentive measurement dates) as follows:

--Series A - 23%
--Series B - 20%
--Series C - 23%

The incentive fee is calculated weekly, but accrues quarterly.

New high net trading profits (for purposes of calculating the advisor's incentive fee only) are computed as of the incentive measurement date and include such profits (as outlined below) since the incentive measurement date of the most recent preceding calendar quarter for which an incentive fee was earned (or, with respect to the first incentive fee, as of the commencement of operations) (this period is referred to as the incentive measurement period). New high net trading profits for any incentive measurement period are the net profits, if any, from a series' trading during such period (including (i) realized trading profit (loss) plus or minus (ii) the change in unrealized trading profit (loss) on open positions) and are calculated after the determination of a series fixed brokerage fee and the Advisor's Management Fee, but before deduction of any incentive fees payable during the incentive measurement period.
New high net trading profits do not include interest earned or credited on a series assets and are adjusted (either increased or decreased, as the case may be, to reflect extraordinary expenses (e.g., litigation, costs or damages) paid during an incentive measurement period.

Effect of Fees. New high net trading profits are generated only to the extent that a trading advisor's cumulative new high net trading profits exceed the highest level of cumulative new high net trading profits achieved by the advisor as of a previous incentive measurement date. Except as set forth below, net losses from prior quarters must be recouped before new high net trading profits can again be generated.

Effect of Redemptions, Withdrawals, and Distributions. If a withdrawal or distribution occurs at any date that is not an incentive measurement date, the date of the withdrawal or distribution will be treated as if it were an incentive measurement date, and any incentive fee accrued in respect of the withdrawn assets on such date is paid to the Advisor at the next scheduled incentive measurement date. New high net trading profits for an incentive measurement period shall be adjusted to exclude capital contributions to a series in an incentive measurement period, distributions or redemptions payable by a series during an incentive measurement period, as well as losses, if any, associated with withdrawals or redemptions during the incentive measurement period and prior to the incentive measurement date.

Prior Incentive Fees Paid. In calculating new high net trading profits, incentive fees paid for a previous incentive measurement period do not reduce cumulative new high net trading profits in subsequent periods, so that a trading advisor does not have to earn back its incentive fees before it can generate additional new high net trading profits. All incentive fees paid to a trading advisor are retained by it despite any subsequent losses which is incurred.

Timing of Payment

Management and incentive fees are paid within 15 business days following the end of the period for which they are payable.

Example Of Incentive Fee

A simple numerical example with respect to the net asset value of the interests illustrates how the quarterly incentive fee is calculated, as follows:

A.  Assumptions

(1) A series commences trading activities at the beginning of a quarter with $10,000,000 in interests and the trading advisor is allocated 100% of that amount.

(2)     No redemptions are made during the quarter.

B.  Quarterly Data

(1) Beginning NAV                   $10,000,000
(2) Gross Realized & Unrealized
    Trading Profit (Loss)           $ 1,200,000 ($600,000 realized and
                                                $600,000 unrealized)
(3) Interest Income                 $   125,000 (Assumes Annual Interest of
                                                5% = 1.25% quarterly)
(4) NAV Subtotal                    11,325,000
(5) Fees for Brokerage
    Services and Related
    Out-of-Pocket Costs             <219,422>    (NAV Subtotal Less Brokerage
                                                 Fee:  7.75% Annually = 1.9375%
                                                 quarterly)
(6) Advisory Management Fee         <55,528>     (Less the Management Fee:  2%
                                                 Annually = .5% quarterly)
(7) Ending NAV                      $11,050,050  (Item (4) less Items (5) and
                                                 (6), before computation of
                                                 advisory incentive fee)
(8) Net Trading Profit (Loss)       $    925,050 (Gross Profits in Item (2)
                                                 minus the sum of Brokerage
                                                 Fees in Item (5) and Advisory
                                                 Management Fees in Item (6))

C.  Incentive Fee Calculation

The incentive fee is paid on Net Trading Profit (Loss) only, which is calculated by deducting Brokerage commissions and Advisory
Management Fees from Gross Trading Profit (Loss). See Item (8) above. Thus, using Series A as an example, Series A's incentive fees would be determined as follows:

$925,050  [Item (8)] X 23% = $212,762

If in the next quarter, the trading advisor experienced net trading losses computed on both a realized and unrealized basis, it would not receive another incentive fee until it recouped its losses and achieved new high net trading profits (both realized and unrealized). For example, if the net trading losses equal $500,000, the trading advisor must achieve Net Trading Profits in excess of $500,000, and is then paid an incentive fee only on the excess - that is, on the new high net trading profits.

Extraordinary Expenses

To the extent that any extraordinary expenses are incurred, including, without limitation, legal claims and liabilities and litigation costs and any indemnification related thereto, the Trust is responsible for such expenses.

Charges Paid By Prudential Securities Or Its Affiliates

Prudential Securities or an affiliate is responsible for the payment of the following charges and is not reimbursed by the Trust therefor:

Routine Operational, Administrative, And Other Expenses.

All of the Trust's routine operational and administrative expenses including, but not limited to, accounting and computer services, filing fees, printing, mailing, and duplication costs for each series are paid by Prudential Securities or one of its affiliates. These operational and administrative expenses are approximately $80,000 per series per annum. Prudential Securities or an affiliate also is responsible for all routine legal, auditing, and other expenses of third-party service providers to each series, including the trustee. Such fees and expenses are approximately $60,000 per series per annum.

Organization And Offering Expenses

Expenses incurred in connection with the organization of the Trust and the offering of interests were approximately $250,000 per series.
Ongoing offering expenses are estimated to be approximately $60,000 per series each year.

Charges Paid By Limited Owners

Redemption Fees

If you redeem an interest during the first 12 months following the effective date of its purchase you are subject to the following redemption fees: Interests redeemed on or before the end of the first full six months after their effective date are charged a redemption fee of 4% of the net asset value at which they are redeemed. Interests redeemed after six months, but on or before the end of twelve full months after their effective date are charged a redemption fee of 3% of the net asset value at which they are redeemed. These redemption fees are paid to the managing owner. If you acquire your interests at more than one closing date, each interest but will be treated on a "first-in, first-out" basis for redemption purposes (including determining the amount of any applicable redemption charge). Redemption fees are not charged in respect of interests that you exchange for interests in other series, or in respect of redemption proceeds that are concurrently invested by you in another Prudential Securities-sponsored futures fund. Redemption fees do not reduce net asset value or new high net trading profit for any purpose, only affect the amount you will receive upon your redemption of an interest.

Projected Twelve-Month Break-Even Analysis

A projected twelve-month break-even analysis for each series, taking into account all fees and expenses enumerated above (other than incentive fees and extraordinary expenses, which are impossible to predict), plus interest income, is set forth at page 14 under the heading "Projected Twelve-Month Break-Even Analysis" and is expressed as a dollar amount and as a percentage of a minimum $5,000 initial subscription.

                       SUMMARY OF AGREEMENTS

Advisory Agreements

There is an advisory agreement among the Trust, the managing owner, and each series' trading advisor by which the managing owner delegated to each trading advisor sole trading responsibility for a series.  All
trading is subject to the Trust's trading limitations and policies.   Each
trading advisor is allocated 100% of the proceeds from the offering of interests for the series for which it has trading responsibility.

The advisory agreements are not exclusive and are effective for one year terms. They are renewable automatically for additional one-year terms unless terminated. Each advisory agreement will terminate automatically (i) in the event that the series it manages is terminated; or
(ii) if, as of the end of any business day, the series' net asset value declines by 33-1/3% from the series' net asset value as of beginning of the first day of that calendar year, after appropriate adjustment for distributions, redemptions, reallocations, and additional allocations.

Each advisory agreement also may be terminated at the discretion of the managing owner at any time upon 30 days' prior written notice to a trading advisor, or for cause on less than 30 days' prior written notice, in the event that: (i) the managing owner determines in good faith that the trading advisor is unable to use its agreed upon trading approach to any material extent; (ii) the trading advisor's registration as a commodity trading advisor under the Commodity Exchange Act or membership as a commodity trading advisor with the NFA is revoked, suspended, terminated, or not renewed; (iii) the managing owner determines in good faith that the trading advisor has failed to conform and, after receipt of written notice, continues to fail to conform in any material respect, to
(A) the trading limitations and policies, or (B) the trading advisor's trading approach; (iv) there is an unauthorized assignment of the advisory agreement by the trading advisor; (v) the trading advisor dissolves, merges, or consolidates with another entity or sells a substantial portion of its assets, any portion of its trading approach utilized by a series or its business goodwill, in each instance without the consent of the managing owner; (vi) the trading advisor becomes bankrupt or insolvent; or (vii) for any other reason if the managing owner determines in good faith that the termination is essential for the protection of the assets of a series, including, without limitation, a good faith determination by the managing owner that such trading advisor has breached a material obligation to the Trust under the advisory agreement relating to the trading of the series' assets.

Each trading advisor also has the right to terminate the advisory agreement in its discretion at any time for cause on appropriate notice in the event (i) of the receipt by the trading advisor of an opinion of independent counsel satisfactory to the trading advisor and the Trust that by reason of the trading advisor's activities with respect to the Trust, the trading advisor is required to register as an investment adviser under the 1940 Act and it is not so registered; (ii) the registration of the managing owner as a commodity pool operator under the Commodity Exchange Act or membership as a commodity pool operator with the NFA is revoked, suspended, terminated, or not renewed; (iii) the managing owner imposes additional trading limitation(s) which the trading advisor does not agree to follow in its trading of a series' Assets, or the managing owner overrides trading instructions; (iv) if the assets allocated to the trading advisor decrease, for any reason, to less than $4 million in the case of Series A, and to less than $3 million in the case of Series B and C; (v) the managing owner elects to have the trading advisor use a different trading approach and the trading advisor objects;
(vi) there is an unauthorized assignment of the advisory agreement by the Trust or the managing owner; (vii) any assets of the series traded by a trading advisor are allocated to a new trading advisor for that series;
or (viii) other good cause is shown and the written consent of the managing owner is obtained (which consent shall not unreasonably be withheld).

No trading advisor will accept additional capital for commodities management from other clients if doing so have a reasonable likelihood of resulting in the trading advisor's having to modify materially its agreed upon trading approach in a manner that might reasonably be expected to have an adverse material effect on the series for which it has trading responsibility.

Each trading advisor will, upon reasonable request, permit the managing owner to review its personal trading records for the purpose of confirming that the Trust has been treated equitably with respect to advice rendered by the trading advisor to other accounts managed by the trading advisor.

None of the trading advisors nor their employees or affiliates will be liable to the managing owner, its employees, or its affiliates, except by reason of acts or omissions in material breach of the advisory agreement or due to their misconduct or negligence or by reason of not having acted in good faith in the reasonable belief that such actions or omissions were in, or not opposed to, the best interests of the Trust.

Each of the trading advisors and their employees and affiliates will be indemnified by the managing owner against any losses, judgments, liabilities, expenses (including, without limitation, reasonable attorneys' fees), and amounts paid in settlement of any claims (collectively referred to as losses) sustained by any one of the trading advisors in connection with any acts or omissions of the trading advisors relating to their management of a series or as a result of any material breach of the advisory agreement by the Trust or the managing owner, provided, that
(i) such losses were not the result of negligence, misconduct, or a material breach of the advisory agreement on the part of the trading advisor; (ii) the trading advisor and its officers, directors, shareholders, and employees, and each person controlling the trading advisor, acted or omitted to act in good faith and in a manner reasonably believed by it and them to be in, or not opposed to, the best interests of the series; and
(iii) any such indemnification will only be recoverable from the assets of the series and the managing owner and not from the assets of any other series.

Each trading advisor has also represented to the managing owner that there will be no material interruption in their provision of advisory services due to the advent of the "Year 2000 Problem." The managing owner has made the same representation to each trading advisor that there will be no material interruption in carrying out its obligations under the advisory agreements due to the advent of the Year 2000 Problem. The Year 2000 Problem is a potential computer calculation problem caused by software that processes years as only two digits, rather than four. A computer program that has time-sensitive software may recognize a date ending in "00" as the year 1900 rather than 2000, resulting in miscalculations and interruptions of service.

Brokerage Agreement

Prudential Securities and the Trust entered into a brokerage agreement.
As a result, Prudential Securities (i) acts as the Trust's executing and clearing broker, (ii) acts as custodian of the Trust's assets, (iii) assists with foreign currency, (iv) assists the managing owner in the performance of its administrative functions for the Trust, and
(v) performs such other services for the Trust as the managing owner may from time to time request.

As executing and clearing broker for each of the Trust's series, Prudential Securities receives each trading advisor's orders for trades.
An affiliate of Prudential Securities, Prudential-Bache Global Markets Inc., assists with each series' foreign currency forward transactions. Generally, when the trading advisor gives an instruction either to sell or buy a particular foreign currency forward contract, the Trust engages in back-to-back principal trades with Prudential Securities and its affiliate, Prudential-Bache Global Markets Inc., in order to carry out the trading advisor's instructions. In back-to-back currency transactions, Prudential Securities, as principal, arranges bank lines of credit and contracts with Prudential-Bache Global Markets Inc. to make or to take future delivery of specified amounts of the currency at the negotiated price. Prudential Securities, again as principal, in turn contracts with the Trust to make or take future delivery of the same specified amounts of currencies at the same price. In these transactions, Prudential Securities acts in the best interests of the Trust.

Confirmations of all executed trades for each series are given to the Trust by Prudential Securities. The brokerage agreement incorporates Prudential Securities' standard customer agreement and related documents, which include provisions that (i) all funds, commodities, and open or cash positions carried for each series are held as security for that series' obligations to Prudential Securities; (ii) the margins required to initiate or maintain open positions will be as from time to time established by Prudential Securities and may exceed exchange minimum levels; and (iii) Prudential Securities may close out positions, purchase commodities, or cancel orders at any time it deems necessary for its protection, without the consent of the Trust.

As custodian of the Trust's assets, Prudential Securities is responsible, among other things, for providing periodic accountings of all dealings and actions taken by each series during the reporting period, together with an accounting of all securities, cash, or other indebtedness or obligations held by it or its nominees for or on behalf of each series of the Trust.

Administrative functions provided by Prudential Securities for each series include, but are not limited to, preparing and transmitting daily confirmations of transactions and monthly statements of account, calculating equity balances and margin requirements, assisting the managing owner in providing continuing information services to the limited owners holding interests in a series, keeping limited owners apprised of developments affecting the series in which they are invested, communicating valuations of interests, providing information with respect to procedures for redemptions, transfers and distributions, if any, interpreting monthly and annual reports, providing tax information to limited owners, explaining developments in the commodity markets in the U.S. and abroad, and furnishing all of the information from time to time in its possession which the managing owner is required to furnish to limited owners. Many of these services are performed on behalf of Prudential Securities by the Financial Advisors who are registered under the Commodity Exchange Act and who satisfy all applicable proficiency requirements (i.e., have passed the Series 3 or Series 31 examinations or are exempt therefrom) and who have all of the appropriate federal and state securities registrations.

As long as the brokerage agreement is in effect, Prudential Securities will not charge the Trust a fee for any of the services it has agreed to perform, except for the agreed-upon brokerage fee.

The brokerage agreement is not exclusive and runs for successive one-year terms to be renewed automatically each year unless terminated.
The brokerage agreement is terminable by a series (including by a vote of a majority-in-interest of the interest-holders of that series) or Prudential Securities without penalty upon 60 days' prior written notice.

Prudential Securities and its stockholder, directors, officers, and employees will not be liable to the Trust or to you for errors in judgment or other acts or omissions except by reason of acts of or omissions due to bad faith, misconduct, or negligence or for not having acted in good faith in the reasonable belief that its actions were in, or not opposed to, the best interests of the Trust, or by reason of any material breach of the brokerage agreement.

Prudential Securities has represented to the Trust that there will be no material interruption in their provision of brokerage services due to the advent of the Year 2000 Problem.

Trust Agreement

The rights and duties of the trustee, the managing owner, and the limited owners are governed by provisions of the Delaware Business Trust Act and by the trust agreement (which is attached hereto as Exhibit A). The key features of the trust agreement which are not discussed elsewhere in the prospectus are outlined below, but you should refer to the complete trust agreement for details of all of its terms and conditions.

Trustee Wilmington Trust Company is the trustee of the Trust and serves as the Trust's sole trustee in the State of Delaware. The trustee is permitted to resign upon 60 days' notice to the Trust; provided, that any such resignation will not be effective until a successor trustee is appointed by the managing owner. The trust agreement provides that the trustee is compensated by the managing owner or its affiliates, and the trustee will be indemnified by the managing owner against any expenses (as defined in the trust agreement) it incurs relating to or arising out of the formation, operation, or termination of the Trust or the performance of its duties pursuant to the trust agreement, except to the extent that such expenses result from the gross negligence or willful misconduct of the trustee. The managing owner has the discretion to retain the trustee or replace the trustee with a new trustee.

Only the managing owner has signed the registration statement of which this prospectus is a part, and the assets of the trustee are not subject to issuer liability under the federal securities laws for the information contained in this prospectus and under federal and state law with respect to the issuance and sale of the interests. Under such laws, neither the trustee, either in its capacity as trustee or in its individual capacity, nor any director, officer, or controlling person of the trustee is, or has any liability as, the issuer or a director, officer, or controlling person of the issuer of the interests. The trustee's liability in connection with the issuance and sale of the interests and with respect to the Trust's obligations under the interests is limited solely to the express obligations of the trustee set forth in the Trust agreement.

Management Responsibilities Of The Managing Owner Under the Trust agreement, the trustee has delegated to the managing owner the exclusive management and control of all aspects of the business of the Trust. The trustee has no duty or liability to supervise or monitor the performance of the managing owner, and the trustee has no liability for the acts or omissions of the managing owner. In addition, the managing owner has been designated as the "tax matters partner" for purposes of the Internal Revenue Code. The limited owners have no voice in the operations of the Trust, other than certain limited voting rights which are set forth in the Agreement. In the course of its management, the managing owner may, in its sole and absolute discretion, appoint an affiliate or affiliates of the managing owner as additional managing owners (except where limited owners having interests representing at least a majority of the net asset value of each series have notified the managing owner that the managing owner is to be replaced as the managing owner) and retain such persons, including affiliates of the managing owner, as it deems necessary for the efficient operation of the Trust.

Notice Of Material Changes The managing owner is obligated to notify a series' limited owners within seven days from the date of any material change (a) in the series' advisory agreement, (b) in the calculation of the incentive fee paid to the series' trading advisor, and (c) which affects the compensation of any party compensated by the series.

Transfer Of Interests Subject to compliance with suitability standards imposed by the Trust, applicable federal securities laws, state "blue sky" laws, and the rules of other governmental authorities, the interests may be assigned by you upon notice to the managing owner on a form acceptable to the managing owner. The managing owner shall refuse to recognize an assignment only if necessary, in its judgment, to maintain the treatment of any series as a partnership for federal income tax purposes or to preserve the characterization or treatment of series income or loss and upon receipt of an opinion of counsel supporting its conclusion. Notwithstanding the foregoing, and except for certain situations set forth in the Agreement, no assignment may be made if such assignment would result in:

--A contravention of the NASAA guidelines, as adopted in any state where the proposed assignor and assignee reside.

--The aggregate total of interests transferred in a twelve-month period equaling 49% or more of the outstanding interests (taking into account applicable attribution rules and excluding transfers by gift, bequest, or inheritance). The Agreement provides that the managing owner will incur no liability to any investor or prospective investor for any action or inaction by it in connection with the foregoing, provided it acted in good faith.

Assignments to (i) the ancestors or descendants of a limited owner,
(ii) the personal representative or heir of a deceased limited owner,
(iii) the trustee of a trust whose beneficiary is the limited owner or another person to whom a transfer could otherwise be made, or (iv) the shareholders, partners, or beneficiaries of a corporation, partnership, or trust upon its termination or liquidation, are effective as of the dealing day immediately following the week in which the managing owner receives the written instrument of assignment. Assignments or transfers of interests to any other person shall be effective on the dealing day of the next succeeding week, provided the managing owner shall have been in receipt of the written instrument of assignment for at least five business days.

Your assignee may become a substituted limited owner only with the written consent of the managing owner, which consent may be withheld in the managing owner's sole and absolute discretion as described above.
A permitted assignee who does not become a substituted limited owner will be entitled to receive the share of the profits or the return of capital to which his assignor would otherwise be entitled, but is not entitled to vote, to receive any information on or an account of the series' transactions, or to inspect the books of the series. Under the agreement, an assigning limited owner is not released from its liability to the Trust for any amounts for which he may be liable under the Agreement whether or not the assignee to whom he has assigned interests becomes a substituted limited owner. Each limited owner is responsible for all costs relating to the assignment or transfer of his own interests.

Termination Unless earlier dissolved, the term of each series in the Trust will expire on December 31, 2047. The Trust or, as the case may be, any series, will also dissolve upon the occurrence of any of the following events:

--The filing of a certificate of dissolution or the revocation of the managing owner's charter (and the expiration of 90 days after the date of notice to the managing owner of revocation without a reinstatement of its charter) or the withdrawal, removal, adjudication of bankruptcy, or insolvency of the managing owner (each of the foregoing is referred to as an event of withdrawal), unless (i) at the time there is at least one remaining managing owner and that remaining managing owner carries on the business of the series or (ii) within 90 days of an event of withdrawal, all the remaining interest-holders in each series agree in writing to continue the business of the Trust and to select, as of the date of such event of withdrawal, one or more successor managing owners. Within 120 days of any event of withdrawal, if action is not taken pursuant to (i) or (ii) and the series are dissolved, limited owners of each series holding interests representing at least a majority (over 50%) of the net asset value of the series (without regard for interests held by the managing owner or its affiliates) may elect to continue the business of the Trust and each series by forming a new business trust (referred to as the reconstituted trust) on the same terms and provisions set forth in the Agreement. Any such election must also provide for the election of a managing owner to the reconstituted trust. If such election is made, all limited owners will be bound thereby and continue as limited owners of the reconstituted trust;

--The occurrence of any event that makes the continued existence of the Trust or any series in the Trust unlawful, as the case may be;

--The suspension, revocation, or termination of the managing owner's registration as a commodity pool operator under the Commodity
Exchange Act or membership as a commodity pool operator with the National Futures Association, unless at the time there is at least one remaining managing owner whose registration or membership has not been suspended, revoked, or terminated;

--The Trust or, as the case may be, any series, becomes insolvent or bankrupt;

--The limited owners of each series holding interests representing at least a majority (over 50%) of the net asset value of the series (excluding interests held by the managing owner or an affiliate) vote to dissolve the Trust with 90 days' prior written notice to the managing owner;

--The limited owners of each series holding interests representing at least a majority (over 50%) of the net asset value of the series (excluding interests held by the managing owner or an affiliate) vote to dissolve the series with 90 days' prior written notice to the managing owner; or

--The decline of the net asset value of a series by 50% from the net asset value of the series (i) as of the commencement of the series' trading activities or (ii) on the first day of a fiscal year, in each case after appropriate adjustment for distributions, redemptions, reallocations, and additional contributions to capital.

A series may also be dissolved, in the discretion of the managing owner, upon the determination of the managing owner that the series' aggregate net asset value in relation to the operating expenses of the series makes it unreasonable or imprudent to continue the business of the series. The managing owner is not required to, and should not be expected to, obtain an opinion of legal counsel or of any other third party prior to determining to dissolve any series in the Trust.

Upon dissolution of a series, its affairs shall be wound up, its liabilities discharged, and its remaining assets distributed pro rata to the interest-holders. To the extent the series has open positions at such time, it will use its

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best efforts to close such positions, although no assurance can be given that market conditions might not delay such liquidation and that amounts received thereon will not be less than if market conditions permitted an immediate liquidation. If all series are terminated, the Trust will terminate.

The Trust agreement provides that the death, legal disability, bankruptcy, or withdrawal of a limited owner will not terminate or dissolve the series (unless such limited owner is the sole limited owner of the Trust) and that the legal representatives of such limited owner have no right to withdraw or value his, her, or its interest except by redemption of interests pursuant to the Trust agreement.

Reports And Accounting The Trust maintains its books on the accrual basis in accordance with generally accepted accounting principles consistently applied under the accrual method of accounting (referred to as GAAP). The financial statements of each series in the Trust are audited at least annually in accordance with generally accepted auditing standards by independent certified public accountants designated by the managing owner, in its sole discretion. As a limited owner, you will be furnished with unaudited monthly and audited annual reports containing such information as the CFTC and NFA require. Current monthly and annual reports accompany this prospectus. The CFTC requires that an annual report be provided to you not later than 90 days after the end of each fiscal year or the permanent cessation of the Trust's trading as defined in the Commodity Exchange Act, whichever is earlier, and the annual report must set forth, among other matters:

--The net asset value of the series and the net asset value per interest per series or the total value of a limited owner's interest in the Trust, in either case, as of the end of the year in question and the preceding year.

--A statement of financial condition as of the close of the fiscal year and, if applicable, the preceding fiscal year.

--Statements of income (loss) and changes in limited owners' capital during the fiscal year and, to the extent applicable, the previous two fiscal years.

--Appropriate footnote disclosure and such further material information as may be necessary to make the required statements not misleading.

The CFTC also requires that an unaudited monthly report be distributed to you within 30 days of the end of each month containing information presented in the form of a statement of income (loss) and a statement of changes in net asset value. Because the valuation point for the purposes of calculating net asset value, fees, subscriptions, redemptions, and exchanges is the Friday of each week, each series makes its unaudited monthly report for a four- or five-week period ending on the last Friday of each calendar month.

The statement of income (loss) must set forth, among other matters:

--The total amount of realized net gain or loss on commodity interest positions liquidated during the month.
--The change in unrealized net gain or loss on commodity interest positions during the month.

--The total amount of net gain or loss from all other transactions in which a series is engaged.

--The total amounts of management fees, advisory fees, brokerage fees, and other fees for commodity and other investment transactions, and all other expenses incurred or accrued by the Trust during the month.

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The statement of changes in net asset value must itemize the following:

--The net asset value of the series as of the beginning and end of the month.

--The total amount representing redemptions of interests during the month.

--The total net income or loss of the series during the month.

--The net asset value per interest or the total value of a limited owner's interest in the Trust as of the end of the month.

The monthly report also is required to describe any other material business dealings between the Trust, the managing owner, the trading advisors, Prudential Securities, or any affiliate of any of the foregoing.

You also will be furnished with such additional information as the managing owner, in its discretion, deems appropriate, as well as any other information required to be provided by any governmental authority having jurisdiction over the Trust.

Net asset value is calculated on each business day as required. Upon request, the managing owner will make available to you the net asset value per interest for a series. You will be notified of any decline in the net asset value per interest of a series you own to less than 50% of the net asset value per interest as of the last valuation point. This notification will contain a description of your voting and redemption rights.

In addition, the managing owner will furnish you with tax information in a form which may be utilized by you in the preparation of your federal income tax returns as soon as possible after the end of each year, but generally no later than March 15.

The books and records maintained by the Trust will be kept at its principal office for eight fiscal years. You will have the right to obtain information about all matters affecting the Trust if it is for a purpose reasonably related to your interest in the Trust. You also will have access at all times during normal business hours to the Trust's books and records in person or by your authorized attorney or agent and to examine such books and records in compliance with CFTC rules and
regulations.   Information maintained will be made available to you at
reasonable times and during ordinary business hours for inspection and copying by you or your representative for any purpose reasonably related to your interest as a beneficial owner of the Trust. The managing owner will furnish you with a copy of the list of limited owners within ten days of a request by you for any purpose reasonably related to your interest as a limited owner in the Trust and upon payment by you of the reasonable cost of reproduction and mailing. If you want such information, you must give written assurances that it will not be used for commercial purposes. Subject to applicable law, you must give the managing owner at least ten business days' prior written notice of an inspection or copying request. You will be notified of any material change in the advisory agreements or in the compensation of any party within seven business days thereof and you will be provided with a description of any material effect on the interests such changes may have.

Distributions Other than as limited by the Agreement, the managing owner has sole discretion in determining the amount and frequency of distributions to you. However, you have the right to redeem a portion or all of your interests in accordance with the redemption procedures contained in the agreement. In the event any type of distribution is declared, you will receive a distribution in proportion to your interest in the series held by you as of the record date of distribution. Any distribution shall become a liability of the series for purposes of calculating net asset value as of the date of its declaration until it is paid.

Sharing Of Profits And Losses Each interest in a series has a tax capital account and a book capital account. The initial balance of each will be the amount paid for the interest in the series. At the end of each week, the amount of any increase or decrease in the net asset value per interest from the preceding week is credited or charged against the book capital account of each interest for that series.

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At the end of each fiscal year of the Trust, all items of ordinary income and deduction of each series are allocated pro rata among the interests in such series outstanding on the last day of each week. After such allocation is made, each series' net capital gain, if any (including capital gain required to be recognized under certain mark-to-market rules provided in the Internal Revenue Code) realized during each week is allocated to each interest whose book capital account balance exceeds its tax capital account, until such excess is eliminated. Any remaining net capital gain realized during a week is allocated among all interest-holders who were interest-holders during such week in proportion to their respective book capital account balances for such week. Each series' net capital loss, if any (including capital loss required to be recognized under certain mark-to-market rules provided in the Internal Revenue Code), realized during each week are allocated to each interest whose tax capital account balance exceeds the book capital account balance of such interests until such excess has been eliminated. Any remaining net capital loss realized during a week is allocated among all interest-holders who were interest-holders during such week in proportion to their respective book capital account balances for such week. Notwithstanding the foregoing, loss will not be allocated to an interest (and instead will be allocated to the managing owner) to the extent that allocating such loss to such interest would cause the book capital account balance of such interest to be reduced below zero.

Liabilities

Liability Of Series: The Trust is formed in a manner such that each series is liable only for obligations attributable to such series. You, as a limited owner, will not be subject to the losses or liabilities of any series in which you have not invested. In the event that any creditor or you as a limited owner of interests in any particular series asserted against the Trust a valid claim with respect to its indebtedness or interests, the creditor or you would only be able to recover money from that particular series and its assets and from the managing owner and its assets. Accordingly, the debts, liabilities, obligations, claims, and expenses (collectively referred to as claims) incurred, contracted for or otherwise existing solely with respect to a particular series are enforceable only against that particular series and the assets of that series and against the managing owner and its assets, and not against any other series or the Trust generally or any of their respective assets. The assets of any particular series include only those funds and other assets that are paid to, held by, or distributed to the Trust on account of and for the benefit of that series, including, without limitation, funds delivered to the Trust for the purchase of interests in a series. This limitation on liability is referred to as the "inter-series limitation on liability." The inter-series limitation on liability is expressly provided for under the Delaware
Business Trust Act, which provides that if a trust has one or more series, then the debts of any particular series will be enforceable only against the assets of such series and not against the trust generally, provided that the trust meets certain requirements.

In furtherance of the inter-series limitation on liability, every party, including you as a limited owner, the trustee, and all parties providing goods or services to the Trust, any series or the managing owner on behalf of the Trust or any series, will consent in writing to: (i) the inter-series limitation on liability with respect to such party's claims or interests, (ii) voluntarily reduce the priority of its claims against and interests in the Trust or any series or their respective assets, such that its claims and interests are junior in right of repayment to all other parties' claims against and interests in the Trust or any series or their respective assets, except that (a) interests in the particular series that such party purchased pursuant to a Subscription Agreement or similar agreement and (b) claims against the Trust where recourse for the payment of such claims was, by agreement, limited to the assets of a particular series, will not be junior in right of repayment, but will receive repayment from the assets of such particular series (but not from the assets of any other series or the Trust generally) equal to the treatment received by all other creditors and limited owners that dealt with such series, and (iii) a waiver of certain rights that such party may have under the U.S.
Bankruptcy Code, if such party held collateral for its claims, in the event that the Trust is a debtor in a chapter 11 case under the Bankruptcy
Code, to have any deficiency claim (i.e., the difference, if any, between the amount of the claim and the value of the collateral) treated as an unsecured claim against the Trust generally or any other series.

The Trust has obtained separate opinions of counsel regarding Delaware law and federal bankruptcy law concerning the effectiveness of the inter-series limitation on liability. Delaware state law counsel has opined that if the Trust complies with Section 3804(a) of the Delaware Business
Trust Act, then the inter-series limitation on liability will be enforceable. Delaware counsel's opinion does not express any opinion concerning the enforceability of the inter-series limitation on liability if the Trust should become a debtor in a case under the Bankruptcy Code. Relying on Delaware counsel's opinion concerning the general enforceability under state law of the inter-series limitation on liability, federal bankruptcy law counsel has opined that, although the matter is not free from doubt, in

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a case under the Bankruptcy Code in which the Trust is a debtor, a court, properly applying the law, would not disregard the inter-series limitation on liability such that the assets of the other series or the Trust generally would become available to satisfy the claims or interests of creditors or limited owners who agreed to look solely to the assets of a particular series with respect to those claims or interests. Both opinions are subject to various limitations, assumptions, and exceptions that are frequently taken in opinions of this kind.

Limited Owner Liability: Your capital contribution is subject to the risks of the each series' trading and business. The Delaware Business
Trust Act provides that, except to the extent otherwise provided in the Trust agreement, you will be entitled to the same limitation of personal liability extended to shareholders of private Delaware corporations for profit. No similar statutory or other authority limiting business trust beneficial owner liability exists in many other states. As a result, to the extent that the Trust or you as a limited owner is subject to the jurisdiction of courts in those states, the courts may not apply Delaware law, and may thereby subject you to liability.

To guard against this risk, the Trust agreement (i) provides for indemnification to the extent of the Trust's assets of you as a limited owner against claims of liability asserted against such limited owner solely because he or it is a beneficial owner of the Trust and (ii) requires that every written obligation of the Trust contain a statement that such obligation may only be enforced against the assets of the applicable series provided that the omission of such disclaimer is not intended to create personal liability for any interest-holder. Thus, subject to the exceptions set forth in the Trust agreement and described below, the risk of you incurring financial loss beyond your investment because of liability as a beneficial owner is limited to circumstances in which (i) a court refuses to apply Delaware law; (ii) no contractual limitation on liability was in effect; and (iii) the Trust or the applicable series itself would be unable to meet its obligations. Moreover, and perhaps more importantly, the managing owner is liable for all obligations of the Trust in excess of the Trust's assets as if it were the general partner of a limited partnership.

In addition, while, as stated above, you, as a limited owner in the Trust, generally cannot lose more than your investment and your share of the Trust's profits, the Trust agreement provides that you as a limited owners may incur liability (i) in the event the Trust is required to make payments to any federal, state, local, or foreign taxing authority in respect of your allocable share of Trust income, in which case you would be liable for the repayment of such amounts, (ii) to indemnify the Trust if the Trust incurs losses (including expenses) as a result of any claim or legal action to which the Trust is subject which arises out of such your obligations or liabilities unrelated to the Trust's business, (iii) to indemnify the Trust and you against any losses or damages (including tax liabilities or loss of tax benefits) arising as a result of any transfer or purported transfer of your interest in violation of the trust agreement, and (iv) if your subscription agreement delivered in connection with your purchase of interests contains misstatements.

Moreover, the Trust agreement provides that, subject to the exceptions referred to above, the Trust will not make a claim against you as a limited owner with respect to amounts distributed to you or amounts received by you upon redemption of interests unless under Delaware law you are liable to repay such amounts. Except as set forth above, assessments of any kind shall not be made against you as a limited owner. Except as provided under Delaware law and by the Trust agreement, each interest, once issued, is fully paid and non-assessable. Except as indicated above, losses in excess of the Trust's assets are the obligation of the managing owner.

Election Or Removal Of Managing Owner The managing owner may be removed on reasonable prior written notice by limited owners holding interests representing at least a majority (over 50%) of the net asset value of each series (not including interests held by the managing owner). The trust agreement provides that the managing owner may voluntarily withdraw as managing owner of the Trust if it gives the limited owners
120 days' prior written notice, and if its withdrawal as managing owner is approved by limited owners holding interests representing at least a majority (over 50%) of the net asset value of each series (not including interests held by the managing owner). The trust agreement provides that if the managing owner elects to withdraw as managing owner to the Trust while it is the sole managing owner, limited owners holding interests representing at least a majority (over 50%) of the net asset value of each series (not including interests held by the managing owner) may vote to elect, prior to such withdrawal, a successor managing owner to carry on the business of the Trust. If the managing owner withdraws as managing owner and the limited owners or remaining managing owners elect to continue the Trust, the withdrawing managing owner will pay all expenses incurred as a result of its withdrawal. The trust agreement also provides that in the event of the withdrawal of the managing owner, the managing owner will be entitled to redeem

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its general interests in each series of the Trust at their net asset value as of the next permissible redemption date. See "Management Responsibilities of the Managing Owner" in this section.

Alternatively, the trust agreement provides that if the Trust is dissolved as a result of an event of withdrawal (as defined in Article XIII of the trust agreement) of a managing owner, then within 120 days of such event of withdrawal, limited owners holding interests representing a majority (over 50%) of the net asset value of each series (not including interests held by the managing owner) may elect to form a new business trust on the same terms as set forth in the trust agreement and continue the business of the Trust and elect a new managing owner.

Exercise Of Rights By Limited Owners Limited owners holding interests representing in excess of 50% of the net asset value of each series (excluding interests held by the managing owner and its affiliates) must approve any material change in a series' trading policies, which change will not be effective without such approval. In addition, limited owners holding interests representing in excess of 50% of the net asset value of each series (excluding interests held by the managing owner and its affiliates) may vote to adopt amendments to the Agreement proposed by the managing owner or by limited owners holding interests representing at least ten percent of the net asset value of a series. Additionally, limited owners holding interests representing at least a majority (over 50%) of the net asset value of a series (excluding interests held by the managing owner and its affiliates) may vote to (i) terminate and dissolve the series upon 90 days' prior notice to the managing owner,
(ii) remove the managing owner on reasonable prior written notice to the managing owner, (iii) elect one or more additional managing owners,
(iv) approve the voluntary withdrawal of the managing owner and elect a successor managing owner in the event the managing owner is the sole managing owner of the Trust, (v) approve the termination of any agreement between the Trust and the managing owner or its affiliates for any reason, without penalty, and (vi) approve a material change in the trading policies of the Trust or a series, and, in the case of (iii) and
(v) on 60 days' prior written notice.

Indemnification The Agreement provides that with respect to any action in which the managing owner or any of its affiliates (including Prudential Securities only when performing services on behalf of the managing owner and acting within the scope of the managing owner's authority) is a party because of its relationship to the Trust, the Trust shall indemnify and hold harmless to the fullest extent permitted by law such person against any losses, judgments, liabilities, expenses, and amounts paid in settlement of any claims sustained by such person in connection with each series of the Trust, provided that (i) the managing owner was acting on behalf of or performing services for the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust, and such liability or loss was not the result of negligence, misconduct, or a breach of the Agreement on the part of the managing owner or its affiliates and (ii) any such indemnification will only be recoverable from the assets of each series of the Trust. All rights to indemnification permitted by the Trust agreement and payment of associated expenses will not be affected by the dissolution or other cessation to exist of the managing owner, or the withdrawal, adjudication of bankruptcy or insolvency of the managing owner. The Trust agreement also provides that any such indemnification of the managing owner or any of its affiliates, unless ordered by a court, shall be made by the Trust only as authorized in the specific case and only upon a determination by independent legal counsel in a written opinion that indemnification of the managing owner is proper in the circumstances because it has met the applicable standard of conduct set forth in the Agreement. Expenses incurred in defending a threatened or pending action or proceeding against the managing owner may be paid by each series (on a pro rata basis, as the case may be) in advance of the final disposition of such action if (i) the legal action relates to the performance of duties or services by the managing owner or an affiliate on behalf of the Trust; (ii) the legal action is initiated by a third party who is not a limited owner or the legal action is initiated by a limited owner and a court of competent jurisdiction specifically approves such advancement;
and (iii) the managing owner undertakes to repay the advanced funds to each series (on a pro rata basis, as the case may be) with interest, in the event indemnification is subsequently held not to be permitted. No indemnification of the managing owner or its affiliates is permitted for liabilities or expenses arising under federal or state securities laws unless
(i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs); (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs); or (iii) a court of competent jurisdiction approves a settlement of claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the managing owner or its affiliates, the managing owner has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In any claim for indemnification in actions involving alleged federal or state securities laws violations, the party seeking indemnification must place before the court the position of the SEC, the position of the Pennsylvania Securities Commission, the Massachusetts Securities Division, and the Tennessee Securities Division and any other applicable state securities division which requires disclosure with respect to the issue of indemnification for securities law violations. The Agreement also provides that with respect to any action taken by the managing owner as "tax matters partner," including consenting to an audit, the Trust will indemnify and hold harmless the managing owner.

Amendments And Meetings The trust agreement may be amended in certain respects by a vote of the limited owners holding interests representing at least a majority (over 50%) of the net asset value of each series (which excludes the interests of the managing owner), either pursuant to a written vote or at a duly called meeting of the limited owners. An amendment may be proposed by the managing owner or by limited owners holding interests equal to at least ten percent of the net asset value of each series, unless the proposed amendment affects only certain series, in which case such amendment may be proposed by limited owners holding interests equal to ten percent of the net asset value of each affected series. Limited owners will be supplied with a verbatim copy of any proposed amendment which potentially could affect them and statements concerning the legality thereof. It is not anticipated that the managing owner will call any annual meetings of the limited owners.

The managing owner may, without your consent, make amendments to the trust agreement which are necessary to (i) add to the representations, duties, or obligations of the managing owner or to surrender any right or power of the managing owner, for the benefit of the limited owners,
(ii) cure any ambiguity, (iii) correct or supplement any provision of the trust agreement which may be inconsistent with any other provision of the trust agreement or this prospectus, or (iv) make any other provisions with respect to matters or questions arising under the trust agreement that the managing owner deems advisable; provided, however, that no such amendment will be adopted unless the amendment is not adverse to the interests of the limited owners, is consistent with the managing owner's management of the Trust pursuant to Section 3806 of the Delaware Business Trust Act, does not affect the allocation of profits and losses to them or among them, and does not adversely affect the limited liability status of the limited owners or the status of each series as a partnership for federal income tax purposes). The managing owner further may, without the consent of the limited owners, amend the provisions of the Agreement relating to the allocations among limited owners of profits, losses, and distributions if it is advised by its accountants or counsel that any such allocations are unlikely to be upheld for federal income tax purposes.

Meetings of the Trust may be called by the managing owner. In addition, meetings will be called upon receipt by the managing owner of a written request signed by limited owners holding interests equal to at least ten percent of the net asset value of a series. Thereafter, the managing owner shall give written notice to all limited owners, in person or by certified mail within 15 days after such receipt, of such meeting and its purpose. Such meeting must be held at least 30 but not more than 60 days after the receipt of such notice. Any action permitted to be taken at a meeting may be taken without a meeting on written approval of the limited owners holding interests of the percentage required to approve any such action if a meeting were held.

Fiscal Year The Trust's fiscal year begins on January 1 on each year and ends on December 31 of each year, except that (i) the first fiscal year of the Trust commenced on December 17, 1997, the date the Certificate of Trust was filed, and (ii) the fiscal year in which the Trust terminates will end on the date of termination of the Trust.

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                       THE FUTURES MARKETS

To understand the nature of the investments each series makes, subscribers should familiarize themselves with the following information.

Futures And Forward Contracts

Futures contracts in the U.S. can be traded only on approved exchanges and call for the future delivery of various commodities. These contractual obligations may be satisfied either by taking or making physical delivery or by making an offsetting sale or purchase of a futures contract on the same exchange. In certain instances, the S&P 500 contract for example, delivery is made through a cash settlement.

Forward currency contracts are traded off-exchange through banks or dealers. In such instances, the bank or dealer generally acts as principal in the transaction and charges "bid-ask" spreads.

Futures and forward trading is a "zero-sum" risk transfer economic activity. For every gain, there is an equal and offsetting loss.

Options On Futures Contracts

An option on a futures contract gives the purchaser of the option the right but not the obligation to take a position at a specified price (the "striking," "strike," or "exercise" price) in a futures contract. A "call" option gives the purchaser the right to buy the underlying futures contract, and the purchaser of a "put" option acquires the right to take a sell position in the underlying contract. The purchase price of an option is referred to as its "premium." The seller (or "writer") of an option is obligated to take a position at a specified price opposite to the option buyer if the option is exercised. Thus, in the case of a call option, the seller must be prepared to sell the underlying futures contract at the strike price if the buyer should exercise the option. A seller of a put option, on the other hand, stands ready to buy the underlying futures contract at the strike price.

A call option on a futures contract is said to be "in-the-money" if the strike price is below current market levels and "out-of-the-money" if that price is above market. Similarly, a put option on a futures contract is said to be "in-the-money" if the strike price is above current market levels and "out-of-the-money" if the strike price is below current market levels.

Hedgers And Speculators

The two broad classifications of persons who trade futures are "hedgers" and "speculators." Hedging is designed to minimize the losses that may occur because of price changes, for example, between the time a producer contracts to sell a commodity and the time of delivery. The futures and forward markets enable the hedger to shift the risk of price changes to the speculator. The speculator risks capital with the hope of making profits from such changes. Speculators, such as the Trust, rarely take delivery of the physical commodity but rather close out their futures positions through offsetting futures contracts.

Exchanges; Position And Daily Limits; Margins

Each of the commodity exchanges in the U.S. has an associated "clearinghouse." Once trades made between members of an exchange have been cleared, each clearing broker looks only to the clearinghouse for all payments in respect of such broker's open positions. The clearinghouse "guarantee" of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.

The CFTC and the U.S. exchanges have established "speculative position limits" on the maximum positions that each trading advisor may hold or control in futures contracts on certain commodities.

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

Most U.S. exchanges limit the maximum change in futures prices during any single trading day. Once the "daily limit" has been reached, it becomes very difficult to execute trades. Because these limits apply on a day-to-day basis, they do not limit ultimate losses, but may reduce or eliminate liquidity.

When a position is established, "initial margin" is deposited. On most exchanges, at the close of each trading day, "variation margin," representing the unrealized gain or loss on the open positions, is either credited to or debited from a trader's account. If "variation margin" payments cause a trader's "initial margin" to fall below "maintenance margin" levels, a "margin call" is made, requiring the trader to deposit additional margin or have his position closed out.

Each series trades on a number of foreign commodity exchanges.
Foreign commodity exchanges differ in certain respects from their U.S. counterparts.

Some foreign exchanges also have no position limits, with each dealer establishing the size of the positions it will permit traders to hold. To the extent that any series engages in transactions on foreign exchanges, it is subject to the risk of fluctuations in the exchange rate between the native currencies of any foreign exchange on which it trades and the U.S. dollar (which risks may be hedged) and the possibility that exchange controls could be imposed in the future.

No U.S. agency regulates trading outside of the U.S., which generally involve forward contracts with banks or transactions in physical commodities generally. No regulatory scheme currently exists in relation to the foreign currency forward market, except for regulation of general banking activities and exchange controls in the various jurisdictions where trading occurs or in which the currency originates.

There is no limitation on daily price moves on forward contracts in foreign currencies traded through banks, brokers, or dealers. While margin calls are not required by foreign exchanges, Prudential Securities may be subject to daily margin calls in foreign markets.

Trading Methods

Managed futures strategies are generally classified as either (i) technical or fundamental or (ii) systematic or discretionary.

Technical And Fundamental Analysis

Technical analysis operates on the theory that market prices, momentum, and patterns at any given point in time reflect all known factors affecting the supply and demand for a particular commodity. Consequently, technical analysis focuses on market data as the most effective means of attempting to predict future prices.

Fundamental analysis, in contrast, focuses on the study of factors external to the markets, for example: weather, the economy of a particular country, government policies, domestic and foreign political and economic events, and changing trade prospects. Fundamental analysis assumes that markets are imperfect and that market mispricings can be identified.

Systematic And Discretionary Trading Approaches

A systematic trader relies on trading programs or models to generate trading signals. Discretionary traders make trading decisions of the basis of their own judgment.

Each approach involves inherent risks. For example, systematic traders may incur substantial losses when fundamental or unexpected forces dominate the markets, while discretionary traders may overlook price trends which would have been signaled by a system.

Trend Following

Trend-following advisors try to take advantage of major price movements, in contrast with traders who focus on making many small profits on short-term trades or through relative value positions. Trend-following traders assume that most of their trades will be unprofitable. They look for a few large profits from big trends. During periods with no major price movements, a trend-following trading manager is likely to have big losses.

Risk Control Techniques

Trading managers often adopt risk management principles. Such principles typically restrict the size or positions taken as well as establishing stop-loss points at which losing positions must be liquidated. No risk control technique can assure that big losses will be avoided.

The programs used by each series' trading advisors are technical, systematic, and trend following.

Regulation Of Markets

Commodity Exchange Act

The U.S. Congress enacted the Commodity Exchange Act to regulate trading in commodities, the exchanges on which they are traded, the individual brokers who are members of such exchanges, and commodity professionals and commodity brokerage houses that trade in these commodities in the U.S.

Commodity Futures Trading Commission

The CFTC is an independent governmental agency that administers the Commodity Exchange Act and is authorized to promulgate rules thereunder. One function of the CFTC is to implement the objectives of the Commodity Exchange Act in preventing price manipulation and excessive speculation and to promote orderly and efficient commodity futures markets. The CFTC has adopted regulations covering, among other things, (i) the designation of contract markets; (ii) the monitoring of U.S. commodity exchange rules; (iii) the establishment of speculative position limits; (iv) the registration of commodity brokers and brokerage houses, floor brokers, introducing brokers, leverage transaction merchants, commodity trading advisors, commodity pool operators and their principal employees engaged in non-clerical commodities activities ("associated persons"), and (v) the segregation of customers' funds and recordkeeping by, and minimum financial requirements and periodic audits of, such registered commodity brokerage houses and professionals. Under the Commodity Exchange Act, the CFTC is empowered, among other things, to (i) hear and adjudicate complaints of any person (e.g., a limited owner) against all individuals and firms registered or subject to registration under the Commodity Exchange Act (reparations), (ii) seek injunctions and restraining orders, (iii) issue cease and desist orders, (iv) initiate disciplinary proceedings, (v) revoke, suspend, or not renew registrations, and (vi) levy substantial fines. The Commodity Exchange Act also provides for certain other private rights of action and the possibility of imprisonment for violations.

The CFTC has adopted extensive regulations affecting commodity pool operators (such as the managing owner) and commodity trading advisors (such as the trading advisors) and their associated persons which, among other things, require the giving of disclosure documents to new customers and the retention of current trading and other records, prohibit pool operators from commingling pool assets with those of the operators or their other customers and require pool operators to provide their customers with periodic account statements and an annual report. Upon request by the CFTC, the managing owner also will furnish the CFTC with the names and addresses of the limited owners, along with copies of all transactions with, and reports and other communications to, the limited owners. The CFTC has recently amended its regulations relating to the disclosure, recordkeeping, and reporting obligations affecting commodity pool operators. These regulations, as adopted, among other things, streamline the disclosure documents and increase from six to nine months the time period after which such documents must be updated.

U.S. Commodity Exchanges

U.S. commodity exchanges are given certain latitude in promulgating rules and regulations to control and regulate their members and clearing houses, as well as the trading conducted on their floors. Examples of current regulations by an exchange include establishment of initial and maintenance margin levels, size of trading units, daily price fluctuation limits, and other contract specifications. Except for those rules relating to margins, all exchange rules and regulations relating to terms and conditions of contracts of sale or to other trading requirements currently must be reviewed and approved by the CFTC.

National Futures Association

Substantially all commodity pool operators, commodity trading advisors, futures commission merchants, introducing brokers, and their associated persons are members or associated members of the National Futures Association. The National Futures Association's principal regulatory operations include (i) auditing the financial condition of futures commission merchants, introducing brokers, commodity pool operators, and commodity trading advisors; (ii) arbitrating commodity futures disputes between customers and National Futures Association members;
(iii) conducting disciplinary proceedings; and (iv) registering futures commission merchants, commodity pool operators, commodity trading advisors, introducing brokers, and their respective associated persons, and floor brokers.

The regulation of commodities transactions in the U.S. is a rapidly changing area of law and the various regulatory procedures described herein are subject to modification by U.S. Congressional action, changes in CFTC rules, and amendments to exchange regulations and National Futures Association regulations.

                HOW MANAGED FUTURES FIT INTO A PORTFOLIO

"Managed futures" is a sector of the futures industry made up of professionals, known as commodity trading advisors, who on behalf of their clients manage portfolios made up of futures and forward contracts traded on exchanges around the world. Utilizing extensive resources, markets can be accessed and monitored around the world 24 hours a day. For over 20 years, institutions and individuals have made managed futures part of their well-diversified portfolios. In that time period, the industry has grown to nearly $35 billion in assets under management.1
As the industry has grown, so has the number, liquidity, and efficiency of the futures markets globally.

Managed futures encompass over 50 markets worldwide, and as a result investors can gain global market exposure in their portfolios as well as add non-financial investments. Thus, investing in a managed futures fund can be an effective way to globally diversify a portfolio.

A managed futures fund provides three benefits to an investor's overall portfolio:

--Potential for both reduced volatility and enhanced returns.
--Profit potential in any market environment.
--Access to global and non-financial commodity markets.

Potential for both reduced volatility and enhanced returns. Futures and forwards exhibit more risk than stocks or bonds. However, adding a managed futures fund has the potential to reduce overall portfolio volatility and enhance returns. This potential benefit was chiefly demonstrated in two key academic works. First, Modern Portfolio
Theory, developed by the Nobel Prize Laureate economists Drs. Harry
M. Markowitz and William Sharpe, asserts that a portfolio of investments which have positive returns and low to non-correlation with each other can improve the risk/reward characteristics of the combined holdings. In other words, a portfolio comprised of different investments, which exhibit returns that are independent of each other (i.e. non-correlated), can improve the risk profile of an investor's entire portfolio.

Second, in his landmark study, Dr. John Lintner of Harvard University was the first of many to specifically demonstrate that adding a managed futures component to a portfolio can potentially enhance returns. Dr. Lintner concluded that a portfolio of judicious investments which include stocks, bonds, and managed futures ". . . show substantially less risk at every possible level of expected return than portfolios of stocks (or stocks and bonds) alone."2

1 As of December 31, 1998, Managed Accounts Reports.

2 Lintner, John, "The Potential role of Managed Commodity Financial futures Accounts (and/or Funds) in Portfolios of Stocks and Bonds." Annual conference of Financial Analysts Federation, May 1983.

This diversification effect of managed futures is demonstrated by looking at the performance of managed futures compared to that of U.S. stocks, U.S. bonds, and international stocks during a major decline. When measured against a decline in the stock and bond markets, the graph below shows how managed futures would have provided the benefits of portfolio diversification due to its non-correlation, or independent performance, to stocks and bonds. However, this does not mean that the returns of managed futures are negatively correlated (i.e. perform opposite) to that of stocks and bonds, but that managed futures is not correlated (i.e. performs independently) to stocks and bonds.


Managed Futures Performance Versus the Worst Declines of Stocks
                   and Bonds Since 1985

                Managed Futures   US Stocks   US Bonds   Int'l Stocks

9/87 - 11/87         8.46%         -29.58%
7/98 - 8/98          5.82%         -15.36%
3/87 - 9/87         16.24%                     -5.27%
2/94 - 6/94          5.59%                     -5.76%
9/87 - 10/87        -0.56%                                   -15.33%
1/90 - 9/90         25.15%                                   -30.58%

Profit potential in any market environment: With stocks and bonds, investors typically buy securities which they believe will increase in value, and they may have no strategy for when markets fall. Futures contracts, on the other hand, can be easily sold short on the prospect that the market will go down. As a result, declining markets may also represent opportunities for managed futures.

Access to global and non-financial markets: Finally, over the years the futures markets have expanded globally to include investments in stock and bond indices, currencies, precious and base metals, agricultural products and so forth. Investors can gain access to over 50 financial and non-financial markets around the globe.

Comparison Of Performance Among Asset Classes

The following table provides a comparison of U.S. stocks, U.S. bonds, and international stocks to each series' performance.

              Series A          Series B        Series C
            Eagle Trading    Eclipse Capital    Hyman Beck
             Allocation      Global Monetary    The Asset
            50% Eagle-FX/        Program        Allocation
           50% Eagle-Global                     Portfolio     US Stocks     US Bonds    Intl Stocks
June            -1.12%          -2.22%           -3.42%         4.06%       1.02%          0.78%
July            -3.19%          -3.63%           -2.43%        -1.06%       0.08%          1.04%
August           5.64%          10.81%            9.29%       -14.45%       1.95%        -12.37%
September        1.58%           4.94%            2.84%         6.41%       2.86%         -3.04%
October         -2.65%           1.18%           -0.80%         8.12%      -0.71%         10.45%
November        -0.89%          -2.31%           -6.70%         6.06%       0.60%          5.15%
December        -0.82%           3.39%            6.33%         5.76%       0.25%          3.97%
June -
December 1998   -1.69%          11.98%            4.21%        13.67%       6.16%          4.47%

Past Performance Is Not Necessarily Indicative Of Future Results

Notes To Performance Chart

U.S. Stocks* - Standard & Poor's 500 Stock Index (dividends reinvested) an unmanaged weighted index of 500 stocks.

International Stocks* - Morgan Stanley's EAFE Index (dividends reinvested).

U.S. Bonds* - Lehman Brothers' Government/Corporate Bond Index
(coupons reinvested).

* These indices are representative of equity and debt securities and are not to be construed as an actively managed portfolio.

Sources:  Standard & Poor's, Lehman Brothers, and Lipper Analytical
Associates.

Investors should be aware that stocks, bonds, and managed futures are very different types of investments, each involving different investment considerations and risks, including but not limited to liquidity, safety, guarantees, insurance, fluctuation of principal and/or return, tax features leverage, and volatility. For example, trading in futures, forward, and options may involve a greater degree of risk than investing in stocks and bonds due to, among other things, a greater degree of leverage and volatility. Also, U.S. government bonds are guaranteed by the U.S. government and, if held to maturity, offer both a fixed rate of interest and return of principal.

       Past Performance Is Not Necessarily Indicative Of Future Results

                   FEDERAL INCOME TAX CONSEQUENCES

The following constitutes the opinion of Rosenman & Colin LLP and briefly summarizes the material U.S. federal income tax consequences to individual investors in the Trust.

The Partnership Tax Status Of A Series In The Trust

Because it is expected that each series in the Trust will be classified as a partnership for U.S. federal income tax purposes, it is not anticipated that the Trust will pay any federal corporate income tax. It may be that various series in the Trust (or the Trust itself) would constitute so-called "publicly traded partnerships," in which event such series (or the Trust itself) generally would be subject to federal income tax as corporations, and distributions to limited owners would be taxable as dividends.
However, because of the expected income to be earned by each series in the Trust, it is likely, but not certain, that each series will be exempt from taxation as a corporation for U.S. federal income tax purposes.

Taxation Of Limited Owners On Profits And Losses Of A Series Of The
Trust

Assuming that each series is treated as a partnership for federal income tax purposes, each limited owner must pay tax on his share of the series' annual income and gains, if any, even though the series does not intend to make any cash distributions.

Losses Allocated To Limited Owners

A limited owner may deduct series' losses only to the extent of his tax basis in his Interest. Generally, a limited owner's tax basis is the amount paid for the interest reduced (but not below zero) by his share of any series' distributions, losses and expenses and increased by his share of the series' income and gains. However, a limited owner subject to "at-risk" limitations (generally, non-corporate taxpayers and closely-held corporations) can only deduct losses to the extent he is "at-risk." The "at-risk" amount is similar to tax basis, except that it does not include any amount borrowed on a nonrecourse basis by the series or from someone with an interest in the series.

"Passive-Activity Loss Rules" And Its Effect On The Treatment Of
Income And Loss

The trading activities of each series are not "passive activities," and therefore the passive activity loss rules will not result in series' losses being nondeductible (but such losses may of course be subject to other deductibility limitations described in this summary). Similarly, series' income and gains will not be treated as passive activity income.

Cash Distributions And Partial Redemptions

A limited owner who receives cash from the Trust, either through a distribution or a partial redemption, will not pay tax on that cash until
distributions exceed his tax basis in his interest.   A limited owner cannot
recognize a loss with respect to a partial redemption until his entire interest is fully redeemed.

Gain Or Loss On Section 1256 Contracts And Non-Section 1256
Contract

Section 1256 Contracts are futures contracts and most options traded on U.S. commodity exchanges and certain foreign currency contracts. For tax purposes, Section 1256 Contracts that remain open at year-end are treated as if the position were closed at year-end. The gain or loss on
Section 1256 Contracts is characterized as 60% long-term capital gain or loss and 40% short-term capital gain or loss regardless of how long the position was open.

Non-Section 1256 Contracts include, among other things, certain foreign currency transactions. A series' gain and loss from these Non-Section 1256 Contracts generally should be short-term capital gain or loss, but certain of these transactions may generate ordinary income.

Tax On Capital Gains And Losses

For individuals, long-term capital gains (i.e., net gain on capital assets held more than one year and 60% of the gain on Section 1256 Contracts) are taxed at a maximum rate of 20%, and short-term capital gains (i.e., net gain on capital assets held less than one year and 40% of the gain on
Section 1256 Contracts) are subject to tax at the same rates as ordinary income, with a maximum rate of 39.6%. Individual taxpayers can deduct capital losses only to the extent of their capital gains plus $3,000. Accordingly, a series could suffer significant capital losses and a limited owner could still be required to pay taxes on, for example, his share of the series' interest income.

An individual taxpayer can carry back net capital losses on Section 1256 Contracts three years to offset earlier gains on Section 1256 Contracts. To the extent the taxpayer cannot offset past Section 1256 Contract gains, he can carry forward such losses indefinitely.

Limited Deduction For Certain Expenses

The managing owner intends to cause each series to report incentive fees and management fees as trade or business expenses, and as such not subject to deductibility limitations applicable to investment advisory expenses. The Internal Revenue Service could contend otherwise, and if expenses are recharacterized as investment expenses, the deductible amount of these expenses would be reduced accordingly (and would not be deductible at all for alternative minimum tax purposes) to the extent applicable to limited owners who are individuals.

The Internal Revenue Service could also take the position that a portion of the brokerage fees paid by a series is a non-deductible syndication expense.

Interest Income

Interest received by a series is taxed as ordinary income. Net capital losses of non-corporate limited owners can offset ordinary income only to the extent of $3,000 per year. See "Tax On Capital Gains And Losses" in this section.

Investment Interest Deductibility Limitations

Individual taxpayers can deduct "investment interest," i.e., interest on indebtedness allocable to property held for investment, only to the extent that it does not exceed net investment income. Net investment income does not include adjusted net capital gain absent an election by an individual taxpayer to pay tax on such gains at regular income tax rates, and not at the lower 20% rate.

Unrelated Business Taxable Income

It is anticipated that tax-exempt limited owners should not be required to pay tax on their share of income or gains of the Trust, provided that such limited owners do not purchase interests with borrowed funds.

Foreign Individual Limited Owners

Although not free from doubt, a foreign individual limited owner who files with the Trust all requested certifications and documentation should not be required to pay or be subject to U.S. federal income or withholding tax with respect to his ownership of an interest. However, if such limited owner holds the interest at the time of his death, his estate may be subject to U.S. federal estate taxation with respect to such Interest.

Internal Revenue Service Audits Of The Trust And Its Limited Owners

The Internal Revenue Service audits series-related items at the Trust level rather than at the limited owner level. The managing owner acts as "tax matters partner" with the authority to determine the Trust's responses to an audit. If an audit results in an adjustment, all limited owners of one or more given series may be required to pay additional taxes, interest, and penalties.

Foreign, State And Local, And Other Taxes

In addition to the federal income tax consequences described above, a series and the limited owners may be subject to various foreign, state
and local, and other taxes.   Any such foreign taxes may be creditable
against a limited owner's U.S. federal income tax liability (if any).

        Prospective investors are urged to consult their own tax advisers before deciding whether to invest.

Importance Of Obtaining Professional Advice

The foregoing analysis is not intended as a substitute for careful tax planning, particularly because the income tax consequences of an investment in the trust and of securities transactions are complex, and certain of these consequences would vary significantly with the particular situation of each limited owner. Accordingly, prospective investors are strongly urged to consult their own tax advisors regarding the possible tax consequences of an investment in the trust including, for example, the alternative minimum tax.

                            LEGAL MATTERS

Legal matters in connection with this offering have been passed upon for the Trust, the managing owner, and Prudential Securities by Rosenman
& Colin LLP, 575 Madison Avenue, New York, New York 10022.
Certain legal matters relating to Delaware law have been passed upon for the Trust and the managing owner by Richards, Layton & Finger, P.A., Wilmington, Delaware. Rosenman & Colin LLP acts as counsel generally for the managing owner and advises the managing owner with respect to its responsibilities as managing owner of, and with respect to matters relating to, the Trust. Rosenman & Colin LLP also represents Prudential Securities and certain of its affiliates from time to time in various matters, and it is expected they will continue to do so in the future.

                        ADDITIONAL INFORMATION

The Trust has filed with the SEC a registration statement for each series of interests on Form S-1, as amended (the three registration statements are referred to collectively as the registration statements), with respect to the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statements, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits thereto (e.g., the Selling Agreement, the Escrow Agreement, and the Brokerage agreement). A copy of each registration statement has also been provided to the CFTC. The descriptions contained herein of agreements included as exhibits in the registration statement are necessarily summaries. Reference is made to the registration statements, including the exhibits thereto, for further information with respect to the Trust and each series' securities. Such information may be examined without charge at the public reference facilities of the SEC, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies may be obtained therefrom upon payment of the fees prescribed by the. In addition, all of the SEC's public filings, including the public filings of each series, are available at the Commission's Web Site at http://www.sec.gov.

                              EXPERTS

The financial statements of Series A, Series B, and Series C of World Monitor Trust as of December 31, 1998 and 1997, and for the period from June 10, 1998 (commencement of operations) to December 31, 1998 and the statements of financial condition of the managing owner and Diversified Futures Trust I as of December 31, 1998, included in this prospectus have been so included in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

The statements referred to under "FEDERAL INCOME TAX
CONSEQUENCES" have been reviewed by Rosenman & Colin LLP and are included in reliance upon their authority as experts in tax law in the U.S.

                         GLOSSARY OF TERMS

The following glossary may assist prospective investors in understanding the terms used in this prospectus:

Additional Seller. Means certain selected additional U.S. sellers and/or certain foreign securities firms retained by the managing owner.

Additional U.S. Seller. Means certain selected brokers or dealers retained by the managing owner that are members of the NASD.

Affiliate of the Managing Owner. Means: (i) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of the managing owner; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by the managing owner; (iii) any Person, directly or indirectly, controlling, controlled by, or under common control of the managing owner; (iv) any officer, director or partner of the managing owner; or (v) if such Person is an officer, director or partner of the managing owner, any Person for which such Person acts in any such capacity.

Aggregate $$:  (All Programs excluding Notional) and Aggregate $$:
(All Proforma Programs excluding Notional). Means the aggregate amount of actual assets under the management of the trading advisor in all programs as of the end of the period covered by the capsule. This number excludes Notional Funds.

Aggregate $$:  (All programs including Notional) and Aggregate $$:
(All Proforma Programs including Notional). Means the aggregate amount of total assets under the management of the trading advisor in all programs as of the end of the period covered by the capsule. This number includes Notional Funds.

Aggregate $$ in this Program (excluding Notional). Means the aggregate amount of actual assets under the management of the trading advisor in the program shown as of the end of the period covered by the capsule. This number excludes Notional Funds.

Aggregate $$ in this Program (including Notional). Means the aggregate amount of total assets under the management of the trading advisor in the program shown as of the end of the period covered by the capsule. This number includes Notional Funds.

Annual Rate of Return. Is calculated by multiplying on a compound basis each of the Monthly Rates of Return and not by adding or averaging the Monthly Rates of Return.

Clearing Broker. Any person who engages in the business of effecting transactions in commodities contracts for the account of the Trust. Prudential Securities acts in this capacity for the Trust.

Commodity. Goods, wares, merchandise, produce and in general everything that is bought and sold in commerce. Out of this large class, certain commodities, because of their wide distribution, universal acceptance and marketability in commercial channels, have become the subject of trading on various national and international exchanges located in principal marketing and commercial areas. Traded commodities are sold in predetermined lots and quantities.

Commodity Broker. Means, under the NASAA guidelines, any person who engages in the business of effecting transactions in commodity contracts for the account of other or for his own account.
Commodity Contract. Means a contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

Commodity Futures Trading Commission ("CFTC"). An independent regulatory commission of the U.S. government empowered to regulate commodity futures transactions and other commodity transactions under the Commodity Exchange Act.

Contract Month. The month in which a futures contract may be satisfied by making or accepting delivery of the underlying commodity.

Contract round-turn. The initial purchase of a long or short contract and the subsequent purchase of an offsetting contract.

Counter-trend liquidations. Closing out a position after significant price move on the assumption that the market is due for a correction.

Daily price fluctuation limit. The maximum permitted fluctuation imposed by commodity exchanges in the price of a commodity futures contract for a given commodity that can occur on a commodity exchange on a given day in relation to the previous day's settlement price, which maximum permitted fluctuation is subject to change from time to time by the exchange. In the U.S., these limits, including changes thereto, are subject to CFTC approval. These limits generally are not imposed on option contracts or outside the U.S.

Dealing Day.  The first business day after a valuation point occurs.

Delivery. The process of satisfying a commodity futures contract, an option on a physical commodity, or forward contract by transferring ownership of a specified quantity and grade of a cash commodity to the purchaser thereof.

Draw-down. Means losses experienced by the composite record over a specified period. Individual accounts may experience larger draw-downs than are reflected in the composite record of a particular trading portfolio. Where an individual account has experienced a draw-down that is greater than has been experienced on a composite basis, the largest draw-down experienced by such individual account is presented. Draw-downs are measured on the basis of month-end net asset values only.

Extraordinary Expenses. Pursuant to Section 4.7(a) of the Trust agreement, Extraordinary Expenses of the Trust and each series include, but are not limited to, legal claims and liabilities and litigation costs and any permitted indemnification associated therewith.

ERISA Plans.  Employee benefit plans governed by the Employee
Retirement Income Security Act of 1974, usually referred to as ERISA.

Forward contract. A cash market transaction in which the buyer and seller agree to the purchase and sale of a specific quantity of a commodity for delivery at some future time under such terms and conditions as the two may agree upon.

Futures contract. A contract providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point, or for cash settlement. Such contracts are uniform for each commodity on each exchange and vary only with respect to price and delivery time. A commodity futures contract should be distinguished from the actual physical commodity, which is termed a "cash commodity." It is important to note that trading in commodity futures contracts involves trading in contracts for future delivery of commodities and not the buying and selling of particular lots of commodities. A contract to buy or sell may be satisfied either by making or taking delivery of the commodity and payment or acceptance of the entire purchase price therefor, or by offsetting the contractual obligation with a countervailing contract on the same on a linked exchange prior to delivery.

Individual Retirement Fund. Means an Individual Retirement Account or a Keogh Plan, both of which are vehicles to save money for use during retirement.

IRA Accounts.  Means Individual Retirement Accounts.

Interests. Means the beneficial interest of each interest-holder in the profits, losses, distributions, capital, and assets of the Trust. The managing owner's Capital Contributions shall be represented by "general" interests and a limited owner's Capital Contributions shall be represented by "limited" interests. Interests will not be represented by certificates.

Internal Revenue Code. The Internal Revenue Code of 1986, as amended.

Largest monthly draw-down. Means the greatest decline in month-end net asset value due to losses sustained by a trading portfolio on a composite basis or an individual account for any particular month.

Largest peak-to-valley draw-down. Means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a trading portfolio on a composite basis or an individual account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end asset value.

Limited Owner. A limited owner is any person or entity acting in his, her or its capacity as an interest-holder in one or more series of the Trust, and may include the managing owner with respect to interests purchased by it.

Limit order. A trading order which sets a limit on either price or time of execution or both. Limit orders (as contrasted with stop orders) do not become market orders.

Long contract. A contract to accept delivery of (buy) a specified amount of a commodity at a future date at a specified price.

Market order. A trading order to execute a trade at the most favorable price as soon as possible.

Margin. A good faith deposit with a broker to assure fulfillment of a purchase or sale of a commodity futures, or, in certain cases, forward or option contract. Commodity margins do not usually involve the payment of interest.

Managing Owner. Prudential Securities Futures Management Inc. or any substitute therefor as provided in the Trust agreement.

Margin call. A demand for additional funds after the initial good faith deposit required to maintain a customer's account in compliance with the requirements of a particular commodity exchange or of a commodity broker.

Monthly Rate of Return. Means net performance for the month, in general, computed on a weekly basis and then compounds.

NASD.  Means the National Association of Securities Dealers, Inc.

NASAA.  Means the North American Securities Administrators
Association, Inc.

NASAA Guidelines. Means the guidelines for the Registration of Commodity Pool Programs imposed by the NASAA.

NFA. Means National Futures Association, the self-regulatory organization for the futures industry.

Net Asset Value. (Sometimes referred to as NAV.) Total assets minus total liabilities. (See Section 1.1 of the Trust agreement attached as Exhibit A for a more complete definition.)

New High Net Trading Profits.  See "FEE AND EXPENSES -
CHARGES TO BE PAID BY THE TRUST - Management and
Incentive Fees To The Trading Advisor."

Net Worth. See Section 4.3(i) of the Trust agreement for the definition of "Net Worth." Insofar as Net Worth relates to investor suitability, see the heading entitled "State Suitability Requirements" in the Subscription Agreement (Exhibit D).

Notional Funds. The amount by which the nominal account size exceeds the amount of actual funds. Performance summaries set forth herein reflect the adoption of a method of presenting rate-of-return and performance disclosure authorized by the CFTC, referred to as the Fully-Funded Subset method. To qualify for the use of the Fully-Funded Subset method, the CFTC's 1993 Fully-Funded Subset Advisory requires that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which performance is so reported meet two tests which are designed to provide assurance that the Fully-Funded Subset and the resultant rates of return are representative of the trading program.

NYMEX.  The New York Mercantile Exchange.

Open Position. A contractual commitment arising under a long contract or a short contract that has not been extinguished by an offsetting trade or by delivery.

Organization and offering expenses. Those expenses incurred in connection with the formation, qualification, and initial registration of the Trust and the interests and in initially offering, distributing and processing the interests under applicable federal and state law, and any other expenses actually incurred and directly or indirectly related to the organization of the Trust or the initial offering of the interests. See
Section 4.7(a) of the Trust agreement attached as Exhibit A for a more particular enumeration of such expenses, all of which will be paid by Prudential Securities or an affiliate.

Parent. Means a company which owns all or the majority of the outstanding equity of a trust, corporation, partnership, or a limited liability company.

Parameters. A value which can be freely assigned in a trading system in order to vary the timing of signals.

Pattern recognition. The ability to identify patterns that appeared to act as precursors of price advances or declines in the past.

Promoter. Means any person who directly or indirectly organizes an investment opportunity in a trust, corporation, partnership or limited liability company.

Pyramiding. A method of using all or part of an unrealized profit in a commodity contract position to provide margin for any additional commodity contracts of the same or related commodities.

Redemption Date. Means the first dealing day to occur at least two business days after the date the managing owner has received a Redemption Request in proper order.

Redemption Price. Means the net asset value per interest on the valuation point immediately preceding the dealing day on which a redemption will become effective.

Secular trend. Intermediate upswings and downswings in price that over a long period of time constitutes a big move.

Series. Means a separate series of the Trust as provided in Sections 3806(b)(2) and 3804 of the Delaware Business Trust Act, the interests of which shall be beneficial interests in the Trust Estate separately identified with and belonging to such series.

Short contract. A contract to make delivery of (sell) a specified amount of a commodity at a future date at a specified price.

Speculative Position Limit. The maximum number of speculative futures or option contracts in any one commodity (on one contract market), imposed by the CFTC or a U.S. commodity exchange, that can be held or controlled at one time by one person or a group of persons acting together. These limits generally are not imposed for trading on markets or exchanges outside the U.S.

Spot contract. A cash market transaction in which buyer and seller agree to the purchase and sale of a specific commodity for immediate delivery.

Spreads or straddles. A transaction involving the simultaneous holding of futures and/or option contracts dealing with the same commodity but involving different delivery dates or different markets, and in which the trader expects to earn profits from a widening or narrowing movement of the prices of the different contracts.

Standard Deviation. Means a measure of volatility of returns. A statistical measure of risk that represents the variability of returns around the mean (average) return. The lower the standard deviation, the closer the returns are to the mean (average) value. Conversely, the higher the standard deviation, the more widely dispersed the returns are around the mean (average).

Stop-loss order. An order to buy or sell at the market when a definite price is reached, either above or below the price of the instrument that prevailed when the order was given.

Stop order. An order given to a broker to execute a trade when the market price for the contract reaches the specified stop order price.
Stop orders are utilized to protect gains or limit losses on open positions. Stop orders become market orders when the stop order price is reached.

Support: A previous low. A price level under the market where buying interest is sufficiently strong to overcome selling pressure.

Resistance: A previous high. A price level over the market where selling pressure overcomes buying pressure and a price advance is turned back.

Systematic technical charting systems. A system which is technical in nature and based on chart patterns as opposed to pure mathematical calculations.

Trading Approach.  See "Eagle Trading's Trading Systems" under
"SERIES A," "Eclipse Capital's Trading Systems" under "SERIES B" and "Hyman Beck's Trading Systems" under "SERIES C."

Trading Advisor. Any entity or entities acting in its capacity as a commodity trading advisor to the Trust and any substitute(s) therefor as provided herein.

Trustee. Wilmington Trust Company or any substitute therefor as provided in the Trust agreement.

Underwriter. Means a broker-dealer which attempts to sell interests issued directly by a trust, a corporation, a partnership or a limited liability company in a public or private offering.

Unrealized profit or loss. The profit or loss which would be realized on an open position in a futures, forward or option contract if it were closed at the current market value price for such contract.

Valuation Point. The close of business on Friday of each week, or such other day as may be determined by the managing owner.

                             INDEX TO
                    CERTAIN FINANCIAL INFORMATION

                                                             Page
WORLD MONITOR TRUST - Series A
Report of Independent Accountants                            128
Financial Statements as of December 31, 1998 and 1997
  and for the period from June 10, 1998 (commencement of
  operations) to December 31, 1998                           129
Notes to Financial Statements                                131

WORLD MONITOR TRUST - Series B
Report of Independent Accountants                            136
Financial Statements as of December 31, 1998 and 1997
  and for the period from June 10, 1998 (commencement of
  operations) to December 31, 1998                           137
Notes to Financial Statements                                139

WORLD MONITOR TRUST - Series C
Report of Independent Accountants                            144
Financial Statements as of December 31, 1998 and 1997
  and for the period from June 10, 1998 (commencement of
  operations) to December 31, 1998                           145
Notes to Financial Statements                                147

PRUDENTIAL SECURITIES FUTURES MANAGEMENT INC.
Report of Independent Accountants                            152
Statement of Financial Condition as of December 31, 1998     153
Notes to Statement of Financial Condition                    154

DIVERSIFIED FUTURES TRUST I
Report of Independent Accountants                            157
Statement of Financial Condition as of December 31, 1998     158
Notes to Statement of Financial Condition                    159

PricewaterhouseCoopers (LOGO)
                                  PricewaterhouseCoopers LLP
                                  1177 Avenue of the Americas
                                  New York, NY 10036
                                  Telephone (212) 596 8000
                                  Facsimile (212) 596 8910

                       Report of Independent Accountants

January 26, 1999

To the Managing Owner and
Limited Owners of
World Monitor Trust--Series A

In our opinion, the accompanying statements of financial condition and the related statements of operations and changes in trust capital present fairly, in all material respects, the financial position of World Monitor Trust--Series A at December 31, 1998 and 1997, and the results of its operations for the period from June 10, 1998 (commencement of operations) to December 31, 1998 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Managing Owner; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by the Managing Owner, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

                         WORLD MONITOR TRUST--SERIES A
                          (a Delaware Business Trust)
                       STATEMENTS OF FINANCIAL CONDITION

                                                                                December 31,
                                                                          -------------------------
                                                                              1998           1997
---------------------------------------------------------------------------------------------------
ASSETS
Equity in commodity trading accounts:
Cash                                                                       $11,008,050      $ 1,000
Net unrealized loss on open commodity positions                               (103,243)       --
                                                                          -------------     -------
Total assets                                                               $10,904,807      $ 1,000
                                                                          -------------     -------
                                                                          -------------     -------
LIABILITIES AND TRUST CAPITAL
Liabilities
Commissions payable                                                        $    74,604      $ --
Management fee payable                                                          19,457        --
                                                                          -------------     -------
Total liabilities                                                               94,061        --
                                                                          -------------     -------
Commitments

Trust capital
Limited interests (108,568.155 and 0 interests outstanding)                 10,673,116        --
General interests (1,400.000 and 10 interests outstanding)                     137,630        1,000
                                                                          -------------     -------
Total trust capital                                                         10,810,746        1,000
                                                                          -------------     -------
Total liabilities and trust capital                                        $10,904,807      $ 1,000
                                                                          -------------     -------
                                                                          -------------     -------

Net asset value per limited and general interests ('Interests')            $     98.31      $100.00
                                                                          -------------     -------
                                                                          -------------     -------
---------------------------------------------------------------------------------------------------
                 The accompanying notes are an integral part of these statements.

                         WORLD MONITOR TRUST--SERIES A
                          (a Delaware Business Trust)
                            STATEMENT OF OPERATIONS
                       For the period from June 10, 1998
                          (commencement of operations)
                           through December 31, 1998

---------------------------------------------------------------------------------------------------
REVENUES
Net realized gain on commodity transactions                                         $  174,935
Net unrealized loss on open commodity positions                                       (103,243)
Interest income                                                                        272,034
                                                                               --------------------
                                                                                       343,726
                                                                               --------------------
EXPENSES
Commissions                                                                            381,231
Management fees                                                                         98,289
Incentive fees                                                                          36,064
                                                                               --------------------
                                                                                       515,584
                                                                               --------------------
Net loss                                                                            $ (171,858)
                                                                               --------------------
                                                                               --------------------
ALLOCATION OF NET LOSS
Limited interests                                                                   $ (170,904)
                                                                               --------------------
                                                                               --------------------
General interests                                                                   $     (954)
                                                                               --------------------
                                                                               --------------------
NET LOSS PER WEIGHTED AVERAGE LIMITED AND GENERAL INTEREST
Net loss per weighted average limited and general interest                          $    (1.96)
                                                                               --------------------
                                                                               --------------------
Weighted average number of limited and general interests outstanding                    87,552
                                                                               --------------------
                                                                               --------------------
---------------------------------------------------------------------------------------------------

                     STATEMENT OF CHANGES IN TRUST CAPITAL

                                                              LIMITED        GENERAL
                                             INTERESTS       INTERESTS      INTERESTS        TOTAL
-----------------------------------------------------------------------------------------------------
Trust capital--December 31, 1997                 10.000     $   --          $  1,000      $     1,000
Contributions                               111,257.885      10,972,172      137,584       11,109,756
Net loss                                        --             (170,904)        (954 )       (171,858)
Redemptions                                  (1,299.730)       (128,152)       --            (128,152)
                                            -----------     -----------     ---------     -----------
Trust capital--December 31, 1998            109,968.155     $10,673,116     $137,630      $10,810,746
                                            -----------     -----------     ---------     -----------
                                            -----------     -----------     ---------     -----------
-----------------------------------------------------------------------------------------------------
                  The accompanying notes are an integral part of these statements.

                                       130

                         WORLD MONITOR TRUST--SERIES A
                          (a Delaware Business Trust)
                         NOTES TO FINANCIAL STATEMENTS

A. General

The Trust, Trustee, Managing Owner and Affiliates

   World Monitor Trust (the 'Trust') is a business trust organized under the laws of Delaware on December 17, 1997. The Trust commenced trading operations on June 10, 1998 and will terminate on December 31, 2047 unless terminated sooner as provided in the Second Amended and Restated Declaration of Trust and Trust Agreement. The Trust was formed to engage in the speculative trading of a diversified portfolio of futures, forward and options contracts and may, from time to time, engage in cash and spot transactions. The trustee of the Trust is Wilmington Trust Company. The managing owner is Prudential Securities Futures Management Inc. (the 'Managing Owner'), a wholly owned subsidiary of Prudential Securities Incorporated ('PSI') which, in turn, is a wholly owned subsidiary of Prudential Securities Group Inc. PSI is the selling agent for the Trust as well as the commodity broker ('Commodity Broker') of the Trust.

The Offering

   Beneficial interests in the Trust ('Interests') are being offered pursuant to Rule 415 of Regulation C under the Securities Act of 1933 in three separate and distinct series ('Series'): Series A, B and C. The assets of each Series are segregated from the other Series, separately valued and independently managed.

   Up to $100,000,000 of Interests ('Subscription Maximum'), $34,000,000 for Series A and $33,000,000 each for Series B and C, are being offered to investors who meet certain established suitability standards, with a minimum initial subscription of $5,000 per subscriber or, for any investment made on behalf of an individual retirement account, the minimum initial subscription is $2,000. A subscriber may purchase Interests in any one or a combination of Series although the minimum purchase for any single Series is $1,000. On June 10, 1998, Series A completed its initial offering with gross proceeds of $6,039,177 from the sale of 59,631.775 limited interests and 760 general interests.

   Thereafter, or until the Subscription Maximum for each Series is sold, each Series' Interests will continue to be offered on a weekly basis at the net asset value per Interest ('Continuous Offering Period'). Additional purchases may be made in $100 increments.

   The Managing Owner is required to maintain at least a 1% interest in the capital, profits and losses of each Series so long as it is acting as the Managing Owner, and it will make such contributions (and in return will receive such general interests) as are necessary to effect this requirement.

The Trading Advisor

   Each Series has its own independent commodity trading advisor that makes that Series' trading decisions. The Managing Owner, on behalf of the Trust, entered into an advisory agreement with Eagle Trading Systems, Inc. ('Trading Advisor') to make the trading decisions for Series A. The advisory agreement may be terminated at the discretion of the Managing Owner. The Managing Owner has allocated 100% of the proceeds from the initial and continuous offering of Series A to the Trading Advisor and it is currently contemplated that the Trading Advisor will continue to be allocated 100% of additional capital raised for Series A during the Continuous Offering Period.

Exchanges, Redemptions and Termination

   Interests owned in one Series may be exchanged, without any charge, for Interests of one or more other Series on a weekly basis for as long as Interests in those Series are being offered to the public. Exchanges are made at the applicable Series' then current net asset value per Interest as of the close of business on the Friday immediately preceding the week in which the exchange request is effected. The exchange of Interests is treated as a redemption of Interests in one Series (with the related tax consequences) and the simultaneous purchase of Interests in the Series exchanged into.

   Redemptions are permitted on a weekly basis. Interests redeemed on or before the end of the first and second successive six-month periods after their effective dates of purchase are subject to a redemption fee of 4% and 3%, respectively, of the net asset value at which they are redeemed. Redemption fees are paid to the Managing Owner.

   In the event that the estimated net asset value per Interest of a Series at the end of any business day, after adjustments for distributions, declines by 50% or more since the commencement of trading activities or the first day of a fiscal year, the Series will terminate.

B. Summary of Significant Accounting Principles

Basis of accounting

   The books and records of Series A are maintained on the accrual basis of accounting in accordance with generally accepted accounting principles.

   Commodity futures and forward transactions are reflected in the accompanying statements of financial condition on trade date. The difference between the original contract amount and market value is reflected as net unrealized gain or loss. The market value of each contract is based upon the closing quotation on the exchange, clearing firm or bank on, or through, which the contract is traded.

   The weighted average number of limited and general interests outstanding was computed for purposes of disclosing net income per weighted average limited and general interest. The weighted average limited and general interests are equal to the number of Interests outstanding at period end, adjusted proportionately for Interests subscribed and redeemed based on their respective time outstanding during such period.

   Series A has elected not to provide a Statement of Cash Flows as permitted by Statement of Financial Accounting Standards No. 102, 'Statement of Cash Flows--Exemption of Certain Enterprises and Classification of Cash Flows from Certain Securities Acquired for Resale.'

Income taxes

   Series A is treated as a partnership for Federal income tax purposes. As such, Series A is not required to provide for, or pay, any federal or state income taxes. Income tax attributes that arise from its operations are passed directly to the individual Interest holders including the Managing Owner. Series A may be subject to other state and local taxes in jurisdictions in which it operates.

Profit and loss allocations and distributions

   Series A allocates profits and losses for both financial and tax reporting purposes to its Interest holders weekly on a pro rata basis based on each owner's Interests outstanding during the week. Distributions (other than redemptions of Interests) may be made at the sole discretion of the Managing Owner on a pro rata basis in accordance with the respective capital balances of the Interest holders; however, the Managing Owner does not presently intend to make any distributions.

New Accounting Guidance

   In June 1998, the Financial Accounting Standards Board issued Statement No. 133, Accounting for Derivative Instruments and Hedging Activities ('SFAS 133'), which Series A is required to adopt effective January 1, 2000. SFAS 133 establishes accounting and reporting standards for derivative instruments and for hedging activities and requires that an entity recognize all derivatives as assets or liabilities measured at fair value. Series A does not believe the effect of adoption will be material.

C. Fees

Organizational, offering, general and administrative costs

   PSI or its affiliates pay the costs of organizing Series A and offering its Interests as well as administrative costs incurred by the Managing Owner or its affiliates for services it performs for Series A. These costs include, but are not limited to, those discussed in Note D below. Routine legal, audit, postage and other routine third party administrative costs also are paid by PSI or its affiliates.

Management and incentive fees

   Series A pays its Trading Advisor a management fee at an annual rate of 2% of Series A's net asset value allocated to its management. The management fee is determined weekly and the sum of such weekly amounts is paid monthly. Series A also pays its Trading Advisor a quarterly incentive fee equal to 23% of such Trading Advisor's 'New High Net Trading Profits' (as defined in the advisory agreement). The incentive fee also accrues weekly.

Commissions

   The Managing Owner and the Trust entered into a brokerage agreement (the 'Brokerage Agreement') with PSI to act as Commodity Broker for each Series whereby Series A pays a fixed fee for brokerage services rendered at an annual rate of 7.75% of Series A's net asset value. The fee is determined weekly and the sum of such weekly amounts is paid monthly. From this fee, PSI pays execution costs (including floor brokerage expenses, give-up charges and NFA, clearing and exchange fees), as well as compensation to employees who sell Interests.

D. Related Parties

   The Managing Owner or its affiliates perform services for Series A which include but are not limited to: brokerage services, accounting and financial management, investor communications, printing and other administrative services. As further described in Note C, except for costs related to brokerage services, PSI or its affiliates pay the costs of these services in addition to costs of organizing the Trust and offering its Interests as well as the routine operational, administrative, legal and auditing fees.

   The costs charged to Series A for brokerage services for the period from June 10, 1998 (commencement of operations) to December 31, 1998 were $381,231.

   All of the proceeds of the offering of Series A are received in the name of Series A and deposited and maintained in cash in segregated trading accounts maintained for Series A at PSI. Except for that portion of Series A's assets that is deposited as margin to maintain forward currency contract positions as further discussed below, its assets are maintained either on deposit with PSI or, for margin purposes, with the various exchanges on which Series A is permitted to trade. PSI credits Series A monthly with 100% of the interest earned on the average net assets on deposit at PSI.

   Series A, acting through its Trading Advisor, may execute over-the-counter, spot, forward and/or option foreign exchange transactions with PSI. PSI then engages in back-to-back trading with an affiliate, Prudential-Bache Global Markets Inc. ('PBGM'). PBGM attempts to earn a profit on such transactions. PBGM keeps its prices on foreign currency competitive with other interbank currency trading desks. All over-the-counter currency transactions are conducted between PSI and each Series pursuant to a line of credit. PSI may require that collateral be posted against the marked-to-market position of Series A.

   As of December 31, 1998, a non-U.S. affiliate of the Managing Owner owns
101.112 limited interests of Series A.

E. Income Taxes

   There have been no differences between the tax basis and book basis of Interest holders' capital since inception of the Trust.

F. Credit and Market Risk

   Since Series A's business is to trade futures, forward (including foreign exchange transactions) and options contracts, its capital is at risk due to changes in the value of these contracts (market risk) or the inability of counterparties to perform under the terms of the contracts (credit risk).

   Futures, forward and options contracts involve varying degrees of off-balance sheet risk; and changes in the level or volatility of interest rates, foreign currency exchange rates or the market values of the contracts (or commodities underlying the contracts) frequently result in changes in unrealized gain (loss) on open commodity positions reflected in the statements of financial condition. Series A's exposure to market risk is influenced by a number of factors including the relationships among the contracts held by Series A as well as the liquidity of the markets in which the contracts are traded.

   Futures and options contracts are traded on organized exchanges and are thus distinguished from forward contracts which are entered into privately by the parties. The credit risks associated with futures and options contracts are typically perceived to be less than those associated with forward contracts because exchanges typically provide clearinghouse arrangements in which the collective credit (subject to certain limitations) of the members of the exchanges is pledged to support the financial integrity of the exchange.

On the other hand, Series A must rely solely on the credit of its broker (PSI) with respect to forward transactions. Series A presents unrealized gains and losses on open forward positions as a net amount in the statements of financial condition because it has a master netting agreement with PSI.

   The Managing Owner attempts to minimize both credit and market risks by requiring the Trading Advisor to abide by various trading limitations and policies. The Managing Owner monitors compliance with these trading limitations and policies which include, but are not limited to, executing and clearing all trades with creditworthy counterparties (currently, PSI is the sole counterparty or broker); limiting the amount of margin or premium required for any one commodity or all commodities combined; and generally limiting transactions to contracts which are traded in sufficient volume to permit the taking and liquidating of positions. The Managing Owner may impose additional restrictions (through modifications of such trading limitations and policies) upon the trading activities of the Trading Advisor as it, in good faith, deems to be in the best interests of Series A.

   PSI, when acting as the futures commission merchant in accepting orders for the purchase or sale of domestic futures and options contracts, is required by Commodity Futures Trading Commission ('CFTC') regulations to separately account for and segregate as belonging to Series A all assets of Series A relating to domestic futures and options trading and is not to commingle such assets with other assets of PSI. At December 31, 1998, such segregated assets totalled $9,423,047. Part 30.7 of the CFTC regulations also requires PSI to secure assets of Series A related to foreign futures and options trading which totalled $1,843,816 at December 31, 1998. There are no segregation requirements for assets related to forward trading.

   As of December 31, 1998, all open futures and forward contracts mature generally within six months.

   As of December 31, 1998, gross contract amounts of open futures and forward contracts for Series A are:

Financial Futures Contracts:
  Commitments to purchase                          $18,683,310
  Commitments to sell                               16,579,358
Currency Forward Contracts:
  Commitments to purchase                              362,056
Other Futures Contracts:
  Commitments to sell                                3,076,903

   The gross contract amounts represent Series A's potential involvement in a particular class of financial instrument (if it were to take or make delivery on an underlying futures or forward contract). The gross contract amounts significantly exceed the future cash requirements as Series A intends to close out open positions prior to settlement and thus is generally subject only to the risk of loss arising from the change in the value of the contracts. As such, Series A considers the 'fair value' of its futures and forward contracts to be the net unrealized gain or loss on the contracts. Thus, the amount at risk associated with counterparty nonperformance of all contracts is the net unrealized gain included in the statements of financial condition. The market risk associated with Series A's commitments to purchase commodities is limited to the gross contract amounts involved, while the market risk associated with its commitments to sell is unlimited since its potential involvement is to make delivery of an underlying commodity at the contract price; therefore, it must repurchase the contract at prevailing market prices.

   The following table presents the fair value of futures and forward contracts at December 31, 1998, and also presents their average fair value and trading revenues for the period from June 10, 1998 (commencement of operations) through December 31, 1998.

                                               Fair Value                 Average Fair Value
                                      ----------------------------     ------------------------      Trading
                                         Assets        Liabilities      Assets      Liabilities     Revenues
                                      ------------     -----------     --------     -----------     ---------
Futures Contracts:
  Domestic exchanges
     Financial                          $ --            $  --          $  --         $  --          $ (44,325)
     Currencies                           --               --            16,840           2,196      (335,203)
     Other                                31,724            11,760       60,041          11,195       131,508
  Foreign exchanges
     Financial                           204,523           --           166,705           2,820       698,360
     Currencies                           --               --             --            --             75,919
     Other                                34,326           --             5,085          83,278      (161,602)
Forward Contracts:
  Currencies                              --               362,056      245,765         356,962      (292,965)
                                      ------------     -----------     --------     -----------     ---------
                                        $270,573        $  373,816     $494,436      $  456,451     $  71,692
                                      ------------     -----------     --------     -----------     ---------
                                      ------------     -----------     --------     -----------     ---------

                                       135

PricewaterhouseCoopers (LOGO)

                                   PricewaterhouseCoopers LLP
                                   1177 Avenue of the Americas
                                   New York, NY 10036
                                   Telephone (212) 596 8000
                                   Facsimile (212) 596 8910

                       Report of Independent Accountants

January 26, 1999
To the Managing Owner and
Limited Owners of
World Monitor Trust--Series B

In our opinion, the accompanying statements of financial condition and the related statements of operations and changes in trust capital present fairly, in all material respects, the financial position of World Monitor Trust--Series B at December 31, 1998 and 1997, and the results of its operations for the period from June 10, 1998 (commencement of operations) to December 31, 1998 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Managing Owner; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by the Managing Owner, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

                         WORLD MONITOR TRUST--SERIES B
                          (a Delaware Business Trust)
                       STATEMENTS OF FINANCIAL CONDITION

                                                                                December 31,
                                                                        ----------------------------
                                                                            1998            1997
----------------------------------------------------------------------------------------------------
ASSETS
Equity in commodity trading accounts:
Cash                                                                    $11,239,221     $     1,000
Net unrealized gain on open commodity positions                             318,838         --
                                                                        ------------    ------------
Total assets                                                            $11,558,059     $     1,000
                                                                        ------------    ------------
                                                                        ------------    ------------
LIABILITIES AND TRUST CAPITAL
Liabilities
Incentive fees payable                                                  $    60,812     $   --
Commissions payable                                                          76,364         --
Management fees payable                                                      20,626         --
                                                                        ------------    ------------
Total liabilities                                                           157,802         --
                                                                        ------------    ------------
Commitments

Trust capital
Limited interests (100,451.891 and -0- interests outstanding)            11,249,078         --
General interests (1,350 and 10 interests outstanding)                      151,179           1,000
                                                                        ------------    ------------
Total trust capital                                                      11,400,257           1,000
                                                                        ------------    ------------
Total liabilities and trust capital                                     $11,558,059     $     1,000
                                                                        ------------    ------------
                                                                        ------------    ------------

Net asset value per limited and general interests ('Interests')         $    111.98     $    100.00
                                                                        ------------    ------------
                                                                        ------------    ------------
----------------------------------------------------------------------------------------------------
                  The accompanying notes are an integral part of these statements.

                         WORLD MONITOR TRUST--SERIES B
                          (a Delaware Business Trust)
                            STATEMENT OF OPERATIONS
                       For the period from June 10, 1998
                          (commencement of operations)
                              to December 31, 1998

----------------------------------------------------------------------------------------------------
REVENUES
Net realized gain on commodity transactions                                            $ 1,155,799
Net unrealized gain on open commodity positions                                            318,838
Interest income                                                                            257,456
                                                                                     ---------------
                                                                                         1,732,093
                                                                                     ---------------

EXPENSES
Commissions                                                                                374,878
Management fees                                                                             96,966
Incentive fees                                                                             200,596
                                                                                     ---------------
                                                                                           672,440
                                                                                     ---------------
Net income                                                                             $ 1,059,653
                                                                                     ---------------
                                                                                     ---------------
ALLOCATION OF NET INCOME
Limited interests                                                                      $ 1,044,906
                                                                                     ---------------
                                                                                     ---------------
General interests                                                                      $    14,747
                                                                                     ---------------
                                                                                     ---------------
NET INCOME PER WEIGHTED AVERAGE LIMITED AND GENERAL INTEREST
Net income per weighted average limited and general interest                           $     13.06
                                                                                     ---------------
                                                                                     ---------------
Weighted average number of limited and general interests outstanding                        81,115
                                                                                     ---------------
                                                                                     ---------------
----------------------------------------------------------------------------------------------------

                     STATEMENT OF CHANGES IN TRUST CAPITAL

                                                              LIMITED        GENERAL
                                             INTERESTS       INTERESTS      INTERESTS        TOTAL
-----------------------------------------------------------------------------------------------------
Trust capital--December 31, 1997                  10.000    $   --          $  1,000      $     1,000
Contributions                                104,078.948     10,450,494      135,432       10,585,926
Net income                                       --           1,044,906       14,747        1,059,653
Redemptions                                  (2,287.057)       (246,322)       --            (246,322)
                                            ------------    -----------     ---------     -----------
Trust capital--December 31, 1998             101,801.891    $11,249,078     $151,179      $11,400,257
                                            ------------    -----------     ---------     -----------
                                            ------------    -----------     ---------     -----------
-----------------------------------------------------------------------------------------------------
                  The accompanying notes are an integral part of these statements.

                         WORLD MONITOR TRUST--SERIES B
                          (a Delaware Business Trust)
                         NOTES TO FINANCIAL STATEMENTS

A. General

The Trust, Trustee, Managing Owner and Affiliates

   World Monitor Trust (the 'Trust') is a business trust organized under the laws of Delaware on December 17, 1997. The Trust commenced trading operations on June 10, 1998 and will terminate on December 31, 2047 unless terminated sooner as provided in the Second Amended and Restated Declaration of Trust and Trust Agreement. The Trust was formed to engage in the speculative trading of a diversified portfolio of futures, forward and options contracts and may, from time to time, engage in cash and spot transactions. The trustee of the Trust is Wilmington Trust Company. The managing owner is Prudential Securities Futures Management Inc. (the 'Managing Owner'), a wholly owned subsidiary of Prudential Securities Incorporated ('PSI') which, in turn, is a wholly owned subsidiary of Prudential Securities Group Inc. PSI is the selling agent for the Trust as well as the commodity broker ('Commodity Broker') of the Trust.

The Offering

   Beneficial interests in the Trust ('Interests') are being offered pursuant to Rule 415 of Regulation C under the Securities Act of 1933 in three separate and distinct series ('Series'): Series A, B and C. The assets of each Series are segregated from the other Series, separately valued and independently managed.

   Up to $100,000,000 of Interests ('Subscription Maximum'), $34,000,000 for Series A and $33,000,000 each for Series B and C, are being offered to investors who meet certain established suitability standards, with a minimum initial subscription of $5,000 per subscriber or, for any investment made on behalf of an individual retirement account, the minimum initial subscription is $2,000. A subscriber may purchase Interests in any one or a combination of Series although the minimum purchase for any single Series is $1,000. On June 10, 1998, Series B completed its initial offering with gross proceeds of $5,709,093 from the sale of 56,330.929 limited interests and 760 general interests.

   Thereafter, or until the Subscription Maximum for each Series is sold, each Series' Interests will continue to be offered on a weekly basis at the net asset value per Interest ('Continuous Offering Period'). Additional purchases may be made in $100 increments.

   The Managing Owner is required to maintain at least a 1% interest in the capital, profits and losses of each Series so long as it is acting as the Managing Owner, and it will make such contributions (and in return will receive such general interests) as are necessary to effect this requirement.

The Trading Advisor

   Each Series has its own independent commodity trading advisor that makes that Series' trading decisions. The Managing Owner, on behalf of the Trust, entered into an advisory agreement with Eclipse Capital Management, Inc. ('Trading Advisor') to make the trading decisions for Series B. The advisory agreement may be terminated at the discretion of the Managing Owner. The Managing Owner has allocated 100% of the proceeds from the initial and continuous offering of Series B to the Trading Advisor and it is currently contemplated that the Trading Advisor will continue to be allocated 100% of additional capital raised for Series B during the Continuous Offering Period.

Exchanges, Redemptions and Termination

   Interests owned in one Series may be exchanged, without any charge, for Interests of one or more other Series on a weekly basis for as long as Interests in those Series are being offered to the public. Exchanges are made at the applicable Series' then current net asset value per Interest as of the close of business on the Friday immediately preceding the week in which the exchange request is effected. The exchange of Interests is treated as a redemption of Interests in one Series (with the related tax consequences) and the simultaneous purchase of Interests in the Series exchanged into.

   Redemptions are permitted on a weekly basis. Interests redeemed on or before the end of the first and second successive six-month periods after their effective dates of purchase are subject to a redemption fee of 4% and 3%, respectively, of the net asset value at which they are redeemed. Redemption fees are paid to the Managing Owner.

   In the event that the estimated net asset value per Interest of a Series at the end of any business day, after adjustments for distributions, declines by 50% or more since the commencement of trading activities or the first day of a fiscal year, the Series will terminate.

B. Summary of Significant Accounting Principles

Basis of accounting

   The books and records of Series B are maintained on the accrual basis of accounting in accordance with generally accepted accounting principles.

   Commodity futures and forward transactions are reflected in the accompanying statements of financial condition on trade date. The difference between the original contract amount and market value is reflected as net unrealized gain or loss. The market value of each contract is based upon the closing quotation on the exchange, clearing firm or bank on, or through, which the contract is traded.

   The weighted average number of limited and general interests outstanding was computed for purposes of disclosing net income per weighted average limited and general interest. The weighted average limited and general interests are equal to the number of Interests outstanding at period end, adjusted proportionately for Interests subscribed and redeemed based on their respective time outstanding during such period.

   Series B has elected not to provide a Statement of Cash Flows as permitted by Statement of Financial Accounting Standards No. 102, 'Statement of Cash Flows--Exemption of Certain Enterprises and Classification of Cash Flows from Certain Securities Acquired for Resale.'

Income taxes

   Series B is treated as a partnership for Federal income tax purposes. As such, Series B is not required to provide for, or pay, any federal or state income taxes. Income tax attributes that arise from its operations are passed directly to the individual Interest holders including the Managing Owner. Series B may be subject to other state and local taxes in jurisdictions in which it operates.

Profit and loss allocations and distributions

   Series B allocates profits and losses for both financial and tax reporting purposes to its Interest holders weekly on a pro rata basis based on each owner's Interests outstanding during the week. Distributions (other than redemptions of Interests) may be made at the sole discretion of the Managing Owner on a pro rata basis in accordance with the respective capital balances of the Interest holders; however, the Managing Owner does not presently intend to make any distributions.

New Accounting Guidance

   In June 1998, the Financial Accounting Standards Board ('FASB') issued Statement No. 133, Accounting for Derivative Instruments and Hedging Activities ('SFAS 133'), which Series B is required to adopt effective January 1, 2000. SFAS 133 establishes accounting and reporting standards for derivative instruments and for hedging activities and requires that an entity recognize all derivatives as assets or liabilities measured at fair value. Series B does not believe the effect of adoption will be material.

C. Fees

Organizational, offering, general and administrative costs

   PSI or its affiliates pay the costs of organizing Series B and offering its Interests as well as administrative costs incurred by the Managing Owner or its affiliates for services it performs for Series B. These costs include, but are not limited to, those discussed in Note D below. Routine legal, audit, postage and other routine third party administrative costs also are paid by PSI or its affiliates.

Management and incentive fees

   Series B pays its Trading Advisor a management fee at an annual rate of 2% of Series B's net asset value allocated to its management. The management fee is determined weekly and the sum of such weekly amounts is paid monthly. Series B also pays its Trading Advisor a quarterly incentive fee equal to 20% of such Trading Advisor's 'New High Net Trading Profits' (as defined in the advisory agreement). The incentive fee also accrues weekly.

Commissions

   The Managing Owner and the Trust entered into a brokerage agreement (the 'Brokerage Agreement') with PSI to act as Commodity Broker for each Series whereby Series B pays a fixed fee for brokerage services rendered at an annual rate of 7.75% of Series B's net asset value. The fee is determined weekly and the sum of such weekly amounts is paid monthly. From this fee, PSI pays execution costs (including floor brokerage expenses, give-up charges and NFA, clearing and exchange fees), as well as compensation to employees who sell Interests.

D. Related Parties

   The Managing Owner or its affiliates perform services for Series B which include but are not limited to: brokerage services, accounting and financial management, investor communications, printing and other administrative services. As further described in Note C, except for costs related to brokerage services, PSI or its affiliates pay the costs of these services in addition to costs of organizing the Trust and offering its Interests as well as the routine operational, administrative, legal and auditing fees.

   The costs charged to Series B for brokerage services for the period from June 10, 1998 (commencement of operations) to December 31, 1998 were $374,878.

   All of the proceeds of the offering of Series B are received in the name of Series B and deposited and maintained in cash in segregated trading accounts maintained for Series B at PSI. Except for that portion of Series B's assets that is deposited as margin to maintain forward currency contract positions as further discussed below, its assets are maintained either on deposit with PSI or, for margin purposes, with the various exchanges on which Series B is permitted to trade. PSI credits Series B monthly with 100% of the interest earned on the average net assets on deposit at PSI.

   Series B, acting through its Trading Advisor, may execute over-the-counter, spot, forward and/or option foreign exchange transactions with PSI. PSI then engages in back-to-back trading with an affiliate, Prudential-Bache Global Markets Inc. ('PBGM'). PBGM attempts to earn a profit on such transactions. PBGM keeps its prices on foreign currency competitive with other interbank currency trading desks. All over-the-counter currency transactions are conducted between PSI and each Series pursuant to a line of credit. PSI may require that collateral be posted against the marked-to-market position of Series B.

   As of December 31, 1998, a non-U.S. affiliate of the Managing Owner owns
101.245 limited interests of Series B.

E. Income Taxes

   There have been no differences between the tax basis and book basis of Interest holders' capital since inception of the Trust.

F. Credit and Market Risk

   Since Series B's business is to trade futures, forward (including foreign exchange transactions) and options contracts, its capital is at risk due to changes in the value of these contracts (market risk) or the inability of counterparties to perform under the terms of the contracts (credit risk).

   Futures, forward and options contracts involve varying degrees of off-balance sheet risk; and changes in the level or volatility of interest rates, foreign currency exchange rates or the market values of the contracts (or commodities underlying the contracts) frequently result in changes in unrealized gain (loss) on open commodity positions reflected in the statements of financial condition. Series B's exposure to market risk is influenced by a number of factors including the relationships among the contracts held by Series B as well as the liquidity of the markets in which the contracts are traded.

   Futures and options contracts are traded on organized exchanges and are thus distinguished from forward contracts which are entered into privately by the parties. The credit risks associated with futures and options contracts are typically perceived to be less than those associated with forward contracts because exchanges typically provide clearinghouse arrangements in which the collective credit (subject to certain limitations) of the members of the exchanges is pledged to support the financial integrity of the exchange. On the other hand, Series B must rely solely on the credit of its broker (PSI) with respect to forward transactions. Series B presents unrealized gains and losses on open forward positions, if any, as a net amount in the statements of financial condition because it has a master netting agreement with PSI.

   The Managing Owner attempts to minimize both credit and market risks by requiring the Trading Advisor to abide by various trading limitations and policies. The Managing Owner monitors compliance with these trading limitations and policies which include, but are not limited to, executing and clearing all trades with creditworthy counterparties (currently, PSI is the sole counterparty or broker); limiting the amount of margin or premium required for any one commodity or all commodities combined; and generally limiting transactions to contracts which are traded in sufficient volume to permit the taking and liquidating of positions. The Managing Owner may impose additional restrictions (through modifications of such trading limitations and policies) upon the trading activities of the Trading Advisor as it, in good faith, deems to be in the best interests of Series B.

   PSI, when acting as the futures commission merchant in accepting orders for the purchase or sale of domestic futures and options contracts, is required by Commodity Futures Trading Commission ('CFTC') regulations to separately account for and segregate as belonging to Series B all assets of Series B relating to domestic futures and options trading and is not to commingle such assets with other assets of PSI. At December 31, 1998, such segregated assets totalled $9,927,959. Part 30.7 of the CFTC regulations also requires PSI to secure assets of Series B related to foreign futures and options trading which totalled $1,630,100 at December 31, 1998. There are no segregation requirements for assets related to forward trading.

   As of December 31, 1998, all open futures contracts mature within six months.

   As of December 31, 1998, gross contract amounts of open futures contracts for Series B are:

Financial Futures Contracts:
  Commitments to purchase                          $20,828,796
  Commitments to sell                               33,695,952
Currency Futures Contracts:
  Commitments to purchase                            2,212,998
  Commitments to sell                                4,951,649
Other Futures Contracts:
  Commitments to purchase                               95,361
  Commitments to sell                                2,291,372

   The gross contract amounts represent Series B's potential involvement in a particular class of financial instrument (if it were to take or make delivery on an underlying futures contract). The gross contract amounts significantly exceed the future cash requirements as Series B intends to close out open positions prior to settlement and thus is generally subject only to the risk of loss arising from the change in the value of the contracts. As such, Series B considers the 'fair value' of its futures contracts to be the net unrealized gain or loss on the contracts. Thus, the amount at risk associated with counterparty nonperformance of all contracts is the net unrealized gain included in the statements of financial condition. The market risk associated with Series B's commitments to purchase commodities is limited to the gross contract amounts involved, while the market risk associated with its commitments to sell is unlimited since its potential involvement is to make delivery of an underlying commodity at the contract price; therefore, it must repurchase the contract at prevailing market prices.

   The following table presents the fair value of futures contracts at December 31, 1998, and also presents their average fair value and trading revenues for the period from June 10, 1998 (commencement of operations) through December 31, 1998.

                                              Fair Value                 Average Fair Value
                                     ----------------------------     ------------------------      Trading
                                        Assets        Liabilities      Assets      Liabilities      Revenues
                                     ------------     -----------     --------     -----------     ----------
  Domestic exchanges
     Financial                         $ 25,309        $  --          $ 68,070      $    2,508     $  578,500
     Currencies                         156,861             4,900      134,149          14,868        661,699
     Other                                9,860            19,030       41,831          10,790       (290,729)
  Foreign exchanges
     Financial                          230,845            45,758      176,001          25,427        743,517
     Other                               77,834           112,183       16,478         110,824       (218,350)
                                     ------------     -----------     --------     -----------     ----------
                                       $500,709        $  181,871     $436,529      $  164,417     $1,474,637
                                     ------------     -----------     --------     -----------     ----------
                                     ------------     -----------     --------     -----------     ----------

                                      143

PricewaterhouseCoopers (LOGO)


                                     PricewaterhouseCoopers LLP
                                     1177 Avenue of the Americas
                                     New York, NY 10036
                                     Telephone (212) 596 8000
                                     Facsimile (212) 596 8910

                       Report of Independent Accountants

January 26, 1999
To the Managing Owner and
Limited Owners of
World Monitor Trust--Series C

In our opinion, the accompanying statements of financial condition and the related statements of operations and changes in trust capital present fairly, in all material respects, the financial position of World Monitor Trust--Series C at December 31, 1998 and 1997, and the results of its operations for the period from June 10, 1998 (commencement of operations) to December 31, 1998 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Managing Owner; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by the Managing Owner, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

                         WORLD MONITOR TRUST--SERIES C
                          (a Delaware Business Trust)
                       STATEMENTS OF FINANCIAL CONDITION

                                                                                December 31,
                                                                          -------------------------
                                                                              1998           1997
---------------------------------------------------------------------------------------------------
ASSETS
Equity in commodity trading accounts:
Cash                                                                       $10,653,709      $ 1,000
Net unrealized gain on open commodity positions                                730,421           --
                                                                          -------------     -------
Total assets                                                               $11,384,130      $ 1,000
                                                                          -------------     -------
                                                                          -------------     -------
LIABILITIES AND TRUST CAPITAL
Liabilities
Commissions payable                                                        $    71,305      $    --
Management fee payable                                                          19,620           --
                                                                          -------------     -------
Total liabilities                                                               90,925           --
                                                                          -------------     -------
Commitments

Trust capital
Limited interests (107,003.103 and 0 interests outstanding)                 11,151,465           --
General interests (1,360 and 10 interests outstanding)                         141,740        1,000
                                                                          -------------     -------
Total trust capital                                                         11,293,205        1,000
                                                                          -------------     -------
Total liabilities and trust capital                                        $11,384,130      $ 1,000
                                                                          -------------     -------
                                                                          -------------     -------

Net asset value per limited and general interests ('Interests')            $    104.22      $100.00
                                                                          -------------     -------
                                                                          -------------     -------
---------------------------------------------------------------------------------------------------
                 The accompanying notes are an integral part of these statements.

                         WORLD MONITOR TRUST--SERIES C
                          (a Delaware Business Trust)
                            STATEMENT OF OPERATIONS
                       For the period from June 10, 1998
                          (commencement of operations)
                           through December 31, 1998

---------------------------------------------------------------------------------------------------
REVENUES
Net realized gain on commodity transactions                                         $   26,790
Net unrealized gain on open commodity positions                                        730,421
Interest income                                                                        253,993
                                                                               --------------------
                                                                                     1,011,204
                                                                               --------------------
EXPENSES
Commissions                                                                            365,442
Management fees                                                                         94,417
Incentive fees                                                                          85,488
                                                                               --------------------
                                                                                       545,347
                                                                               --------------------
Net income                                                                          $  465,857
                                                                               --------------------
                                                                               --------------------
ALLOCATION OF NET INCOME
Limited interests                                                                   $  458,452
                                                                               --------------------
                                                                               --------------------
General interests                                                                   $    7,405
                                                                               --------------------
                                                                               --------------------
NET INCOME PER WEIGHTED AVERAGE LIMITED AND GENERAL INTEREST
Net income per weighted average limited and general interest                        $     5.80
                                                                               --------------------
                                                                               --------------------
Weighted average number of limited and general interests outstanding                    80,300
                                                                               --------------------
                                                                               --------------------
---------------------------------------------------------------------------------------------------

                     STATEMENT OF CHANGES IN TRUST CAPITAL

                                                              LIMITED        GENERAL
                                             INTERESTS       INTERESTS      INTERESTS        TOTAL
-----------------------------------------------------------------------------------------------------
Trust capital--December 31, 1997                 10.000     $        --     $  1,000      $     1,000
Contributions                               109,709.375      10,828,547      133,335       10,961,882
Net income                                           --         458,452        7,405          465,857
Redemptions                                  (1,356.272)       (135,534)          --         (135,534)
                                            -----------     -----------     ---------     -----------
Trust capital--December 31, 1998            108,363.103     $11,151,465     $141,740      $11,293,205
                                            -----------     -----------     ---------     -----------
                                            -----------     -----------     ---------     -----------
-------------------------------------------------------
                  The accompanying notes are an integral part of these statements.

                                      146

                         WORLD MONITOR TRUST--SERIES C
                          (a Delaware Business Trust)
                         NOTES TO FINANCIAL STATEMENTS

A. General

The Trust, Trustee, Managing Owner and Affiliates

   World Monitor Trust (the 'Trust') is a business trust organized under the laws of Delaware on December 17, 1997. The Trust commenced trading operations on June 10, 1998 and will terminate on December 31, 2047 unless terminated sooner as provided in the Second Amended and Restated Declaration of Trust and Trust Agreement. The Trust was formed to engage in the speculative trading of a diversified portfolio of futures, forward and options contracts and may, from time to time, engage in cash and spot transactions. The trustee of the Trust is Wilmington Trust Company. The managing owner is Prudential Securities Futures Management Inc. (the 'Managing Owner'), a wholly owned subsidiary of Prudential Securities Incorporated ('PSI') which, in turn, is a wholly owned subsidiary of Prudential Securities Group Inc. PSI is the selling agent for the Trust as well as the commodity broker ('Commodity Broker') of the Trust.

The Offering

   Beneficial interests in the Trust ('Interests') are being offered pursuant to Rule 415 of Regulation C under the Securities Act of 1933 in three separate and distinct series ('Series'): Series A, B and C. The assets of each Series are segregated from the other Series, separately valued and independently managed.

   Up to $100,000,000 of Interests ('Subscription Maximum'), $34,000,000 for Series A and $33,000,000 each for Series B and C, are being offered to investors who meet certain established suitability standards, with a minimum initial subscription of $5,000 per subscriber or, for any investment made on behalf of an individual retirement account, the minimum initial subscription is $2,000. A subscriber may purchase Interests in any one or a combination of Series although the minimum purchase for any single Series is $1,000. On June 10, 1998, Series C completed its initial offering with gross proceeds of $5,706,177 from the sale of 56,301.77 limited interests and 760 general interests.

   Thereafter, or until the Subscription Maximum for each Series is sold, each Series' Interests will continue to be offered on a weekly basis at the net asset value per Interest ('Continuous Offering Period'). Additional purchases may be made in $100 increments.

   The Managing Owner is required to maintain at least a 1% interest in the capital, profits and losses of each Series so long as it is acting as the Managing Owner, and it will make such contributions (and in return will receive such general interests) as are necessary to effect this requirement.

The Trading Advisor

   Each Series has its own independent commodity trading advisor that makes that Series' trading decisions. The Managing Owner, on behalf of the Trust, entered into an advisory agreement with Hyman Beck & Company, Inc. ('Trading Advisor') to make the trading decisions for Series C. The advisory agreement may be terminated at the discretion of the Managing Owner. The Managing Owner has allocated 100% of the proceeds from the initial and continuous offering of Series C to the Trading Advisor and it is currently contemplated that the Trading Advisor will continue to be allocated 100% of additional capital raised for Series C during the Continuous Offering Period.

Exchanges, Redemptions and Termination

   Interests owned in one Series may be exchanged, without any charge, for Interests of one or more other Series on a weekly basis for as long as Interests in those Series are being offered to the public. Exchanges are made at the applicable Series' then current net asset value per Interest as of the close of business on the Friday immediately preceding the week in which the exchange request is effected. The exchange of Interests is treated as a redemption of Interests in one Series (with the related tax consequences) and the simultaneous purchase of Interests in the Series exchanged into.

   Redemptions are permitted on a weekly basis. Interests redeemed on or before the end of the first and second successive six-month periods after their effective dates of purchase are subject to a redemption fee of 4% and 3%, respectively, of the net asset value at which they are redeemed. Redemption fees are paid to the Managing Owner.

   In the event that the estimated net asset value per Interest of a Series at the end of any business day, after adjustments for distributions, declines by 50% or more since the commencement of trading activities or the first day of a fiscal year, the Series will terminate.

B. Summary of Significant Accounting Principles

Basis of accounting

   The books and records of Series C are maintained on the accrual basis of accounting in accordance with generally accepted accounting principles.

   Commodity futures transactions are reflected in the accompanying statements of financial condition on trade date. The difference between the original contract amount and market value is reflected as net unrealized gain or loss. The market value of each contract is based upon the closing quotation on the exchange, clearing firm or bank on, or through, which the contract is traded.

   The weighted average number of limited and general interests outstanding was computed for purposes of disclosing net income per weighted average limited and general interest. The weighted average limited and general interests are equal to the number of Interests outstanding at period end, adjusted proportionately for Interests subscribed and redeemed based on their respective time outstanding during such period.

   Series C has elected not to provide a Statement of Cash Flows as permitted by Statement of Financial Accounting Standards No. 102, 'Statement of Cash Flows--Exemption of Certain Enterprises and Classification of Cash Flows from Certain Securities Acquired for Resale.'

Income taxes

   Series C is treated as a partnership for Federal income tax purposes. As such, Series C is not required to provide for, or pay, any federal or state income taxes. Income tax attributes that arise from its operations are passed directly to the individual Interest holders including the Managing Owner. Series C may be subject to other state and local taxes in jurisdictions in which it operates.

Profit and loss allocations and distributions

   Series C allocates profits and losses for both financial and tax reporting purposes to its Interest holders weekly on a pro rata basis based on each owner's Interests outstanding during the week. Distributions (other than redemptions of Interests) may be made at the sole discretion of the Managing Owner on a pro rata basis in accordance with the respective capital balances of the Interest holders; however, the Managing Owner does not presently intend to make any distributions.

New Accounting Guidance

   In June 1998, the Financial Accounting Standards Board ('FASB') issued Statement No. 133, Accounting for Derivative Instruments and Hedging Activities ('SFAS 133'), which Series C is required to adopt effective January 1, 2000. SFAS 133 establishes accounting and reporting standards for derivative instruments and for hedging activities and requires that an entity recognize all derivatives as assets or liabilities measured at fair value. Series C does not believe the effect of adoption will be material.

C. Fees

Organizational, offering, general and administrative costs

   PSI or its affiliates pay the costs of organizing Series C and offering its Interests as well as administrative costs incurred by the Managing Owner or its affiliates for services it performs for Series C. These costs include, but are not limited to, those discussed in Note D below. Routine legal, audit, postage and other routine third party administrative costs also are paid by PSI or its affiliates.

Management and incentive fees

   Series C pays its Trading Advisor a management fee at an annual rate of 2% of Series C's net asset value allocated to its management. The management fee is determined weekly and the sum of such weekly amounts is paid monthly. Series C also pays its Trading Advisor a quarterly incentive fee equal to 23% of such Trading Advisor's 'New High Net Trading Profits' (as defined in the advisory agreement). The incentive fee also accrues weekly.

Commissions

   The Managing Owner and the Trust entered into a brokerage agreement (the 'Brokerage Agreement') with PSI to act as Commodity Broker for each Series whereby Series C pays a fixed fee for brokerage services rendered at an annual rate of 7.75% of Series C's net asset value. The fee is determined weekly and the sum of such weekly amounts is paid monthly. From this fee, PSI pays execution costs (including floor brokerage expenses, give-up charges and NFA, clearing and exchange fees), as well as compensation to employees who sell Interests.

D. Related Parties

   The Managing Owner or its affiliates perform services for Series C which include but are not limited to: brokerage services, accounting and financial management, investor communications, printing and other administrative services. As further described in Note C, except for costs related to brokerage services, PSI or its affiliates pay the costs of these services in addition to costs of organizing the Trust and offering its Interests as well as the routine operational, administrative, legal and auditing fees.

   The costs charged to Series C for brokerage services for the period from June 10, 1998 (commencement of operations) to December 31, 1998 were $365,442.

   All of the proceeds of the offering of Series C are received in the name of Series C and deposited and maintained in cash in segregated trading accounts maintained for Series C at PSI. Except for that portion of Series C's assets that is deposited as margin to maintain forward currency contract positions as further discussed below, its assets are maintained either on deposit with PSI or, for margin purposes, with the various exchanges on which Series C is permitted to trade. PSI credits Series C monthly with 100% of the interest earned on the average net assets on deposit at PSI.

   Series C, acting through its Trading Advisor, may execute over-the-counter, spot, forward and/or option foreign exchange transactions with PSI. PSI then engages in back-to-back trading with an affiliate, Prudential-Bache Global Markets Inc. ('PBGM'). PBGM attempts to earn a profit on such transactions. PBGM keeps its prices on foreign currency competitive with other interbank currency trading desks. All over-the-counter currency transactions are conducted between PSI and each Series pursuant to a line of credit. PSI may require that collateral be posted against the marked-to-market position of Series C.

   As of December 31, 1998, a non-U.S. affiliate of the Managing Owner owns
103.156 limited interests of Series C.

E. Income Taxes

   There have been no differences between the tax basis and book basis of Interest holders' capital since inception of the Trust.

F. Credit and Market Risk

   Since Series C's business is to trade futures, forward (including foreign exchange transactions) and options contracts, its capital is at risk due to changes in the value of these contracts (market risk) or the inability of counterparties to perform under the terms of the contracts (credit risk).

   Futures, forward and options contracts involve varying degrees of off-balance sheet risk; and changes in the level or volatility of interest rates, foreign currency exchange rates or the market values of the contracts (or commodities underlying the contracts) frequently result in changes in unrealized gain (loss) on open commodity positions reflected in the statements of financial condition. Series C's exposure to market risk is influenced by a number of factors including the relationships among the contracts held by Series C as well as the liquidity of the markets in which the contracts are traded.

   Futures and options contracts are traded on organized exchanges and are thus distinguished from forward contracts which are entered into privately by the parties. The credit risks associated with futures and options contracts are typically perceived to be less than those associated with forward contracts because exchanges typically provide clearinghouse arrangements in which the collective credit (subject to certain limitations) of the members of the exchanges is pledged to support the financial integrity of the exchange.

On the other hand, Series C must rely solely on the credit of its broker (PSI) with respect to forward transactions. Series C presents unrealized gains and losses on open forward positions, if any, as a net amount in the statements of financial condition because it has a master netting agreement with PSI.

   The Managing Owner attempts to minimize both credit and market risks by requiring the Trading Advisor to abide by various trading limitations and policies. The Managing Owner monitors compliance with these trading limitations and policies which include, but are not limited to, executing and clearing all trades with creditworthy counterparties (currently, PSI is the sole counterparty or broker); limiting the amount of margin or premium required for any one commodity or all commodities combined; and generally limiting transactions to contracts which are traded in sufficient volume to permit the taking and liquidating of positions. The Managing Owner may impose additional restrictions (through modifications of such trading limitations and policies) upon the trading activities of the Trading Advisor as it, in good faith, deems to be in the best interests of Series C.

   PSI, when acting as the futures commission merchant in accepting orders for the purchase or sale of domestic futures and options contracts, is required by Commodity Futures Trading Commission ('CFTC') regulations to separately account for and segregate as belonging to Series C all assets of Series C relating to domestic futures and options trading and is not to commingle such assets with other assets of PSI. At December 31, 1998, such segregated assets totalled $8,916,284. Part 30.7 of the CFTC regulations also requires PSI to secure assets of Series C related to foreign futures and options trading which totalled $2,467,846 at December 31, 1998. There are no segregation requirements for assets related to forward trading.

   As of December 31, 1998, all open futures contracts mature within one year.

   As of December 31, 1998, gross contract amounts of open futures contracts for Series C are:

Financial Futures Contracts:
  Commitments to purchase                          $ 48,489,458
  Commitments to sell                               117,063,496
Currency Futures Contracts:
  Commitments to purchase                             4,412,265
  Commitments to sell                                 7,040,770
Other Futures Contracts:
  Commitments to purchase                               414,073
  Commitments to sell                                 6,486,721

   The gross contract amounts represent Series C's potential involvement in a particular class of financial instrument (if it were to take or make delivery on an underlying futures contract). The gross contract amounts significantly exceed the future cash requirements as Series C intends to close out open positions prior to settlement and thus is generally subject only to the risk of loss arising from the change in the value of the contracts. As such, Series C considers the 'fair value' of its futures contracts to be the net unrealized gain or loss on the contracts. Thus, the amount at risk associated with counterparty nonperformance of all contracts is the net unrealized gain included in the statements of financial condition. The market risk associated with Series C's commitments to purchase commodities is limited to the gross contract amounts involved, while the market risk associated with its commitments to sell is unlimited since its potential involvement is to make delivery of an underlying commodity at the contract price; therefore, it must repurchase the contract at prevailing market prices.

   The following table presents the fair value of futures and forward contracts at December 31, 1998, and also presents their average fair value and trading revenues for the period from June 10, 1998 (commencement of operations) through December 31, 1998.

                                              Fair Value                 Average Fair Value
                                     ----------------------------     ------------------------      Trading
                                        Assets        Liabilities      Assets      Liabilities      Revenues
                                     ------------     -----------     --------     -----------     ----------
Futures Contracts:
  Domestic exchanges
     Financial                         $ 51,374        $    7,494     $ 95,510      $   55,272     $  184,927
     Currencies                         101,585            76,033      136,249          31,162       (696,724)
     Other                              106,122             6,522       91,090          25,068        (35,884)
  Foreign exchanges
     Financial                          525,504            26,524      278,286          32,296      1,459,486
     Other                               74,713            12,304       27,793          45,081        (18,197)
Forward Contracts:
  Currencies                                 --                --       37,124          43,588       (136,397)
                                     ------------     -----------     --------     -----------     ----------
                                       $859,298        $  128,877     $666,052      $  232,467     $  757,211
                                     ------------     -----------     --------     -----------     ----------
                                     ------------     -----------     --------     -----------     ----------

                                      151

PricewaterhouseCoopers  (LOGO)

                                       PricewaterhouseCoopers LLP
                                       1177 Avenue of the Americas
                                       New York, NY 10036
                                       Telephone 212 596 8000
                                       Facsimile   212 596 8910

                     Report of Independent Accountants

January 26, 1999

To the Board of Directors of
Prudential Securities Futures Management Inc.


In our opinion, the accompanying statement of financial condition presents fairly, in all material respects, the financial position of Prudential Securities Futures Management Inc. (the "Company") at December 31, 1998 in conformity with generally accepted accounting principles. This financial statement is the responsibility of the Company's management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition, assessing the accounting principles used and significant estimates made by management, and evaluating the overall statement of financial condition presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

Prudential Securities Futures Management Inc.
(A wholly-owned subsidiary of
 Prudential Securities Incorporated)

Statement of Financial Condition

                                              December 31, 1998
Assets

Cash                                           $        5,096
Investments in partnerships                         2,246,483
Receivables from partnerships                          71,997
Other receivables                                      10,100

          Total assets                         $    2,333,676

Liabilities and Stockholder's Equity

Liabilities
    Due to Parent and affiliates               $    2,279,360
    Accrued expenses                                   14,375

             Total liabilities                      2,293,735

Commitments and contingencies

Stockholder's equity
    Common stock (no par value, 2,000 shares
        authorized, 100 shares issued
        and outstanding)                                  100
     Additional paid-in capital                     9,100,000
     Retained earnings                                 39,841
                                                    9,139,941

      Less:  Noninterest-bearing demand
         notes due from Prudential
         Securities Group Inc.                     (9,100,000)

         Total stockholder's equity                    39,941

         Total liabilities and stockholder's
          equity                                  $ 2,333,676

The accompanying notes are an integral part of this financial statement.

   Purchasers of Limited Interests have no interest in this Trust.

Prudential Securities Futures Management Inc.
(A wholly-owned subsidiary of
 Prudential Securities Incorporated)

Notes to statement of financial condition
December 31, 1998


A.    General

    Prudential Securities Futures Management Inc. (the "Company") is a wholly-owned subsidiary of Prudential Securities Incorporated ("PSI" or the "Parent"), which is a wholly-owned subsidiary of Prudential Securities Group Inc. ("PSGI"). The Company is a general partner or managing owner of limited partnerships and Delaware business trusts (collectively, "the Partnerships"), as well as an investment manager of open-ended investment companies, all of which were formed to engage in the speculative trading of commodity futures, forward and options contracts pursuant to trading systems developed by independent commodity trading advisors.
The Company also serves as an investment advisor to a Cayman Islands trust fund organized to invest in "hedge funds." The Company is registered with the Commodity Futures Trading Commission ("CFTC") as a commodity pool operator. The Company is also registered with the CFTC as a Commodity Trading Advisor and provides commodity trading management services to clients of PSI.

B.    Summary of Significant Accounting Policies

    Basis of accounting
    The books and records of the Company are maintained on the accrual basis of accounting in accordance with generally accepted accounting principles which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement. Actual results could differ from those estimates.

    Income taxes
    The Company is a member of a group of affiliated companies which join in filing a consolidated federal income tax return and certain combined and unitary state and local returns. Pursuant to the tax allocation arrangements, total federal and state and local tax expense is determined on a separate company basis. Members with losses record tax benefits to the extent such losses are recognized in the consolidated federal and state and local tax provisions.

    At December 31, 1998, the Company's federal and state income tax payables were $24,769 and $8,355, respectively, and were included in Due to Parent and affiliates.

Prudential Securities Futures Management Inc.
(A wholly-owned subsidiary of
 Prudential Securities Incorporated)

Notes to statement of financial condition
December 31, 1998


C.      Investments in Partnerships

    The Company's investments in partnerships are carried at its share of the underlying equity in the Partnerships' net assets. The Company's investments in partnerships and its percentage ownership in those partnerships are as follows:

    Diversified Futures Trust I         $   589,470        1.0%
    Diversified Futures Trust II            458,394        1.2
    Prudential Securities
      Strategic Trust                       450,172        1.0
    Prudential-Bache Capital Return
      Futures Fund 2, L.P.                  240,340        1.0
    World Monitor Trust - Series B          151,173        1.3
    World Monitor Trust - Series C          141,739        1.3
    World Monitor Trust - Series A          137,620        1.3
    Prudential Securities Aggressive
      Growth Fund L.P.                       56,097        1.0
    Prudential Securities Foreign
      Financials Fund, L.P                   21,478        1.2
                                         $2,246,483

    The following represents combined condensed financial information for the Partnerships in which the Company has an investment:

    Assets                       $216,537,082

    Liabilities                  $  8,427,987
    Partners' Capital             208,109,095
    Total                        $216,537,082

D.    Related Parties

    The Company has an interest-bearing loan payable to PSGI in the amount of $2,196,411 at December 31, 1998 which bears interest at PSGI's effective borrowing rate (5.7% at December 31, 1998) and is payable on demand.
The loan was used to fund the purchase of investments in the Partnerships.

    The Company occupies space provided by PSI and is charged for this space. PSI also provides all administrative, legal, financial and other services to the Company and the Partnerships. The Company is billed for such services performed for both itself and the Partnerships (the balance of which is $104,403 and is included in Due to Parent and affiliates). The amount due from the Partnerships related to these services ($20,467) is included in Receivable from partnerships.

    The Company's officers and directors are also officers of  PSI.

Prudential Securities Futures Management Inc.
(A wholly-owned subsidiary of
Prudential Securities Incorporated)

Notes to statement of financial condition
December 31, 1998


E.      Stockholder's Equity

    The Company maintains a net worth in accordance with the limited partnership and trust agreements of the Partnerships.

    The Company has noninterest-bearing demand notes receivable from PSGI in the amount of $9,100,000 at December 31, 1998. These notes receivable are classified as a reduction of Stockholder's Equity as they represent capital subscribed but not funded. The demand notes are partially collateralized by U.S. Government security reverse repurchase agreements which contract amounts plus accrued interest approximate $7,000,000 at December 31, 1998.

F.    Commitments and Contingencies

    As a general partner or managing owner, the Company may be contingently liable for costs and liabilities incurred by the Partnerships.

PricewaterhouseCoopers (LOGO)

                                       PricewaterhouseCoopers LLP
                                       1177 Avenue of the Americas
                                       New York, NY 10036
                                       Telephone (212) 596 8000
                                       Facsimile (212) 596 8910

                       Report of Independent Accountants

January 26, 1999

To the Interest Holders of
Diversified Futures Trust I

In our opinion, the accompanying statement of financial condition presents fairly, in all material respects, the financial position of Diversified Futures Trust I at December 31, 1998 in conformity with generally accepted accounting principles. This financial statement is the responsibility of the Managing Owner; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition, assessing the accounting principles used and significant estimates made by the Managing Owner, and evaluating the overall statement of financial condition presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

                          DIVERSIFIED FUTURES TRUST I
                          (a Delaware Business Trust)
                        STATEMENT OF FINANCIAL CONDITION
                               December 31, 1998

--------------------------------------------------------------------------------------------------
ASSETS
Equity in commodity trading accounts:
Cash                                                                                 $  55,481,234
Net unrealized gain on open commodity positions                                          6,197,212
                                                                                     -------------
Net equity                                                                              61,678,446
Other receivable                                                                             8,874
                                                                                     -------------
Total assets                                                                         $  61,687,320
                                                                                     -------------
                                                                                     -------------
LIABILITIES AND TRUST CAPITAL
Liabilities
Redemptions payable                                                                  $   2,543,697
Management fee payable                                                                     205,624
                                                                                     -------------
Total liabilities                                                                        2,749,321
                                                                                     -------------
Commitments

Trust capital
Limited interests (290,423.624 interests outstanding)                                   58,348,534
General interests (2,934 interests outstanding)                                            589,465
                                                                                     -------------
Total trust capital                                                                     58,937,999
                                                                                     -------------
Total liabilities and trust capital                                                  $  61,687,320
                                                                                     -------------
                                                                                     -------------

Net asset value per limited and general interests                                    $      200.91
                                                                                     -------------
                                                                                     -------------
--------------------------------------------------------------------------------------------------
                  The accompanying notes are an integral part of this statement.

        Purchasers of Limited Interests have no interest in this Trust.

                          DIVERSIFIED FUTURES TRUST I
                          (a Delaware Business Trust)
                   NOTES TO STATEMENT OF FINANCIAL CONDITION

A. General

   Diversified Futures Trust I (the 'Trust') was organized under the Delaware Business Trust Act on May 18, 1994 and will continue until December 31, 2014 unless terminated sooner under the provisions of the Amended and Restated Declaration of Trust and Trust Agreement (the 'Trust Agreement'). On January 5, 1995, the Trust completed its initial offering having raised $25,262,800 from the sale of 249,628 limited interests ('Limited Interests') and 3,000 general interests ('General Interests') (collectively, the 'Interests') and commenced operations. The Trust was formed to engage in the speculative trading of commodity futures and forward contracts. The Trust's trustee is Wilmington Trust Company. The managing owner of the Trust is Prudential Securities Futures Management Inc. (the 'Managing Owner'), a wholly owned subsidiary of Prudential Securities Incorporated ('PSI'), which, in turn, is a wholly owned subsidiary of Prudential Securities Group Inc. ('PSGI'). PSI was the principal underwriter of the Interests and is the commodity broker of the Trust. The Managing Owner is required to maintain at least a 1% interest in the Trust so long as it is acting as the Managing Owner.

   The Trust was permitted to sell a maximum of $50,000,000 of Limited Interests, plus $50,000,000 of additional Limited Interests when PSI and the Managing Owner exercised the over-subscription option granted to them by the Trust Agreement. Following the close of the initial offering period, additional Interests were offered and sold monthly at their month-end net asset value ('NAV') per Interest during a continuous offering period which expired on August 31, 1996. Additional contributions raised during the continuous offering period resulted in additional proceeds to the Trust of $41,129,100 from the sale of 299,640 Limited Interests and 1,628 General Interests.

   All trading decisions are made for the Trust by John W. Henry & Company, Inc. (the 'Trading Manager'), an independent commodity trading manager. The Trading Manager trades the Trust's assets pursuant to four of its trading programs: the Financial and Metals Portfolio; the Global Financial Portfolio; the Original Investment Program; and the G-7 Currency Portfolio. The Managing Owner retains the authority to override trading instructions that violate the Trust's trading policies.

B. Summary of Significant Accounting Principles

Basis of accounting

   The books and records of the Trust are maintained on the accrual basis of accounting in accordance with generally accepted accounting principles.

   Commodity futures and forward transactions are reflected in the accompanying statement of financial condition on trade date. The difference between the original contract amount and market value is reflected as net unrealized gain or loss. The market value of each contract is based upon the closing quotation on the exchange, clearing firm or bank on, or through, which the contract is traded.

Income taxes

   The Trust is treated as a partnership for Federal income tax purposes. As such, the Trust is not required to provide for, or pay, any Federal or state income taxes. Income tax attributes that arise from its operations are passed directly to the individual Interest holders. The Trust may be subject to other state and local taxes in jurisdictions in which it operates.

Profit and loss allocation, subscriptions, distributions and redemptions

   Net realized profits or losses for tax purposes are allocated first to Interest holders who redeem Interests to the extent the amounts received on redemption are greater than or are less than the amounts paid for the redeemed Interests by the Interest holders. Net realized profits or losses remaining after these allocations are allocated to each Interest holder in proportion to such Interest holder's capital account at month-end. Net income or loss for financial reporting purposes is allocated monthly to all Interest holders on a pro rata basis based on each Interest holder's number of Interests outstanding during the month.

   Distributions (other than on redemptions of Interests) are made at the sole discretion of the Managing Owner on a pro rata basis in accordance with the respective capital accounts of the Interest holders. No distributions have been made since inception.

   Additional Interests were offered monthly at their month-end NAV per Interest until the continuous offering period expired on August 31, 1996 as further discussed in Note A.

   The Trust Agreement provides that an Interest holder may redeem its Interests as of the last business day of any full calendar quarter at the then current NAV per Interest.

New Accounting Guidance

   In June 1998, the Financial Accounting Standards Board ('FASB') issued Statement No. 133, Accounting for Derivative Instruments and Hedging Activities ('SFAS 133'), which the Trust is required to adopt effective January 1, 2000. SFAS 133 establishes accounting and reporting standards for derivative instruments and for hedging activities and requires that an entity recognize all derivatives as assets or liabilities measured at fair value. The Trust does not believe the effect of adoption will be material.

C. Fees

Organizational and general and administrative costs

   PSI or its affiliates paid the costs of organizing the Trust and offering its Interests and pay the routine operational, administrative, legal and auditing expenses.

Management and incentive fees

   The Trust pays the Trading Manager a monthly management fee equal to 1/3 of 1% (a 4% annual rate) of the Trust's NAV as of the end of each month.

   In addition, the Trust pays the Trading Manager a quarterly incentive fee equal to 15% of the New High Net Trading Profits (as defined in the Advisory Agreement among the Trust, the Managing Owner and the Trading Manager).

Commissions

   The Managing Owner, on behalf of the Trust, entered into an agreement with PSI as commodity broker whereby the Trust pays a fixed monthly fee for brokerage services rendered. The monthly fee equals .64583 of 1% (7.75% per annum) of the Trust's NAV as of the first day of each month. From this fee, PSI pays all of the Trust's execution (including floor brokerage expenses and NFA, clearing and exchange fees) and account maintenance costs.

D. Related Parties

   The Managing Owner and its affiliates perform services for the Trust which include, but are not limited to: brokerage services, accounting and financial management, registrar, transfer and assignment functions, investor communications, printing and other administrative services. Except for costs related to brokerage services, PSI or its affiliates pay the costs of these services in addition to costs of organizing the Trust and offering its Interests as well as the routine operational, administrative, legal and auditing fees.

   The Trust maintains its trading and cash accounts at PSI, the Trust's commodity broker. Except for the portion of assets that is deposited as margin to maintain forward currency contract positions as further discussed below, the Trust's assets are maintained either on deposit with PSI or, for margin purposes, with the various exchanges on which the Trust is permitted to trade. PSI credits the Trust monthly with 100% of the interest it earns on the net assets in these accounts.

   The Trust, acting through its Trading Manager, executes over-the-counter, spot, forward and/or option foreign exchange transactions with PSI. PSI then engages in back-to-back trading with an affiliate, Prudential-Bache Global Markets, Inc. ('PBGM'). PBGM attempts to earn a profit on such transactions. PBGM keeps its prices on foreign currency competitive with other interbank currency trading desks. All over-the-counter currency transactions are conducted between PSI and the Trust pursuant to a line of credit. PSI may require that collateral be posted against the marked-to-market position of the Trust.

   As of December 31, 1998, a non-U.S. affiliate of the Managing Owner owns 2,463.953 Limited Interests of the Trust.

E. Income Taxes

   There have been no differences between the tax basis and book basis of Interest holders' capital since inception of the Trust.

F. Credit and Market Risk

   Since the Trust's business is to trade futures and forward (including foreign exchange transactions) contracts, its capital is at risk due to changes in the value of these contracts (market risk) or the inability of counterparties to perform under the terms of the contracts (credit risk).

   Futures and forward contracts involve varying degrees of off-balance sheet risk; and changes in the level or volatility of interest rates, foreign currency exchange rates or the market values of the contracts (or commodities underlying the contracts) frequently result in changes in the Trust's unrealized gain
(loss) on open commodity positions reflected in the statement of financial condition. The Trust's exposure to market risk is influenced by a number of factors including the relationships among the contracts held by the Trust as well as the liquidity of the markets in which the contracts are traded.

   Futures contracts are traded on organized exchanges and are thus distinguished from forward contracts which are entered into privately by the parties. The credit risks associated with futures contracts are typically perceived to be less than those associated with forward contracts, because exchanges typically provide clearinghouse arrangements in which the collective credit (subject to certain limitations) of the members of the exchanges is pledged to support the financial integrity of the exchange. On the other hand, the Trust must rely solely on the credit of its broker (PSI) with respect to forward transactions. The Trust presents unrealized gains and losses on open forward positions as a net amount in the statement of financial condition because it has a master netting agreement with PSI.

   The Managing Owner attempts to minimize both credit and market risks by requiring the Trust's Trading Manager to abide by various trading limitations and policies. The Managing Owner monitors compliance with these trading limitations and policies which include, but are not limited to, executing and clearing all trades with creditworthy counterparties (currently, PSI is the sole counterparty or broker); limiting the amount of margin or premium required for any one commodity or all commodities combined; and generally limiting transactions to contracts which are traded in sufficient volume to permit the taking and liquidating of positions. The Managing Owner may impose additional restrictions (through modifications of such trading limitations and policies) upon the trading activities of the Trading Manager as it, in good faith, deems to be in the best interests of the Trust.

   PSI, when acting as the Trust's futures commission merchant in accepting orders for the purchase or sale of domestic futures contracts, is required by Commodity Futures Trading Commission ('CFTC') regulations to separately account for and segregate as belonging to the Trust all assets of the Trust relating to domestic futures trading and is not to commingle such assets with other assets of PSI. At December 31, 1998, such segregated assets totalled $47,295,189. Part
30.7 of the CFTC regulations also requires PSI to secure assets of the Trust related to foreign futures trading which totalled $14,585,018 at December 31, 1998. There are no segregation requirements for assets related to forward trading.

   As of December 31, 1998, the Trust's open futures and forward contracts mature within one year.

   At December 31, 1998, gross contract amounts of open futures and forward contracts are:

Financial Futures Contracts:
  Commitments to purchase                          $241,713,301
  Commitments to sell                              $450,175,973
Currency Futures Contracts:
  Commitments to purchase                          $29,926,525
  Commitments to sell                              $22,716,988
Other Futures Contracts:
  Commitments to purchase                          $ 2,666,083
  Commitments to sell                              $15,300,056
Currency Forward Contracts:
  Commitments to purchase                          $   464,787
  Commitments to sell                              $ 7,297,275

   The gross contract amounts represent the Trust's potential involvement in a particular class of financial instrument (if it were to take or make delivery on an underlying futures or forward contract). The gross contract amounts significantly exceed the future cash requirements as the Trust intends to close out open positions prior to settlement and thus is generally subject only to the risk of loss arising from the change in the value of the contracts. As such, the Trust considers the 'fair value' of its futures and forward contracts to be the net unrealized gain or loss on the contracts. Thus, the amount at risk associated with counterparty nonperformance of all contracts is the net unrealized gain included in the statement of financial condition. The market risk associated with the Trust's commitments to purchase commodities is limited to the gross contract amounts involved, while the market risk associated with its commitments to sell is unlimited since the Trust's potential involvement is to make delivery of an underlying commodity at the contract price; therefore, it must repurchase the contract at prevailing market prices.

   The following table presents the average fair value of futures and forward contracts during the year ended December 31, 1998 and the related fair value at December 31, 1998:

                               Average Fair Value                          Fair Value
                      -------------------------------------   -------------------------------------
                           Assets            Liabilities           Assets            Liabilities
                      -----------------   -----------------   -----------------   -----------------
Futures Contracts:
  Domestic exchanges
     Financial           $   744,665         $   152,149         $    59,531         $   607,294
     Currencies               74,591              21,197             969,688             187,500
     Other                   832,436             231,205             589,283             134,120
  Foreign exchanges
     Financial             2,557,314             319,871           5,991,154             385,014
     Other                    74,156              26,229             114,259              11,014
Forward Contracts:
  Currencies               1,813,641           1,709,484               5,365             207,126
                      -----------------   -----------------   -----------------   -----------------
                         $ 6,096,803         $ 2,460,135         $ 7,729,280         $ 1,532,068
                      -----------------   -----------------   -----------------   -----------------
                      -----------------   -----------------   -----------------   -----------------

                               OTHER INFORMATION

Year 2000 Risk

   Investment funds, like financial and business organizations and individuals around the world, depend on the smooth functioning of computer systems. The year 2000, however, holds the potential for a significant disruption in the operation of these systems. Many computer systems in use today cannot distinguish the year 2000 from the year 1900 because of the way in which dates are encoded. This is commonly known as the 'Year 2000 Problem.' The Trust could be adversely affected if computer systems used by it or any third party with whom it has a material relationship do not properly perform date comparisons and calculations concerning dates on or after January 1, 2000, which in turn could have a negative impact on the handling or determination of trades and prices and the services provided to the Trust.

   The Trust has engaged third parties to perform primarily all of the services it needs. Accordingly, the Trust's Year 2000 Problems, if any, are not its own but those that center on the ability of the Managing Owner, Prudential Securities Incorporated, its Trading Manager and any other third party with whom the Trust has a material relationship (individually, a 'Service Provider,' and collectively, the 'Service Providers') to address and correct problems that may cause their systems not to function as intended as a result of the Year 2000 Problem.

   The Trust has received assurances from its Managing Owner and Prudential Securities Incorporated that they anticipate being able to continue their operations without any material adverse impact from the Year 2000 Problem. Although other Service Providers, such as the Trust's Trading Manager, have not made similar representations to the Trust, the Trust has no reason to believe that these Service Providers will not take steps necessary to avoid any material adverse impact on the Trust, though there can be no assurance that this will be the case. The costs or consequences of incomplete or untimely resolution of the Year 2000 Problem by the Service Providers, or by governments, exchanges, clearinghouses, regulators, banks and other third parties, are unknown to the Trust at this time, but could have a material adverse impact on the operations of Trust. The Managing Owner will promptly notify the Trust's limited owners in the event it determines that the Year 2000 Problem will have a material adverse impact on the Trust's operations.

   The Trust has considered various alternatives as a contingency plan. If the Year 2000 Problems are systemic, for example, the federal government, the banking system, exchanges or utilities are affected materially, there may be no adequate contingency plan for the Trust to follow other than to suspend operations. If the Year 2000 Problems are related to one or more of the other Service Providers selected by the Trust, the Trust believes that each such Service Provider is prepared to address any Year 2000 Problems which arise that could have a material adverse impact on the Trust's operations.

Round-Turn Equivalents

   The actual round-turn equivalent of brokerage commissions paid per contract for the year ended December 31, 1998 was $112.

                         WORLD MONITOR TRUST

             The date of this prospectus is April __, 1999

The Trust files annual, quarterly, and current reports and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC's Internet site at http://www.sec.gov


[INSERT PRUDENTIAL LOGO HERE]

                                                    EXHIBIT A

                      AMENDED AND RESTATED

                     DECLARATION OF TRUST
                                AND
                       TRUST AGREEMENT
                              OF
                     WORLD MONITOR TRUST

               Dated as of  February 25, 1998

                         By and Among

        PRUDENTIAL SECURITIES FUTURES MANAGEMENT INC.,

                   WILMINGTON TRUST COMPANY

                             and

                     THE INTERESTHOLDERS
                 from time to time hereunder

                      TABLE OF CONTENTS

                                                         Page


ARTICLE I

  DEFINITIONS; THE TRUST . . . . . . . . . . . . . . . . .  1
     SECTION 1.1  Definitions. . . . . . . . . . . . . . .  1
     SECTION 1.2  Name . . . . . . . . . . . . . . . . . .  7
     SECTION 1.3  Delaware Trustee; Business Offices . . .  7
     SECTION 1.4  Declaration of Trust . . . . . . . . . .  7
     SECTION 1.5  Purposes and Powers. . . . . . . . . . .  8
     SECTION 1.6  Tax Treatment. . . . . . . . . . . . . .  8
     SECTION 1.7  General Liability of the Managing Owner.  9

     SECTION 1.8  Legal Title. . . . . . . . . . . . . . .  9
     SECTION 1.9  Series Trust.  . . . . . . . . . . . . .  9


ARTICLE II


  THE TRUSTEE. . . . . . . . . . . . . . . . . . . . . . . 10
     SECTION 2.1  Term; Resignation. . . . . . . . . . . . 10
     SECTION 2.2  Powers . . . . . . . . . . . . . . . . . 10
     SECTION 2.3  Compensation and Expenses of the Trustee 10
     SECTION 2.4  Indemnification . . . . . . . . . . . .  11
     SECTION 2.5  Successor Trustee. . . . . . . . . . . . 11
     SECTION 2.6  Liability of Trustee . . . . . . . . . . 11
     SECTION 2.7  Reliance; Advice of Counsel. . . . . . . 12


ARTICLE III


  INTERESTS; CAPITAL CONTRIBUTIONS . . . . . . . . . . .   13
     SECTION 3.1  General. . . . . . . . . . . . . . . .   13
     SECTION 3.2  Limited Interests. . . . . . . . . . .   15
     SECTION 3.3  Establishment of Series of Interests..   23
     SECTION 3.4  Establishment of Classes.  . . . . . .   24
     SECTION 3.5  Assets of Series.  . . . . . . . . . .   24
     SECTION 3.6  Liabilities of Series. . . . . . . . .   24
     SECTION 3.7  Dividends and Distributions. . . . . . . 26
     SECTION 3.8  Voting Rights. . . . . . . . . . . . . . 27
     SECTION 3.9  Equality . . . . . . . . . . . . . . . . 27
     SECTION 3.10  Exchange of Interests . . . . . . . . . 27


                         (i)

ARTICLE IV


  THE MANAGING OWNER . . . . . . . . . . . . . . . . . .  27
     SECTION 4.1  Management of the Trust. . . . . . . .  27
     SECTION 4.2  Authority of Managing Owner. . . . . .  28
     SECTION 4.3  Obligations of the Managing Owner. . .  30
     SECTION 4.4  General Prohibitions . . . . . . . . .  33
     SECTION 4.5  Liability of Covered Persons . . . . .  34
     SECTION 4.6  Indemnification of the Managing Owner.  34
     SECTION 4.7  Expenses . . . . . . . . . . . . . . .  36
     SECTION 4.8  Compensation to the Managing Owner . .  37
     SECTION 4.9  Other Business of Interestholders. . .  37
     SECTION 4.10  Voluntary Withdrawal of the Managing
              Owner. . . . . . . . . . . . . . . . . . .  37
     SECTION 4.11  Authorization of Registration Statement37
     SECTION 4.12  Litigation. . . . . . . . . . . . . .  38

ARTICLE V

  TRANSFERS OF INTERESTS . . . . . . . . . . . . . . . .  38
     SECTION 5.1  General Prohibition. . . . . . . . . .  38
     SECTION 5.2  Transfer of Managing Owner's General
              Interests. . . . . . . . . . . . . . . . .  38
     SECTION 5.3  Transfer of Limited Interests. . . . .  39

ARTICLE VI

  DISTRIBUTION AND ALLOCATIONS . . . . . . . . . . . . .  43
     SECTION 6.1  Capital Accounts . . . . . . . . . . .  43
     SECTION 6.2   Weekly Allocations . . . . . . . . ..  43
     SECTION 6.3  Allocation of Profit and Loss for United
              States Federal Income
               Tax Purposes. . . . . . . . . . . . . . .  44
     SECTION 6.4  Allocation of Distributions. . . . . .  44
     SECTION 6.5  Admissions of Interestholders; Transfers44
     SECTION 6.6  Liability for State and Local and Other
              Taxes. . . . . . . . . . . . . . . . . . .  44

ARTICLE VII

  REDEMPTIONS. . . . . . . . . . . . . . . . . . . . . .  46
     SECTION 7.1  Redemption of Interests. . . . . . . .  46
     SECTION 7.2  Redemption  by the Managing Owner . ..  48
     SECTION 7.3  Redemption  Fee . . . . . . . . . . .   48
     SECTION 7.4  Exchange of Interests.   . . . . . . .  48


                         (ii)

ARTICLE VIII

  THE LIMITED OWNERS . . . . . . . . . . . . . . . . . .  48
     SECTION 8.1  No Management or Control; Limited
              Liability. . . . . . . . . . . . . . . . .  48
     SECTION 8.2  Rights and Duties. . . . . . . . . . .  49
     SECTION 8.3  Limitation on Liability. . . . . . . .  50

ARTICLE IX

  BOOKS OF ACCOUNT AND REPORTS . . . . . . . . . . . . .  51
     SECTION 9.1  Books of Account . . . . . . . . . . .  51
     SECTION 9.2  Annual Reports and Monthly Statements.  51
     SECTION 9.3  Tax Information. . . . . . . . . . . .  51
     SECTION 9.4  Calculation of Net Asset Value of a
              Series . . . . . . . . . . . . . . . . .    51
     SECTION 9.5  Other Reports. . . . . . . . . . . . .  52
     SECTION 9.6  Maintenance of Records . . . . . . . .  52
     SECTION 9.7  Certificate of Trust . . . . . . . . .  52
     SECTION 9.8  Registration of Interests. . . . . . .  52

ARTICLE X

  FISCAL YEAR. . . . . . . . . . . . . . . . . . . . . .  53
     SECTION 10.1  Fiscal Year . . . . . . . . . . . . .  53

ARTICLE XI

  AMENDMENT OF TRUST AGREEMENT; MEETINGS . . . . . . . .  53
     SECTION 11.1  Amendments to the Trust Agreement . .  53
     SECTION 11.2  Meetings of the Trust . . . . . . . .  55
     SECTION 11.3  Action Without a Meeting. . . . . . .  55

ARTICLE XII

  TERM . . . . . . . . . . . . . . . . . . . . . . . . .  56
     SECTION 12.1  Term. . . . . . . . . . . . . . . . .  56

ARTICLE XIII

  TERMINATION. . . . . . . . . . . . . . . . . . . . . .  56
     SECTION 13.1  Events Requiring Dissolution  of the
              Trust or any Series. . . . . . . . . . . .  56
     SECTION 13.2  Distributions on Dissolution. . . . .  58
     SECTION 13.3  Termination; Certificate of
              Cancellation . . . . . . . . . . . . . .    58


                         (iii)

ARTICLE XIV

  POWER OF ATTORNEY. . . . . . . . . . . . . . . . . . .  59
     SECTION 14.1  Power of Attorney Executed Concurrently59
     SECTION 14.2  Effect of Power of Attorney . . . . .  60
     SECTION 14.3  Limitation on Power of Attorney . . .  60

ARTICLE XV

  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . 60
     SECTION 15.1  Governing Law . . . . . . . . . . . . . 60
     SECTION 15.2  Provisions In Conflict  With Law or
              Regulations. . . . . . . . . . . . . . . .   61
     SECTION 15.3  Construction. . . . . . . . . . . . .   61
     SECTION 15.4  Notices . . . . . . . . . . . . . . .   61
     SECTION 15.5  Counterparts. . . . . . . . . . . . .   62
     SECTION 15.6  Binding Nature of Trust Agreement . .   62
     SECTION 15.7  No Legal Title to Trust Estate. . . .   62
     SECTION 15.8  Creditors . . . . . . . . . . . . . .   62
     SECTION 15.9  Integration . . . . . . . . . . . . .   62

EXHIBIT A


  CERTIFICATE OF TRUST
  OF WORLD MONITOR TRUST. . . . . . . . . . . . . . . .  64


                           (iv)

                     WORLD MONITOR TRUST


     AMENDED AND RESTATED DECLARATION OF TRUST AND TRUST
  AGREEMENT

     This AMENDED AND RESTATED DECLARATION OF TRUST AND
  TRUST AGREEMENT of WORLD MONITOR TRUST ("Trust Agreement") is made and entered into as of the 25th day of February 1998, 1998 by and among PRUDENTIAL SECURITIES FUTURES MANAGEMENT INC., a Delaware corporation (the "Managing Owner"), WILMINGTON TRUST COMPANY, a Delaware banking company, as trustee (the "Trustee"), and the INTERESTHOLDERS from time to time hereunder.

          WHEREAS, the parties entered into a Declaration of Trust and Trust Agreement dated December 17, 1997 (the
  "Initial Trust Agreement");

          WHEREAS, the parties hereto desire to amend certain provisions of the Initial Trust Agreement related to the governance of the Trust and to restate in detail their respective rights and duties relating to the Trust.


          NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:


                          ARTICLE I

                    DEFINITIONS; THE TRUST

     SECTION 1.1  Definitions.  These definitions contain
  certain provisions required by the NASAA Guidelines and, except for minor exceptions, are included verbatim from such Guidelines, and, accordingly, may not, in all cases, be relevant. As used in this Trust Agreement, the following terms shall have the following meanings unless the context otherwise requires:


     "Affiliate of the Managing Owner" means: (i) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of the Managing Owner; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by the Managing Owner; (iii) any Person, directly or indirectly, controlling, controlled by, or under common control of the Managing Owner; (iv) any officer, director or partner of the Managing Owner; or (v) if such Person is an officer, director or partner of the Managing Owner, any Person for which such Person acts in any such capacity.

     "Business Day" means a day other than Saturday, Sunday or other day when banks and/or securities exchanges in the City of New York or the City of Wilmington are authorized or obligated by law or executive order to close.

     "Business Trust Statute" means Chapter 38 of Title 12 of the Delaware Code, 12 Del.C. S 3801 et seq., as the same may be amended from time to time.

     "Capital Contribution" means the amount contributed and agreed to be contributed to the Trust or any Series in the Trust by any subscriber or by the Managing Owner, as applicable, in accordance with Article III hereof.

     "CE Act" means the Commodity Exchange Act, as amended.

     "Certificate of Trust" means the Certificate of Trust of the Trust in the form attached hereto as Exhibit A, filed with the Secretary of State of the State of Delaware pursuant to Section 3810 of the Business Trust Statute.

     "CFTC" means the Commodity Futures Trading Commission.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commodities" means positions in Commodity Contracts, forward contracts, foreign exchange positions and traded physical commodities, as well as cash commodities resulting from any of the foregoing positions.

     "Commodity Broker" means any person who engages in the business of effecting transactions in Commodity Contracts for the account of others or for his or her own account.

     "Commodity Contract" means any contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded physical commodity at a specified price and delivery point.

     "Continuous Offering Period" means the period following the conclusion of the Initial Offering Period and ending on the date when the number of Interests permitted to be sold pursuant to Section 3.2(f) are sold.

     "Corporate Trust Office" means the principal office at which at any particular time the corporate trust business of the Trustee is administered, which office at the date hereof is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration.

     "Dealing Day" shall have the meaning set forth in the Prospectus.

     "Disposition Gain" means, for each Fiscal Year of the Trust, the Series' aggregate recognized gain (including the portion thereof, if any, treated as ordinary income) resulting from each disposition of Series assets during such Fiscal Year with respect to which gain or loss is recognized for federal income tax purposes, including, without limitation, any gain or loss required to be recognized by the Series for federal income tax purposes pursuant to Section 988 or 1256 (or any successor provisions) of the Code.

     "Disposition Loss" means, for each Fiscal Year of the Trust, the Series' aggregate recognized loss (including the portion thereof, if any, treated as ordinary loss) resulting from each disposition of Series assets during such Fiscal Year with respect to which gain or loss is recognized for federal income tax purposes, including, without limitation, any gain or loss required to be recognized by the Series for federal income tax purposes pursuant to Sections 988 or 1256 (or any successor provisions) of the Code.

     "DOL" means the United States Department of Labor.

     "Employee Benefit Plan Investors" means Employee
  Benefit Plans subject to Title I of ERISA, government plans, church plans, Individual Retirement Accounts, Keogh
  Plans covering only self-employed persons and new employees, and Employee Benefit Plans covering only the sole owner of a business and/or his spouse.

     "ERISA" means the Employee Retirement Income Security
  Act of 1974, as amended.

     "Fiscal Quarter" shall mean each period ending on the last day of each March, June, September and December of each Fiscal Year.

     "Fiscal Year" shall have the meaning set forth in
  Article X hereof.

     "Initial Offering Period" means the period with respect to a Series commencing with the initial effective date of the Prospectus and terminating no later than the one hundred and twentieth (120th) day following such date unless extended for up to an additional 60 days at the sole discretion of the Managing Owner.

     "Interestholders" means the Managing Owner and all Limited Owners, as holders of Interests of a Series, where no distinction is required by the context in which the term is used.

     "Interests" means the beneficial interest of each Interestholder in the profits, losses, distributions, capital and assets of a Series of the Trust. The Managing Owner's Capital Contributions shall be represented by "General" Interests and a Limited Owner's Capital Contributions shall be represented by "Limited" Interests. Interests need not be represented by certificates.

     "Limited Owner" means any person or entity who becomes a holder of Limited Interests (as defined in Article III) and who is listed as such on the books and records of the Trust, and may include the Managing Owner with respect to the Limited Interests purchased by it.

     "Losses" means, for each Fiscal Year of each Series of the Trust, losses of the Series as determined for federal income tax purposes, and each item of income, gain, loss or deduction entering into the computation thereof, except that any gain or loss taken into account in determining the Disposition Gain or the Disposition Loss of the Series for such Fiscal Year shall not enter into such computations.

     "Managing Owner" means Prudential Securities Futures
  Management Inc. or any substitute therefor as provided herein.

     "Margin Call" means a demand for additional funds after the initial good faith deposit required to maintain a customer's account in compliance with the requirements of a particular commodity exchange or of a commodity broker.

     "NASAA Guidelines" means the North American Securities
  Administrators Association, Inc. Guidelines for the
  Registration of Commodity Pool Programs as last amended and restated.

     "Net Asset Value of a Series" means the total assets in the Trust Estate of a Series including, but not limited to, all cash and cash equivalents (valued at cost plus accrued interest and amortization of original issue discount) less total liabilities of the Series, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting ("GAAP"), including, but not limited to, the extent specifically set forth below:

          (a) Net Asset Value of a Series shall include any unrealized profit or loss on open Commodities positions, and any other credit or debit accruing to the Series but unpaid or not received by the Series.

          (b) All open commodity futures contracts and options traded on a United States exchange are calculated at their then current market value, which shall be based upon the settlement price for that particular commodity futures contract and option traded on the applicable United States exchange on the date with respect to which Net Asset Value of a Series is being determined; provided, that if a commodity futures contract or option traded on a United States exchange could not be liquidated on such day, due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the first subsequent day on which the position could be liquidated shall be the basis for determining the market value of such position for such day. The current market value of all open commodity futures contracts and options traded on a non-United States exchange shall be based upon the liquidating value for that particular commodity futures contract and option traded on the applicable non-United States exchange on the date with respect to which Net Asset Value of a Series is being determined; provided, that if a commodity futures contract or option traded on a non-United States exchange could not be liquidated on such day, due to the operation of rules of the exchange upon which that position is traded or otherwise, the liquidating value on the first subsequent day on which the position could be liquidated shall be the basis for determining the market value of such position for such day. The current market value of all open forward contracts entered into by a Series shall be the mean between the last bid and last asked prices quoted by the bank or financial institution which is a party to the contract on the date with respect to which Net Asset Value of a Series is being determined; provided, that if such quotations are not available on such date, the mean between the last bid and asked prices on the first subsequent day on which such quotations are available shall be the basis for determining the market value of such forward contract for such day. The Managing Owner may in its discretion value any of the Trust Estate pursuant to such other principles as it may deem fair and equitable so long as such principles are consistent with normal industry standards.

          (c)  Interest earned on a Series' commodity
       brokerage account shall be accrued at least weekly.

          (d) The amount of any distribution made pursuant to Article VI hereof shall be a liability of the Series from the day when the distribution is declared until it is paid.

     "Net Asset Value of a Series per Interest" means the Net Asset Value of a Series divided by the number of Interests of a Series outstanding on the date of calculation.

     "Net Worth" means the excess of total assets over total liabilities as determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

     "NFA" means the National Futures Association.

     "Organization and Offering Expenses" shall have the meaning set forth in Section 4.7 of this Trust Agreement.

     "Person" means any natural person, partnership, limited liability company, business trust, corporation, association, "Benefit Plan Investor" (as defined in the Prospectus) or other legal entity.

     "Profits" means, for each Fiscal Year of each Series of the Trust, as determined for Federal income tax purposes, with each item of income, gain, loss or deduction entering into the computation thereof, except that any gain or loss taken into account in determining the Disposition Gain or the Disposition Loss of a Series for such Fiscal Year shall not enter into such computations.


     "Prospectus" means the final prospectus and disclosure document of the Trust and each Series thereof, constituting a part of each Registration Statement, as filed with the Securities and Exchange Commission and declared effective thereby, as the same may at any time and from time to time be amended or supplemented after the effective date(s) of the Registration Statement(s).

     "PSI" means Prudential Securities Incorporated, the
  Trust's Commodity Broker, selling agent and the parent of the Managing Owner.

     "Pyramiding" means the use of unrealized profits on existing Commodities positions to provide margins for additional Commodities positions of the same or a related commodity.


     "Redemption Date" means the Dealing Day upon which Interests held by the Interestholders may be redeemed in accordance with the provisions of Article VII hereof.


     "Registration Statement" means a registration statement on Form S-1, as amended, filed for a Series with the Securities and Exchange Commission pursuant to which the Trust registered the Limited Interests of a Series, as the same may at any time and from time to time be further amended or supplemented.

     "Series" means a separate series of the Trust as provided in Sections 3806(b)(2) and 3804 of the Business
  Trust Statute, the Interests of which shall be beneficial interests in the Trust Estate separately identified with and belonging to such Series.

     "Sponsor" means any person directly or indirectly instrumental in organizing the Trust or any person who will manage or participate in the management of the Trust, including a Commodity Broker who pays any portion of the Organizational Expenses of the Trust and any other person who regularly performs or selects the persons who perform services for the Trust. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the units. The term "Sponsor" shall be deemed to include its Affiliates.

     "Subscription Agreement" means the agreement included as an exhibit to the Prospectus pursuant to which subscribers may subscribe for the purchase of the Limited
  Interests.

     "Trading Advisor" means initially Eagle Trading
  Systems Inc. for the Series A Interests, Eclipse Capital Management, Inc. for the Series B Interests and Hyman Beck & Company, Inc. for the Series C Interests, and any other entity or entities, acting in its capacity as a commodity trading advisor (i.e., any person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of Commodity Contracts or commodity options) to a Series, and any substitute(s) therefor as provided herein.

     "Trust" means the World Monitor Trust formed pursuant to this Trust Agreement.

     "Trust Agreement" means this Declaration of Trust and Trust Agreement as the same may at any time or from time to time be amended.

     "Trustee" means Wilmington Trust Company or any substitute therefor as provided herein, acting not in its individual capacity but solely as trustee of the Trust.

     "Trust Estate" means, with respect to a Series, any cash, commodity futures, forward and option contracts, all funds on deposit in the Series' accounts, and any other property held by the Series, and all proceeds therefrom, including any rights of the Series pursuant to any Subscription Agreement and any other agreements to which the Trust or a Series thereof is a party.

     "Valuation Date" means the date as of which the Net
  Asset Value of a Series is determined.

     "Valuation Period" means a regular period of time between Valuation Dates.

     "Valuation Point" shall have the meaning set forth in the Prospectus.

     SECTION 1.2  Name.


           The name of the Trust is "World Monitor Trust" in which name the Trustee and the Managing Owner may engage in the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust.


     SECTION 1.3  Delaware Trustee; Business Offices.

          (a) The sole Trustee of the Trust is Wilmington Trust Company, which is located at the Corporate Trust Office or at such other address in the State of Delaware as the Trustee may designate in writing to the Interestholders. The Trustee shall receive service of process on the Trust in the State of Delaware at the foregoing address. In the event Wilmington Trust Company resigns or is removed as the Trustee, the Trustee of the Trust in the State of Delaware shall be the successor Trustee.

          (b) The principal office of the Trust, and such additional offices as the Managing Owner may establish, shall be located at such place or places inside or outside the State of Delaware as the Managing Owner may designate from time to time in writing to the Trustee and the Interestholders. Initially, the principal office of the Trust shall be at One New York Plaza, 13th floor, New York, New York 10292.

     SECTION 1.4 Declaration of Trust. The Trustee hereby acknowledges that the Trust has received the sum of $1,000 per Series in bank accounts in the name of each Series of the Trust controlled by the Managing Owner from the Managing Owner as grantor of the Trust, and hereby declares that it shall hold such sum in trust, upon and subject to the conditions set forth herein for the use and benefit of the Interestholders. It is the intention of the parties hereto that the Trust shall be a business trust under the Business Trust Statute and that this Trust Agreement shall constitute the governing instrument of the Trust. It is not the intention of the parties hereto to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a Delaware business trust except to the extent that each Series in such Trust is deemed to constitute a partnership under the Code and applicable state and local tax laws. Nothing in this Trust Agreement shall be construed to make the Interestholders partners or members of a joint stock association except to the extent such Interestholders are deemed to be partners under the Code and applicable state and local tax laws. Notwithstanding the foregoing, it is the intention of the parties thereto to create a partnership among the Interestholders of each Series for purposes of taxation under the Code and applicable state and local tax laws. Effective as of the date hereof, the Trustee and the Managing Owner shall have all of the rights, powers and duties set forth herein and in the Business Trust Statute with respect to accomplishing the purposes of the Trust. The Trustee has filed the certificate of trust required by Section 3810 of the Business Trust Statute in connection with the formation of the Trust under the Business Trust Statute.

     SECTION 1.5 Purposes and Powers. The purposes of the Trust and each Series shall be (a) to trade, buy, sell, spread or otherwise acquire, hold or dispose of commodity futures, forward and option contracts, including foreign futures, forward contracts and foreign exchange positions worldwide; (b) to enter into any lawful transaction and engage in any lawful activities in furtherance of or incidental to the foregoing purposes; and (c) as determined from time to time by the Managing Owner, to engage in any other lawful business or activity for which a business trust may be organized under the Business Trust Statute. The Trust shall have all of the powers specified in Section
  15.1 hereof, including, without limitation, all of the powers which may be exercised by a Managing Owner on behalf of the Trust under this Trust Agreement.

     SECTION 1.6  Tax Treatment.

          (a) Each of the parties hereto, by entering into this Trust Agreement, (i) expresses its intention that the Interests of each Series will qualify under applicable tax law as interests in a partnership which holds the Trust Estate of each Series for their benefit, (ii) agrees that it will file its own federal, state and local income, franchise and other tax returns in a manner that is consistent with the treatment of each Series as a partnership in which each of the Interestholders thereof is a partner and (iii) agrees to use reasonable efforts to notify the Managing Owner promptly upon a receipt of any notice from any taxing authority having jurisdiction over such holders of Interests of such Series with respect to the treatment of the Interests as anything other than interests in a partnership.


          (b)  The Tax Matters Partner (as defined in
  Section 6231 of the Code and any corresponding state and local tax law) of each Series shall initially be the Managing Owner. The Tax Matters Partner, at the expense of each Series, (i) shall prepare or cause to be prepared and
  filed each   Series' tax returns as a partnership for
  federal, state and local tax purposes and (ii) shall be authorized to perform all duties imposed by S 6221 et seq. of the Code, including, without limitation, (A) the power to conduct all audits and other administrative proceedings with respect to the Series' tax items; (B) the power to extend the statute of limitations for all Interestholders with respect to the Series' tax items; (C) the power to file a petition with an appropriate federal court for review of a final administrative adjustment of a Series; and (D) the power to enter into a settlement with the IRS on behalf of, and binding upon, those Limited Owners having less than one percent (1%) interest in the

  Series, unless
  a Limited Owner shall have notified the IRS and the Managing Owner that the Managing Owner shall not act on such Limited Owner's behalf. The designation made by each Interestholder of a Series in this Section 1.6(b) is hereby approved by each Interestholder of such Series as an express condition to becoming an Interestholder. Each Interestholder agrees to take any further action as may be required by regulation or otherwise to effectuate such designation. Subject to Section 4.6, each Series hereby indemnifies, to the full extent permitted by law, the Managing Owner from and against any damages or losses (including attorneys' fees) arising out of or incurred in connection with any action taken or omitted to be taken by it in carrying out its responsibilities as Tax Matters Partner, provided such action taken or omitted to be taken does not constitute fraud, negligence or misconduct.

          (c)  Each Interestholder shall furnish the
  Managing Owner and the Trustee with information necessary to enable the Managing Owner to comply with United States federal income tax information reporting requirements in respect of such Interestholder's Interests.

     SECTION 1.7  General Liability of the Managing Owner.

          (a) The Managing Owner shall be liable for the acts, omissions, obligations and expenses of each Series of the Trust, to the extent not paid out of the assets of the Series, to the same extent the Managing Owner would be so liable if each Series were a partnership under the Delaware Revised Uniform Limited Partnership Act and the Managing Owner were a general partner of such partnership. The foregoing provision shall not, however, limit the ability of the Managing Owner to limit its liability by contract. The obligations of the Managing Owner under this Section
  1.7 shall be evidenced by its ownership of the General Interests which, solely for purposes of the Business Trust Statute, will be deemed to be a separate class of Interests in each Series. Without limiting or affecting the liability of the Managing Owner as set forth in this
  Section 1.7, notwithstanding anything in this Trust Agreement to the contrary, Persons having any claim against the Trust by reason of the transactions contemplated by this Trust Agreement and any other agreement, instrument, obligation or other undertaking to which the Trust is a party, shall look only to the Trust Estate in accordance with Section 3.6 hereof for payment or satisfaction thereof.

          (b) Subject to Sections 8.1 and 8.3 hereof, no Interestholder, other than the Managing Owner, to the extent set forth above, shall have any personal liability for any liability or obligation of the Trust or any Series thereof.

     SECTION 1.8  Legal Title.  Legal title to all the
  Trust Estate shall be vested in the Trust as a separate legal entity; except where applicable law in any jurisdiction requires any part of the Trust Estate to be vested otherwise, the Managing Owner may cause legal title to the Trust Estate or any portion thereof to be held by or in the name of the Managing Owner or any other Person as nominee.

     SECTION 1.9 Series Trust. The Interests of the Trust shall be divided into Series as provided in Section 3806(b)(2) of the Business Trust Statute. Accordingly, it is the intent of the parties hereto that Articles IV, V, VI, VII, VIII, IX, X and XIII of this Trust Agreement shall apply also with respect to each such Series as if each such Series were a separate business trust under the Business Trust Act, and each reference to the term "Trust" in such Articles shall be deemed to be a reference to each Series to the extent necessary to give effect to the foregoing intent. The use of the terms "Trust" or "Series" in this Agreement shall in no event alter the intent of the parties hereto that the Trust receive the full benefit of the limitation on interseries liability as set forth in Section 3804 of the Business Trust Statute.
                          ARTICLE II

                         THE TRUSTEE

     SECTION 2.1  Term; Resignation.

          (a) Wilmington Trust Company has been appointed and hereby agrees to continue to serve as the Trustee of the Trust. The Trust shall have only one trustee unless otherwise determined by the Managing Owner. The Trustee shall serve until such time as the Managing Owner removes the Trustee or the Trustee resigns and a successor Trustee is appointed by the Managing Owner in accordance with the terms of Section 2.5 hereof.

          (b) The Trustee may resign at any time upon the giving of at least sixty (60) days' advance written notice to the Trust; provided, that such resignation shall not become effective unless and until a successor Trustee shall have been appointed by the Managing Owner in accordance with Section 2.5 hereof. If the Managing Owner does not act within such sixty (60) day period, the Trustee may apply to the Court of Chancery of the State of Delaware for the appointment of a successor Trustee.

     SECTION 2.2  Powers.  Except to the extent expressly
  set forth in Section 1.3 and this Article II, the duty and authority of the Trustee to manage the business and affairs of the Trust is hereby delegated to the Managing Owner, which duty and authority the Managing Owner may further delegate as provided herein, all pursuant to Section 3806(b)(7) of the Business Trust Statute. The Trustee shall have only the rights, obligations and liabilities specifically provided for herein and in the Business Trust Statute and shall have no implied rights, obligations and liabilities with respect to the business and affairs of the Trust. The Trustee shall have the power and authority to execute, deliver, acknowledge and file all necessary documents and to maintain all necessary records of the Trust as required by the Business Trust Statute. The Trustee shall provide prompt notice to the Managing Owner of its performance of any of the foregoing. The Managing Owner shall reasonably keep the Trustee informed of any actions taken by the Managing Owner with respect to the Trust that affect the rights, obligations or liabilities of the Trustee hereunder or under the Business Trust Statute.

     SECTION 2.3  Compensation and Expenses of the Trustee.
  The Trustee shall be entitled to receive from the Managing
  Owner or an Affiliate of the Managing Owner (other than the Trust) reasonable compensation for its services hereunder as set forth in a separate fee agreement and shall be entitled to be reimbursed by the Managing Owner or an Affiliate of the Managing Owner for reasonable out-of-pocket expenses incurred by it in the performance of its duties hereunder, including without limitation, the reasonable compensation, out-of-pocket expenses and disbursements of counsel and such other agents as the Trustee may employ in connection with the exercise and performance of its rights and duties hereunder.

     SECTION 2.4 Indemnification. The Managing Owner agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and does hereby indemnify, protect, save and keep harmless the Trustee and its successors, assigns, legal representatives, officers, directors, agents and servants (the "Indemnified Parties") from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services hereunder or any indemnity payments received by the Trustee pursuant to this Section 2.4), claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses"), which may be imposed on, incurred by or asserted against the Indemnified Parties in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee hereunder or thereunder, except for Expenses resulting from the gross negligence or willful misconduct of the Indemnified Parties. The indemnities contained in this Section 2.4 shall survive the termination of this Trust Agreement or the removal or resignation of the Trustee. The Indemnified Parties shall not be entitled to indemnification from the Trust Estate.

     SECTION 2.5 Successor Trustee. Upon the resignation or removal of the Trustee, the Managing Owner shall appoint a successor Trustee by delivering a written instrument to the outgoing Trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the Business Trust Statute. Any resignation or removal of the Trustee and appointment of a successor Trustee shall not become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Managing Owner and any fees and expenses due to the outgoing Trustee are paid. Following compliance with the preceding sentence, the successor Trustee shall become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee under this Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations under this Trust Agreement.

     SECTION 2.6  Liability of Trustee.  Except as
  otherwise provided in this Article II, in accepting the trust created hereby, Wilmington Trust Company acts solely as Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Trustee by reason of the transactions contemplated by this Trust Agreement and any other agreement to which the Trust is a party shall look only to the Trust Estate in accordance with Section 3.6 hereof for payment or satisfaction thereof; provided, however, that in no event is the foregoing intended to affect or limit the liability of the Managing Owner as set forth in Section 1.7 hereof. The Trustee shall not be liable or accountable hereunder or under any other agreement to which the Trust is a party, except for its own gross negligence or willful misconduct.
  In particular, but not by way of limitation:

          (a)  The Trustee shall have no liability or
  responsibility for the validity or sufficiency of this Trust Agreement or for the form, character, genuineness, sufficiency, value or validity of the Trust Estate;

          (b)  The Trustee shall not be liable for any
  actions taken or omitted to be taken by it in accordance with the instructions of the Managing Owner;

          (c) The Trustee shall not have any liability for the acts or omissions of the Managing Owner;

          (d)  The Trustee shall not be liable for its
  failure to supervise the performance of any obligations of the Managing Owner, any commodity broker, selling agent or any Trading Advisor(s);

          (e) No provision of this Trust Agreement shall require the Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

          (f) Under no circumstances shall the Trustee be liable for indebtedness evidenced by or other obligations of the Trust arising under this Trust Agreement or any other agreements to which the Trust is a party;

          (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement, or to institute, conduct or defend any litigation under this Trust Agreement or any other agreements to which the Trust is a party, at the request, order or direction of the Managing Owner or any Interestholders unless the Managing Owner or such Interestholders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Trustee
  (including, without limitation, the reasonable fees and expenses of its counsel) therein or thereby; and

          (h) Notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence as of the date hereof other than the State of Delaware becoming payable by the Trustee or (iii) subject the Trustee to personal jurisdiction, other than in the State of Delaware, for causes of action arising from personal acts unrelated to the consummation of the transactions by the Trustee, as the case may be, contemplated hereby.

     SECTION 2.7  Reliance; Advice of Counsel.

          (a) In the absence of bad faith, the Trustee may conclusively rely upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Trust Agreement in determining the truth of the statements and the correctness of the opinions contained therein, and shall incur no liability to anyone in acting on any signature, instrument, notice, resolutions, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties and need not investigate any fact or matter pertaining to or in any such document; provided, however, that the Trustee shall have examined any certificates or opinions so as to determine compliance of the same with the requirements of this Trust Agreement. The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

          (b) In the exercise or administration of the Trust hereunder and in the performance of its duties and obligations under this Trust Agreement, the Trustee, at the expense of the Managing Owner or an Affiliate of the Managing Owner (other than the Trust) (i) may act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Trustee with reasonable care and (ii) may consult with counsel, accountants and other skilled professionals to be selected with reasonable care by it. The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountant or other such Persons.

                           ARTICLE III

               INTERESTS; CAPITAL CONTRIBUTIONS

      SECTION 3.1  General.

          (a) The Managing Owner shall have the power and authority, without Limited Owner approval, to issue Interests in one or more Series from time to time as it deems necessary or desirable. Each Series shall be separate from all other Series in respect of the assets and liabilities allocated to that Series and shall represent a separate investment portfolio of the Trust. The Managing Owner shall have exclusive power without the requirement of Limited Owner approval to establish and designate such separate and distinct Series, as set forth in Section 3.3, and to fix and determine the relative rights and preferences as between the Interests of the separate Series as to right of redemption, special and relative rights as to dividends and other distributions and on liquidation, conversion rights, and conditions under which the Series shall have separate voting rights or no voting rights.

          (b) The Managing Owner may, without Limited Owner approval, divide Interests of any Series into two or more classes, Interests of each such class having such preferences and special or relative rights and privileges (including exchange rights, if any) as the Managing Owner may determine as provided in Section 3.4. The fact that a Series shall have been initially established and designated without any specific establishment or designation of classes, shall not limit the authority of the Managing Owner to divide a Series and establish and designate separate classes thereof.

          (c) The number of Interests authorized shall be unlimited, and the Interests so authorized may be represented in part by fractional Interests. From time to time, the Managing Owner may divide or combine the Interests of any Series or class into a greater or lesser number without thereby changing the proportionate beneficial interests in the Series or class. The Managing Owner may issue Interests of any Series or class thereof for such consideration and on such terms as it may determine (or for no consideration if pursuant to an Interest dividend or split-up), all without action or approval of the Limited Owners. All Interests when so issued on the terms determined by the Managing Owner shall be fully paid and non-assessable. The Managing Owner may classify or reclassify any unissued Interests or any Interests previously issued and reacquired of any Series or class thereof into one or more Series or classes thereof that may be established and designated from time to time. The Managing Owner may hold as treasury Interests, reissue for such consideration and on such terms as it may determine, or cancel, at its discretion from time to time, any Interests of any Series or class thereof reacquired by the Trust. The Interests of each Series shall initially be divided into two classes: General Interests and Limited Interests.


          (d) Upon the initial contribution by the Managing Owner to each initial Series of the Trust, the Managing Owner became the holder of the General Interests of each such Series. Upon the termination of the Initial Offering Period pursuant to Section 3.2, the Managing Owner shall receive additional General Interests (or fractions thereof) in each Series in consideration for the required contributions made to each Series as of such time by the Managing Owner pursuant to Section 3.2. During the Continuous Offering Period, if any, the Managing Owner shall receive, from time to time, additional General Interests (or fractions thereof) in consideration for the required contributions made by the Managing Owner pursuant to Section 3.2 in any week during the Continuous Offering Period in an amount equal to such contributions divided by the Net Asset Value of a Series per Interest calculated as of the Valuation Point of the week in which such contributions were made.

          (e)  No certificates or other evidence of
  beneficial ownership of the Interests will be issued.

          (f) Every Interestholder, by virtue of having purchased or otherwise acquired an Interest, shall be deemed to have expressly consented and agreed to be bound by the terms of this Trust Agreement.


     SECTION 3.2  Limited Interests.

          (a)  Offer of Series A Limited Interests.

               (i)  Series A Initial Offering Period.
       During the Initial Offering Period, the Trust shall offer pursuant to Securities and Exchange Commission Rule 415, at an offering price of $100 per Series A Limited Interest, a maximum of 340,000 Limited Interests ($34,000,000). The offering shall be made pursuant to and on the terms and conditions set forth in the Prospectus. The Managing Owner shall make such arrangements for the sale of the Limited Interests as it deems appropriate.


               (ii) Effect of the Sale of at least
       40,000 Series A Interests. In the event that at least 40,000 Series A Limited Interests are sold to at least 150 subscribers during the Initial Offering Period for the Series A Interests (including both Limited Interests offered pursuant to the Prospectus and Limited Interests purchased by the Managing Owner up to $500,000), the Managing Owner will admit all accepted subscribers pursuant to the Prospectus into the Trust as Series A Limited Owners, by causing such Limited Owners to execute this Trust Agreement, pursuant to the Power of Attorney set forth in the Subscription Agreement, and by making an entry on the books and records of Series A of the Trust reflecting that such subscribers have been admitted as Limited Owners of Series A Interests, as soon as practicable after the termination of the Series A Initial Offering Period. Such accepted subscribers will be deemed Series A Limited Owners at such time as such admission is reflected on the books and records of Series A of the Trust.


               (iii)     Paid-In Capital if at least 40,000
       Series A Interests Are Sold. In the event that at least 40,000 Series A Limited Interests are sold during the Initial Offering Period, Series A shall have paid-in capital of not less than $4,080,400 (including the Managing Owner's contribution for the General Interests as provided in Section 3.1(d) and in
       Section 3.2(a)(v) hereof).

               (iv) Effect of the Sale of Less than
       40,000 Series A Interests.  In the event that at least
       40,000 Series A Limited Interests are not sold during the Initial Offering Period for the Series A
       Interests, all proceeds of the sale of Series A
       Limited

       Interests, together with any interest earned thereon, will be returned to the subscribers on a pro rata basis (taking into account the amount and time of deposit), no later than ten (10) Business Days after the conclusion of the Initial Offering Period for the Series A Interests (or as soon thereafter as practicable if payment cannot be made in such time period). Such action will not terminate Series A.


               (v)  Managing Owner's Required Contribution.
       In the event that 40,000 or more of the Series A Limited Interests offered pursuant to the Prospectus are sold during the Initial Offering Period for the Series A Interests, the Managing Owner shall be required to contribute in cash to the capital of Series A an amount, which, when added to the total contributions to Series A by all Series A Interestholders, will be not less than one percent (1%) of such total contributions, and in no event shall such contribution be less than $40,000 (including the Managing Owner's Capital Contribution pursuant to Section 3.1(d)). Thereafter, the Managing Owner shall contribute in cash to the capital of Series A an amount not less than 1.01% of any additional Capital Contributions received from the Series A Limited Owners. The Managing Owner may, but is not obligated to, make additional Capital Contributions at any time during the Series A Initial or Continuous Offering Periods. The Managing Owner will receive Series A General Interests as provided in
       Section 3.1(d). The Managing Owner shall, with respect to any Series A Interests owned by it, enjoy all of the rights and privileges and be subject to all of the obligations and duties of a Series A Limited Owner, in addition to its rights and privileges as Managing Owner, except as otherwise provided herein. Notwithstanding anything to the contrary in this Trust Agreement, the interest of the Managing Owner (without regard to any Limited Interests of the Managing Owner in Series A) in each material item of Series A income, gain, loss and deduction shall be equal, in the aggregate, to at least one percent (1%) of each such item at all times during the term of this Trust Agreement.


               (vi) Offer of Series A Limited Interests
       After Initial Offering Period. In the event that 40,000 or more of the Series A Limited Interests are sold during the Initial Offering Period for the Series A Interests, the Trust may continue to offer Series A Limited Interests and admit additional Series A Limited Owners and/or accept additional contributions from existing Series A Limited Owners pursuant to the Prospectus.

               Each additional Capital Contribution to
       Series A during the Series A Continuous Offering Period by an existing Series A Limited Owner must be in a denomination which is an even multiple of $100. During the Series A Continuous Offering Period, each newly admitted Series A Limited Owner, and each existing Series A Limited Owner that makes an additional Capital Contribution to Series A, shall receive Series A Limited Interests in an amount equal to such Capital Contribution or additional Capital Contribution, as the case may be, divided by the Series A Net Asset Value per Series per Interest calculated as of the Valuation Point immediately prior to the Dealing Day on which such Capital Contribution will become effective.

               A Subscriber (including existing Series A
       Limited Owners contributing additional sums) whose subscription is received and accepted by the Managing Owner after the termination of the Initial Offering Period for Series A Interests shall be admitted to the Trust and deemed a Series A Limited Owner with respect to that subscription on the Dealing Day which occurs at least five (5) Business Days after the Subscriber's Subscription Agreement or Exchange Request is received by the Trust's selling agent, counting the day of receipt by such selling agent as one Business Day.

               (vii)     Subscription Agreement.  Each
       Series A Limited Owner who purchases any Limited Interests offered pursuant to the Prospectus shall contribute to the capital of Series A such amount as he shall state in the Subscription Agreement which he shall execute (as required therein), acknowledge and, together with the Power of Attorney set forth therein, deliver to the Managing Owner as a counterpart of this Trust Agreement. All subscription amounts shall be paid in such form as may be acceptable to the Managing Owner at the time of the execution and delivery of such Subscription Agreement by United States subscribers, and in accordance with local practice and procedure by non-United States subscribers. If the Managing Owner determines to accept subscription funds by check, such funds shall be subject to prompt collection. All subscriptions are subject to acceptance by the Managing Owner.


               (viii)    Escrow Agreement.  All proceeds
       from the sale of Series A Limited Interests offered pursuant to the Prospectus shall be deposited in an interest bearing escrow account at The Bank of New York, in New York, N.Y. until the conclusion of the Initial Offering Period for the Series A Interests. In the event subscriptions for at least 40,000 of the Series A Interests are received and accepted during the Initial Offering for the Series A Interests, all interest earned on the proceeds of subscriptions from accepted subscribers for Series A Limited Interests during its Initial Offering Period will be contributed to Series A, for which the Series A Limited Owners will receive additional Series A Interests on a pro rata basis (taking into account time and amount of deposit).


               (ix) Optional Purchase of Series A
       Limited Interests by Managing Owner and Trading Advisor. Subject to approval by the Managing Owner, any commodity broker (including, but not limited to, PSI), any Trading Advisor, any principals, stockholders, directors, officers, employees and affiliates of the Managing Owner, any commodity broker, and any Trading Advisor, may purchase any number of Series A Limited Interests and will be treated as Series A Limited Owners with respect to such Interests. In addition to the Series A Interests required to be purchased by the Managing Owner under
       Section 3.2(a)(v), the Managing Owner also may purchase any number of Series A Limited Interests as it determines in its discretion.

          (b)  Offer of Series B Limited Interests.

               (i)  Series B Initial Offering Period.
       During the Initial Offering Period, the Trust shall offer pursuant to Securities and Exchange Commission Rule 415, at an offering price of $100 per Series B Limited Interest, a maximum of 330,000 Series B Limited Interests ($33,000,000). The offering shall be made pursuant to and on the terms and conditions set forth in the Prospectus. The Managing Owner shall make such arrangements for the sale of the Series B Limited Interests as it deems appropriate.


               (ii) Effect of the Sale of at least
       30,000 Series B Interests. In the event that at least 30,000 Series B Limited Interests are sold to at least 150 subscribers during the Initial Offering Period for the Series B Interests (including both Limited Interests offered pursuant to the Prospectus and Limited Interests purchased by the Managing Owner up to $500,000), the Managing Owner will admit all accepted subscribers pursuant to the Prospectus into the Trust as Series B Limited Owners, by causing such Limited Owners to execute this Trust Agreement, pursuant to the Power of Attorney set forth in the Subscription Agreement, and by making an entry on the books and records of Series B of the Trust reflecting that such subscribers have been admitted as Limited Owners of Series B Interests, as soon as practicable after the termination of the Series B Initial Offering Period. Such accepted subscribers will be deemed Series B Limited Owners at such time as such admission is reflected on the books and records of Series B of the Trust.


               (iii)     Paid-In Capital if at least 30,000
       Series B Interests Are Sold. In the event that at least 30,000 Series B Limited Interests are sold during the Initial Offering Period, Series B shall have paid-in capital of not less than $3,060,300 (including the Managing Owner's contribution for the General Interests as provided in Section 3.1(d) and in
       Section 3.2(b)(v) hereof).

               (iv) Effect of the Sale of Less than
       30,000 Series B Interests. In the event that at least 30,000 Series B Limited Interests are not sold during the Initial Offering Period for the Series B Interests, all proceeds of the sale of Series B Limited Interests, together with any interest earned thereon, will be returned to the subscribers on a pro rata basis (taking into account the amount and time of deposit), no later than ten (10) Business Days after the conclusion of the Initial Offering Period for the Series B Interests (or as soon thereafter as practicable if payment cannot be made in such time period). Such action will not terminate Series B.


               (v)  Managing Owner's Required Contribution.
       In the event that 30,000 or more of the Series B
       Limited Interests offered pursuant to the Prospectus
       are sold during the Initial Offering Period for the
       Series B Interests, the Managing Owner shall be
       required to contribute in cash to the capital of
       Series B an amount, which, when added to the total
       contributions to Series B by all Series B
       Interestholders, will be not less than one percent
       (1%) of such total contributions, and in no event
       shall such contribution be less than  $30,000
       (including the Managing Owner's Capital

       Contribution pursuant to Section 3.1(d)). Thereafter, the Managing Owner shall contribute in cash to the capital of Series B an amount not less than 1.01% of any additional Capital Contributions received from the Series B Limited Owners. The Managing Owner may, but is not obligated to, make additional Capital
       Contributions at any time during the Series B Initial or Continuous Offering Periods. The Managing Owner will receive Series B General Interests as provided in
       Section 3.1(b).  The Managing Owner shall, with
       respect to any Series B Interests owned by it, enjoy all of the rights and privileges and be subject to all of the obligations and duties of a Series B Limited
       Owner, in addition to its rights and privileges as Managing Owner, except as otherwise provided herein.
       Notwithstanding anything to the contrary in this Trust
       Agreement, the interest of the Managing Owner (without regard to any Limited Interests of the Managing Owner in Series B) in each material item of Series B income, gain, loss and deduction shall be equal, in the aggregate, to at least one percent (1%) of each such item at all times during the term of this Trust
       Agreement.

               (vi) Offer of Series B Limited Interests
       After Initial Offering Period. In the event that 30,000 or more of the Series B Limited Interests are sold during the Initial Offering Period for the Series B Interests, the Trust may continue to offer Series B Limited Interests and admit additional Series B Limited Owners and/or accept additional contributions from existing Series B Limited Owners pursuant to the Prospectus as amended or supplemented from time to time.


               Each additional Capital Contribution to
       Series B during the Series B Continuous Offering Period by an existing Series B Limited Owner must be in a denomination which is an even multiple of $100. During Series B Continuous Offering Period, each newly admitted Series B Limited Owner, and each existing Series B Limited Owner that makes an additional Capital Contribution to Series B, shall receive Series B Limited Interests in an amount equal to such Capital Contribution or additional Capital Contribution, as the case may be, divided by the Series B Net Asset
       Value per Interest calculated as of the   Valuation
       Point immediately prior to the Dealing Day on which such Capital Contribution will become effective.


               A Subscriber (including existing Series B
       Limited Owners contributing additional sums) whose subscription is received and accepted by the Managing Owner after the termination of the Initial Offering Period for Series B Interests shall be admitted to the Trust and deemed a Series B Limited Owner with respect to that subscription on the first Dealing Day which occurs at least five (5) Business Days after the Subscriber's Subscription Agreement or Exchange Request is received by the Trust's selling agent, counting the day of receipt by such selling agent as one Business Day.

               (vii)     Subscription Agreement.  Each
       Series B Limited Owner who purchases any Limited
       Interests offered pursuant to the Prospectus shall contribute to the capital of Series B such amount as he shall state in the Subscription Agreement which he shall execute (as required therein), acknowledge and, together with the Power of Attorney set forth therein, deliver to the Managing Owner as a counterpart of this Trust Agreement. All subscription amounts shall be paid in such form as may be acceptable to the Managing
       Owner at the time of the execution and delivery of such Subscription Agreement by United States subscribers, and in accordance with local practice and procedure by non-United States subscribers. To the extent that the Managing Owner determines to accept a subscription check, it shall be subject to prompt collection. All subscriptions are subject to acceptance by the Managing Owner.


               (viii)    Escrow Agreement.  All proceeds
       from the sale of Series B Limited Interests offered pursuant to the Prospectus shall be deposited in an interest bearing escrow account at The Bank of New York, in New York, N.Y. until the conclusion of the Initial Offering Period for the Series B Interests. In the event subscriptions for at least 30,000 of the Series B Interests are received and accepted during the Initial Offering for the Series B Interests, all interest earned on the proceeds of subscriptions from accepted subscribers for Series B Limited Interests during its Initial Offering Period will be contributed to Series B, for which the Series B Limited Owners will receive additional Series B Interests on a pro rata basis (taking into account time and amount of deposit) .


               (ix) Optional Purchase of Series B
       Limited Interests by Managing Owner and Trading Advisor. Subject to approval by the Managing Owner, any commodity broker (including, but not limited to, PSI), any Trading Advisor, any principals, stockholders, directors, officers, employees and affiliates of the Managing Owner, any commodity broker, and any Trading Advisor, may purchase any number of Series B Limited Interests and will be treated as Series B Limited Owners with respect to such Interests. In addition to the Series B Interests required to be purchased by the Managing Owner under
       Section 3.2(b)(v), the Managing Owner also may purchase any number of Series B Limited Interests as it determines in its discretion.

          (c)  Offer of Series C Limited Interests.

               (i)  Series C Initial Offering Period.
       During the Initial Offering Period, the Trust shall offer pursuant to Securities and Exchange Commission Rule 415, at an offering price of $100 per Series C Limited Interest, a maximum of 330,000 Series C Limited Interests ($33,000,000). No fractional Limited Interests shall be issued during the Initial Offering Period. The offering shall be made pursuant to and on the terms and conditions set forth in the Prospectus. The Managing Owner shall make such arrangements for the sale of the Limited Interests as it deems appropriate.


               (ii) Effect of the Sale of at least
       30,000 Series C Interests. In the event that at least 30,000 Series C Limited Interests are sold to at least 150 subscribers during the Initial Offering Period for the Series C Interests (including both Limited Interests offered pursuant to the Prospectus and Limited Interests purchased by the

       Managing Owner up
       to $500,000), the Managing Owner will admit all accepted subscribers pursuant to the Prospectus into the Trust as Series C Limited Owners, by causing such Limited Owners to execute this Trust Agreement, pursuant to the Power of Attorney set forth in the Subscription Agreement, and by making an entry on the books and records of Series C of the Trust reflecting that such subscribers have been admitted as Limited Owners of Series C Interests, as soon as practicable after the termination of the Series C Initial Offering Period. Such accepted subscribers will be deemed Series C Limited Owners at such time as such admission is reflected on the books and records of Series C of the Trust.

               (iii) Paid-In Capital if at least 30,000
       Series C Interests Are Sold. In the event that at least 30,000 Series C Limited Interests are sold during the Initial Offering Period, Series C shall have paid-in capital of not less than $3,060,300 (including the Managing Owner's contribution for the General Interests as provided in Section 3.1(d) and in
       Section 3.2(c)(v) hereof).

               (iv) Effect of the Sale of Less than
       30,000 Series C Interests. In the event that at least 30,000 Series C Limited Interests are not sold during the Initial Offering Period for the Series C Interests, all proceeds of the sale of Series C Limited Interests, together with any interest earned thereon, will be returned to the subscribers on a pro rata basis (taking into account the amount and time of deposit), no later than ten (10) Business Days after the conclusion of the Initial Offering Period for the Series C Interests (or as soon thereafter as practicable if payment cannot be made in such time period). Such action will not terminate Series C.


               (v)  Managing Owner's Required Contribution.
       In the event that 30,000 or more of the Series C Limited Interests offered pursuant to the Prospectus are sold during the Initial Offering Period for the Series C Interests, the Managing Owner shall be required to contribute in cash to the capital of Series C an amount, which, when added to the total contributions to Series C by all Series C Interestholders, will be not less than one percent (1%) of such total contributions, and in no event shall such contribution be less than $30,000 (including the Managing Owner's Capital Contribution pursuant to Section 3.1(d)). Thereafter, the Managing Owner shall contribute in cash to the capital of Series C an amount not less than 1.01% of any additional Capital Contributions received from the Series C Limited Owners. The Managing Owner may, but is not obligated to, make additional Capital Contributions at any time during the Series C Initial or Continuous Offering Periods. The Managing Owner will receive Series C General Interests as provided in
       Section 3.1(d). The Managing Owner shall, with respect to any Series C Interests owned by it, enjoy all of the rights and privileges and be subject to all of the obligations and duties of a Series C Limited Owner, in addition to its rights and privileges as Managing Owner, except as otherwise provided herein. Notwithstanding anything to the contrary in this Trust Agreement, the interest of the Managing Owner (without regard to any Limited Interests of the Managing Owner in Series C) in each material item of Series C income, gain, loss and deduction shall be equal, in the aggregate, to at least one percent (1%) of each such item at all times during the term of this Trust Agreement.

               (vi) Offer of Series C Limited Interests
       After Initial Offering Period. In the event that 30,000 or more of the Series C Limited Interests are sold during the Initial Offering Period for the Series C Interests, the Trust may continue to offer Series C Limited Interests and admit additional Series C Limited Owners and/or accept additional contributions from existing Series C Limited Owners pursuant to the Prospectus as amended or supplemented from time to time.


               Each additional Capital Contribution to
       Series C during the Series C Continuous Offering Period by an existing Series C Limited Owner must be in a denomination which is an even multiple of $100. During Series C Continuous Offering Period, each newly admitted Series C Limited Owner, and each existing Series C Limited Owner that makes an additional Capital Contribution to Series C, shall receive Series C Limited Interests in an amount equal to such Capital Contribution or additional Capital Contribution, as the case may be, divided by the Series C Net Asset
       Value per Interest calculated as of the   Valuation
       Point immediately prior to the Dealing Day on which such Capital Contribution will become effective.


               A Subscriber (including existing Series C
       Limited Owners contributing additional sums) whose subscription is received and accepted by the Managing Owner after the termination of the Initial Offering Period for Series C Interests shall be admitted to the Trust and deemed a Series C Limited Owner with respect to that subscription on the first Dealing Day which occurs at least five (5) Business Days after the Subscriber's Subscription Agreement or Exchange Request is received by the Trust's selling agent, counting the day of receipt by such selling agent as one Business Day.

               (vii)     Subscription Agreement.  Each
       Series C Limited Owner who purchases any Limited Interests offered pursuant to the Prospectus shall contribute to the capital of Series C such amount as he shall state in the Subscription Agreement which he shall execute (as required therein), acknowledge and, together with the Power of Attorney set forth therein, deliver to the Managing Owner as a counterpart of this Trust Agreement. All subscription amounts shall be paid in such form as may be acceptable to the Managing Owner at the time of the execution and delivery of such Subscription Agreement by United States subscribers, and in accordance with local practice and procedure by non-United States subscribers. To the extent that the Managing Owner determines to accept a subscription check, it shall be subject to prompt collection. All subscriptions are subject to acceptance by the Managing Owner.

               (viii)    Escrow Agreement.  All proceeds
       from the sale of Series C Limited Interests offered pursuant to the Prospectus shall be deposited in an interest bearing escrow account at The Bank of New York, in New York, N.Y. until the conclusion of the
       Initial Offering Period for the Series C Interests. In the event subscriptions for at least 30,000 of the Series C Interests are received and accepted during the Initial Offering for the Series C Interests, all interest earned on the proceeds of subscriptions from accepted subscribers for Series C Limited Interests during its Initial Offering Period will be contributed to the Series C, for which the Series C Limited Owners will receive additional Series C Interests on a pro rata basis (taking into account time and amount of deposit) .


               (ix) Optional Purchase of Series C
       Limited Interests by Managing Owner and Trading Advisor. Subject to approval by the Managing Owner, any commodity broker (including, but not limited to, PSI), any Trading Advisor, any principals, stockholders, directors, officers, employees and affiliates of the Managing Owner, any commodity broker, and any Trading Advisor, may purchase any number of Series C Limited Interests and will be treated as Series C Limited Owners with respect to such Interests. In addition to the Series C Interests required to be purchased by the Managing Owner under
       Section 3.2(c)(v), the Managing Owner also may purchase any number of Series C Limited Interests as it determines in its discretion.

          (d) Termination of the Trust. If the minimum number of Interests in each Series being offered are not sold during the Initial Offering Period for each Series, then the Trust shall be terminated, and the Managing Owner shall cause the certificate of cancellation required by
  Section 3810 of the Business Trust Statute to be filed.

     SECTION 3.3  Establishment of Series of Interests.

          (a)  Without limiting the authority of the
  Managing Owner set forth in Section 3.3(b) to establish and designate any further Series, the Managing Owner hereby establishes and designates three initial Series, as follows:

                    Series A, Series B and Series C

  The provisions of this Article III shall be applicable to the above designated Series and any further Series that may from time to time be established and designated by the Managing Owner as provided in Section 3.3(b).

          (b) The establishment and designation of any Series of Interests other than those set forth above shall be effective upon the execution by the Managing Owner of an instrument setting forth such establishment and designation and the relative rights and preferences of such Series, or as otherwise provided in such instrument. At any time that there are no Interests outstanding of any particular Series previously established and designated, the Managing Owner may by an instrument executed by it abolish that Series and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Trust Agreement.

     SECTION 3.4  Establishment of Classes.  The division
  of any Series into two or more classes and the establishment and designation of such classes shall be effective upon the execution by the Managing Owner of an instrument setting forth such division, and the establishment, designation, and relative rights and preferences of such classes, or as otherwise provided in such instrument. The relative rights and preferences of the classes of any Series may differ in such respects as the Managing Owner may determine to be appropriate, provided that such differences are set forth in the aforementioned instrument. At any time that there are no Interests outstanding of any particular class previously established and designated, the Managing Owner may by an instrument executed by it abolish that class and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Trust Agreement.

     SECTION 3.5 Assets of Series. All consideration received by the Trust for the issue or sale of Interests of a particular Series together with all of the Trust Estate in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors of such Series and except as may otherwise be required by applicable tax laws, and shall be so recorded upon the books of account of the Trust. Separate and distinct records shall be maintained for each Series and the assets associated with a Series shall be held and accounted for separately from the other assets of the Trust, or any other Series. In the event that there is any Trust Estate, or any income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series, the Managing Owner shall allocate them among any one or more of the Series established and designated from time to time in such manner and on such basis as the Managing Owner, in its sole discretion, deems fair and equitable. Each such allocation by the Managing Owner shall be conclusive and binding upon all Interestholders for all purposes.

     SECTION 3.6  Liabilities of Series.

          (a) The Trust Estate belonging to each particular Series shall be charged with the liabilities of the Trust in respect of that Series and only that Series; and all expenses, costs, charges and reserves attributable to that Series, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series, shall be allocated and charged by the Managing Owner to and among any one or more of the Series established and designated from time to time in such manner and on such basis as the Managing Owner in its sole discretion deems fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Managing Owner shall be conclusive and binding upon all Interestholders for all purposes. The Managing Owner shall have full discretion, to the extent not inconsistent with applicable law, to determine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding upon the Interestholders. Every written agreement, instrument or other undertaking made or issued by or on behalf of a particular Series shall include a recitation limiting the obligation or claim represented thereby to that Series and its assets.


          (b)  Without limitation of the foregoing
  provisions of this Section, but subject to the right of the Managing Owner in its discretion to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only and against the Managing Owner, and not against the assets (i) of the Trust generally or
  (ii) of any other Series. Notice of this limitation on interseries liabilities shall be set forth in the Certificate of Trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Business Trust Statute, and upon the giving of such notice in the Certificate of Trust, the statutory provisions of
  Section 3804 of the Business Trust Statute relating to limitations on interseries liabilities (and the statutory effect under Section 3804 of setting forth such notice in the Certificate of Trust) shall become applicable to the Trust and each Series. Every Interest, note, bond, contract, instrument, certificate or other undertaking made or issued by or on behalf of a particular Series shall include a recitation limiting the obligation on Interests represented thereby to that Series and its assets.

          (c) (i) Except as set forth below, any debts, liabilities, obligations, indebtedness, expenses, interests and claims of any nature and all kinds and descriptions (collectively, "Claims and Interests"), if any, of the Managing Owner and the Trustee (the "Subordinated Claims") incurred, contracted for or otherwise existing, arising from, related to or in connection with all Series, any combination of Series or one particular Series and their respective assets (the "Applicable Series") and the assets of the Trust shall be expressly subordinate and junior in right of payment to any and all other Claims against the Trust and any Series thereof, and any of their respective assets, which may arise as a matter of law or pursuant to any contract, provided, however, that the Claims of each of the Managing Owner and the Trustee (if any) against the Applicable Series shall not be considered Subordinated Claims with respect to enforcement against and distribution and repayment from the Applicable Series, the Applicable Series' assets and the Managing Owner and its assets; and provided further that the valid Claims of either the Managing Owner or the Trustee, if any, against the Applicable Series shall be pari passu and equal in right of repayment and distribution with all other valid Claims against the Applicable Series and (ii) the Managing Owner and the Trustee will not take, demand or receive from any Series or the Trust or any of their respective assets (other than the Applicable Series, the Applicable Series' assets and the Managing Owner and its assets) any payment for the Subordinated Claims;

               (ii) The Claims of each of the Managing
       Owner and the Trustee with respect to the Applicable Series shall only be asserted and enforceable against the Applicable Series, the Applicable Series' assets and the Managing Owner and its assets; and such Claims shall not be asserted or enforceable for any reason whatsoever against any other Series, the Trust generally, or any of their respective assets;

               (iii) If the Claims of the Managing Owner or the Trustee against the Applicable Series or the Trust are secured in whole or in part, each of the Managing Owner and the Trustee hereby waives (under section 1111(b) of the Bankruptcy Code (11 U.S.C. S 1111(b)) any right to have any deficiency Claims (which deficiency Claims may arise in the event such security is inadequate to satisfy such Claims) treated as unsecured Claims against the Trust or any Series (other than the Applicable Series), as the case may be;

               (iv) In furtherance of the foregoing, if and to the extent that the Managing Owner and the Trustee receive monies in connection with the Subordinated Claims from a Series or the Trust (or their respective assets), other than the Applicable Series, the Applicable Series' assets and the Managing Owner and its assets, the Managing Owner and the Trustee shall be deemed to hold such monies in trust and shall promptly remit such monies to the Series or the Trust that paid such amounts for distribution by the Series or the Trust in accordance with the terms hereof; and

               (v) The foregoing Consent shall apply at all times notwithstanding that the Claims are satisfied, and notwithstanding that the agreements in respect of such Claims are terminated, rescinded or canceled.

          (d) Any agreement entered into by the Trust, any Series, or the Managing Owner, on behalf of the Trust generally or any Series, including, without limitation, the Subscription Agreement entered into with each Interestholder, will include language substantially similar to the language set forth in Section 3.6(c).


     SECTION 3.7  Dividends and Distributions.

          (a) Dividends and distributions on Interests of a particular Series or any class thereof may be paid with such frequency as the Managing Owner may determine, which may be daily or otherwise, to the Interestholders in that Series or class, from such of the income and capital gains, accrued or realized, from the Trust Estate belonging to that Series, or in the case of a class, belonging to that Series and allocable to that class, as the Managing Owner may determine, after providing for actual and accrued liabilities belonging to that Series. All dividends and distributions on Interests in a particular Series or class thereof shall be distributed pro rata to the Interestholders in that Series or class in proportion to the total outstanding Interests in that Series or class held by such Interestholders at the date and time of record established for the payment of such dividends or distribution, except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of any Series or class. Such dividends and distributions may be made in cash or Interests of that Series or class or a combination thereof as determined by the Managing Owner or pursuant to any program that the Managing Owner may have in effect at the time for the election by each Interestholder of the mode of the making of such dividend or distribution to that Interestholder.

          (b) The Interests in a Series or a class of the Trust shall represent beneficial interests in the Trust
  Estate belonging to such

  Series or in the case of a class,
  belonging to such Series and allocable to such class. Each Interestholder in a Series or a class shall be entitled to receive its pro rata share of distributions of income and capital gains made with respect to such Series or such class. Upon reduction or withdrawal of its Interests or indemnification for liabilities incurred by reason of being or having been a holder of Interests in a Series or a class, such Interestholder shall be paid solely out of the funds and property of such Series or in the case of a class, the funds and property of such Series and allocable to such class of the Trust. Upon liquidation or termination of a Series of the Trust, Interestholders in such Series or class shall be entitled to receive a pro rata share of the Trust Estate belonging to such Series or in the case of a class, belonging to such Series and allocable to such class.

     SECTION 3.8 Voting Rights. Notwithstanding any other provision hereof, on each matter submitted to a vote of the Interestholders of a Series, each Interestholder shall be entitled to a proportionate vote based upon the product of the Net Asset Value of a Series per Interest multiplied by the number of Interests, or fraction thereof, standing in its name on the books of such Series. As to any matter which affects the Interests of more than one Series, the Interestholders of each affected Series shall be entitled to vote, and each such Series shall vote as a separate class.

     SECTION 3.9  Equality.  Except as provided herein or
  in the instrument designating and establishing any class or Series, all Interests of each particular Series shall represent an equal proportionate beneficial interest in the assets belonging to that Series subject to the liabilities belonging to that Series, and each Interest of any particular Series or classes shall be equal to each other Interest of that Series or class; but the provisions of this sentence shall not restrict any distinctions permissible under Section 3.7 that may exist with respect to dividends and distributions on Interests of the same Series or class. The Managing Owner may from time to time divide or combine the Interests of any particular Series or class into a greater or lesser number of Interests of that Series or class without thereby changing the proportionate beneficial interest in the assets belonging to that Series or in any way affecting the rights of Interestholders of any other Series or class.

     SECTION 3.10 Exchange of Interests. Subject to compliance with the requirements of applicable law, the Managing Owner shall have the authority to provide that Interestholders of any Series shall have the right to exchange said Interests into one or more other Series in accordance with such requirements and procedures as may be established by the Managing Owner. The Managing Owner shall also have the authority to provide that Interestholders of any class of a particular Series shall have the right to exchange said Interests into one or more other classes of that particular Series or any other Series in accordance with such requirements and procedures as may be established by the Managing Owner.

                          ARTICLE IV

                      THE MANAGING OWNER

     SECTION 4.1  Management of the Trust.  Pursuant to
  Section 3806 of the Business Trust Statute, the Trust shall be managed by the Managing Owner and the conduct of the

  Trust's business shall be controlled and conducted solely by the Managing Owner in accordance with this Trust
  Agreement.

     SECTION 4.2 Authority of Managing Owner. In addition to and not in limitation of any rights and powers conferred by law or other provisions of this Trust Agreement, and except as limited, restricted or prohibited by the express provisions of this Trust Agreement or the Business Trust Statute, the Managing Owner shall have and may exercise on behalf of the Trust or any Series in the Trust, all powers and rights necessary, proper, convenient or advisable to effectuate and carry out the purposes, business and objectives of the Trust, which shall include, without limitation, the following:

          (a) To enter into, execute, deliver and maintain contracts, agreements and any or all other documents and instruments, and to do and perform all such things, as may be in furtherance of Trust purposes or necessary or appropriate for the offer and sale of the Interests and the conduct of Trust activities, including, but not limited to, contracts with third parties for:


               (i) commodity brokerage services, as well as administrative services necessary to the prudent operation of the Trust, provided, however, that in no event shall the fees payable by the Trust for such services exceed any limitations imposed by Section IV.
       of the NASAA Guidelines on the date hereof, and provided further, to the extent that such limitations are amended to become more restrictive, in which event such fees will not exceed such more restrictive limitations, and provided, further, that such services may be performed by an Affiliate or Affiliates of the Managing Owner so long as the Managing Owner has made a good faith determination that: (A) the Affiliate which it proposes to engage to perform such services is qualified to do so (considering the prior experience of the Affiliate or the individuals employed thereby); (B) the terms and conditions of the agreement pursuant to which such Affiliate is to perform services for the Trust are no less favorable to the Trust than could be obtained from equally-qualified unaffiliated third parties; and (C) the maximum period covered by the agreement pursuant to which such affiliate is to perform services for the Trust shall not exceed one year, and such agreement shall be terminable without penalty upon sixty (60) days' prior written notice by the Trust; and



               (ii) commodity trading advisory services relating to the purchase and sale of all Commodities positions on behalf of each Series, which services may not be performed by the Managing Owner or an Affiliate(s) of the Managing Owner, provided, however, that in no event shall the fees payable by the Trust for such services exceed any limitations imposed by
       Section IV. of the NASAA Guidelines on the date hereof, provided, however, that to the extent that such limitations are amended to become more restrictive, in which event such fees will not exceed such more restrictive limitations. All advisory services shall be performed by persons with at least three years experience and who are also appropriately registered under federal and/or state law (i.e., all commodities advice with respect to commodities transactions shall be given by persons who are registered with the CFTC as a commodity trading advisor and are members of the NFA as a commodity trading advisor), but shall not be performed by any person affiliated with the Trust's Commodities broker.


          (b) To establish, maintain, deposit into, sign checks and/or otherwise draw upon accounts on behalf of each Series of the Trust with appropriate banking and savings institutions, and execute and/or accept any instrument or agreement incidental to the Trust's business and in furtherance of its purposes, any such instrument or agreement so executed or accepted by the Managing Owner in the Managing Owner's name shall be deemed executed and accepted on behalf of the Trust by the Managing Owner;


          (c)  To deposit, withdraw, pay, retain and
  distribute the Trust Estate or any portion thereof in any manner consistent with the provisions of this Trust
  Agreement;

          (d) To supervise the preparation and filing of the Registration Statement and supplements and amendments thereto, and the Prospectus;

          (e)  To pay or authorize the payment of
  distributions to the Interestholders and expenses of each Series;

          (f) To invest or direct the investment of funds of any Series not then delegated to a Trading Advisor(s) and prohibit any transactions contemplated hereunder which may constitute prohibited transactions under ERISA or the Code;

          (g)  To make any elections on behalf of each
  Series under the Code, or any other applicable federal or state tax law as the Managing Owner shall determine to be in the best interests of the Series;

          (h) To redeem mandatorily any Limited Interests upon at least ten (10) days' prior written notice, if (i) the Managing Owner determines that the continued participation of such Limited Owner in the Trust might cause the Trust, a Series in the Trust or any Interestholder to be deemed to be managing Plan Assets under ERISA, (ii) there is an unauthorized assignment pursuant to the provisions of Article V, or (iii) in the event that any transaction would or might violate any law or constitute a prohibited transaction under ERISA or the Code and a statutory, class or individual exemption from the prohibited transaction provisions of ERISA for such transaction or transactions does not apply or cannot be obtained from the DOL (or the Managing Owner determines not to seek such an exemption). In the case of mandatory redemptions, the Redemption Date shall be the close of business on the date written notice of intent to redeem is sent by the Managing Owner to a Limited Owner. A notice may be revoked prior to the payment date by written notice from the Managing Owner to a Limited Owner;

          (i) In the sole discretion of the Managing Owner, to admit an Affiliate or Affiliates of the Managing Owner as additional Managing Owners. Notwithstanding the foregoing, the Managing Owner may not admit Affiliate(s) of the Managing Owner as an additional Managing Owner if it has received notice of its removal as a Managing Owner, pursuant to Section 8.2(d) hereof, and if the concurrence of at least a majority in interest (over

  50%) of the
  outstanding   Interests of all Series (not including
  Interests owned by the Managing Owner) is not obtained;

          (j) To override any trading instructions: (i) that the Managing Owner, in its sole discretion, determines in good faith to be in violation of any trading policy or limitation of the Trust, including as set forth in Section 4.2(k) below; (ii) as and to the extent necessary, upon the failure of any Trading Advisor to comply with a request to make the necessary amount of funds available to the Trust within five (5) days of such request, to fund distributions, redemptions (including special redemptions), or reapportionments among Trading Advisors or to pay the expenses of any Series in the Trust; and provided further, that the Managing Owner may make Commodities trading decisions at any time at which any Trading Advisor shall become incapacitated or some other emergency shall arise as a result of which such Trading Advisor shall be unable or unwilling to act and a successor Trading Advisor has not yet been retained;

          (k)  Monitor the trading activities of the Trading
  Advisor so that:


               (i)   Any Series does not establish new
       Commodities positions for any one contract month or option if such additional Commodities positions would result in a net long or short position for that Commodities position requiring as margin or premium more than fifteen percent (15%) of the Trust Estate of a Series.

               (ii)  Any Series does not acquire
       additional Commodities positions in any commodities interest contract or option if such additional Commodities positions would result in the aggregate net long or short Commodities positions requiring as margin or premium for all outstanding Commodities positions more than sixty-six and two-thirds percent (66 2/3%) of the Trust Estate of a Series. Under certain market conditions, such as an abrupt increase in margins required by a commodity exchange or its clearinghouse or an inability to liquidate open Commodities positions because of daily price fluctuation limits or both, a Series may be required to commit as margin in excess of the foregoing limit. In such event the Managing Owner will cause each Trading Advisor to reduce its open futures or options positions to comply with the foregoing limit before initiating new Commodities positions.


     SECTION 4.3  Obligations of the Managing Owner.  In
  addition to the obligations expressly provided by the Business Trust Statute or this Trust Agreement, the
  Managing Owner shall:

          (a) Devote such of its time to the business and affairs of the Trust as it shall, in its discretion exercised in good faith, determine to be necessary to conduct the business and affairs of the Trust for the benefit of the Trust and the Limited Owners;

          (b) Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and each Series of the Trust and for the conduct of its business in all appropriate jurisdictions;

          (c) Retain independent public accountants to audit the accounts of each Series in the Trust;

          (d) Employ attorneys to represent the Trust or a Series thereof;

          (e) Use its best efforts to maintain the status of the Trust as a "business trust" for state law purposes, and of each Series of the Trust as a "partnership" for federal income tax purposes;

          (f) Monitor the trading policies and limitations of each Series, as set forth in the Prospectus, and the activities of the Trust's Trading Advisor(s) in carrying out those policies in compliance with the Prospectus;


          (g) Monitor the brokerage fees charged to each Series, and the services rendered by futures commission merchants to each Series, to determine whether the fees paid by, and the services rendered to, each Series for futures brokerage are at competitive rates and are the best price and services available under the circumstances, and if necessary, renegotiate the brokerage fee structure to obtain such rates and services for each Series. In making this determination the Managing Owner shall not rely solely on the brokerage rates paid by other major commodity pools. No material change related to brokerage fees shall be made except upon (i) twenty (20) Business Days' prior notice to the Limited Owners, which notice shall include a description of the Limited Owners' voting rights as set forth in Section 8.2 hereof and a description of the Limited Owners' redemption rights as set forth in Section
  7.1 hereof, and (ii) consent of the Limited Owners holding Interests representing at least a majority (over 50%) in Net Asset Value of the Series affected (excluding Interests held by the Managing Owner). No increase in such fees shall take effect except at the beginning of a Fiscal Quarter following consent of the Limited Owners as provided in this subparagraph (g).

          (h)  Have fiduciary responsibility for the
  safekeeping and use of the Trust Estate of each Series, whether or not in the Managing Owner's immediate possession or control, and the Managing Owner will not employ or permit others to employ such funds or assets of each Series (including any interest earned thereon as provided for in the Prospectus) in any manner except as and to the extent permitted by the NASAA Guidelines for the benefit of each Series in the Trust, including, among other things, the utilization of any portion of the Trust Estate as compensating balances for the exclusive benefit of the Managing Owner. The Managing Owner shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of each Series and in resolving conflicts of interest. The Trust shall not permit any Limited Owner to contract away the fiduciary duty owed to the Limited Owners by the Managing Owner under this Agreement or the Delaware Business Trust Act. To the extent that, at law or in equity, the Managing Owner or any officer, director, employee or agent thereof or any Affiliate of the Managing Owner (collectively, the "Covered Persons"), has duties (including fiduciary duties) and liabilities relating thereto to any Series, any other Interestholder or Covered Person or the Trustee, such Covered Person acting under the Trust Agreement shall not be liable to the Series, any other Interestholder or Covered Person or the Trustee for such Covered Person's good faith reliance on the provisions of the Trust Agreement; and the duties and liabilities of such Covered Person may be expanded or restricted by the provisions of this Trust Agreement.


          (i) Agree that, at all times from and after the sale of at least the Subscription Minimum (as defined in the Prospectus), for so long as it remains a Managing Owner of the Trust, it shall have a minimum "net worth" (as defined below) and not take any affirmative action to reduce its "net worth" below an amount imposed by the NASAA Guidelines as they may be amended from time to time.
  The NASAA Guidelines define "Net Worth" as the excess of total assets over total liabilities determined by generally accepted accounting principles. As of the date of this agreement, NASAA Guidelines require the Managing Owner to maintain a minimum Net Worth of at least $1,000,000, based on the Trust's anticipated registration of Interests in the amount of $34,000,000 for Series A and $33,000,000 for each of Series B and C.


          (j)  Admit substituted Limited Owners in
  accordance with this Trust Agreement;

          (k) Refuse to recognize any attempted transfer or assignment of an Interest that is not made in accordance with the provisions of Article V; and

          (l)  Maintain a current list in alphabetical
  order, of the names and last known addresses and, if available, business telephone numbers of, and number of Interests owned by, each Interestholder (as provided in Section 3.2 hereof) and the other Trust documents described in Section 9.6 at the Trust's principal place of business, which documents shall be made available thereat at reasonable times during ordinary business hours for inspection by any Limited Owner or his representative for any purpose reasonably related to the Limited Owner's interest as a beneficial owner of the Trust. Such list shall be printed on white paper in clearly legible print and shall be updated quarterly. Upon request, for any purpose reasonably related to the Limited Owner's interest as a beneficial owner of the Trust, including without limitation, matters relating to an Interestholder's voting rights hereunder or the exercise of a Limited Owner's rights under federal proxy law, either in person or by mail, the Managing Owner will furnish a copy of such list to a Limited Owner or his representative within ten (10) days of a request therefor, upon payment of the cost of reproduction and mailing; provided, however, that the Limited Owner requesting such list shall give written assurance that the list will not, in any event, be used for commercial purposes. Subject to applicable law, a Limited Owner shall give the Managing Owner at least ten (10) Business Days' prior written notice for any inspection and copying permitted pursuant to this Section 4.3(l) by the Limited Owner or his authorized attorney or agent.


          (m) Notify the Interestholders within seven (7) days from the date of:

                         (i)  any material change in contracts with
                                any Series' Trading Advisor;

                        (ii)  any material modification made in the
                                calculation of the Incentive Fee paid
                                to any Trading Advisor; and

                       (iii)  any material change affecting the
                                compensation of any person compensated
                                by a Series.


     SECTION 4.4  General Prohibitions.  The Trust or any
  Series shall not:

          (a)  Borrow money from or loan money to any
  Interestholder or other Person or any other Series, except that the foregoing is not intended to prohibit (i) the deposit on margin with respect to the initiation and maintenance of each Series' Commodities positions or (ii) obtaining lines of credit for the trading of forward contracts; provided, however, that each Series is prohibited from incurring any indebtedness on a non-recourse basis;


          (b) Create, incur, assume or suffer to exist any lien, mortgage, pledge conditional sales or other title retention agreement, charge, security interest or encumbrance, except (i) the right and/or obligation of a commodity broker to close out sufficient commodities positions of each Series so as to restore the Series' account to proper margin status in the event that the Series fails to meet a Margin Call, (ii) liens for taxes not delinquent or being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established, (iii) deposits or pledges to secure obligations under workmen's compensation, social security or similar laws or under unemployment insurance, (iv) deposits or pledges to secure contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business, or (v) mechanic's, warehousemen's, carrier's, workmen's, materialmen's or other like liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith, and for which appropriate reserves have been established if required by generally accepted accounting principles, and liens arising under ERISA;


          (c)  Commingle its assets with those of any other
  Person, except to the extent permitted under the CE Act and the regulations promulgated thereunder, or with those of any other Series;


          (d)  Directly or indirectly pay or award any
  finder's fees, commissions or other compensation to any Persons engaged by a potential Limited Owner for investment advice as an inducement to such advisor to advise the potential Limited Owner to purchase Limited Interests in the Trust;

          (e)  Engage in Pyramiding of its Commodities
  positions; provided, however, that a Trading Advisor(s) may take into account the Series' open trade equity on existing positions in determining generally whether to acquire additional Commodities positions on behalf of the Series;

          (f) Permit rebates to be received by the Managing Owner or any Affiliate of the Managing Owner, or permit the Managing Owner or any Affiliate of the Managing Owner to engage in any reciprocal business arrangements which would circumvent the foregoing prohibition;

          (g) Permit the Trading Advisor(s) to share in any portion of brokerage fees related to commodity brokerage services paid by a Series with respect to its commodity trading activities;

          (h) Enter into any contract with the Managing Owner or an Affiliate of the Managing Owner (except for selling agreements for the sale of Interests) (i) which has a term of more than one year and which does not provide that it may be canceled by the Trust without penalty on sixty (60) days prior written notice or (ii) for the provision of goods and services, except at rates and terms at least as favorable as those which may be obtained from third parties in arms-length negotiations;


          (i) Permit churning of its Commodity trading account(s) for the purpose of generating excess brokerage commissions;

          (j)  Enter into any exclusive brokerage contract;
  and

          (k) operate the Trust in any manner so as to contravene section 3804 of the Business Trust Statute.


     SECTION 4.5 Liability of Covered Persons. A Covered Person shall have no liability to the Trust or to any Interestholder or other Covered Person for any loss suffered by the Trust which arises out of any action or inaction of such Covered Person if such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust and such course of conduct did not constitute negligence or misconduct of such Covered Person. Subject to the foregoing, neither the Managing Owner nor any other Covered Person shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Limited Owner or assignee thereof, it being expressly agreed that any such return of capital or profits made pursuant to this Trust Agreement shall be made solely from the assets of the Trust without any rights of contribution from the Managing Owner or any other Covered Person.


     SECTION 4.6  Indemnification of the Managing Owner.

          (a)  The Managing Owner shall be indemnified by
  the Trust or a Series thereof against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for a particular Series of the Trust, provided that (i) the Managing Owner was acting on behalf of or performing services for the relevant Series and has determined, in good faith, that such course of conduct was
  in the best interests of the   Series and such liability
  or loss was not the result of negligence, misconduct, or a breach of this Trust Agreement on the part of the Managing Owner and (ii) any such indemnification will only be recoverable from the Trust Estate. All rights to indemnification permitted herein and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Managing Owner, or the withdrawal, adjudication of bankruptcy or insolvency of the Managing Owner, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the U.S. Code by or against the Managing Owner. Any indemnification under this Section 4.6(a), unless ordered by a court, shall be made by the Trust only as authorized in the specific case and only upon a determination by independent legal counsel in a written opinion that indemnification of the Managing Owner is proper in the circumstances because it has met the applicable standard of conduct set forth hereunder, it being understood that the source of payments made in respect of indemnification under this Trust Agreement shall be the assets of each Series on a pro rata basis, as the case may be.

          (b) Notwithstanding the provisions of Section 4.6(a) above, the Managing Owner and any Person acting as broker-dealer for each Series shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.


          (c) In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the position of the Massachusetts Securities Division, the Pennsylvania Securities Commission, the Tennessee Securities Division and the position of any other applicable state securities division which requires disclosure with respect to the issue of indemnification for securities law violations.

          (d) The Trust shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.


          (e) Expenses incurred in defending a threatened or pending civil, administrative or criminal action suit or proceeding against the Managing Owner shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Managing Owner on behalf of the Trust or a particular Series of the Trust;
  (ii) the legal action is initiated by a third party who is not a Limited Owner or the legal action is initiated by a Limited Owner and a court of competent jurisdiction specifically approves such advance; and (iii) the Managing Owner undertakes to repay the advanced funds with interest to the Trust in cases in which it is not entitled to indemnification under this Section 4.6.

          (f) The term "Managing Owner" as used only in this Section 4.6 shall include, in addition to the Managing Owner, any other Covered Person performing services on behalf of the Trust or any Series thereof and acting within the scope of the Managing Owner's authority as set forth in this Trust Agreement.

          (g) In the event the Trust or any Series is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any Limited
  Owner's (or assignee's) obligations or liabilities unrelated to Trust business, such Limited Owner (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Trust for all such loss, liability, damage, cost and expense incurred, including attorneys' and accountants' fees.

          (h) The payment of any amount pursuant to this Section shall be subject to Section 3.6 with respect to the allocation of liabilities and other amounts, as appropriate, among the Series of the Trust.


     SECTION 4.7  Expenses.

          (a) The Managing Owner or an Affiliate of the Managing Owner shall be responsible for the payment of all Organization and Offering Expenses incurred in the creation of the Trust and each Series thereof and sale of Interests. Organization and Offering Expenses shall mean those expenses incurred in connection with the formation, qualification and registration of the Trust and the Interests and in offering, distributing and processing the Interests under applicable federal and state law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Trust or the initial and continuous offering of the Interests, including, but not limited to, expenses such as: (i) initial and ongoing registration fees, filing fees, escrow fees and taxes, (ii) costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the Registration Statement, the Exhibits thereto and the Prospectus during the Initial and Continuous Offering Periods, (iii) the costs of qualifying, printing, (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Interests during the Initial and Continuous Offering Periods, (iv) travel, telegraph, telephone and other expenses in connection with the offering and issuance of the Interests during the Initial and Continuous Offering Periods, (v) accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith, and (vi) any extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any permitted indemnification associated therewith) related thereto.


          (b) All ongoing charges, costs and expenses of the Trust's operation, including, but not limited to, the routine expenses associated with (i) preparation of monthly, annual and other reports required by applicable federal and state regulatory authorities; (ii) Trust meetings and preparing, printing and mailing of proxy statements and reports to Interestholders; (iii) the payment of any distributions related to redemption of Interests; (iv) routine services of the Trustee, legal counsel, auditors and accountants, whether employed directly or by Affiliates of the Managing Owner; (v) postage, insurance and filing fees; (vi) client relations and services and (vii) computer equipment and system development shall be billed to and paid by the Managing Owner or an Affiliate of the Managing Owner. All ongoing expenses associated with (i) the fixed fee to be paid to the Trust's Commodities broker, (ii) required payments to the Trust's Trading Advisors and (iii) extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto) shall be billed to and/or paid by the appropriate Series of the Trust, subject to such other limitations as are set forth herein concerning the limitations on the Series' liability for the liabilities of another Series.

          (c) The Managing Owner or any Affiliate of the Managing Owner may only be reimbursed for the actual cost to the Managing Owner or such Affiliate of any expenses which it advances on behalf of the Trust or any series thereof for which payment one or more Series of the Trust is responsible. In addition, payment to the Managing Owner or such Affiliate for indirect expenses incurred in performing services for the Trust or any Series thereof, such as salaries and fringe benefits of officers and directors, rent or depreciation, utilities and other administrative items generally falling within the category of the Managing Owner's "overhead," is prohibited.


     SECTION 4.8  Compensation to the Managing Owner.
  Except as provided in Section 7.1(c) with respect to the payment of redemption charges, the Managing Owner shall not, in its capacity as Managing Owner, receive any salary, fees, profits or distributions. The Managing Owner shall, in its capacity as an Interestholder, be entitled to receive allocations and distributions pursuant to the provisions of this Trust Agreement.

     SECTION 4.9  Other Business of Interestholders.
  Except as otherwise specifically provided herein, any of the Interestholders and any shareholder, officer, director, employee or other person holding a legal or beneficial interest in an entity which is an Interestholder, may engage in or possess an interest in other business ventures of every nature and description, independently or with others, and the pursuit of such ventures, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. The Managing Owner and Affiliates of the Managing Owner shall not engage in a venture competitive with the Trust except as described in the Prospectus.


     SECTION 4.10  Voluntary Withdrawal of the Managing
  Owner . The Managing Owner may withdraw voluntarily as the Managing Owner of the Trust only upon one hundred and twenty (120) days' prior written notice to all Limited Owners and the Trustee and the prior approval of Limited Owners holding Interests equal to at least a majority (over 50%) of the Net Asset Value of each Series (excluding Interests held by the withdrawing Managing Owner). If the withdrawing Managing Owner is the last remaining Managing Owner, Limited Owners holding Interests equal to at least a majority (over 50%) of the Net Asset Value of each Series (not including Interests held by the Managing Owner) may vote to elect and appoint, effective as of a date on or prior to the withdrawal, a successor Managing Owner who shall carry on the business of the Trust. If the Managing Owner withdraws as Managing Owner and the Limited Owners or remaining Managing Owner elect to continue the Trust, the withdrawing Managing Owner shall pay all expenses incurred as a result of its withdrawal. In the event of its removal or withdrawal, the Managing Owner shall be entitled to a redemption of its Interest at the Net Asset Value of a Series thereof on the next Redemption Date following the date of removal or withdrawal.

     SECTION 4.11  Authorization of Registration
  Statements . Each Limited Owner (or any permitted assignee thereof) hereby agrees that the Managing Owner is authorized to execute, deliver and perform the agreements, acts, transactions and matters contemplated hereby or described in or contemplated by the Registration
  Statements on behalf of the Trust without any further act, approval or vote of the Limited Owners of the Trust, notwithstanding any other provision of this Trust Agreement, the Business Trust Statute or any applicable law, rule or regulation.

     SECTION 4.12  Litigation.  The Managing Owner is
  hereby authorized to prosecute, defend, settle or compromise actions or claims at law or in equity as may be necessary or proper to enforce or protect the Trust's interests. The Managing Owner shall satisfy any judgment, decree or decision of any court, board or authority having jurisdiction or any settlement of any suit or claim prior to judgment or final decision thereon, first, out of any insurance proceeds available therefor, next, out of the Trust's assets and, thereafter, out of the assets (to the extent that it is permitted to do so under the various other provisions of this Agreement) of the Managing Owner.


                          ARTICLE V

                    TRANSFERS OF INTERESTS

     SECTION 5.1 General Prohibition. A Limited Owner may not sell, assign, transfer or otherwise dispose of, or pledge, hypothecate or in any manner encumber any or all of his Interests or any part of his right, title and interest in the capital or profits of any Series in the Trust except as permitted in this Article V and any act in violation of this Article V shall not be binding upon or recognized by the Trust (regardless of whether the Managing Owner shall have knowledge thereof), unless approved in writing by the Managing Owner.

     SECTION 5.2  Transfer of Managing Owner's General
  Interests.

          (a)  Upon an Event of Withdrawal (as defined in
  Section 13.1), the Managing Owner's General Interests shall be purchased by the Trust for a purchase price in cash equal to the Net Asset Value thereof. The Managing Owner will not cease to be a Managing Owner of the Trust merely upon the occurrence of its making an assignment for the benefit of creditors, filing a voluntary petition in bankruptcy, filing a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statue, law or regulation, filing an answer or other pleading admitting or failing to contest material allegations of a petition filed against it in any proceeding of this nature or seeking, consenting to or acquiescing in the appointment of a trustee, receiver of liquidator for itself or of all or any substantial part of its properties.

          (b) To the full extent permitted by law, nothing in this Trust Agreement shall be deemed to prevent the merger of the Managing Owner with another corporation, the reorganization of the Managing Owner into or with any other corporation, the transfer of all the capital stock of the Managing Owner or the assumption of the Interests, rights, duties and liabilities of the Managing Owner by, in the case of a merger, reorganization or consolidation, the surviving corporation by operation of law.

          (c) Upon assignment of all of its Interests, the Managing Owner shall not cease to be a Managing Owner of the Trust, or to have the power to exercise any rights or powers as a Managing Owner, or to have liability for the obligations of the Trust under Section 1.7 hereof, until an additional Managing Owner, who shall carry on the business of the Trust, has been admitted to the Trust.

     SECTION 5.3  Transfer of Limited Interests.

          (a) Permitted assignees of the Limited Owners shall be admitted as substitute Limited Owners, pursuant to this Article V, only upon the consent of the Managing Owner, which may be withheld in the Managing Owner's sole and absolute discretion. The parties hereto hereby agree that such restrictions are necessary and desirable in order to maintain each Series' tax classification as a partnership, to avoid having any Series classified as a publicly traded partnership or to avoid adverse legal consequences to any Series in the Trust.


               (i)  A substituted Limited Owner is a
       permitted assignee that has been admitted to any Series as a Limited Owner with all the rights and powers of a Limited Owner hereunder. If all of the conditions provided in Section 5.3(b) below are satisfied, the Managing Owner shall admit permitted assignees into the Trust as Limited Owners by making an entry on the books and records of the Series reflecting that such permitted assignees have been admitted as Limited Owners, and such permitted assignees will be deemed Limited Owners at such time as such admission is reflected on the books and records of the Series.

               (ii) A permitted assignee is a Person to
       whom a Limited Owner has assigned his Limited Interests with the consent of the Managing Owner, as provided below in Section 5.3(d), but who has not become a substituted Limited Owner. A permitted assignee shall have no right to vote, to obtain any
       information on or account of the   Series'
       transactions or to inspect the Series' books, but shall only be entitled to receive the share of the profits, or the return of the Capital Contribution, to which his assignor would otherwise be entitled as set forth in Section 5.3(d) below to the extent of the Limited Interests assigned. Each Limited Owner agrees that any permitted assignee may become a substituted Limited Owner without the further act or consent of any Limited Owner, regardless of whether his permitted assignee becomes a substituted Limited Owner.

               (iii)     A Limited Owner shall bear all
       extraordinary costs (including attorneys' and accountants' fees), if any, related to any transfer, assignment, pledge or encumbrance of his Limited
       Interests.

          (b) No permitted assignee of the whole or any portion of a Limited Owner's Limited Interests shall have the right to become a substituted Limited Owner in place of his assignor unless all of the following conditions are satisfied:

               (i)  The written consent of the Managing
       Owner to such substitution shall be obtained, the granting or denial of which shall be within the sole and absolute discretion of the Managing Owner.

               (ii) A duly executed and acknowledged
       written instrument of assignment has been filed with the Trust setting forth the intention of the assignor that the permitted assignee become a substituted
       Limited Owner in his place;

               (iii) The assignor and permitted assignee execute and acknowledge and/or deliver such other instruments as the Managing Owner may deem necessary or desirable to effect such admission, including his execution, acknowledgment and delivery to the Managing Owner, as a counterpart to this Trust Agreement, of a Power of Attorney in the form set forth in the Subscription Agreement; and

               (iv) Upon the request of the Managing
       Owner, an opinion of the Trust's independent legal counsel is obtained to the effect that (A) the assignment will not jeopardize the Series' tax classification as a partnership and (B) the assignment does not violate this Trust Agreement or the Business Trust Statute.

          (c)  Any Person admitted to any Series as an
  Interestholder shall be subject to all of the provisions of this Trust Agreement as if an original signatory hereto.


          (d) (i) Subject to the provisions of Section 5.3(e) below, compliance with the suitability standards imposed by the Trust for the purchase of new Interests, applicable federal securities and state "Blue Sky" laws and the rules of any other applicable governmental authority, a Limited Owner shall have the right to assign all or any of his Limited Interests to any assignee by a written assignment (on a form acceptable to the Managing Owner) the terms of which are not in contravention of any of the provisions of this Trust Agreement, which assignment has been executed by the assignor and received by the Trust and recorded on the books thereof. An assignee of a Limited Interest (or any interest therein) will not be recognized as a permitted assignee without the consent of the Managing Owner, which consent the Managing Owner shall withhold only under the following circumstances: (A) if necessary, in the judgment of the Managing Owner (and upon receipt of an opinion of counsel to this effect), to preserve the classification of each Series of the Trust as a partnership for federal income tax purposes or to preserve the characterization or treatment of any Series' income or loss; or (B) if such assignment is effectuated through an established securities market or a secondary market (or the substantial equivalent thereof). The Managing Owner shall withhold its consent to assignments made under the foregoing circumstances, and shall exercise such right by taking any actions as it seems necessary or appropriate in its reasonable discretion so that such transfers or assignments of rights are not in fact recognized, and the assignor or transferor continues to be recognized by the Trust as an Interestholder for all purposes hereunder, including the payment of any cash distribution. The Managing Owner shall incur no liability to any investor or prospective investor for any action or inaction by it in connection with the foregoing, provided it acted in good faith.

               (ii) Except as specifically provided in
       this Trust Agreement, a permitted assignee of an Interest shall be entitled to receive distributions from the Series attributable to the Interest acquired by reason of such assignment from and after the effective date of the assignment of such Interest to him. The "effective date" of an assignment of a Limited Interest as used in this clause shall be the Dealing Day of the next succeeding week, provided the Managing Owner shall have been in receipt of the written instrument of assignment for at least five (5) Business Days prior thereto. If the assignee is (A) an ancestor or descendant of the Limited Owner, (B) the personal representative or heir of a deceased Limited Owner, (C) the trustee of a trust whose beneficiary is the Limited Owner or another person to whom a transfer could otherwise be made or (D) the shareholders, partners, or beneficiaries of a corporation, partnership or trust upon its termination or liquidation, then the "effective date" of an assignment of an Interest in the Trust shall be the first day of the week immediately following the week in which the written instrument of assignment is received by the Managing Owner.

               (iii)     Anything herein to the contrary
       notwithstanding, the Trust and the Managing Owner shall be entitled to treat the permitted assignor of such Interest as the absolute owner thereof in all respects, and shall incur no liability for distributions made in good faith to him, until such time as the written assignment has been received by, and recorded on the books of, the Trust.


          (e) (i) No assignment or transfer of an Interest may be made which would result in the Limited Owners and permitted assignees of the Limited Owners owning, directly or indirectly, individually or in the aggregate, five percent (5%) or more of the stock of the Managing Owner or any related person as defined in Sections 267(b) and 707(b)(1) of the Code. If any such assignment or transfer would otherwise be made by bequest, inheritance of operation of law, the Interest transferred shall be deemed sold by the transferor to the Series immediately prior to such transfer in the same manner as provided in Section 5.3(e)(iii).



               (ii) No assignment or transfer of an
       interest in any Series may be made which would contravene the NASAA Guidelines, as adopted in any state in which the proposed transferor and transferee reside including, without limitation, the restriction set forth in Paragraph F(2) of Article V thereof, which precludes any assignment (except for assignments by gift, inheritance, intra family assignment, family dissolutions and transfers to affiliates), which would result in either the assignee or the assignor holding Interests in any combination of Series valued at less than $5,000 (or $2,000 in the case of IRAs), provided, however, that this limitation shall not apply in respect of a Limited Owner wishing to assign its or his entire interest in all Series of the Trust.


               (iii)     Anything else to the contrary
       contained herein notwithstanding: (A) In any particular twelve (12) consecutive month period no assignment or transfer of an Interest may be made which would result in increasing the aggregate total of Interests previously assigned and/or transferred in said period to forty-nine percent (49%) or more of the outstanding Interests of any Series. This limitation is hereinafter referred to as the "forty-nine percent (49%) limitation"; (B) Clause (ii)(A) hereof shall not apply to a transfer by gift, bequest or inheritance, or a transfer to the Trust, and, for purposes of the forty-nine percent (49%) limitation, any such transfer shall not be treated as such; (C) If, after the forty-nine percent (49%) limitation is reached in any consecutive twelve (12) month period, a transfer of an Interest would otherwise take place by operation of law (but not including any transfer referred to in clause (iii)(B) hereof) and would cause a violation of the forty-nine percent (49%) limitation, then said Interest(s) shall be deemed to have been sold by the transferor to the Trust in liquidation of said Interest(s) immediately prior to such transfer for a liquidation price equal to the Net Asset Value of a Series of said Interest(s) on such date of transfer. The liquidation price shall be paid within ninety (90) days after the date of the transfer.


          (f) The Managing Owner, in its sole discretion, may cause any Series to make, refrain from making, or once having made, to revoke, the election referred to in Section 754 of the Code, and any similar election provided by state or local law, or any similar provision enacted in lieu thereof.

          (g) The Managing Owner, in its sole discretion, may cause any Series to make, refrain from making, or once having made, to revoke the election by a qualified fund under Section 988(c)(1)(E)(V), and any similar election provided by state or local law, or any similar provision enacted in lieu thereof.

          (h) Each Limited Owner hereby agrees to indemnify and hold harmless the Trust and each Interestholder against any and all losses, damages, liabilities or expense (including, without limitation, tax liabilities or loss of tax benefits) arising, directly or indirectly, as a result of any transfer or purported transfer by such Limited Owner in violation of any provision contained in this Section 5.3.

                          ARTICLE VI

                 DISTRIBUTION AND ALLOCATIONS


     SECTION 6.1  Capital Accounts.  A capital account
  shall be established for each Interestholder on the books of the Series in which an Interest is owned Trust (such account sometimes hereinafter referred to as a "book capital account"). The initial balance of each Interestholder's book capital account shall be the amount of his initial Capital Contribution to a Series.

     SECTION 6.2   Weekly Allocations.  As of the close of
  business (as determined by the Managing Owner) on the Valuation Point of each week during each Fiscal Year of the Trust, the following determinations and allocations shall be made:


          (a)  First, any increase or decrease in the
  Trust's Net Asset Value of a Series as of such date as compared to the next previous determination of Net Asset Value of a Series shall be credited or charged to the book capital accounts of the Interestholders in the ratio that the balance of each Interestholder's book capital account bears to the balance of all Interestholders' book capital accounts; and

          (b) Next, the amount of any distribution to be made to an Interestholder and any amount to be paid to an Interestholder upon redemption of his Interests shall be charged to that Interestholder's book capital account as of the applicable record date and Redemption Date, respectively.

     SECTION 6.3 Allocation of Profit and Loss for United States Federal Income Tax Purposes. As of the end of each Fiscal Year of each Series, the Series' recognized profit and loss shall be allocated among the Interestholders pursuant to the following subparagraphs for federal income tax purposes. Except as otherwise provided herein, such allocations of profit and loss shall be pro rata from Disposition Gain (or Disposition Loss) and Profits (or Losses).


          (a) First, the Profits or Losses of the Series shall be allocated pro rata among the Interestholders based on their respective book capital accounts as of the last day of each week in which such Profits or Losses accrued.


          (b) Next, Disposition Gain or Disposition Loss from the Series' trading activities for each Fiscal Year of the Trust shall be allocated among the Interestholders as follows:


               (i) There shall be established a tax capital account with respect to each outstanding Interest. The initial balance of each tax capital account shall be the amount paid by the Interestholder to the Series for the Interest. Tax capital accounts shall be adjusted as of the end of each Fiscal Year as follows: (A) Each tax capital account shall be increased by the amount of income (Profits or Disposition Gain) which shall have been allocated to the Interestholder who shall hold the Interest pursuant to Section 6.3(a) above and Sections 6.3(b)(ii) and 6.3(b)(iii) below; (B) Each tax capital account shall be decreased by the amount of expense or loss (Losses or Disposition Losses) which shall have been allocated to the Interestholder who shall hold the Interest pursuant to Section 6.3(a) above and Sections 6.3(b)(iv) and 6.3(b)(v) below and by the amount of any distribution which shall have been received by the Interestholder with respect to the Interest (other than on redemption of Interests); and (C) If an Interest is redeemed, the tax capital account with respect to such Interest shall be eliminated on the Redemption Date.


               (ii) Disposition Gain realized during
       any   week shall be allocated first among all
       Interestholders whose book capital accounts shall be in excess of their Interests' tax capital accounts (after making the adjustments, other than adjustments resulting from the allocations to be made pursuant to this Section 6.3(b)(ii) for the current week, described in Section 6.3(b)(i) above) in the ratio that each such Interestholder's excess shall bear to all such Interestholder's excesses.

               (iii)     Disposition Gain realized during
       any week that remains after the allocation pursuant to Section 6.3(b)(ii) above shall be allocated to those Interestholders who were Interestholders during
       such   week in the ratio that each such
       Interestholder's book capital account bears to all such Interestholders' book capital accounts for such week.

               (iv) Disposition Loss realized during
       any   week shall be allocated first among all
       Interestholders whose Interests' tax capital accounts shall be in excess of their book capital accounts (after making the adjustments, other than adjustments resulting from the allocations to be made pursuant to this Section 6.3(b)(iv) for the current week, described in Section 6.3(b)(i) above) in the ratio that each such Interestholder's excess shall bear to all such Interestholders' excesses.

               (v)  Disposition Loss realized during any
       week that remains after the allocation pursuant to
       Section 6.3(b)(iv) above shall be allocated to those Interestholders who were Interestholders during such week in the ratio that each such Interestholder's book capital account bears to all such Interestholders' book capital accounts for such calendar week.


          (c)  The tax allocations prescribed by this
  Section 6.3 shall be made to each holder of an Interest whether or not the holder is a substituted Limited Owner. For purposes of this Section 6.3, tax allocations shall be made to the Managing Owner's Interests on an Interest-- equivalent basis.

          (d) The allocation of income and loss (and items thereof) for federal income tax purposes set forth in this
  Section 6.3 is intended to allocate taxable income and loss among Interestholders generally in the ratio and to the extent that net profit and net loss shall be allocated to such Interestholders under Section 6.2 so as to eliminate, to the extent possible, any disparity between an Interestholder's book capital account and his tax capital account, consistent with the principles set forth in Sections 704(b) and (c)(2) of the Code.

          (e) Notwithstanding this Section 6.3, if after taking into account any distributions to be made with respect to such Interest for the relevant period pursuant to Section 6.4 herein, any allocation would produce a deficit in the book capital account of an Interest, the portion of such allocation that would create such a deficit shall instead be allocated pro rata to the book capital accounts of the other Interests held by the same Interestholder (subject to the same limitation) and, as to any balance, shall be allocated pro rata to the book capital accounts of all the remaining Interestholders (subject to the same limitation).


     SECTION 6.4 Allocation of Distributions. Initially, distributions shall be made by the Managing Owner, and the Managing Owner shall have sole discretion in determining the amount and frequency of distributions, other than redemptions, which a Series shall make with respect to the Interests; provided, however, that a Series shall not make any distribution that violates the Business Trust Statute. The aggregate distributions made in a Fiscal Year (other than distributions on termination, which shall be allocated in the manner described in Article VIII) shall be allocated among the holders of record of Interests in the ratio in which the number of Interests held of record by each of them bears to the number of Interests held of record by all of the Interestholders as of the record date of such distribution; provided, further, however, that any distribution made in respect of an Interest shall not exceed the book capital account for such Interest.


     SECTION 6.5 Admissions of Interestholders; Transfers. For purposes of this Article VI, Interestholders shall be deemed admitted, and a tax and book capital account shall be established in respect of the Interests acquired by such Interestholder or in respect of additional Interests acquired by an existing Interestholder, as of the Dealing Day following the week in which such Interestholder's Subscription Agreement or Exchange Request, as the case may be, is received, provided the Managing Owner shall have been in receipt of such Subscription Agreement or Exchange Request for at least five (5) Business Days, or in which the transfer of Interests to such Interestholder is recognized, except that persons accepted as subscribers to the Trust pursuant to Section 3.2(b) shall be deemed admitted on the date determined pursuant to such Section. Any Interestholder to whom an Interest had been transferred shall succeed to the tax and book capital accounts attributable to the Interest transferred.

     SECTION 6.6 Liability for State and Local and Other Taxes. In the event that any Series shall be separately subject to taxation by any state or local or by any foreign taxing authority, the Series shall be obligated to pay such taxes to such jurisdiction. In the event that the Series shall be required to make payments to any Federal, state or local or any foreign taxing authority in respect of any Interestholder's allocable share of Series income, the amount of such taxes shall be considered a loan by the Series to such Interestholder, and such Interestholder shall be liable for, and shall pay to the Series, any taxes so required to be withheld and paid over by the Series within ten (10) days after the Managing Owner's request therefor. Such Interestholder shall also be liable for (and the Managing Owner shall be entitled to redeem additional Interests of the foreign Interestholder as necessary to satisfy) interest on the amount of taxes paid over by the Series to the IRS or other taxing authority, from the date of the Managing Owner's request for payment to the date of payment or the redemption, as the case may be, at the rate of two percent (2%) over the prime rate charged from time to time by Citibank, N.A. The amount, if any, payable by the Series to the Interestholder in respect of its Interests so redeemed, or in respect of any other actual distribution by the Series to such Interestholder, shall be reduced by any obligations owed to the Series by the Interestholder, including, without limitation, the amount of any taxes required to be paid over by the Series to the IRS or other taxing authority and interest thereon as aforesaid. Amounts, if any, deducted by the Series from any actual distribution or redemption payment to such Interestholder shall be treated as an actual distribution to such Interestholder for all purposes of this Trust Agreement.

                         ARTICLE VII

                         REDEMPTIONS


     SECTION 7.1  Redemption of Interests.  The
  Interestholders recognize that the profitability of any Series depends upon long-term and uninterrupted investment of capital. It is agreed, therefore, that Series profits and gains may be automatically reinvested, and that distributions, if any, of profits and gains to the Interestholders will be on a limited basis. Nevertheless, the Interestholders contemplate the possibility that one or more of the Limited Owners may elect to realize and withdraw profits, or withdraw capital through the redemption of Interests prior to the dissolution of a Series. In that regard and subject to the provisions of
  Section 4.2(h):

          (a)  Subject to the conditions set forth in this
  Article VII, each Limited Owner (or any permitted assignee thereof) shall have the right to redeem a Limited Interest or portion thereof on the first Dealing Day following the date the Managing Owner is in receipt of an acceptable form of written notice of redemption for at least five (5) Business Days (a "Redemption Date"). Interests will be redeemed on a "first in, first out" basis based on time of receipt of redemption requests at a redemption price equal to the Net Asset Value of a Series per Interest calculated as of the Valuation Point immediately preceding the applicable Redemption Date. If an Interestholder (or permitted assignee thereof) is permitted to redeem any or all of his Interests as of a date other than a Redemption Date, such adjustments in the determination and allocation among the Interestholders of Disposition Gain, Disposition Loss, Profits, Losses and items of income or deduction for tax accounting purposes shall be made as are necessary or appropriate to reflect and give effect to the redemption.

          (b) The value of an Interest for purposes of redemption shall be the book capital account balance of such Interest at the Valuation Point immediately preceding the

  Redemption Date, less any amount owing by such Limited Owner (and his permitted assignee, if any) to the Trust pursuant to Sections 4.6(g), 5.3(h) or 6.6 of this Trust Agreement. If redemption of an Interest shall be requested by a permitted assignee, all amounts which shall be owed to the Trust under Sections 4.6(g), 5.3(h) or 6.6 hereof by the Interestholder of record, as well as all amounts which shall be owed by all permitted assignees of such Interests, shall be deducted from the Net Asset Value of a Series of such Interests upon redemption.


          (c) The effective date of redemption shall
  be the Redemption Date, and payment of the value of the redeemed Interests (except for Interests redeemed as part of an Exchange as provided in Section 7.4) generally shall be made within ten (10) Business Days following the Redemption Date; provided, that all liabilities, contingent or otherwise, of the Trust or any Series in the Trust, except any liability to Interestholders on account of their Capital Contributions, have been paid or there remains property of the Series sufficient to pay them; and provided further, that under extraordinary circumstances as may be determined by the Managing Owner in its sole discretion, including, but not limited to, the inability to liquidate Commodity positions as of such Redemption Date, or default or delay in payments due the Trust from commodity brokers, banks or other Persons, or significant administrative hardship, the Trust may in turn delay payment to Limited Owners requesting redemption of Interests of the proportionate part of the value of redeemed Interests represented by the sums which are the subject of such default or delay, in which event payment for redemption of such Interests will be made to Limited Owners as soon thereafter as is practicable. A Limited Owner may revoke his notice of intent to redeem on or prior to the Redemption Date by written instructions to the Managing Owner. If a Limited Owner revokes his notice of intent to redeem and thereafter wishes to redeem, such Limited Owner will be required to submit written notice thereof in
  accordance with Section   7.1(d) and will be redeemed on
  the first Redemption Date to occur after the Managing Owner shall have been in receipt of such written notice for at least five (5) Business Days.

          (d) A Limited Owner (or any permitted
  assignee thereof) wishing to redeem Interests must provide the Managing Owner with written notice of his intent to redeem, which notice shall specify the name and address of the redeeming Limited Owner and the amount of Limited Interests sought to be redeemed. The notice of redemption shall be in the form annexed to the Prospectus or in any other form acceptable to the Managing Owner and shall be mailed or delivered to the principal place of business of the Managing Owner. Such notice must include representations and warranties that the redeeming Limited Owner (or any permitted assignee thereof) is the lawful and beneficial owner of the Interests to be redeemed and that such Interests are not subject to any pledge or otherwise encumbered in any fashion. In certain circumstances, the Trust may require additional documents, such as, but not limited to, trust instruments, death certificates, appointments as executor or administrator or certificates of corporate authority. Limited Owners requesting
  redemption shall be notified in writing within   five (5)
  Business Days following the Redemption Date whether or not their Interests will be redeemed, unless payment for the redeeming Interests is made within that five (5) Business Day period, in which case the notice of acceptance of the redemption shall not be required.

          (e) The Managing Owner may suspend
  temporarily any redemption if the effect of such redemption, either alone or in conjunction with other redemptions, would be to impair the Trust's ability to operate in pursuit of its objectives. In addition, the Managing Owner may mandatorily redeem Interests pursuant to
  Section 4.2(h).

          (f) Interests that are redeemed shall be extinguished and shall not be retained or reissued by the Trust or any Series.

          (g) Except as discussed above, all requests for redemption in proper form will be honored, and the Series' positions will be liquidated to the extent necessary to discharge its liabilities on the Redemption
  Date.

     SECTION 7.2 Redemption by the Managing Owner. Notwithstanding any provision in this Trust Agreement to the contrary, for so long as it shall act as the Trust's Managing Owner, the Managing Owner shall not transfer or redeem any of its General Interests to the extent that any such transfer or redemption would result in its having less than a one percent (1%) interest in the Trust.

     SECTION 7.3 Redemption Fee. The Managing Owner will receive a redemption fee, as provided in the Prospectus, of the Net Asset Value of an Interest of any Series redeemed during the first and second successive six-month periods following the effective date of its purchase. This redemption fee will not be charged if you simultaneously
  (i) exchange the redeemed Interest or portion thereof for an Interest of equal value in another Series, or (ii) invest your redemption proceeds in another futures fund sponsored by Prudential Securities.

     SECTION 7.4 Exchange of Interests. Interests in one Series may be exchanged, without applicability of redemption fees, for Interests of equivalent value of any other Series (an "Exchange") on any Dealing Day, subject to the conditions on Redemptions in this Article VII, except that an Exchange will be made on the first Dealing Day following the date the Managing Owner is in receipt of an Exchange Request for at least five (5) Business Days.


                         ARTICLE VIII

                      THE LIMITED OWNERS


     SECTION 8.1  No Management or Control; Limited
  Liability . The Limited Owners shall not participate in the management or control of the Trust's business nor shall they transact any business for the Trust or any Series thereof or have the power to sign for or bind the Trust or any Series thereof, said power being vested solely and exclusively in the Managing Owner. Except as provided in
  Section 8.3 hereof, no Limited Owner shall be bound by, or be personally liable for, the expenses, liabilities or obligations of the Trust in excess of his Capital Contribution plus his share of the Trust Estate of any Series in which such Limited Owners owns an Interest and profits remaining in the Series, if any. Except as provided in Section

  8.3 hereof, each Limited Interest
  owned by a Limited Owner shall be fully paid and no assessment shall be made against any Limited Owner. No salary shall be paid to any Limited Owner in his capacity as a Limited Owner, nor shall any Limited Owner have a drawing account or earn interest on his contribution.


     SECTION 8.2  Rights and Duties.  The Limited Owners
  shall have the following rights, powers, privileges, duties and liabilities:

          (a) The Limited Owners shall have the right to obtain information of all things affecting the Trust (or any Series thereof in which it holds an Interest), provided that such is for a purpose reasonably related to the Limited Owner's interest as a beneficial owner of the Trust, including, without limitation, such reports as are set forth in Article IX and such information as is set forth in Section 4.3(l) hereof. In the event that the Managing Owner neglects or refuses to produce or mail to a Limited Owner a copy of the information set forth in
  Section 4.3(l) hereof, the Managing Owner shall be liable to such Limited Owner for the costs, including reasonable attorney's fees, incurred by such Limited Owner to compel the production of such information, and for any actual damages suffered by such Limited Owner as a result of such refusal or neglect; provided, however, it shall be a defense of the Managing Owner that the actual purpose of the Limited Owner's request for such information was not reasonably related to the Limited Owner's interest as a beneficial owner in the Trust (e.g., to secure such information in order to sell it, or to use the same for a commercial purpose unrelated to the participation of such Limited Owner in the Trust). The foregoing rights are in addition to, and do not limit, other remedies available to Limited Owners under federal or state law.

          (b) The Limited Owners shall receive from the Series in which they hold Interests, the share of the distributions provided for in this Trust Agreement in the manner and at the times provided for in this Trust
  Agreement.

          (c) Except for the Limited Owners' redemption rights set forth in Article VII hereof or upon a mandatory redemption effected by the Managing Owner pursuant to
  Section 4.2(h) hereof, Limited Owners shall have the right to demand the return of their capital account only upon the dissolution and winding up of the Series in which they hold Interests and only to the extent of funds available therefor. In no event shall a Limited Owner be entitled to demand or receive property other than cash. Except with respect to Series or class differences, no Limited Owner shall have priority over any other Limited Owner either as to the return of capital or as to profits, losses or distributions. No Limited Owner shall have the right to bring an action for partition against the Trust.

          (d) Limited Owners holding Interests representing at least a majority (over 50%) in Net Asset Value of each affected Series (not including Interests held by the Managing Owner and its Affiliates, including the commodity broker) voting separately as a class may vote to (i) continue the Series as provided in Section 13.1(b), (ii) approve the voluntary withdrawal of the Managing Owner and elect a successor Managing Owner as provided in Section 4.10,

  (iii) remove the Managing Owner on reasonable prior written notice to the Managing Owner, (iv) elect and appoint one or more additional Managing Owners, (v) approve a material change in the trading policies of a Series, or the brokerage fees paid by a Series, as set forth in the Prospectus, which change shall not be effective without the prior written approval of such majority, (vi) approve the termination of any agreement entered into between the Trust and the Managing Owner or any Affiliate of the Managing Owner for any reason, without penalty, (vii) approve amendments to this Trust Agreement as set forth in Section
  11.1 hereof, and (viii) terminate the Series as provided in
  Section 13.1(g), and in the case of (iv), (v) and (vi) in each instance on sixty (60) days' prior written notice.

          Except as set forth above, the Limited Owners shall have no voting or other rights with respect to the Trust. Prior to the exercise by the Limited Owners of the rights set forth in Section 8.2(d), the Trust will, if practicable, provide the Limited Owners with an opinion of independent legal counsel in each state where the Trust may be deemed to be conducting its business with respect to whether or not such exercise would constitute such participation in the control of the Trust business as would adversely affect the Limited Owners limited liability under the laws of such state.

     SECTION 8.3  Limitation on Liability.


          (a) Except as provided in Sections 4.6(g), 5.3(h) and 6.6 hereof, and as otherwise provided under Delaware law, the Limited Owners shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of Delaware and no Limited Owner shall be liable for claims against, or debts of any Series of the Trust in excess of his Capital Contribution to that Series and his share of the Trust Estate and undistributed profits, except in the event that the liability is founded upon misstatements or omissions contained in such Limited Owner's Subscription Agreement delivered in connection with his purchase of Interests. In addition, and subject to the exceptions set forth in the immediately preceding sentence, the Trust shall not make a claim against a Limited Owner with respect to amounts distributed to such Limited Owner or amounts received by such Limited Owner upon redemption unless, under Delaware law, such Limited Owner is liable to repay such amount.

          (b) The Trust shall indemnify, on a pro rata basis among Series, to the full extent permitted by law and the other provisions of this Agreement, and to the extent of the Trust Estate, each Limited Owner (excluding the Managing Owner to the extent of its ownership of any Limited Interests) against any claims of liability asserted against such Limited Owner solely because he is a beneficial owner of one or more Series' Interests (other than for taxes for which such Limited Owner is liable under
  Section 6.6 hereof).


          (c)  Every written note, bond, contract,
  instrument, certificate or undertaking made or issued by the Managing Owner shall give notice to the effect that the same was executed or made by or on behalf of the Trust and that the obligations of such instrument are not binding upon the Limited Owners individually but are binding only upon the assets and property of the Trust, and no resort shall be had to the Limited Owners' personal property for satisfaction of any obligation or claim thereunder, and appropriate references may be made to this Trust Agreement and may contain any further recital which the Managing Owner deems appropriate, but the omission thereof shall not operate to bind the Limited Owners individually or otherwise invalidate any such note, bond, contract, instrument, certificate or undertaking. Nothing contained in this Section 8.3 shall diminish the limitation on the liability of each Series to the extent set forth in Section
  3.5 and 3.6 hereof.


                          ARTICLE IX

                 BOOKS OF ACCOUNT AND REPORTS


     SECTION 9.1  Books of Account.  Proper books of
  account for each Series shall be kept and shall be audited annually by an independent certified public accounting firm selected by the Managing Owner in its sole discretion, and there shall be entered therein all transactions, matters and things relating to the Series' business as are required by the CE Act and regulations promulgated thereunder, and all other applicable rules and regulations, and as are usually entered into books of account kept by Persons engaged in a business of like character. The books of account shall be kept at the principal office of the Trust and each Limited Owner (or any duly constituted designee of a Limited Owner) shall have, at all times during normal business hours, free access to and the right to inspect and copy the same for any purpose reasonably related to the Limited Owner's interest as a beneficial owner of any Series, including such access as is required under CFTC rules and regulations. Such books of account shall be kept, and each Series shall report its Profits and Losses on, the accrual method of accounting for financial accounting purposes on a Fiscal Year basis as described in
  Article X.


     SECTION 9.2  Annual Reports and Monthly Statements.
  Each Limited Owner shall be furnished as of the end of each month and as of the end of each Fiscal Year with (a) such reports (in such detail) as are required to be given to Limited Owners by the CFTC and the NFA, (b) any other reports (in such detail) required by any other governmental authority which has jurisdiction over the activities of the Trust and (c) any other reports or information which the Managing Owner, in its discretion, determines to be necessary or appropriate.

     SECTION 9.3  Tax Information.  Appropriate tax
  information (adequate to enable each Limited Owner to complete and file his federal tax return) shall be delivered to each Limited Owner as soon as practicable following the end of each Fiscal Year but generally no later than March 15.

     SECTION 9.4  Calculation of Net Asset Value of a
  Series. Net Asset Value of a Series will be estimated as required. Upon request, on any Business Day, the Managing Owner shall make available to any Limited Owner the estimated Net Asset Value of a Series per Interest. Each Limited Owner shall be notified of any decline in the estimated Net Asset Value of a Series per Interest to less than 50% of the Net Asset Value of a Series per Interest as of the last day of the preceding month within seven (7)
  Business Days of such occurrence. Included in such notification shall be a description of the Limited Owners' voting rights as set forth in Section 8.2 hereof .


     SECTION 9.5 Other Reports. The Managing Owner shall send such other reports and information, if any, to the Limited Owners as it may deem necessary or appropriate. Each Limited Owner shall be notified of (a) any material change in the terms of the Advisory Agreement, including any change in the Trading Advisor or any modification in connection with the method of calculating the incentive fee; (b) any change of Trustee; (c) any other material change affecting the compensation of any party within seven
  (7) Business Days of such occurrence; and (d) a description of any material effect on the Interests such changes may have. Included in such notification shall be a description of the Limited Owners' voting rights as set forth in
  Section 8.2 hereof and redemption rights as set forth in
  Section 7.1 hereof. In addition, the Managing Owner shall submit to the Securities Administrator of any State having jurisdiction over the Trust any information required to be filed with such Administrator, including, but not limited to, reports and statements required to be distributed to the Limited Owners.

     SECTION 9.6  Maintenance of Records.  The Managing
  Owner shall maintain (a) for a period of at least eight (8) Fiscal Years all books of account required by Section 9.1 hereof; a list of the names and last known address of, and number of Interests owned by, all Interestholders, a copy of the Certificate of Trust and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed; copies of the Series' federal, state and local income tax returns and reports, if any; and a record of the information obtained to indicate that a Limited Owner meets the investor suitability standards set forth in the Prospectus, and (b) for a period of at least six (6) Fiscal Years copies of any effective written trust agreements, subscription agreements and any financial statements of the Trust.

     SECTION 9.7  Certificate of Trust.  Except as
  otherwise provided in the Business Trust Statute or this Trust Agreement, the Managing Owner shall not be required to mail a copy of any Certificate of Trust filed with the Secretary of State of the State of Delaware to each Limited Owner; however, such certificates shall be maintained at the principal office of the Trust and shall be available for inspection and copying by the Limited Owners in accordance with this Trust Agreement. The Certificate of Trust shall not be amended in any respect if the effect of such amendment is to diminish the limitation on interseries liability under Section 3804 of the Business Trust Statute.

     SECTION 9.8  Registration of Interests.  Subject to
  Section 4.3(l) hereof, the Managing Owner shall keep, at the Trust's principal place of business, an Interest Register in which, subject to such reasonable regulations as it may provide, it shall provide for the registration of Interests and of transfers of Interests. Subject to the provisions of Article V, the Managing Owner may treat the Person in whose name any Interest shall be registered in the

  Interest Register as the Interestholder of such Interest for the purpose of receiving distributions pursuant to Article VI and for all other purposes whatsoever.
                          ARTICLE X

                         FISCAL YEAR

     SECTION 10.1  Fiscal Year.  The Fiscal Year shall
  begin on the 1st day of January and end on the 31st day of December of each year. The first Fiscal Year of the Trust shall commence on the date of filing of the Certificate of Trust and end on the 31st day of December 1997. The Fiscal Year in which any Series in the Trust shall terminate shall end on the date of termination of the Series.
                          ARTICLE XI

            AMENDMENT OF TRUST AGREEMENT; MEETINGS

     SECTION 11.1  Amendments to the Trust Agreement.

          (a) Amendments to this Trust Agreement may be proposed by the Managing Owner or by Limited Owners holding Interests equal to at least ten percent (10%) of the Net Asset Value of each Series of the Trust, unless the proposed amendment affects only certain Series, in which case such amendment may be proposed by Limited Owners holding Interests equal to at least ten percent (10%) of Net Asset Value of a Series of each affected Series. Following such proposal, the Managing Owner shall submit to the Limited Owners of each affected Series a verbatim statement of any proposed amendment, and statements concerning the legality of such amendment and the effect of such amendment on the limited liability of the Limited Owners. The Managing Owner shall include in any such submission its recommendations as to the proposed amendment. The amendment shall become effective only upon the written approval or affirmative vote of Limited Owners holding Interests equal to at least a majority (over 50%) of the Net Asset Value of a Series (excluding Interests held by the Managing Owner and its Affiliates) of the Trust or, if the proposed amendment affects only certain Series, of each affected Series, or such higher percentage as may be required by applicable law, and upon receipt of an opinion of independent legal counsel as set forth in
  Section 8.2 hereof and to the effect that the amendment is legal, valid and binding and will not adversely affect the limitations on liability of the Limited Owners as described in Section 8.3 of this Trust Agreement. Notwithstanding the foregoing, where any action taken or authorized pursuant to any provision of this Trust Agreement requires the approval or affirmative vote of Limited Owners holding a greater interest in Limited Interests than is required to amend this Trust Agreement under this Section 11.1, and/or the approval or affirmative vote of the Managing Owners, an amendment to such provision(s) shall be effective only upon the written approval or affirmative vote of the minimum number of Interestholders which would be required to take or authorize such action, or as may otherwise be required by applicable law, and upon receipt of an opinion of independent legal counsel as set forth above in this
  Section 11.1. In addition, except as otherwise provided below, reduction of the capital account of any assignee or modification of the percentage of Profits, Losses or distributions to which an assignee is entitled hereunder shall not be affected by amendment to this Trust Agreement without such assignee's approval.

          (b) Notwithstanding any provision to the contrary contained in Section 11.1(a) hereof, the Managing Owner may, without the approval of the Limited Owners, make such amendments to this Trust Agreement which (i) are necessary to add to the representations, duties or obligations of the Managing Owner or surrender any right or power granted to the Managing Owner herein, for the benefit of the Limited Owners, (ii) are necessary to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or in the Prospectus, or to make any other provisions with respect to matters or questions arising under this Trust Agreement or the Prospectus which will not be inconsistent with the provisions of the Trust Agreement or the Prospectus, or
  (iii) the Managing Owner deems advisable, provided, however, that no amendment shall be adopted pursuant to this clause (iii) unless the adoption thereof (A) is not adverse to the interests of the Limited Owners; (B) is consistent with Section 4.1 hereof; (C) except as otherwise provided in Section 11.1(c) below, does not affect the allocation of Profits and Losses among the Limited Owners or between the Limited Owners and the Managing Owner; and
  (D) does not adversely affect the limitations on liability of the Limited Owners, as described in Article VIII hereof or the status of the each Series as a partnership for federal income tax purposes.

          (c) Notwithstanding any provision to the contrary contained in Sections 11.1(a) and (b) hereof, the Managing Owner may, without the approval of the Limited Owners, amend the provisions of Article VI of this Trust Agreement relating to the allocations of Profits, Losses, Disposition Gain, Disposition Loss and distributions among the Interestholders if the Trust is advised at any time by the Trust's accountants or legal counsel that the allocations provided in Article VI of this Trust Agreement are unlikely to be respected for federal income tax purposes, either because of the promulgation of new or revised Treasury Regulations under Section 704 of the Code or other developments in the law. The Managing Owner is empowered to amend such provisions to the minimum extent necessary in accordance with the advice of the accountants and counsel to effect the allocations and distributions provided in this Trust Agreement. New allocations made by the Managing Owner in reliance upon the advice of the accountants or counsel described above shall be deemed to be made pursuant to the obligation of the Managing Owner to the Trust and the Limited Owners, and no such new allocation shall give rise to any claim or cause of action by any Limited Owner.

          (d) Upon amendment of this Trust Agreement, the Certificate of Trust shall also be amended, if required by the Business Trust Statute, to reflect such change.

          (e) No amendment shall be made to this Trust Agreement without the consent of the Trustee if such amendment adversely affects any of the rights, duties or liabilities of the Trustee; provided, however, that the Trustee may not withhold its consent for any action which the Limited Owners are permitted to take under Section 8.2(d) above. The Trustee shall execute and file any amendment to the Certificate of Trust if so directed by the Managing Owner or if such amendment is required in the opinion of the Trustee.

          (f)  No provision of this Agreement may be
  amended, waived or otherwise modified orally but only by a written instrument adopted in accordance with this Section

     SECTION 11.2 Meetings of the Trust. Meetings of the Interestholders of the Trust or any Series thereof may be called by the Managing Owner and will be called by it upon the written request of Limited Owners holding Interests equal to at least ten percent (10%) of the Net Asset Value of a Series of the Trust or any Series thereof. Such call for a meeting shall be deemed to have been made upon the receipt by the Managing Owner of a written request from the requisite percentage of Limited Owners. The Managing Owner shall deposit in the United States mails, within fifteen
  (15) days after receipt of said request, written notice to all Interestholders of the Trust or any Series thereof of the meeting and the purpose of the meeting, which shall be held on a date, not less than thirty (30) nor more than sixty (60) days after the date of mailing of said notice, at a reasonable time and place. Any notice of meeting shall be accompanied by a description of the action to be taken at the meeting and an opinion of independent counsel as to the effect of such proposed action on the liability of Limited Owners for the debts of the Trust. Interestholders may vote in person or by proxy at any such meeting.

     SECTION 11.3 Action Without a Meeting. Any action required or permitted to be taken by Interestholders by vote may be taken without a meeting by written consent setting forth the actions so taken. Such written consents shall be treated for all purposes as votes at a meeting.
  If the vote or consent of any Interestholder to any action of the Trust or any Interestholder, as contemplated by this Agreement, is solicited by the Managing Owner, the solicitation shall be effected by notice to each Interestholder given in the manner provided in Section
  15.4. The vote or consent of each Interestholder so solicited shall be deemed conclusively to have been cast or granted as requested in the notice of solicitation, whether or not the notice of solicitation is actually received by that Interestholder, unless the Interestholder expresses written objection to the vote or consent by notice given in the manner provided in Section 15.4 below and actually received by the Trust within 20 days after the notice of solicitation is effected. The Managing Owner and all persons dealing with the Trust shall be entitled to act in reliance on any vote or consent which is deemed cast or granted pursuant to this Section and shall be fully indemnified by the Trust in so doing. Any action taken or omitted in reliance on any such deemed vote or consent of one or more Interestholders shall not be void or voidable by reason of timely communication made by or on behalf of all or any of such Interestholders in any manner other than as expressly provided in Section 15.4.

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

                         ARTICLE XII

                             TERM


     SECTION 12.1  Term.  The term for which the Trust and
  each Series is to exist shall commence on the date of the filing of the Certificate of Trust, and shall expire on December 31, 2047, unless sooner terminated pursuant to the provisions of Article XIII hereof or as otherwise provided by law.


                         ARTICLE XIII

                         TERMINATION


     SECTION 13.1  Events Requiring Dissolution of the
  Trust or any Series. The Trust or, as the case may be, any Series thereof shall dissolve at any time upon the happening of any of the following events:

          (a)  The expiration of  the Trust term as
  provided in Article XII hereof.

          (b) The filing of a certificate of dissolution or revocation of the Managing Owner's charter (and the expiration of 90 days after the date of notice to the Managing Owner of revocation without a reinstatement of its charter) or upon the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Managing Owner (each of the foregoing events an "Event of Withdrawal") unless (i) at the time there is at least one remaining Managing Owner and that remaining Managing Owner carries on the business of the Trust and each Series or (ii) within ninety (90) days of such Event of Withdrawal all the remaining Interestholders agree in writing to continue the business of the Trust and each Series and to select, effective as of the date of such event, one or more successor Managing Owners. If the Trust is terminated as the result of an Event of Withdrawal and a failure of all remaining Interestholders to continue the business of the Trust and to appoint a successor Managing Owner as provided in clause (b)(ii) above, within one hundred and twenty (120) days of such Event of Withdrawal, Limited Owners holding Interests representing at least a majority (over 50%) of the Net Asset Value of each Series (not including Interests held by the Managing Owner and its Affiliates) may elect to continue the business of the Trust and each Series thereof by forming a new business trust (the "Reconstituted Trust") on the same terms and provisions as set forth in this Trust Agreement (whereupon the parties hereto shall execute and deliver any documents or instruments as may be necessary to reform the Trust). Any such election must also provide for the election of a Managing Owner to the Reconstituted Trust. If such an election is made, all Limited Owners of the Trust shall be bound thereby and continue as Limited Owners of the Reconstituted Trust.

          (c) The occurrence of any event which would make unlawful the continued existence of the Trust or any Series thereof, as the case may be.

          (d) The failure to sell the Subscription
  Minimums (as defined in the Prospectus) of all Series or any number of Series to at least 150 subscribers during the Initial Offering Period.


          (e) In the event of the suspension, revocation or termination of the Managing Owner's registration as a commodity pool operator under the CE Act, or membership as a commodity pool operator with the NFA unless at the time there is at least one remaining Managing Owner whose registration or membership has not been suspended, revoked or terminated.


          (f) The Trust or, as the case may be, any Series becomes insolvent or bankrupt.

          (g)  The  Limited Owners holding  Interests
  representing at least a majority (over 50%) of the Net Asset Value of a Series (which excludes the Interests of the Managing Owner) vote to dissolve the Series, notice of which is sent to the Managing Owner not less than ninety
  (90) Business Days prior to the effective date of such Series' termination.

          (h) The Limited Owners of each Series
  holding Interests representing at least a majority (over 50%) of the Net Asset Value of the Series (which excludes the Interests of the Managing Owner) vote to dissolve the Trust, notice of which is sent to the Managing Owner not less than ninety (90) Business Days prior to the effective date of such terminations.

          (i)  The decline of the Net Asset Value of a
  Series of the Trust Estate by fifty percent (50%) from the Net Asset Value of a Series of the Trust Estate (i) at the commencement of the Series' trading activities or (ii) on the first day of a fiscal year, in each case after appropriate adjustment for distributions, additional capital contributions and redemptions.

          (j) The determination of the Managing Owner that the Series' aggregate net assets in relation to the operating expenses of the Series make it unreasonable or imprudent to continue the business of the Series.

     The death, legal disability, bankruptcy, insolvency, dissolution, or withdrawal of any Limited Owner (as long as such Limited Owner is not the sole Limited Owner of the Trust) shall not result in the termination of the or any Series thereof, and such Limited Owner, his estate, custodian or personal representative shall have no right to withdraw or value such Limited Owner's Interests except as provided in Section 7.1 hereof. Each Limited Owner (and any assignee thereof) expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting or appraisal of the assets of the Series in which they own an Interest and any right to an audit or examination of the books of the Series in which they own an Interest, except for such rights as are set forth in Article IX hereof relating to the Books of Account and reports of the Series.

     SECTION 13.2 Distributions on Dissolution. Upon the dissolution of the Trust or any Series, the Managing Owner (or in the event there is no Managing Owner, such person (the "Liquidating Trustee") as the majority in interest of the Limited Owners may propose and approve) shall take full charge of the Series assets and liabilities. Any Liquidating Trustee so appointed shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the Managing Owner under the terms of this Trust Agreement, subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, and provided that the Liquidating Trustee shall not have general liability for the acts, omissions, obligations and expenses of the Trust. Thereafter, the business and affairs of the Trust or Series shall be wound up and all assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order of priority: (a) to the expenses of liquidation and termination and to creditors, including Interestholders who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Series of the Trust (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for distributions to Interestholders, and (b) to the Managing Owner and each Limited Owner pro rata in accordance with his positive book capital account balance, less any amount owing by such Interestholder to the Series, after giving effect to all adjustments made pursuant to Article VI and all distributions theretofore made to the Interestholders pursuant to Article VI. After the distribution of all remaining assets of the Series, the Managing Owner will contribute to the Series an amount equal to the lesser of
  (i) the deficit balance, if any, in its book capital account, and (ii) the excess of 1.01% of the total Capital Contributions of the Limited Owners over the capital previously contributed by the Managing Owner. Any Capital Contributions made by the Managing Owner pursuant to this Section shall be applied first to satisfy any amounts then owed by the Series to its creditors, and the balance, if any, shall be distributed to those Interestholders in the Series whose book capital account balances (immediately following the distribution of any liquidation proceeds) were positive, in proportion to their respective positive book capital account balances.


     SECTION 13.3  Termination; Certificate of
  Cancellation. Following the dissolution and distribution of the assets of all Series of the Trust, the Trust shall terminate and Managing Owner or Liquidating Trustee, as the case may be, shall execute and cause such certificate of cancellation of the Certificate of Trust to be filed in accordance with the Business Trust Statute.
  Notwithstanding anything to the contrary contained in this Trust Agreement, the existence of the Trust as a separate legal entity shall continue until the filing of such certificate of cancellation.

                         ARTICLE XIV

                      POWER OF ATTORNEY

     SECTION 14.1 Power of Attorney Executed Concurrently. Concurrently with the written acceptance and adoption of the provisions of this Trust Agreement, each Limited Owner shall execute and deliver to the Managing Owner a Power of Attorney as part of the Subscription Agreement, or in such other form as may be prescribed by the Managing Owner.
  Each Limited Owner, by its execution and delivery hereof, irrevocably constitutes and appoints the Managing Owner and its officers and directors, with full power of substitution, as the true and lawful attorney-in-fact and agent for such Limited Owner with full power and authority to act in his name and on his behalf in the execution, acknowledgment, filing and publishing of Trust documents, including, but not limited to, the following:

          (a)  Any certificates and other instruments,
  including but not limited to, any applications for authority to do business and amendments thereto, which the Managing Owner deems appropriate to qualify or continue the Trust as a business trust in the jurisdictions in which the Trust may conduct business, so long as such qualifications and continuations are in accordance with the terms of this Trust Agreement or any amendment hereto, or which may be required to be filed by the Trust or the Interestholders under the laws of any jurisdiction;

          (b) Any instrument which may be required to be filed by the Trust under the laws of any state or by any governmental agency, or which the Managing Owner deems advisable to file; and

          (c) This Trust Agreement and any documents which may be required to effect an amendment to this Trust Agreement approved under the terms of the Trust Agreement, and the continuation of the Trust, the admission of the signer of the Power of Attorney as a Limited Owner or of others as additional or substituted Limited Owners, or the termination of the Trust, provided such continuation, admission or termination is in accordance with the terms of this Trust Agreement.

     SECTION 14.2  Effect of Power of Attorney.  The Power
  of Attorney concurrently granted by each Limited Owner to the Managing Owner:

          (a) Is a special, irrevocable Power of Attorney coupled with an interest, and shall survive and not be affected by the death, disability, dissolution, liquidation, termination or incapacity of the Limited
  Owner;

          (b) May be exercised by the Managing Owner for each Limited Owner by a facsimile signature of one of its officers or by a single signature of one of its officers acting as attorney-in-fact for all of them; and

          (c) Shall survive the delivery of an assignment by a Limited Owner of the whole or any portion of his Limited Interests; except that where the assignee thereof has been approved by the Managing Owner for admission to the Trust as a substituted Limited Owner, the Power of Attorney of the assignor shall survive the delivery of such assignment for the sole purpose of enabling the Managing Owner to execute, acknowledge and file any instrument necessary to effect such substitution.

     Each Limited Owner agrees to be bound by any representations made by the Managing Owner and by any successor thereto, determined to be acting in good faith pursuant to such Power of Attorney and not constituting negligence or misconduct.

     SECTION 14.3 Limitation on Power of Attorney. The Power of Attorney concurrently granted by each Limited Owner to the Managing Owner shall not authorize the Managing Owner to act on behalf of Limited Owners in any situation in which this Trust Agreement requires the approval of Limited Owners unless such approval has been obtained as required by this Trust Agreement. In the event of any conflict between this Trust Agreement and any instruments filed by the Managing Owner or any new Managing Owner pursuant to this Power of Attorney, this Trust Agreement shall control.
                          ARTICLE XV

                        MISCELLANEOUS

     SECTION 15.1 Governing Law. The validity and construction of this Trust Agreement and all amendments hereto shall be governed by the laws of the State of Delaware, and the rights of all parties hereto and the effect of every provision hereof shall be subject to and construed according to the laws of the State of Delaware without regard to the conflict of laws provisions thereof; provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 15.1, and provided, further, that the parties hereto intend that the provisions hereof shall control over any contrary or limiting statutory or common law of the State of Delaware (other than the Business Trust Statute) and that, to the maximum extent permitted by applicable law, there shall not be applicable to the Trust, the Trustee, the Managing Owner, the Interestholders or this Trust Agreement any provision of the laws (statutory or common) of the State of Delaware (other than the Business Trust Statute) pertaining to trusts which relate to or regulate in a manner inconsistent with the terms hereof:
  (a) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (b) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust, (c) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (d) fees or other sums payable to trustees, officers, agents or employees of a trust, (e) the allocation of receipts and expenditures to income or principal, (f) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (g) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees or managers that are inconsistent with the limitations on liability or authorities and powers of the Trustee or the Managing Owner set forth or referenced in this Trust Agreement. Section 3540 of Title 12 of the Delaware Code shall not apply to the Trust. The Trust shall be of the type commonly called a "business trust," and without limiting the provisions hereof, the Trust may exercise all powers that are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to business trusts and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.


     SECTION 15.2  Provisions In Conflict  With Law or
  Regulations.


          (a) The provisions of this Trust Agreement are severable, and if the Managing Owner shall determine, with the advice of counsel, that any one or more of such provisions (the "Conflicting Provisions") are in conflict with the Code, the Business Trust Statute or other applicable federal or state laws, the Conflicting Provisions shall be deemed never to have constituted a part of this Trust Agreement, even without any amendment of this Trust Agreement pursuant to this Trust Agreement; provided, however, that such determination by the Managing Owner shall not affect or impair any of the remaining provisions of this Trust Agreement or render invalid or improper any action taken or omitted prior to such determination. No Managing Owner or Trustee shall be liable for making or failing to make such a determination.

          (b) If any provision of this Trust Agreement shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Trust Agreement in any jurisdiction.

     SECTION 15.3 Construction. In this Trust Agreement, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of this Trust Agreement.

     SECTION 15.4 Notices. All notices or communications under this Trust Agreement (other than requests for redemption of Interests, notices of assignment, transfer, pledge or encumbrance of Interests, and reports and notices by the Managing Owner to the Limited Owners) shall be in writing and shall be effective upon personal delivery, or if sent by mail, postage prepaid, or if sent electronically, by facsimile or by overnight courier; and addressed, in each such case, to the address set forth in the books and records of the Trust or such other address as may be specified in writing, of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail, upon transmission and electronic confirmation thereof or upon deposit with a representative of an overnight courier, as the case may be. Requests for redemption, notices of assignment, transfer, pledge or encumbrance of Interests shall be effective upon timely receipt by the Managing Owner in writing.

     SECTION 15.5  Counterparts.  This Trust Agreement may
  be executed in several counterparts, and all so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all the parties are not signatory to the original or the same counterpart.

     SECTION 15.6 Binding Nature of Trust Agreement. The terms and provisions of this Trust Agreement shall be binding upon and inure to the benefit of the heirs, custodians, executors, estates, administrators, personal representatives, successors and permitted assigns of the respective Interestholders. For purposes of determining the rights of any Interestholder or assignee hereunder, the Trust and the Managing Owner may rely upon the Trust records as to who are Interestholders and permitted assignees, and all Interestholders and assignees agree that the Trust and the Managing Owner, in determining such rights, shall rely on such records and that Limited Owners and assignees shall be bound by such determination.

     SECTION 15.7  No Legal Title to Trust Estate.  The
  Interestholders shall not have legal title to any part of the Trust Estate.

     SECTION 15.8  Creditors.  No creditors of any
  Interestholders shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to the Trust Estate.

     SECTION 15.9  Integration.  This Trust Agreement
  constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

     IN WITNESS WHEREOF, the undersigned have duly executed this Declaration of Trust and Trust Agreement as of the day and year first above written.


                              WILMINGTON TRUST COMPANY,
                              as Trustee

                              By:___________________________

                              Name:
                              Title:

                              PRUDENTIAL SECURITIES FUTURES
                              MANAGEMENT INC.,
                              as Managing Owner



                              By:________________________


                              Name:     Thomas M. Lane
                              Title:         President



                                All Limited Owners now and
                                hereafter admitted as Limited
                                Owners of the Trust, pursuant
                                to powers of attorney now and
                                hereafter executed in favor
                                of, and granted and delivered
                                to, the Managing Owner



                              By:___________________________

                                   Attorney-in fact

                         EXHIBIT A



                     CERTIFICATE OF TRUST
                              OF
                     WORLD MONITOR TRUST



      This Certificate of Trust is filed in accordance with the provisions of the Delaware Business Trust Act (12 Del. C.
Section 3801 et seq.) and sets forth the following:

     FIRST:    The name of the trust is World Monitor Trust (the
"Trust").

      SECOND: The name and the business address of the Delaware trustee is Wilmington Trust Company, Rodney Square
North,  1110 North Market Street, Wilmington, Delaware 19890,
Attention:  Corporate Trust Administration.

      THIRD: Pursuant to Section 3806(b)(2) of the Delaware Business Trust Act, the Trust shall issue one or more series of beneficial interests having the rights, powers and duties as set forth in the Declaration of Trust and Trust Agreement of the Trust dated December 17, 1997, as the same may be amended from time to time (each a "Series").

      FOURTH: Notice of Limitation of Liability of each
Series: Pursuant to Section 3804 of the Delaware Business Trust Act, there shall be a limitation on liability of each particular Series such that the debts, liabilities, claims, obligations and expenses incurred, contracted for or otherwise existing with respect to , in connection with or arising under a particular Series shall be enforceable against the assets of that Series only, and not against the assets of the Trust generally or the assets of any other Series.



                              WILMINGTON TRUST COMPANY, Trustee




                              By_______________________________

                                                                  EXHIBIT B
                           WORLD MONITOR TRUST
                         REQUEST FOR REDEMPTION

                                                                     , 19
                                                         (Please date)
PRUDENTIAL SECURITIES FUTURES MANAGEMENT INC.
c/o Prudential Securities Incorporated
One New York Plaza, 12th Floor
Specialty Finance Operations
New York, New York  10292

Dear Sirs:

     I hereby request redemption of the number of limited liability beneficial interests ("Interests") specified below, in the Series of the Trust indicated below, subject to all of the conditions set forth in the Trust Agreement, as described in the Prospectus:

     Series A:
     Series B:
     Series C:
     (specify number of Interests to be redeemed in each Series)


     Redemption will be effective as of the Dealing Day (Monday of each week) at the Series Net Asset Value on the Friday immediately preceding the Dealing Date, assuming that this Request for Redemption is received by the Managing Owner on at least two (2) Business Days' prior written notice
("Redemption Date"). The first permissible Redemption Date shall be the end of the first full week of trading activity by the Series in which the Interests are owned ("Interests"). I understand that Interests in each Series redeemed on or prior to the end of the first and second successive six-month periods after the effective date of purchase will pay a redemption charge of 4% and 3% of the Series Net Asset Value at which they are redeemed, respectively. I understand the effective date of purchase means the date on which the applicable Series broke escrow if subscription was made during the Initial Offering Period and for subscriptions made during the Continuous Offering Period means the applicable Dealing Day. I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant that I am the true, lawful, and beneficial owner of the Interests to which this Request for Redemption relates, with full power and authority to request Redemption of such Interests. Such Interests are not subject to any pledge or otherwise encumbered in any fashion. My signature has been guaranteed by a commercial bank with a correspondent in New York or by a member of a registered national securities exchange.


United States Taxable Limited Owners Only

     Under the penalties of perjury, I hereby certify that the Social Security Number or Taxpayer ID Number indicated on this Request for Redemption is my true, correct and complete Social Security Number or Taxpayer ID Number and that I am not subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code.

Non-United States Limited Owners Only

     Under penalties of perjury I hereby certify that (a) I am not a citizen or resident of the United States and have not been present in the United States for 183 days or more during any calendar year or (b) I am a non-United States corporation, partnership, estate or trust.

          SIGNATURES ON REVERSE SIDE MUST BE IDENTICAL TO NAME(S)
                IN WHICH INTERESTS OF TRUST ARE REGISTERED

                 INTERESTS REGISTERED IN THE NAME(S) OF:

-----------------------------------------------------------------------
    Type or Print Name               Social Security or Taxpayer ID

-----------------------------------------------------------------------
    Street

-----------------------------------------------------------------------
    City                         State                      Zip Code

-----------------------------------------------------------------------
    Account #                Type                FA

                             SIGNATURE(S)

                             Individual Owner(s) or Assignee(s)

                             ----------------------------------------
                             ----------------------------------------
                             ----------------------------------------
Signature(s) Guaranteed by:

--------------------------    ----------------------------------------
                              Signature(s) of owner(s) or assignee(s)

                              Entity Owner (or assignee)

                              -------------------------------------------

Signature(s) Guaranteed by:   ____________________________________________

--------------------------    By:_________________________________________
                                  (Trustee, partner, or authorized officer.
                               If a corporation, include certified copy
                               of authorizing resolution.)

NOTE: If the entity owner is a trustee, custodian, or fiduciary of an Individual Retirement Account, Keogh Plan without common law employees or employee benefit plan under which a plan participant may exercise control over assets in his account, the signature of the plan participant must also be supplied.

                             Plan Participant

Signature(s) Guaranteed by:  __________________________________________
                                  Type or Print Name

--------------------------   ------------------------------------------
                                  (Signature)


THIS REQUEST FOR REDEMPTION MUST BE RECEIVED BY THE MANAGING
OWNER AT LEAST  TWO (2) BUSINESS DAYS' PRIOR TO THE DEALING
DAY ON WHICH YOUR REDEMPTION IS TO BECOME EFFECTIVE.

                                                             EXHIBIT C
                             EXCHANGE REQUEST

To:  WORLD MONITOR TRUST
     Prudential Securities Futures Management Inc.
     One New York Plaza, 12th Floor
     Specialty Finance Operations
     New York, New York 10292

I hereby request the following exchange of Interests as of the Dealing Date which first occurs two (2) business days after your receipt of this Exchange Request, upon the terms and conditions described in the Prospectus for the World Monitor Trust dated April ____, 1998. I certify that all of the statements, including all representations and warranties, made in my original Subscription Agreement remain accurate. I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant that I am the true, lawful, and beneficial owner of the Interests to which this Exchange Request relates, with full power and authority to request an Exchange of such Interests. Such Interests are not subject to any pledge or otherwise encumbered in any fashion. My signature has been guaranteed by a commercial bank with a correspondent in New York or by a member of a registered national securities exchange.

Amount to be Redeemed Upon Exchange

Totals in each column must be equal.

Series A  $____________ or All Interests

Series B  $____________ or All Interests

Series C  $____________ or All Interests

Amount to be Purchased Upon Exchange

Series A  $____________

Series B  $____________

Series C  $____________

Total  $_______________                 Total $_______________


          SIGNATURES ON REVERSE SIDE MUST BE IDENTICAL TO NAME(S)
                IN WHICH INTERESTS OF TRUST ARE REGISTERED

                 INTERESTS REGISTERED IN THE NAME(S) OF:


Type or Print Name                          Social Security or Taxpayer ID


Street


City                                    State                   Zip Code


Account #                      Type                             FA


This Exchange Request is intended to be used for an even-value exchange of Interests from one or more Series into one or more different Series. This Exchange Request is not to be used to redeem Interests or to purchase additional Interests of a Series in which you are currently a Limited Owner.

                             SIGNATURE(S)

                             Individual Owner(s) or Assignee(s)

Signature(s) Guaranteed by:

                                  Signature(s) of owner(s) or assignee(s)


                             Entity Owner (or assignee)


Signature(s) Guaranteed by:


                             By:
                                  (Trustee, partner, or
                                  authorized officer.
                                  If a corporation, include
                                  certified copy
                                  of authorizing resolution.)

NOTE: If the entity owner is a trustee, custodian, or fiduciary of an Individual Retirement Account, Keogh Plan without common law employees or employee benefit plan under which a plan participant may exercise control over assets in his account, the signature of the plan participant must also be supplied.


                                  Plan Participant

Signature(s) Guaranteed by:
                                  Type or Print Name

                                  (Signature)


IF SUBMITTED IN ACCORDANCE WITH REQUIRED PROCEDURES, THE
EXCHANGE REQUESTED HEREIN WILL BE EFFECTIVE AS OF THE DEALING
DAY (USUALLY MONDAY) OF THE WEEK FOLLOWING A WEEK AFTER WHICH
THIS EXCHANGE REQUEST WAS RECEIVED.

FOR USE BY PSI-FA ONLY

Ledger Code        Account Number      FA#              Phone Order
   -                     -

Client Account Number at PSI

FA Name            FA Telephone No.        Branch Name and Wire Code of Branch


Signature of FA and Date                   Signature of Branch Manager and Date



FOR USE BY TRUST ONLY

Interests to be Redeemed:

Series A  Interests:    Amount    $

Series B  Interests:    Amount    $

Series C  Interests:    Amount    $

              Total               $

Interests to be Purchased:

Series A  Interests:    Amount    $

Series B  Interests:    Amount    $

Series C  Interests:    Amount    $

              Total               $


                                                                       EXHIBIT D

                              WORLD MONITOR TRUST
                          SUBSCRIPTION AGREEMENTS FOR
                     LIMITED LIABILITY BENEFICIAL INTERESTS


INSTRUCTIONS (Please read carefully)

A. Using a typewriter or printing in ink, check the appropriate box or fill in the blanks on Pages D-2 through D-4 as directed herein:

CHECK THE APPROPRIATE BOX

Boxes    (i)  NEW SUBSCRIBER(S)

    (ii) EXISTING OWNER(S) OF SERIES A, B, OR C INTERESTS
ADDING LIMITED INTERESTS
         a)   INFORMATION IS THE SAME AS IN THE ORIGINAL
              SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY.
         b)   INFORMATION HAS CHANGED FROM THE ORIGINAL
              SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY;
              CONSEQUENTLY, FOLLOW INSTRUCTIONS FOR NEW SUBSCRIBERS
              (i).

Number 1     TOTAL DOLLAR AMOUNT OF SUBSCRIPTION AND SERIES.  MINIMUM
             SUBSCRIPTION FOR ALL SERIES IN THE AGGREGATE IS $5,000 FOR
             INDIVIDUALS OR INSTITUTIONS OR ERISA PLANS (EXCEPT IRAs),
             $2,000 FOR IRAs AND OTHER QUALIFIED ACCOUNTS.  THE MINIMUM
             INITIAL SUBSCRIPTION PER SERIES IS $1,000.  ONCE THE MINIMUM
             IS MET, ADDITIONAL PURCHASES MAY BE MADE IN $100 INCREMENTS.
             EXISTING INVESTORS (EXCEPT IN CERTAIN STATES) MAY SUBSCRIBE FOR
             ADDITIONAL INTERESTS IN $100 INCREMENTS.  (NEW SUBSCRIPTION
             AGREEMENTS ARE REQUIRED WITH EACH ADDITIONAL PURCHASE.)  SEE
             "STATE SUITABILITY REQUIREMENTS" ON D-7.
Number 2     SOCIAL SECURITY AND/OR TAXPAYER I.D. NUMBER.
             BACK UP WITHHOLDING BOX CHECKED (IF APPLICABLE).
Number 3     PRUDENTIAL SECURITIES ACCOUNT NUMBER.
Number 3a    CHECK ONE OF THE BOXES TO INDICATE WHETHER YOU ARE A
             PRUDENTIAL SECURITIES EMPLOYEE.
Number 4     CHECK BOX TO INDICATE ACCOUNT TYPE (CHECK ONLY ONE BOX).
Number 5     CLIENT NAME, ADDRESS AND BUSINESS PHONE NUMBER. FOR IRA OR
             TRUST ACCOUNT INCLUDE: "FOR THE BENEFIT OF _____________."
             INSERT NET WORTH AND ANNUAL GROSS INCOME.
Number 6     ADDRESS REQUIRED IF #5 IS A P.O. BOX OR IS NOT THE INVESTOR'S
             RESIDENCE ADDRESS OR THE ENTITY'S PLACE OF FORMATION.

Number 7     TO BE COMPLETED AND SIGNED BY THE FINANCIAL ADVISOR.  ALL
             SIGNATURE PAGES MUST BE COUNTERSIGNED BY THE BRANCH MANAGER.
Number 8     CLIENT(S) SIGNATURE(S) IF ACCOUNT TYPE IS INDIVIDUAL OR JOINT.
Number 9     CLIENT'S SIGNATURE IF ACCOUNT TYPE IS AN INDIVIDUAL RETIREMENT
             ACCOUNT OR KEOGH PLAN WITHOUT ANY COMMON LAW EMPLOYEES.
Number 10    SIGNATURE OF AUTHORIZED CORPORATE OFFICER, PARTNER,
             TRUSTEE CUSTODIAN OR FIDUCIARY IF ACCOUNT TYPE IS A
             CORPORATION, PARTNERSHIP, TRUST, KEOGH WITH EMPLOYEES OR
             OTHER EMPLOYEE BENEFIT PLAN (E.G., PENSION OR PROFIT
             SHARING PLAN).
Number 11    SUBSCRIBER(S) MUST INITIAL EACH APPLICABLE REPRESENTATION
             AND WARRANTY IN THE SPACE PROVIDED IN THE LEFT MARGIN.
Number 12    SUBSCRIBER(S) MUST INITIAL THE SUBORDINATION AGREEMENT IN
             THE SPACE PROVIDED IN THE LEFT MARGIN.

B. Subscriber's admission as a Limited Owner of a Series will be determined based on the date on which a fully completed, dated, and signed Subscription Agreement is delivered to Prudential Securities or an Additional Seller during the Initial and Continuous Offering Period. A subscriber may not deliver his Subscription Agreement to the Trust's offices. If such delivery is made, the Subscription Agreement will be returned to the subscriber to be forwarded to his Prudential Securities branch office or to an Additional Seller.

C. U.S. subscribers must have W-9s and non-U.S. subscribers must have W-8s on file with Prudential Securities.

                              WORLD MONITOR TRUST
                 SUBSCRIPTION AGREEMENT and POWER OF ATTORNEY

SUBSCRIBER(S) (check status)

(i)  //    New Subscriber(s)   Complete Items 1 through 6, plus Items
                               8, 9 or 10 (as applicable) plus Item
                               11, and have FA and Branch Manager
                               fill out Item 7

(ii) //    Existing Owner(s)   (a) If information previously provided
                               remains accurate:  Complete Item 1,
                               plus Items 8, 9 or 10 (as applicable)
                               plus Item 11, and have FA and Branch
                               Manager fill out Item 7; (b) if
                               information has changed, follow
                               instructions for new subscriber(s).


1.  Total Dollar Amount of Subscription:
      Series A Interests.....................$
      Series B Interests.....................$
      Series C Interests.....................$

2.  Social Security Number             3.  Prudential Securities Account
                                           Number of Subscriber

   ----------------------------            ---------------------------------
         or

    Taxpayer I.D. Number               3a. Is the Subscriber a Prudential
                                           Securities Employee

   --------------------------              / / Yes         / / No
         or

I have checked the following box because I (we) am (are) subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code:

4.  Check Account Type

//   Individual Ownership                        //  Corporation
//   Joint Tenants with Right of Survivorship   //   Keogh Plan (no
      (All tenants' Signatures required)             common law employees)
//   Tenants in Common (All tenants'
      Signatures required)
//   Community Property (Both Signatures        //   Other Employee Benefit
      required)                                       Plan (e.g.,
//   Custodian                                 //    Pension, Profit Sharing,
                                                     Keogh plan
//   Partnership                                     with employees)
//   Trust                                    //     Individual Retirement
                                                     Account (Non-PSI employees)
//   UGMA or UTMA                             //     Individual Retirement
                                                     Account (PSI employees)


5. Full Name of Account, Joint Owners, Trustee, if trust account, Custodian, if custodian account or other Authorized Person, if Partnership, Corporation or Institutional Trustee or Plan fiduciary (No Initials).
    __________________________________________________________________

    Mailing Address.  If trust or custodian account, address of
    Trustee, Custodian or Plan Fiduciary.
    __________________________________________________________________
    City       State      Zip Code   Country    Business Telephone No.
                                                or if none, Home No.

    New Worth of Subscriber (exclusive of home, home furnishings and automobiles): $______________

    Annual Gross Income of Subscriber: $_______________

6. The following information must be provided if the above address is a P.O. Box or is not the investor's residence address or the entity's place of formation.

    ------------------------------------------------------------------
    Residence Address (P.O. Box alone not acceptable).

    ------------------------------------------------------------------
    City                State               Zip Code            Country

7. FINANCIAL ADVISOR USE ONLY (MUST BE COMPLETED IN FULL, AND, EXCEPT FOR SIGNATURE, MUST BE TYPED OR LEGIBLY PRINTED IN INK BY FINANCIAL ADVISOR, ILLEGIBLE OR INCOMPLETE DOCUMENTS WILL BE REJECTED)

    The undersigned FA hereby certifies that: (1) the FA has informed the person(s) named above of all pertinent facts relating to the liquidity and marketability of the Limited Interests as set forth in the Prospectus; and (2) the FA has reasonable grounds to believe (on the basis of information obtained from the person(s) named above concerning such person(s') age, investment objectives, investment experience, income, net worth, financial situation and needs, other investments, and any other information known by the
    FA) that (a) the purchase of the Interests is a suitable and appropriate investment for such person(s); (b) such person(s) meet(s) the minimum income and net worth standards; (c) such person(s) can benefit from the investment based on such person(s) overall investment objectives and portfolio structure; (d) such person(s) can bear the economic risk of the investment; and (e) such person(s) has (have) an understanding of the fundamental risks of the investment, the risk that an investor may lose its entire investment, the restriction on the liquidity of the Limited Interests, the restrictions on the transferability of the Interests and the background and qualifications of the FA.

    Does the undersigned FA have discretionary authority for the
    account of the person(s) named above?      Yes        No

    The FA must insure that a current Prospectus, together with the most recent Monthly Report for the applicable Series, once it commences trading, has been furnished to the person(s) named above under the caption "Subscriber(s)."



    ------------------------------------------------------------------
    PRINT FULL NAME OF FA        FA#            WIRE CODE OF BRANCH


    ------------------------------------------------------------------
    FA'S SIGNATURE                       FA'S TELEPHONE NUMBER

    I have received all documents required to accept this subscription and acknowledge the suitability of the subscriber and the amount of the subscription for each Series. If the subscriber is other than an individual subscriber, I acknowledge that my review of the subscriber's governing documents indicates that such documents permit investment in commodities funds whose principal business is speculative futures trading.

                                         (    )
   ------------------------              ----------------------------
    BRANCH MANAGER'S SIGNATURE           BRANCH MANAGER'S TELEPHONE NUMBER
      FOR ALL ACCOUNTS


 SUBSCRIBERS --   DO NOT SIGN WITHOUT READING THE "REPRESENTATIONS AND
                   WARRANTIES" AND "NOTICE OF RISKS TO SUBSCRIBERS" AND FAMILIARIZING YOURSELF WITH THE PROSPECTUS INCLUDING,
                   (I) THE FUNDAMENTAL RISKS AND POSSIBLE FINANCIAL HAZARDS OF THIS INVESTMENT, INCLUDING THE RISK OF LOSING YOUR ENTIRE INVESTMENT; (II) THE LACK OF LIQUIDITY OF THIS INVESTMENT; (III) THAT LIMITED OWNERS MAY NOT TAKE PART IN THE MANAGEMENT OF A SERIES; (IV) THE EXISTENCE OF ACTUAL AND POTENTIAL CONFLICTS OF INTEREST IN THE STRUCTURE AND OPERATION OF A SERIES; (V) THE SERIES' FEE STRUCTURE; (VI) THAT THE PERFORMANCE TABLES INCLUDED IN THE
                   PROSPECTUS MUST BE READ ONLY IN CONJUNCTION WITH THE NOTES THERETO; (VII) THE TAX CONSEQUENCES OF AN INVESTMENT IN THE TRUST; (VIII) THE LIMITATIONS ON LIMITED LIABILITY; (IX) THAT THERE ARE SUBSTANTIAL RESTRICTIONS ON THE TRANSFERABILITY OF INTERESTS; AND
                   (X) THE SERIES' STRUCTURE AND PROPOSED HIGHLY LEVERAGED TRADING ACTIVITIES.


    Payment of the above subscription will be made by charging the subscriber's account with Prudential Securities Incorporated or any Additional Seller. In the event that the subscriber does not have a customer account with Prudential Securities Incorporated or any Additional Seller or does not have sufficient funds in its existing account, the Subscriber should make appropriate arrangements with its financial advisors, if any, and if none, should contact its local Prudential Securities Incorporated branch office or the branch office of any Additional Seller.

                SIGN BELOW UNDER CORRESPONDING ACCOUNT TYPE

8.  INDIVIDUAL OR JOINT SUBSCRIPTION


    If this subscription is for a joint account, the statements, representations, warranties, and undertakings set forth in this subscription agreement will be deemed to have been made by each owner of the account


    X                            X
    ----------------------       ----------------------------------------------
    (Signature of Subscriber)    (Signature of Joint Owner, if any)       Date

    ----------------------       ----------------------------------------------
    (Print or Type Name          (Print or Type Name of Signatory)
      of Signatory)


9.  IRA AND KEOGH PLAN (WITHOUT COMMON LAW EMPLOYEES) SUBSCRIPTION

    X
    --------------------------------------------------------------------
    (Signature of IRA beneficiary or plan participants)         Date

    --------------------------------------------------------------------
    (Print or Type Name of Signatory)


10. ENTITY (CUSTODIAN, CORPORATION, PARTNERSHIP, TRUST, EMPLOYEE
    BENEFIT PLAN) SUBSCRIPTION

    The undersigned corporate officer, partner, or trustee custodian or fiduciary hereby certifies and warrants that s/he has full power and authority from and on behalf of the entity named below and (as applicable) from its shareholders, partners, or beneficiaries or plan participants to complete, execute, and deliver this Subscription Agreement on their behalf including on behalf of the plan participants, and trust or custodial account beneficiaries, and that investment in the Trust has been affirmatively authorized by the governing board or body, if any, of the entity (if a corporation or partnership) and is not prohibited by law or the governing documents of the entity.

    --------------------------------------------------------------------
    (Type or Print Name of Entity, Trust or Custodial Account)

    X
    --------------------------------------------------------------------
    (Signature of Authorized Corporate                     Date
     Officer, Partner, Trustee
    Custodian or Fiduciary)

    --------------------------------------------------------------------
    (Print or Type Name of Signatory)

11. REPRESENTATIONS AND WARRANTIES
    I(we) hereby represent and warrant to the Managing Owner and the Trust as follows (please initial each applicable representation and warranty):

____ (1) I (we) satisfy one of the following financial standards outlined below for subscription in the Trust:

____ I (we) am (are) not acting on behalf of an Employee Benefit Plan and I (we) have either

____ (A) a net worth (exclusive of home, home furnishings, and automobiles) of at least $150,000 or

____ (B) a net worth (similarly calculated) of at least $45,000 and an annual gross income of at least $45,000 and not more than 10% of my net worth is invested in the Trust.

____ (C) If I (we) am (are) acting on behalf of an IRA or a Keogh Plan which covers no common law employees, each Participant meets and, if I (we) am (are) a participant in a Plan, it meets the net worth and gross income requirement in (A) or (B) above and its investment in the Trust does not exceed 10% of the assets of the IRA or Keogh Plan at the time of investment.

____ (D) If I (we) am (are) acting on behalf of an Employee Benefit Plan (other than an IRA or a Keogh Plan which covers no common law employees), the assets of the Plan are at least $150,000 and its investment in the Trust does not exceed 10% of the assets of the Plan at the time of investment.

____ (E) If I (we) am (are) a resident(s) of one of those states listed under "State Suitability Requirements", I (we) meet the more restrictive suitability requirements imposed by the State in which I (we) reside and not more than 10% of my net worth is invested in the Trust.

____ (2) The address set forth under the caption "Subscriber(s)" is my (our) true and correct address and I (we) have no present intention of becoming a resident of any other state or country. The information provided under that caption is true, correct, and complete as of the date of this Subscription Agreement and if there should be any material change in such information prior to my (our) admission to the Trust as a Limited Owner, I (we) will immediately furnish such revised or corrected information to the Managing Owner. I (we) will furnish the Managing Owner with such other documents as it may request to evaluate this subscription.

____ (3) I (we) am (are) over 21 years old and am (are) legally competent and am (are) permitted by applicable law to execute and deliver this Subscription Agreement.

____ (4) If the subscriber is a trust under an Employee Benefit Plan, none of the Trustee, Managing Owner, Prudential Securities, the Trading Advisors, any other Selling Agent or any of their affiliates either: (A) has investment discretion with respect to the investment of the assets of such trust being used to purchase Limited Interests; (B) has authority or responsibility to give or regularly gives investment advice with respect to such trust assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such trust assets and that such advice will be based on the particular investment needs of the trust; or (C) is an employer maintaining or contributing to the trust.

____ (5) I (we) have received a Prospectus of each Series which constitutes its Commodity Futures Trading Commission ("CFTC") Disclosure Document.

____ (6) I (we) am (are) purchasing the Limited Interests for our own account.

____     (7)  If trading for the applicable Series has commenced, I
         (we) have received a copy of its most recent monthly report as required by the CFTC.

____ (8) I (we) acknowledge that as a holder or holders of any interests in, or claims of any kind against, any Series, I
         (we) will seek to recover any debts, liabilities, obligations and expenses incurred or otherwise existing with respect to that Series solely from, or to assert such claims solely against, (i) the assets of that Series (and not the assets of any other Series or the Trust generally) or (ii) the Managing Owner.

    By making these representations and warranties, Subscribers are not waiving any rights of action which they may have under applicable federal or state securities laws. Federal securities law provides that any such waiver would be unenforceable. Subscribers should be aware, however, that the representations and warranties set forth herein may be asserted in the defense of the Trust or others in any subsequent litigation or other proceeding.

12. SUBSCRIBERS CONSENT AND SUBORDINATION AGREEMENT
____     I(we), a Subscriber(s) who is(are) purchasing Interests in the
Series that is the subject of this agreement (Series ___) (the "Contracting Series"), agrees and consents (the "Consent") to look solely to the assets (the "Contracting Series Assets") of the Contracting Series and to the Managing Owner and its assets for payment. The Contracting Series Assets include only those funds and other assets that are paid, held or distributed to the Trust on account of and for the benefit of the Contracting Series, including, without limitation, funds delivered to the Trust for the purchase of Interests in a Series.

    In furtherance of the Consent, the Subscriber agrees that (i) any debts, liabilities, obligations, indebtedness, expenses and claims of any nature and of all kinds and descriptions (collectively, "Claims") incurred, contracted for or otherwise existing and (ii) any Interests, beneficial interests or equity ownership of any kind (collectively, "Interests"), arising from, related to or in connection with the Trust and its assets and the Contracting Series and the Contracting Series Assets, shall be subject to the following limitations:
(a) Subordination of certain claims and rights. (i) except as set forth below, the Claims and Interests, if any, of the Subscriber (collectively, the "Subordinated Claims and Interests") shall be expressly subordinate and junior in right of payment to any and all other Claims against and Interests in the Trust and any Series thereof, and any of their respective assets, which may arise as a matter of law or pursuant to any contract; provided, however, that the Subscriber's Claims (if any) against and Interests (if any) in the Contracting Series shall not be considered Subordinated Claims and Interests with respect to enforcement against and distribution and repayment from the Contracting Series, the Contracting Series Assets and the Managing Owner and its assets; and provided further that (1) the Subscriber's valid Claims, if any, against the Contracting Series shall be pari passu and equal in right of repayment and distribution with all other valid Claims against the Contracting Series and (2) the Subscriber's Interests, if any, in the Contracting Series shall be pari passu and equal in right of repayment and distribution with all other Interests in the Contracting Series; and (ii) the Subscriber will not take, demand or receive from any Series or the Trust or any of their respective assets (other than the Contracting Series, the Contracting Series Assets and the Managing Owner and its assets) any payment for the Subordinated Claims and Interests;

(b) the Claims and Interests of the Subscriber with respect to the Contracting Series shall only be asserted and enforceable against the Contracting Series, the Contracting Series Assets and the Managing Owner and its assets; and such Claims and Interests shall not be asserted or enforceable for any reason whatsoever against any other Series, the Trust generally or any of their respective assets;

(c) if the Claims of the Subscriber against the Contracting Series or the Trust are secured in whole or in part, the Subscriber hereby waives (under section 1111(b) of the Bankruptcy Code (11 U.S.C. S 1111(b))) any right to have any deficiency Claims (which deficiency Claims may arise in the event such security is inadequate to satisfy such Claims) treated as unsecured Claims against the Trust or any Series (other than the Contracting Series), as the case may be;

(d) in furtherance of the foregoing, if and to the extent that the Subscriber receives monies in connection with the Subordinated Claims and Interests from a Series or the Trust (or their respective assets), other than the Contracting Series, the Contracting Series Assets and the Managing Owner and its assets, the Subscriber shall be deemed to hold such monies in trust and shall promptly remit such monies to the Series or the Trust that paid such amounts for distribution by the Series or the Trust in accordance with the terms hereof; and

(e) the foregoing Consent shall apply at all times notwithstanding that the Claims are satisfied, the Interests are sold, transferred, redeemed or in any way disposed of and notwithstanding that the agreements in respect of such Claims and Interests are terminated, rescinded or canceled.

NOTICES TO SUBSCRIBERS

13. RISKS

These securities are speculative and their purchase involves a high degree of risk. Risk Factors relating to the Interests in each Series which are more fully described in the Prospectus include the following:
(i) futures, forward and options trading is speculative, volatile and highly leveraged; (ii) each Series is largely reliant on the Trading Advisor for success; (iii) past performance of the Trading Advisor for each Series is not necessarily indicative of future results; (iv) a Limited Owner's tax liability is likely to exceed his cash distributions; (v) substantial charges will be imposed on each Series; and it is estimated that each Series will have to achieve net trading profits (after taking interest income into account) of approximately 5.00% per annum for Series A, B, and C in order to offset expenses, and of approximately 8.00% to also offset the 3% redemption charge imposed on an Interest being redeemed as of the end of the 12th month following its sale; (vi) Limited Owners will have limited voting rights and no control over the Trust's business as well as the business of each Series; (vii) a Limited Owner could lose a substantial portion, or even all, of his investment; (viii) Limited Owners will have a limited ability to liquidate their Interests in a Series because transferability is restricted, redemption is limited and no trading market exists; (ix) actual and potential conflict of interests exist; and (x) Prudential Securities and its affiliates have been involved in several lawsuits, investigations, and enforcement actions by regulatory authorities, including various matters surrounding allegations relating to the sale of interests in over 700 non-commodities limited partnerships. See "Risk Factors" in the Prospectus.

14. SUBSCRIPTIONS


    The minimum subscription amount is $5,000 or $2,000 for trustees or custodians of employee benefit plans, except in the case of certain states (see State Suitability Requirements, attached). The purchase price per Limited Interest is $100 during the Initial Offering Period and is Series Net Asset Value during the Continuous Offering Period. Incremental subscriptions in excess of the above minimums are permitted in multiples of $100. Existing Limited Owners in the subscribed Series (except in certain states) may subscribe for additional Limited Interests in that Series in $100 increments. Fractional Limited Interests will be issued to three decimal places. The terms of the offering of the Limited Interests are described in the Series' Prospectus. I acknowledge that I must have my subscription payment in such account on but not before the settlement date for my purchase of Limited Interests. My Financial Advisor shall inform me of such settlement date, on which date my account will be debited and the amounts so debited will be transmitted as set forth in the Prospectus. Prudential Securities Futures Management Inc. (the "Managing Owner") may, in its sole and absolute discretion, accept or reject this subscription in whole or in part. THE SALE OF LIMITED INTERESTS WILL NOT BE FINAL AND BINDING ON ANY SUBSCRIBER UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER SUCH SUBSCRIBER DELIVERS SUBSCRIPTION DOCUMENTS TO PRUDENTIAL SECURITIES OR AN ADDITIONAL SELLER. Thereafter, all subscriptions are irrevocable. Due to the above rescission right, subscribers will not be admitted as Limited Owners until the Monday first following five business days after the subscription documents have been submitted to Prudential Securities or an Additional Seller.


15. SUITABILITY


    If subscriber is an employee benefit plan, the investment in the Limited Interests by such employee benefit plan is in compliance with all federal laws relating to such plans. If the subscriber is a trust under an employee benefit plan, none of the Trustee, the Managing Owner, any Selling Agent or Additional Selling Agent, any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of the assets of such trust being used to purchase Limited Interests; (ii) has authority or responsibility to give or regularly gives investment advice with respect to such trust assets for a fee and pursuant to an agreement or understanding that such advice will serve as the primary basis for investment decisions with respect to such Plan or trust assets and that such advice will be based on the particular investment needs of the trust; or (iii) is an employer maintaining or contributing to the trust.

THE EXECUTION COPY OF THE SUBSCRIPTION AGREEMENT AND POWER
        OF ATTORNEY ACCOMPANIES THIS PROSPECTUS AS A SEPARATE DOCUMENT

                             WORLD MONITOR TRUST
                    UNITS OF BENEFICIAL INTEREST BY SERIES



        BY EXECUTING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
               SUBSCRIBERS ARE NOT WAIVING ANY RIGHTS UNDER THE
                   SECURITIES ACT OF 1933 OR THE SECURITIES
                             EXCHANGE ACT OF 1934



                          SUBSCRIPTION AGREEMENT AND
                              POWER OF ATTORNEY


World Monitor Trust
Prudential Securities Futures
  Management Inc.
One New York Plaza, 12th Floor
Specially Financial Operations
New York, New York  10292

Dear Sirs:

         1. Subscription for Limited Interests. I hereby subscribe for the dollar amount of units of beneficial interest ("Limited Interests") in Series A, B, and/or C of World Monitor Trust (the "Trust") as set forth in the Subscription Agreement and Power of Attorney Signature Page attached hereto. I have authorized my selling agent to debit my customer securities account in the amount of my subscription.

         2. Representations and Warranties of Subscriber. I have received the Prospectus together with the most recent Monthly Report of the Trust, if trading has commenced for the Series in which I am investing.
I acknowledge that I satisfy the applicable requirements relating to net worth and annual income as set forth in "State Suitability Requirements" attached hereto. If subscriber is not an individual, the person signing the Subscription Agreement and Power of Attorney Signature Page on behalf of the subscriber is duly authorized to execute such Signature Page.

         3. Power of Attorney. In connection with my purchase of Limited Interests, I do hereby irrevocably constitute and appoint the Managing Owner and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to
(i) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust and Series and (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the Managing Owner to carry out fully the provisions of the Declaration of Trust and Trust Agreement of the Trust, including, without limitation, the execution of the said Agreement itself, and the execution of all amendments permitted by the terms thereof. The Power of Attorney granted hereby shall be deemed to be coupled with an interest, shall be irrevocable, shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my Limited Interests.

         4. Governing Law. Subscriber hereby acknowledges and agrees that this Subscription Agreement and Power of Attorney shall be governed by and be interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws.

         PLEASE COMPLETE THE SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE WHICH ACCOMPANIES THIS PROSPECTUS CAREFULLY.

STATE SUITABILITY REQUIREMENTS

All states except as listed below.

    The general suitability requirement for subscribers to the Series of the Trust is that subscribers have a net worth (exclusive of home, home furnishings and automobiles) of at least $150,000 or, failing that standard, have a net worth (similarly calculated) of at least $45,000 and an annual gross income of at least $45,000. In addition, the minimum aggregate purchase is $5,000 or $2,000 in the case of Individual Retirement Accounts.

Higher Suitability Requirement.

    The States listed below have more restrictive suitability requirements. Please read the following list to make sure that you meet the suitability and/or investment requirements for the State in which you reside. (As used below, "NW" means net worth exclusive of home, home furnishings and automobiles; "AI" means annual gross income; and "TI" means annual taxable income for federal income tax purposes).

Alaska . . . . . .   (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.

Arizona. . . . . .   (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.

California . . . .   (a) $250,000 NW, or (b) $100,000 NW and $65,000.

Idaho. . . . . . .   No offers or sales permitted except in compliance
                     with Section 30-1435 of the Idaho Securities
                     Regulations.


Iowa . . . . . . .   (a) $225,000 NW, or (b) $60,000 NW and $60,000 TI.
                     Minimum subscription for IRAs is $3,000.


Massachusetts. . .   (a) $225,000 NW, or (b) $60,000 NW and $60,000 TI.


Michigan . . . . .   (a) $225,000 NW, or (b) $60,000 NW and $60,000 TI.


Minnesota. . . . .   (a) $225,000 NW, or (b)  $60,000 NW and  $60,000
                     AI.


Mississippi. . . .   (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.

Missouri . . . . .   (a) $225,000 NW, or (b) $60,000 NW and $60,000 TI.


Nebraska . . . . .   (a) $225,000 NW, or (b) $60,000 NW and $60,000 TI.


New Hampshire. . .   (a)  $250,000 NW, or (b)  $125,000 NW and
                     $50,000 TI.


North Carolina . .   (a) $225,000 NW, or (b) $60,000 NW and $60,000 TI.

Oklahoma . . . . .   (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.

Oregon . . . . . .   (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.

Pennsylvania . . .   (a) $175,000 NW, or (b) $100,000 NW and $50,000 TI.

South Dakota . . .   (a) $225,000 NW, or (b) $60,000 NW and $60,000 AI.

Tennessee. . . . .   (a) $250,000 NW, or (b) $60,000 NW and $60,000 TI.

Texas. . . . . . .   (a) $225,000 NW, or (b) $60,000 NW and $60,000 TI.

AN INVESTMENT IN THE TRUST MAY NOT EXCEED 10% OF NW

                 WORLD MONITOR TRUST - SERIES A

           The date of this Part II is March 8, 1999.

                            PART II

            INFORMATION NOT REQUIRED IN PROSPECTUS

Item 15. Recent Sales of Unregistered Securities.

On December 17, 1997, the Registrant sold 10 interests to the managing owner for $1,000 to effect the formation of the Trust as a Delaware business trust. At the initial closing on June 10, 1998, the Registrant sold an additional 750 interests to the managing owner for $75,000. No underwriting discount or sales commission was paid or received with respect to these sales. The Registrant claims an exemption from registration for these transactions based on Section 4(2) of the Securities Act of 1933, as amended, as a sale by an issuer not involving a public offering.

Item 16. Exhibits and Financial Statements Schedules.

(a) The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

*1.1 Form of Underwriting Agreement among the Registrant, Prudential Securities Futures Management, Inc. and Prudential Securities Incorporated
3.1
and
4.1 Declaration of Trust and Trust Agreement of the Registrant (annexed to the Prospectus as Exhibit A)
4.2    Form of Request for Redemption (annexed to the Prospectus as
       Exhibit B)
4.3    Form of Exchange Request (annexed to the Prospectus as Exhibit C
4.4    Form of Subscription Agreement (annexed to the Prospectus as
       Exhibit D)
*5.1   Opinion of Rosenman & Colin LLP as to legality
*5.2 Opinion of Richards, Layton & Finger PA as to legality and inter-series liability

*    Previously filed.

*5.3 Opinion of Rosenman & Colin LLP as to legality with regard to federal bankruptcy issues
  8.1    Opinion of Rosenman & Colin LLP as to income tax matters
*10.1 Form of Escrow Agreement among the Registrant, Prudential Securities Futures Management, Inc., Prudential Securities Incorporated and The Bank of New York
*10.2 Form of Brokerage Agreement between the Registrant and Prudential Securities Incorporated
*10.3 Form of Advisory Agreement among the Registrant, Prudential Securities Futures Management, Inc., and the Advisor
*10.4 Form of Representation Agreement Concerning the Registration Statement and the Prospectus among the Registrant, Prudential Securities Futures Management, Inc., Prudential Securities Incorporated, Wilmington Trust Company and the advisor
*10.5 Form of Net Worth Agreement between Prudential Securities Futures Management, Inc. and Prudential Securities Group Inc.
23.1 The consent of PricewaterhouseCoopers LLP is included as part of the Registration Statement
23.2 The consent of Rosenman & Colin LLP is included as part of the Registration Statement
24.3 The consent of Richards, Layton & Finger PA is included as part of the Registration Statement

*    Previously filed.

(b) The following financial statements are included in the Prospectus:

1.    World Monitor Trust -- Series A

(i)    Report of Independent Accountants
(ii) Financial Statements as of December 31, 1998 and 1997 and for the period from June 10, 1998 (commencement of operations) to December 31, 1998

(iii)  Notes to Financial Statements

2.     World Monitor Trust -- Series B
(i)    Report of Independent Accountants
(ii) Financial Statements as of December 31, 1998 and 1997 and for the period from June 10, 1998 (commencement of operations) to December 31, 1998
(iii)  Notes to Financial Statements

3.     World Monitor Trust -- Series C
(i)    Report of Independent Accountants
(ii) Financial Statements as of December 31, 1998 and 1997 and for the period from June 10, 1998 (commencement of operations) to December 31, 1998
(iii)  Notes to Financial Statements

4.    Prudential Securities Futures Management, Inc.
(i)   Report of Independent Accountants
(ii)  Statement of Financial Condition as of December 31, 1998
(iii) Notes to Statement of Financial Condition

5.    Diversified Futures Trust I
(i)   Report of Independent Accountants
(ii)  Statement of Financial Condition as of December 31, 1998
(iii) Notes to Statement of Financial Condition

All schedules have been omitted as the required information is inapplicable or is presented in the Statements of Financial Condition or related notes.

Item 17.  Undertakings.

Registrant undertakes (a) to file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act"), (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; (b) that, for the purposes of determining any liability under the Act, each such post-effective amendment be deemed to be a new
Registration Statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Act may be permitted to the managing owner of Registrant, including its directors, officers, and controlling persons, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for expenses incurred in a successful defense) is asserted against Registrant by the managing owner under the Declaration of Trust and Trust Agreement or otherwise, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                             SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 8th day of March, 1999.

                   WORLD MONITOR TRUST - SERIES A

                               By:    Prudential Securities Futures
                                      Management, Inc., Managing Owner

                               By:    /s/ Thomas M. Lane
                                      Thomas M. Lane, President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in their capacities as directors or officers of Prudential Securities Futures Management Inc., the Managing Owner of the Registrant, on the dates indicated below.

Signature                 Title                         Date

/s/ Thomas M. Lane        President and Director        March 5, 1999
-----------------------
Thomas M. Lane

/s/ Eleanor L. Thomas     First Vice President          March  5, 1999
-----------------------
Eleanor L. Thomas

                          Director                      March  5, 1999
-----------------------
A. Laurence Norton, Jr.

/s/ Guy S. Scarpaci       Director                      March  5, 1999
-----------------------
Guy S. Scarpaci

/s/ Barbara J. Brooks     Chief Financial Officer       March  5, 1999
-----------------------
Barbara J. Brooks

/s/ Steven Carlino        Chief Accounting Officer,     March  5, 1999
-----------------------   Vice President and Treasurer
Steven Carlino

/s/ Tamara B. Wright      Vice President and Director   March  5, 1999
-----------------------
Tamara B. Wright


(Being the principal executive officers, the principal financial officer, the principal accounting officer and a majority of the directors of Prudential Securities Futures Management Inc.)

                          INDEX TO EXHIBITS
                                                           Page in
                                                           Sequential
                                                           Numbering
                                                           System
Exhibits

*1.1    Form of Underwriting Agreement among the
        Registrant, Prudential Securities Futures
        Management Inc. and Prudential Securities
        Incorporated
3.1
and
4.1    Declaration of Trust and Trust Agreement of the
       Registrant (annexed to the Prospectus as Exhibit A)

4.2    Form of Request for Redemption (annexed to the
       Prospectus as Exhibit B)

4.3    Form of Exchange Request (annexed to the
       Prospectus as Exhibit C

4.4    Form of Subscription Agreement (annexed to the
       Prospectus as Exhibit D)

*5.1    Opinion of Rosenman & Colin LLP as to legality

*5.2 Opinion of Richards, Layton & Finger PA as to legality and inter-Series liability under
        Delaware Law

*5.3 Opinion of Rosenman & Colin LLP as to federal bankruptcy issues
8.1 Opinion of Rosenman & Colin LLP as to income tax matters
*10.1   Form of Escrow Agreement among the Registrant,
        Prudential Securities Futures Management Inc.,
        Prudential Securities Incorporated and The
        Bank of New York

*    Previously filed.

                                                           Page in
                                                           Sequential
                                                           Numbering
                                                           System
Exhibits

*10.2    Form of Brokerage Agreement between the
         Registrant and Prudential Securities
         Incorporated

*10.3    Form of Advisory Agreement among the Registrant,
         Prudential Securities Futures Management Inc., and the Advisor

*10.4 Form of Representation Agreement Concerning the Registration Statement and the Prospectus among the Registrant, Prudential Securities Futures
         Management Inc., Prudential Securities Incorporated,
         Wilmington Trust Company and the Advisor

*10.5    Form of Net Worth Agreement between Prudential
         Securities Futures Management Inc. and Prudential
         Securities Group Inc.

23.1 The consent of PricewaterhouseCoopers LLP is included as part of the Registration Statement

23.2 The consent of Rosenman & Colin LLP is included as part of the Registration Statement

23.3 The consent of Richards, Layton & Finger PA is included as part of the Registration Statement

*    Previously filed.